As filed with the Securities and Exchange Commission on October 9, 2012

Registration No. 333-183890

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ORIENTAL FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	6022	66-0538893
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Oriental Center

Professional Office Park

997 San Roberto Street, 10th Floor

San Juan, Puerto Rico 00926

(787) 771-6800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlos O. Souffront

General Counsel

Oriental Center

Professional Office Park

997 San Roberto Street, 10th Floor

San Juan, Puerto Rico 00926

(787) 771-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie N. Silverman	Michael J. Zeidel
Cleary, Gottlieb, Steen & Hamilton LLP	Skadden, Arps, Slate, Meagher & Flom LLP
One Liberty Plaza	Four Times Square
New York, New York 10006	New York, New York 10036
(212) 225-2000	(212) 735-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, $1.00 par value per share			$36,000,000	$4,126

(1)	Includes shares of Common Stock that the underwriter may purchase from us upon exercise of the overallotment option.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2012

PRELIMINARY PROSPECTUS

             Shares

ORIENTAL FINANCIAL GROUP INC.

Common Stock

We are offering              shares of our common stock. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “OFG.” The last reported sale price of our common stock on the NYSE on October 8, 2012 was $10.90 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and similar sections in our filings with the Securities and Exchange Commission (“SEC”) incorporated by reference herein.

The securities offered hereby are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

Neither the SEC, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), nor any other regulatory body, has approved or disapproved the issuance of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us (before expenses)	$	$

Delivery of the shares of common stock is expected to be made on or about                     , 2012. We have granted the underwriter an option for a period of 30 days to purchase an additional              shares of our common stock solely to cover over-allotments. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $        , and the total proceeds to us, before expenses, will be $        .

Jefferies

Prospectus dated                     , 2012

We are responsible for the information contained in this prospectus and in any related free writing prospectus we may prepare or authorize to be delivered to you. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriter is not, making an offer of our common stock, par value $1.00 per share (the “Common Stock”) in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus or in the documents incorporated by reference herein. It may not contain all of the information that is important to you or that you should consider before investing in the Common Stock. For a more complete discussion of the information you should consider before investing in the Common Stock, you should carefully read this entire prospectus and the incorporated documents.

Unless the context suggests otherwise, references in this prospectus to “Oriental,” the “Company,” “we,” “us,” and “our” refer to Oriental Financial Group Inc. and its consolidated subsidiaries. References in this prospectus to “BBVAPR” and the “BBVAPR Companies” refer collectively to BBVAPR Holding Corporation, its wholly-owned subsidiaries, Banco Bilbao Vizcaya Argentaria Puerto Rico and BBVA Seguros, Inc., and to BBVA Securities of Puerto Rico, Inc. (see “—Recent Developments”). Certain capitalized terms used elsewhere in this prospectus are defined in this summary.

About Oriental Financial Group Inc.

Oriental Financial Group Inc. is a diversified financial holding company headquartered in San Juan, Puerto Rico, offering a full range of financial services through its wholly-owned subsidiaries Oriental Bank and Trust (“Oriental Bank” or the “Bank”), Oriental Financial Services Corp. (“Oriental Financial Services”), Oriental Insurance, Inc. (“Oriental Insurance”) and Caribbean Pension Consultants, Inc. As of June 30, 2012, we had total assets of $6.4 billion, total loans (net of allowance for loan and lease losses) of $1.6 billion, total investment securities of $3.5 billion, total deposits of $2.2 billion, and stockholders’ equity of $692 million. We also had $4.5 billion of trust and brokerage assets managed as of June 30, 2012. We currently operate through a network of 28 financial centers located throughout Puerto Rico and one location in Boca Raton, Florida, which serves as the headquarters of our wholly-owned subsidiary Caribbean Pension Consultants, Inc., a pension and retirement plan administrator.

Oriental provides comprehensive banking and wealth management services to its clients through a complete range of banking and financial solutions, including commercial, consumer and mortgage lending; auto leasing; checking and savings accounts; financial planning, insurance, wealth management, and investment brokerage; and corporate and individual trust and retirement services. Oriental operates through three major business segments: Banking, Wealth Management, and Treasury, and seeks to distinguish itself based on quality service and marketing efforts focused on mid and high net worth individuals and families, including professionals and owners of small and mid-sized businesses, primarily in Puerto Rico. Oriental’s long-term goal is to strengthen its banking and wealth management franchise by expanding its lending businesses, increasing the level of integration in the marketing and delivery of banking and wealth management services, maintaining effective asset-liability management, growing non-interest revenues from banking and wealth management services, and improving operating efficiencies.

Oriental’s strategy includes:

■

Strengthening its banking and wealth management franchise by expanding its ability to attract deposits and build relationships with individual customers and professionals and mid-market commercial businesses through aggressive marketing and expansion of its sales force;

■

Focusing on greater growth in commercial, consumer and mortgage lending; trust and wealth management services, insurance products; and increasing the level of integration in the marketing and delivery of banking and wealth management services;

■	Matching its portfolio of investment securities with the related funding to achieve favorable spreads, primarily investing in U.S. government agency obligations;

■	Improving operating efficiencies, and continuing to maintain effective asset-liability management; and

■

Implementing a broad ranging effort to instill in employees and make customers aware of Oriental’s determination to effectively serve and advise its customer base in a responsive and professional manner.

Together with a highly experienced group of senior and mid-level executives and the FDIC-assisted acquisition of Eurobank in April 2010, this strategy has resulted in growth in Oriental’s commercial, consumer and mortgage lending and wealth management activities over the past seven years, allowing Oriental to distinguish itself in a highly competitive industry.

Oriental Bank and Trust

Our main operating subsidiary is Oriental Bank, a Puerto Rico chartered commercial bank subject to examination by the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico (the “OCFI”).

The Bank offers banking services such as commercial, consumer and mortgage lending, auto leasing, savings and time deposit products, financial planning, and corporate and individual trust services, and capitalizes on its branch network to serve its clients. The Bank also operates an international banking entity subsidiary, Oriental International Bank Inc., which offers the Bank certain Puerto Rico tax advantages, and its services are limited under Puerto Rico law to persons and assets/liabilities located outside Puerto Rico.

Borrowings are the Bank’s largest interest-bearing liability component. Borrowings consist mainly of diversified funding sources including repurchase agreements, and advances from the Federal Home Loan Bank of New York. As of June 30, 2012, total borrowings amounted to $3.4 billion. Deposits are the Bank’s second largest category of interest-bearing liabilities. At June 30, 2012, total deposits amounted to $2.2 billion. Of the Bank’s total deposits, approximately 89.6% are retail deposits, approximately 3.8% are institutional deposits, and approximately 6.6% are brokered deposits.

The Bank’s lending activities are primarily with clients located in Puerto Rico. The Bank’s loan and lease transactions include a diversified number of industries and activities, all of which are encompassed within four main categories: commercial, consumer, mortgage and auto leasing.

Residential mortgage loans comprise the largest component of the Bank’s loan portfolio. Such loans represent approximately 66.8% of the gross loan portfolio that was not covered by the FDIC loss sharing arrangements described below at June 30, 2012 (such loan portfolio, the “non-covered loan portfolio”). The second largest component is commercial loans, which represent approximately 27.3% of the gross non-covered loan portfolio. The remaining components are consumer loans, which represent approximately 3.3% of the gross non-covered loan portfolio, and leasing, which represents approximately 2.5% of the gross non-covered loan portfolio.

Effective April 30, 2010, the Bank assumed all of the retail deposits and other liabilities, and acquired certain assets and substantially all of the operations, of Eurobank from the FDIC, as receiver for Eurobank, pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on April 30, 2010. Certain acquired loans are subject to loss sharing arrangements (each, a “shared-loss agreement” and collectively, the “shared-loss agreements”), pursuant to which the FDIC will bear 80% of qualifying losses, beginning with the first dollar amount of qualifying losses. The shared-loss agreement applicable to single-family residential mortgage loans provides for FDIC loss sharing to last for ten years, and the shared-loss agreement applicable to commercial and other assets provides for FDIC loss sharing to last for five years, with additional recovery sharing for three years thereafter. The present value of the anticipated future payments by the FDIC pursuant to the loss sharing arrangements, also referred to as the FDIC shared-loss indemnification asset, amounted to $359.8 million as of June 30, 2012.

Oriental Trust, the Bank’s trust department, is a leader in Puerto Rico’s retirement planning market. We offer Keogh and 401(k) retirement plans, deferred compensation plans, asset protection trusts, custodial services and other trust services. Our trust department had $2.4 billion of trust assets managed as of June 30, 2012.

Oriental Financial Services

Oriental Financial Services is our securities brokerage and investment banking subsidiary with approximately $2.1 billion of total assets under management as of June 30, 2012. Oriental Financial Services offers its customers a wide array of investment alternatives such as tax-advantaged fixed income securities, mutual funds, and various other equity and fixed income securities. In addition, Oriental Financial Services provides financial planning services to individuals and investment banking services, encompassing both public and corporate finance, to the Puerto Rico government and corporations. It also manages and participates in public offerings of debt and equity securities in Puerto Rico. Oriental Financial Services has a clearing agreement with Pershing LLC pursuant to which Pershing LLC clears and executes the brokerage transactions of Oriental Financial Services’ customers on a fully disclosed basis with Oriental Financial Services assuming the obligations of any defaulting customer. Oriental Financial Services is a Puerto Rico corporation and a full service broker-dealer registered with the SEC, the Financial Industry Regulatory Authority (“FINRA”) and the Commonwealth of Puerto Rico and six other U.S. states and territories.

Oriental Insurance

Oriental Insurance, Inc. is a Puerto Rico corporation and a licensed insurance producer that offers, as agent for unaffiliated insurance companies, annuities and life insurance products, property and casualty insurance, and title insurance for individual and commercial clients. Oriental Insurance’s licensed personnel have increasingly partnered with various business groups within the Company to develop new insurance business opportunities and to better serve our clients.

Caribbean Pension Consultants

Caribbean Pension Consultants, Inc. is a Florida corporation headquartered in Boca Raton, Florida. It is engaged in the business of pension and retirement plan administration, focused on 401(k) and Keogh retirement plans in Puerto Rico, the United States, and the Bahamas. Caribbean Pension Consultants, Inc. is one of the largest independent third-party administrators of pension and retirement accounts in Puerto Rico.

Recent Developments

Pending Acquisition of BBVAPR

On June 28, 2012, Oriental and Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”) entered into a definitive acquisition agreement (the “BBVAPR Acquisition Agreement”), pursuant to which BBVA agreed to sell to Oriental, and Oriental agreed to purchase from BBVA, all of the outstanding common stock of each of BBVAPR Holding Corporation (the sole shareholder of Banco Bilbao Vizcaya Argentaria Puerto Rico (“BBVAPR Bank”), a Puerto Rico chartered commercial bank, and BBVA Seguros, Inc. (“BBVA Seguros”), a subsidiary offering insurance services) and BBVA Securities of Puerto Rico, Inc. (“BBVA Securities”), a registered broker-dealer (the “BBVAPR Acquisition”). The BBVAPR Companies are privately held companies wholly owned by BBVA. Oriental has no affiliation with the BBVAPR Companies, BBVA or any of its other subsidiaries.

In the BBVAPR Acquisition, Oriental will acquire all of the outstanding common stock of each of BBVAPR Holding Corporation and BBVA Securities for an aggregate purchase price of $500 million, payable in cash. Oriental intends to use the net proceeds from this offering to fund a portion of the purchase price. Following the BBVAPR Acquisition, Oriental will continue to operate under the Oriental Financial Group name and the acquired branches will be rebranded.

Immediately following the closing of the BBVAPR Acquisition (the “Closing”), Oriental will merge BBVAPR Bank with and into Oriental Bank, with Oriental Bank continuing as the surviving entity. Oriental also intends to merge BBVA Securities with and into Oriental Financial Services, with Oriental Financial Services as the surviving broker-dealer, and to combine the business of BBVA Seguros and Oriental Insurance.

Oriental expects to retain most of the officers and employees of BBVAPR. In connection with the BBVAPR Acquisition, BBVAPR has offered bonuses to certain of its executives if they remain with BBVAPR through the Closing.

On July 3, 2012, Oriental closed a private placement of $84 million of its 8.75% Non-Cumulative Convertible Perpetual Preferred Stock (the “Series C Preferred Stock”), the proceeds of which Oriental intends to use to finance, in part, the BBVAPR Acquisition. In addition to the foregoing, Oriental agreed in the BBVAPR Acquisition Agreement to use its reasonable best efforts to raise at least an additional $66 million through the sale of additional equity (the “Buyer Capital Raise”).

Oriental plans to finance the BBVAPR Acquisition through:

■	the consummation of this offering;

■	a separate public offering of non-convertible non-cumulative perpetual preferred stock that it expects to commence concurrently with, or shortly after, this offering;

■	the net proceeds of the Series C Preferred Stock; and

■	the remaining amount from cash on its balance sheet.

Oriental may issue additional Common Stock in lieu of the issuance of all or a portion of the non-convertible non-cumulative perpetual preferred stock it currently intends to offer. See “The BBVAPR Acquisition—Additional Financing.”

Consummation of the BBVAPR Acquisition is subject to the satisfaction of certain customary conditions, including the receipt of all required regulatory approvals without the imposition of a materially burdensome regulatory condition, as described in the BBVAPR Acquisition Agreement. See “The BBVA Acquisition—Regulatory Considerations.” The consummation of this offering is not contingent on the closing of the BBVAPR Acquisition.

Related Transactions

In connection with the Buyer Capital Raise, Oriental expects to commence concurrently with, or shortly after, this offering a separate public offering of non-convertible non-cumulative perpetual preferred stock. That offering, if made, will be pursuant to a separate prospectus and its expected timing and manner are subject to market and other conditions. The closing of this offering of Common Stock is not conditioned upon the closing of Oriental’s offering of the non-convertible non-cumulative perpetual preferred stock.

In addition, in connection with the BBVAPR Acquisition, Oriental plans to dispose of approximately $1.8 billion of its and BBVAPR’s investment securities and repay the corresponding wholesale funding of the portfolio. The planned deleveraging is expected to reduce the sensitivity of Oriental’s balance sheet to interest rates and improve Oriental’s capital ratios by reducing the size of its balance sheet. See “The BBVAPR Acquisition” and “Capitalization” for more information on the expected deleveraging transactions.

Risk Factors

An investment in the Common Stock involves risks. You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” beginning on page 9, as well as other information included or incorporated by reference in this prospectus, before deciding whether to invest in the Common Stock.

Other Information

We were incorporated in Puerto Rico on June 14, 1996. Our principal executive offices are located at Oriental Center, Professional Office Park, 997 San Roberto Street, 10th Floor, San Juan, Puerto Rico 00926. Our telephone number is (787) 771-6800. We maintain a website at www.orientalfg.com where general information about us is available. Investors can obtain copies of our filings with the SEC from this website free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.

The Offering

The following summary contains basic information about the offering and our Common Stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of our Common Stock, please refer to the section of this prospectus entitled “Description of Capital Stock.” Unless expressly provided, the information contained in this prospectus assumes no exercise of the underwriter’s option to purchase additional shares.

Issuer	Oriental Financial Group Inc., a Puerto Rico corporation.

Shares we are offering	shares of Common Stock.

Option to purchase additional shares of Common Stock	We have granted the underwriter an option to purchase up to an additional shares of Common Stock.

Common Stock to be issued and outstanding after this offering	shares.(1)

Use of Proceeds	We intend to use the net proceeds from this offering to fund a portion of the purchase price for the pending BBVAPR Acquisition. If there is any excess of net proceeds over the amount of Buyer Capital Raise, we intend to use any such excess net proceeds for general corporate purposes. If the Closing does not occur, the net proceeds will be applied for general corporate purposes. See “Use of Proceeds.”

Dividend policy	Holders of our Common Stock are only entitled to receive dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our Common Stock, we are not required to do so. We expect to continue to pay dividends, but our ability to pay future dividends at current levels will necessarily depend upon our earnings and financial condition, general market conditions, and restrictions that may be imposed by law and the certificate of designations governing our various series of preferred stock. See “Dividend Policy” and “Description of Capital Stock.”

Book-entry form	The Common Stock will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the

(1)	The number of shares of Common Stock outstanding immediately after the closing of this offering is based on 40,730,831 shares of Common Stock outstanding as of June 30, 2012. Unless otherwise indicated, the number of shares of Common Stock presented in this prospectus excludes 44,435 shares reserved for issuance under our 2007 Omnibus Performance Incentive Plan, as amended and restated (the “Omnibus Plan”), and not subject to any outstanding awards. The number of shares of Common Stock presented in this prospectus also excludes the following shares, which are subject to equity awards granted under our 1996, 1998 or 2000 Incentive Stock Option Plans or our Omnibus Plan:

■	511,615 shares are issuable upon the exercise of options that remain unvested;

■	216,736 shares are issuable upon the lapse of the restricted period of restricted stock units; and

■	423,178 shares are issuable upon the exercise of options that have vested.

Furthermore, unless expressly provided, the number of shares of Common Stock presented in this prospectus excludes any shares of Common Stock issuable on conversion of the Series C Preferred Stock.

Common Stock will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Puerto Rico Income Tax and U.S. Federal Income Tax Consequences	For a description of the Puerto Rico income tax and U.S. federal income tax consequences of the holding and disposition of shares of our Common Stock, see “Certain Puerto Rico Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations,” respectively.

NYSE Symbol for our Common Stock	Our Common Stock is listed on the New York Stock Exchange under the symbol “OFG.”

Summary Selected Consolidated Historical Financial Information

The table below sets forth a summary of our historical financial and other information for the periods presented. We derived the financial information as of and for each of the years in the three-year period ended December 31, 2011 from our audited consolidated financial statements incorporated by reference in this prospectus. We derived the financial information as of and for the six-month periods ended June 30, 2012 and 2011 from our unaudited consolidated financial statements incorporated by reference in this prospectus. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. The selected operating data presented below for the six months ended June 30, 2012 are not necessarily indicative of a full year’s operations.

The selected consolidated historical financial information should be read in conjunction with:

■

Our audited consolidated financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 and our unaudited consolidated financial statements as of June 30, 2012 and for the six-month periods ended June 30, 2012 and 2011 and related notes incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which are incorporated by reference in this prospectus; and

■	The section entitled “Risk Factors” in this prospectus.

				AS OF AND FOR THE SIX MONTHS ENDED
	AS OF AND FOR THE YEAR ENDED DECEMBER 31,			JUNE 30, 2012	JUNE 30, 2011
	2011	2010	2009
				(Unaudited)
	(in thousands except per share data)
Selected financial condition data:
Total assets	6,693,675	7,311,006	6,550,833	6,375,648	7,082,547
Total loans, net	1,669,953	1,772,579	1,140,069	1,620,356	1,707,249
Investment securities	3,867,970	4,413,957	4,974,269	3,531,490	4,469,659
Available for sale	2,959,912	3,700,064	4,953,659	2,612,839	3,581,087
Held to maturity	884,026	689,917	—	895,500	863,779
Deposits	2,395,267	2,588,888	1,745,501	2,222,942	2,385,231
Securities sold under agreement to repurchase and federal funds repurchased	3,056,238	3,456,781	3,557,308	3,053,865	3,459,135

Selected operations data:
Interest income	297,028	303,801	319,480	130,708	160,236
Interest expense	156,586	168,669	188,722	58,769	80,147
Net interest income	140,442	135,132	130,758	71,939	80,089
Provision for loan and lease losses, net	13,813	22,196	15,650	15,424	8,149
Net interest income after provision for loan and lease losses	126,629	112,936	115,108	56,515	71,940
Non-interest income	30,989	5,198	(1,813)	30,181	24,164
Total non-interest expense	122,302	112,598	83,378	58,092	61,475
Income before income taxes	35,316	5,536	29,917	28,604	34,629
Income tax expense	866	(4,298)	6,972	2,994	5,081
Net income	34,450	9,834	22,945	25,610	29,548
Preferred stock dividends	(4,802)	(5,335)	(4,802)	(2,401)	(2,401)
Deemed dividend on preferred stock beneficial conversion feature	—	(22,711)	—	—	—
Income available to common shareholders	29,648	(18,212)	18,143	23,209	27,147

Stock and related per share data:
Total stockholders’ equity	695,555	732,331	330,166	692,202	724,357
Common stock outstanding	41,245	46,349	24,235	40,731	44,009
Preferred stock outstanding	68,000	68,000	68,000	68,000	68,000
Income per common share:
Basic	0.67	(0.50)	0.75	0.57	0.60
Diluted	0.67	(0.50)	0.75	0.57	0.59
Cash dividends per common share	0.21	0.17	0.16	0.12	0.10
Book value per common share	15.22	14.33	10.82	15.32	14.91

RISK FACTORS

An investment in our Common Stock involves certain risks. Before making an investment decision, you should read carefully and consider all of the information contained in, or incorporated by reference into, this prospectus, as well as the following risk factors. Those risks are not the only risks we face. Additional risks and uncertainties we do not yet know of or we currently judge to be immaterial may also impair our business, financial condition or results of operations. If any of the events or circumstances described in these risk factors or otherwise actually occurs, our business, financial condition or results of operations could be materially and adversely affected.

Risks Related to Our Business

Most of our business is conducted in Puerto Rico, which in recent years has experienced a downturn in the economy and in the real estate market.

Because most of our business activities are conducted in Puerto Rico and a significant portion of our credit exposure is concentrated in Puerto Rico, our profitability and financial condition may be adversely affected by an extended economic slowdown, adverse political or economic developments in Puerto Rico or the effects of a natural disaster, all of which could result in a reduction in loan originations, an increase in non-performing assets, an increase in foreclosure losses on mortgage loans, and a reduction in the value of our loans and loan servicing portfolio.

The economy of Puerto Rico entered into a recession in the fourth quarter of the government’s fiscal year ended June 30, 2006. For fiscal years 2007, 2008, 2009, 2010 and 2011, Puerto Rico’s real gross national product decreased by 1.2%, 2.9%, 3.8%, 3.4% and 1.5%, respectively. According to the projections of the Puerto Rico Planning Board, a government agency, made in April 2012, real gross national product for fiscal years 2012 and 2013 is expected to increase by 0.9% and 1.1%, respectively, although there can be no assurance this will prove accurate.

On June 5, 2012, Moody’s Investors Service (“Moody’s”) reaffirmed its rating and negative outlook on Puerto Rico’s general obligation debt. In taking such action, Moody’s stated that such outlook reflects the stress that the Puerto Rico government will face in the next few years as it continues to attempt to address the underfunding of the government’s retirement system from an already weak financial and economic position. It also stated that while the Puerto Rico economy has shown some preliminary signs of stabilizing, the government’s rising debt levels and continued reliance on deficit financing to fund budget gaps continue to pressure the rating. On June 6, 2012, Standard & Poor’s Rating Services (“S&P”) revised its outlook on Puerto Rico’s general obligation debt ratings from stable to negative. In taking such action, S&P stated that the negative outlook reflects its belief that Puerto Rico faces a challenging economic and fiscal environment, which has the potential to delay structurally balanced government budgets beyond fiscal year 2013. It also stated that a steady economic recovery has failed to take hold in Puerto Rico, which limits the government’s ability to implement additional expenditure cuts and revenue enhancement measures in the near term. According to S&P, given the disproportionate reliance of Puerto Rico’s economy on federal transfers, a significant reduction in such transfers as a result of the Budget Control Act of 2011 could result in additional challenges for Puerto Rico’s economy. It further stated that the upcoming legislative and gubernatorial elections could forestall progress on the adoption and implementation of a meaningful solution to the government’s unfunded pension and retirement obligations, which could further complicate the achievement of structurally balanced government budgets.

A period of reduced economic growth or a recession has historically resulted in a reduction in lending activity and an increase in the rate of default in commercial loans, consumer loans and residential mortgages. A recession may have a significant adverse impact on our net interest income and fee income. We may also experience significant losses on the loan portfolio due to a higher level of defaults on commercial loans, consumer loans and residential mortgages. For a discussion of the impact of the economy on our loan portfolios, see “—A prolonged economic downturn or recession or a continuing decline in the real estate market would likely result in an increase in delinquencies, defaults and foreclosures and in a reduction in loan origination activity, which would adversely affect our financial results.”

The prolonged recessionary economic environment accelerated the devaluation of properties and increased portfolio delinquency when compared with previous periods. Additional economic weakness in Puerto Rico and the U.S. mainland could further pressure residential property values, loan delinquencies, foreclosures and the cost of repossessing and disposing of real estate collateral.

The business activities of BBVAPR are similarly concentrated in the Puerto Rico market. Moreover, as a result of the BBVAPR Acquisition and the planned deleveraging of our balance sheet (as described under “The BBVAPR Acquisition—Background or the BBVAPR Acquisition.”), our loan portfolio will become the largest component of our interest-earning assets. Consequently, the BBVAPR Acquisition will increase the risk we face in the event of a continued down turn in the Puerto Rico economy.

Our financial results are constantly exposed to market risk, in particular to changes in interest rates.

Market risk refers to the probability of variations in the net interest income or the fair value of assets and liabilities due to changes in interest rates, currency exchange rates or equity prices.

Changes in interest rates are one of the principal market risks affecting us. Our income and cash flows depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. Net interest income is the difference between the revenue generated on interest-earning assets and the interest cost of funding those assets. Depending on the duration and repricing characteristics of the assets, liabilities and off-balance sheet items, changes in interest rates could either increase or decrease the level of net interest income. For any given period, the pricing structure of the assets and liabilities is matched when an equal amount of such assets and liabilities mature or reprice in that period.

We use an asset-liability management software program to project future movements in the balance sheet and income statement. The starting point of the projections generally corresponds to the actual values of the balance sheet on the date of the simulations. These simulations are highly complex and use many simplifying assumptions. In addition, the interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and the policies of various governmental and regulatory agencies, in particular, the Federal Reserve Board. Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the prepayment speed of loans, the value of loans and investment securities, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits or other sources of funding.

We are subject to interest rate risk because of the following factors:

■	Assets and liabilities may mature or reprice at different times. For example, if assets reprice slower than liabilities and interest rates are generally rising, earnings may initially decline.

■

Assets and liabilities may reprice at the same time but by different amounts. For example, when the general level of interest rates is rising, we may increase rates charged on loans by an amount that is less than the general increase in market interest rates because of intense pricing competition. Also, basis risk occurs when assets and liabilities have similar repricing frequencies but are tied to different market interest rate indices that may not move in tandem.

■	Short-term and long-term market interest rates may change by different amounts, i.e., the shape of the yield curve may affect new loan yields and funding costs differently.

■

The remaining maturity of various assets and liabilities may shorten or lengthen as interest rates change. For example, if long-term mortgage interest rates decline sharply, our mortgage-backed securities portfolios may prepay significantly earlier than anticipated, which could reduce portfolio income. If prepayment rates increase, we would be required to amortize net premiums into income over a shorter period of time, thereby reducing the corresponding asset yield and net interest income. Prepayment risk also has a significant impact on mortgage-backed securities and collateralized mortgage obligations since prepayments could shorten the weighted average life of these portfolios.

■

Interest rates may have an indirect impact on loan demand, credit losses, loan origination volume, the value of financial assets and financial liabilities, gains and losses on sales of securities and loans, the value of mortgage servicing rights and other sources of earnings.

In limiting interest rate risk to an acceptable level, management may alter the mix of floating and fixed rate assets and liabilities, change pricing schedules, adjust maturities through sales and purchases of investment securities, and enter into derivative contracts, among other alternatives. We may suffer losses or experience lower spreads than anticipated in initial projections as management implements strategies to reduce future interest rate exposure.

The hedging transactions that we enter into may not be effective in managing our exposure to market risk, including interest rate risk.

We use derivatives, such as interest rate swaps and options on interest rate swaps, to manage part of our exposure to market risk caused by changes in interest rates. We have also offered certificates of deposit with an option tied to the performance of the Standard & Poor 500 stock market index and use derivatives, such as option agreements with major broker-dealer companies, to manage our exposure to changes in the value of the index. The derivative instruments that we may utilize also have their own risks, which include: (i) basis risk, which is the risk of loss associated with variations in the spread between the asset yield and the funding and/or hedge cost; (ii) credit or default risk, which is the risk of insolvency or other inability of the counterparty to a particular transaction to perform its obligations thereunder; and (iii) legal risk, which is the risk that we are unable to enforce certain terms of such instruments. All or any of such risks could expose us to losses.

If the counterparty to a derivative contract fails to perform, our credit risk is equal to the net fair value of the contract. We deal with counterparties that have high quality credit ratings at the time we enter into the counterparty relationships. However, there can be no assurances that the counterparties will have the ability to perform under their contracts. If the counterparty fails to perform, including as a result of the bankruptcy or insolvency of such counterparty, we would incur losses as a result.

We may incur a significant impairment charge in connection with a decline in the market value of our investment securities portfolio.

A substantial part of our earnings come from the treasury business segment, which encompasses the investment securities portfolio. The determination of fair value for investment securities involves significant judgment due to the complexity of factors contributing to the valuation, many of which are not readily observable in the market. In addition, we utilize and review information obtained from third-party sources to measure fair values. Third-party sources also use assumptions, judgments and estimates in determining securities values, and different third parties may provide different prices for securities. Moreover, depending upon, among other things, the measurement date of the security, the subsequent sale price of the security may be different from its recorded fair value. These differences may be significant, especially if the security is sold during a period of illiquidity or market disruption.

When the fair value of a security declines, management must assess whether the decline is “other-than-temporary.” When the decline in fair value is deemed “other-than-temporary,” the amortized cost basis of the investment security is reduced to its then current fair value. The term “other-than-temporary impairment” is not intended to indicate that the decline is permanent, but indicates that the prospect for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Any portion of a decline in value associated with credit loss is recognized in income with the remaining noncredit-related component being recognized in other comprehensive income. A credit loss is determined by assessing whether the amortized cost basis of the security will be recovered, by comparing the present value of cash flows expected to be collected from the security, computed using original yield as the discount rate, to the amortized cost basis of the security. The shortfall of the present value of the cash flows expected to be collected in relation to the amortized cost basis is considered to be the “credit loss.” Such impairment charges reflect non-cash losses at the time of recognition. Subsequent disposition or sale of such assets could further affect our future results of operations, as they are based on the difference between the sale prices received and the adjusted amortized cost of such assets at the time of sale. We consider numerous factors in our review of whether a decline in fair value is other-than-temporary, many of which involve complex judgment.

A decline in the market value of our investment securities portfolio could adversely impact our regulatory capital ratios.

The Federal Reserve Board, together with other federal banking regulatory agencies, recently issued proposed capital rules to implement the so-called “Basel III” capital framework in the United States. Among other things, the proposed rules would require banking organizations such as ourselves to include gains and losses on our securities holdings classified as available-for-sale (“AFS”) in our common equity tier 1 capital (“CET1”). This aspect of the rules would be phased in over six years with full gain and loss flow-through to capital starting in 2018. Currently, unrealized losses on AFS equity securities are counted against Tier 1 capital, unrealized gains on AFS equity securities are partially included in Tier 2 capital and unrealized gains and losses on AFS debt securities are excluded from regulatory capital. However, these unrealized gains and losses are reflected in stockholders’ equity under accounting principles generally accepted in the United States (“GAAP”). The agencies’ proposals introduce the concept of CET1—which is comprised of qualifying common stock instruments, retained earnings, accumulated other comprehensive income (“AOCI”), certain qualifying minority interests in consolidated subsidiaries and other adjustments and establish a new minimum ratio of CET1 to total risk-weighted assets of 4.5% and a capital conservation buffer of 2.5% to be phased in over several years. Because of the inclusion of AOCI, unlike the current general risk-based capital rules, unrealized gains and losses on all AFS-classified securities would flow through to CET1 capital, after the transition period, if the proposals are adopted in their current form. Our CET1 levels are likely to be significantly more volatile under the agencies’ proposals than previously because unrealized gains and losses on AFS classified securities recognized in stockholders’ equity on the balance sheet for accounting purposes would also be incorporated for regulatory capital purposes. Accordingly, a decline in the market value of our investment securities portfolio could adversely impact our regulatory capital ratios.

Market conditions and actions by governmental authorities may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our investment portfolio.

Our success depends in part on our ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that underlie our mortgage-backed securities (“MBS”) portfolio. Changes in interest rates and prepayments affect the market price of MBS that we may purchase and any MBS that we may hold at a given time. As part of our overall portfolio risk management, we analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our investment portfolio. In conducting this analysis, we depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. U.S. government programs aimed at assisting homeowners, including the Homeowner Affordability and Stability Plan announced by the U.S. Treasury in February 2009, the “Operation Twist” program announced by the Federal Reserve Board on September 21, 2011, the expansion of the Home Affordable Refinancing Program (“HARP”) announced by the Federal Housing Finance Agency (“FHFA”), Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) on October 24, 2011, and other expansions to the U.S. Treasury’s Home Affordable Modification Program (“HAMP”), including proposals to allow Fannie Mae and Freddie Mac to use principal reductions when modifying loans under HAMP, could cause an increase in prepayment rates. Bills to implement these proposals, which were opposed by the FHFA, are currently under consideration in both chambers of Congress. On February 1, 2012, President Obama proposed legislation to expand HARP in order to allow a greater number of homeowners to refinance their mortgages at historically low interest rates. If the dislocations in the residential mortgage market, recent or future government actions, or other developments change the way that prepayment trends have historically responded to interest rate changes, our ability to (i) assess the market value of our investment portfolio, (ii) implement our hedging strategies, and (iii) adopt techniques to reduce our prepayment rate volatility would be significantly affected. This could adversely affect our results of operations, financial position or perception of financial health.

A prolonged economic downturn or recession or a continuing decline in the real estate market would likely result in an increase in delinquencies, defaults and foreclosures and in a reduction in loan origination activity, which would adversely affect our financial results.

The residential mortgage loan origination business has historically been cyclical, enjoying periods of strong growth and profitability followed by periods of lower volumes and industry-wide losses. The market for residential mortgage loan originations is currently in decline, and this trend could also reduce the level of mortgage loans that we may originate in the future and may adversely impact our business. During periods of rising interest rates, refinancing originations for many mortgage products tend to decrease as the economic incentives for borrowers to refinance their existing mortgage loans are reduced. In addition, the residential mortgage loan origination business is impacted by home values. A significant trend of decreasing values in certain housing segments in Puerto Rico has also been noted. There is a risk that a reduction in housing values could negatively impact our loss levels on the mortgage portfolio because the value of the homes underlying the loans is a primary source of repayment in the event of foreclosure.

The decline in Puerto Rico’s economy has had an adverse effect in the credit quality of our loan portfolios. Among other things, during the recession, we experienced an increase in the level of non-performing assets and loan loss provision, which adversely affected our profitability. Although the delinquency rates have decreased in the short term, they may increase if the economy falls back into a recession. If there is another decline in economic activity, additional increases in the allowance for loan and lease losses could be necessary with further adverse effects on our profitability.

Any sustained period of increased delinquencies, foreclosures or losses could harm our ability to sell loans, the price received on the sale of such loans, and the value of the mortgage loan portfolio, all of which could have a negative impact on our results of operations and financial condition. In addition, any material decline in real estate values would weaken our collateral loan-to-value ratios and increase the possibility of loss if a borrower defaults. For a discussion of the impact of the Puerto Rico economy on our business operations, see “—Most of our business is conducted in Puerto Rico, which in recent years has experienced a downturn in the economy and in the real estate market.”

A continuing decline in the real estate market in the U.S. mainland and ongoing disruptions in the capital markets may harm our investment securities and wholesale funding portfolios.

The housing market in the U.S. is undergoing a correction of historic proportions. After a period of several years of booming housing markets, fueled by liberal credit conditions and rapidly rising property values, the sector has been in the midst of a substantial correction since early 2007. The general level of property values in the U.S., as measured by several indices widely followed by the market, has declined. These declines are the result of ongoing market adjustments that are aligning property values with income levels and home inventories. The U.S. residential real estate market has most recently shown signs of recovery driven by lower interest rates, fewer foreclosures, high affordability of home ownership, and satisfying demand that has built up during a period of economic uncertainty. However, we cannot predict whether the recovery will continue or if and when the market and related economic forces will return the U.S. residential real estate industry to a period of sustained growth. Diverse macroeconomic developments could also slow or impair a housing recovery and if the real estate market or the economy as a whole does not improve, we may experience material adverse effects on our business or financial condition and liquidity, including our investment securities and wholesale funding portfolios. Furthermore, any concern regarding the long-term sovereign credit rating of the United States, including due to concerns related to U.S. federal fiscal policy or difficulties in addressing federal debt levels, could stress the capital markets in the United States and globally and could have a negative impact on our investment securities and wholesale funding portfolios.

Significant concern regarding the creditworthiness of some of the governments in Europe has also contributed to volatility in the financial markets and led to greater economic uncertainty worldwide. Sovereign debt concerns in Europe could diminish economic recovery and lead to further stress in the capital markets, both globally and in the United States, which could also have a negative impact on our investment securities and wholesale funding portfolios.

Our business could be adversely affected if we cannot maintain access to stable funding sources.

Our business requires continuous access to various funding sources. We are able to fund our operations through deposits as well as through advances from the Federal Home Loan Bank of New York and other alternative sources; however, our business is significantly dependent upon other wholesale funding sources, such as repurchase agreements and brokered deposits, which consisted of approximately 57% of our total interest-bearing liabilities as of June 30, 2012. While most of our repurchase agreements have been structured with initial terms to maturity of between three and ten years, most of the counterparties have the right to exercise put options before the contractual maturities.

Brokered deposits are typically sold through an intermediary to small retail investors. Our ability to continue to attract brokered deposits is subject to variability based upon a number of factors, including volume and volatility in the global securities markets, our credit rating and the relative interest rates that we are prepared to pay for these liabilities. Brokered deposits are generally considered a less stable source of funding than core deposits obtained through retail bank branches. Investors in brokered deposits are generally more sensitive to interest rates and will generally move funds from one depository institution to another based on small differences in interest rates offered on deposits.

We expect to have continued access to credit from the foregoing sources of funds. However, there can be no assurance that such financing sources will continue to be available or will be available on favorable terms. In a period of financial disruption, or if negative developments occur with respect to us, the availability and cost of funding sources could be adversely affected. In that event, our cost of funds may increase, thereby reducing the net interest income, or we may need to dispose of a portion of the investment portfolio, which, depending upon market conditions, could result in realizing a loss or experiencing other adverse accounting consequences upon the dispositions. The interest rates that we pay on our securities are also influenced by, among other things, applicable credit ratings from recognized rating agencies. A downgrade to any of these credit ratings could affect our ability to access the capital markets, increase our borrowing costs and have a negative impact on our results of operations. Our efforts to monitor and manage liquidity risk may not be successful to deal with dramatic or unanticipated changes in the global securities markets or other reductions in liquidity driven by us or market related events. In the event that such sources of funds are reduced or eliminated and we are not able to replace them on a cost-effective basis, we may be forced to curtail or cease our loan origination business and treasury activities, which would have a material adverse effect on our operations and financial condition.

Following the completion of the proposed BBVAPR Acquisition, we expect to rely less on investment securities and the related wholesale funding, which will consist of approximately 54% of the combined entities’ total interest-bearing liabilities, and 66% of total interest-bearing liabilities, after giving effect to approximately $1.8 billion deleveraging of investment securities and wholesale funding portfolios that we plan to implement in connection with the BBVAPR Acquisition. See “—We may not be able to complete the planned deleveraging of our and BBVAPR’s investment securities and wholesale funding portfolios.” There can be no assurance that the BBVAPR Acquisition will be consummated, or if the BBVAPR Acquisition is consummated, that we will be able to reposition our balance sheet composition with a smaller investment securities portfolio following the acquisition.

Our decisions regarding credit risk and the allowance for loan and lease losses may materially and adversely affect our business and results of operations.

Making loans is an essential element of our business, and there is a risk that the loans will not be repaid. This default risk is affected by a number of factors, including:

■	the duration of the loan;

■	credit risks of a particular borrower;

■	changes in economic or industry conditions; and

■	in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral.

We strive to maintain an appropriate allowance for loan and lease losses to provide for probable losses inherent in the loan portfolio. We periodically determine the amount of the allowance based on consideration of several factors such as default frequency, internal risk ratings, expected future cash collections, loss recovery rates and general economic factors, among others. Our methodology for measuring the adequacy of the allowance relies on several key elements, which include a specific allowance for identified problem loans, a general systematic allowance, and an unallocated allowance.

We believe our allowance for loan and lease losses is currently sufficient given the constant monitoring of the risk inherent in the loan portfolio. However, there is no precise method of predicting loan losses and therefore we always face the risk that charge-offs in future periods will exceed the allowance for loan and lease losses and that additional increases in the allowance for loan and lease losses will be required. In addition, the FDIC as well as the OCFI may require us to establish additional reserves. Additions to the allowance for loan and lease losses would result in a decrease of net earnings and capital and could hinder our ability to pay dividends.

If the BBVAPR Acquisition is consummated, we will acquire a significant portfolio of commercial and auto loans. If we are unable to accurately predict loan losses with respect to these loan categories, we may have to increase the allowance for loan and lease losses. See “—Risks Related to the Proposed BBVAPR Acquisition—Loans that we will acquire in the BBVAPR Acquisition may be subject to greater than anticipated impairment.”

We are subject to default and other risks in connection with mortgage loan originations.

From the time that we fund the mortgage loans originated to the time that they are sold, we are generally at risk for any mortgage loan defaults. Once we sell the mortgage loans, the risk of loss from mortgage loan defaults and foreclosures passes to the purchaser or insurer of the mortgage loans. However, in the ordinary course of business, we make representations and warranties to the purchasers and insurers of mortgage loans relating to the validity of such loans. If there is a breach of any of these representations or warranties, we may be required to repurchase the mortgage loan and bear any subsequent loss on the mortgage loan. We also may be required to repurchase mortgage loans in the event that there was improper underwriting or fraud or in the event that the loans become delinquent shortly after they are originated. For the six-month period ended June 30, 2012, we repurchased $4.1 million of loans from the Government National Mortgage Association. Any such repurchases in the future may negatively impact our liquidity and operating results. Termination of our ability to sell mortgage products to the government-sponsored entities would have a material adverse effect on our results of operations and financial condition. In addition, we may be required to indemnify certain purchasers and others against losses they incur in the event of breaches of representations and warranties and in various other circumstances, including securities fraud claims, and the amount of such losses could exceed the purchase amount of the related loans. Consequently, we may be exposed to credit risk associated with sold loans. In addition, we incur higher liquidity risk with respect to mortgage loans not eligible to be insured by Fannie Mae, the Government National Mortgage Association or Freddie Mac, due to a lack of secondary market in which to sell these loans.

We have established reserves in our consolidated financial statements for potential losses that are considered to be both probable and reasonably estimable related to the mortgage loans sold by us. The adequacy of the reserve and the ultimate amount of losses incurred will depend on, among other things, the actual future mortgage loan performance, the actual level of future repurchase and indemnification requests, the actual success rate of claimants, developments in litigation related to us and the industry, actual recoveries on the collateral and macroeconomic conditions (including unemployment levels and housing prices). Due to uncertainties relating to these factors, there can be no assurance that our reserves will be adequate or that the total amount of losses incurred will not have a material adverse effect upon our financial condition or results of operations. For additional information related to our allowance for loan and lease losses, see “Note 5—Loans Receivable and Allowance for Loan and Lease Losses” to our unaudited consolidated financial statements included in our quarterly report on Form 10-Q for the quarter ended June 30, 2012 and incorporated by reference into this prospectus.

Our risk management policies, procedures and systems may be inadequate to mitigate all risks inherent in our various businesses.

A comprehensive risk management function is essential to the financial and operational success of our business. The types of risk we monitor and seek to manage include, but are not limited to, operational risk, technological and organizational risk, market risk, fiduciary risk, legal and compliance risk, liquidity risk and credit risk. We have adopted various policies, procedures and systems to monitor and manage these risks. There can be no assurance that those policies, procedures and systems are adequate to identify and mitigate all risks inherent in our various businesses. Our businesses and the markets in which we operate are also continuously evolving. If we fail to fully understand the implications of changes in our business or the financial markets and to adequately or timely enhance the risk framework to address those changes, we could incur losses. In addition, in a difficult or less liquid market environment, our risk management strategies may not be effective because other market participants may be attempting to use the same or similar strategies to deal with the challenging market conditions. In such circumstances, it may be difficult for us to reduce our risk positions due to the activity of such other market participants.

Competition with other financial institutions could adversely affect our profitability.

We face substantial competition in originating loans and in attracting deposits and assets to manage. The competition in originating loans and attracting assets comes principally from other U.S., Puerto Rico and foreign banks, investment advisors, broker-dealers, mortgage banking companies, consumer finance companies, credit unions, insurance companies, and other institutional lenders and purchasers of loans. We will encounter greater competition as we expand our operations. Increased competition may require us to increase the rates paid on deposits or lower the rates charged on loans which could adversely affect our profitability.

Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends.

We are a separate and distinct legal entity from our subsidiaries. Dividends to us from our subsidiaries have represented a major source of funds for us to pay dividends on our Common Stock, make payments on corporate debt securities and meet other obligations. There are various federal law limitations on the extent to which Oriental Bank, our main subsidiary, can finance or otherwise supply funds to us through dividends and loans. These limitations include minimum regulatory capital requirements, federal banking law requirements concerning the payment of dividends out of net profits or surplus, Sections 23A and 23B of the Federal Reserve Act of 1913 and Regulation W of the Federal Reserve Board governing transactions between an insured depository institution and its affiliates, as well as general federal regulatory oversight to prevent unsafe or unsound practices.

If our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, our liquidity may be affected and we may not be able to make dividend payments to our holders of Common Stock, to make payments on outstanding corporate debt securities or meet other obligations, each of which could have a material adverse impact on our results of operations, financial position or perception of financial health. See “—Risks Related to Our Common Stock and this Offering—Our ability to declare dividends on the Common Stock may be limited.”

In addition, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.

Loans that we acquired in the FDIC-assisted acquisition of Eurobank may not be covered by the shared-loss agreements if the FDIC determines that we have not adequately performed under these agreements or if the shared-loss agreements have ended.

Although the FDIC has agreed to reimburse us for 80% of qualifying losses on covered loans, we are not protected from all losses resulting from charge-offs with respect to such loans. Also, the FDIC has the right to refuse or delay payment for loan and lease losses if the shared-loss agreements are not performed by us in accordance with their terms. Additionally, the shared-loss agreements have limited terms, and therefore, any charge-offs that we experience after the terms of the shared-loss agreements have ended would not be recoverable from the FDIC.

Certain provisions of the shared-loss agreements entered into with the FDIC may have anti-takeover effects and could limit our ability to engage in certain strategic transactions that our board of directors believes would be in the best interests of shareholders.

The FDIC’s agreement to bear 80% of qualifying losses on single family residential loans for ten years and commercial loans for five years is one of our significant assets and a feature of the FDIC-assisted acquisition without which we would not have entered into such transaction. Our agreement with the FDIC requires that we receive prior FDIC consent, which may be withheld by the FDIC in its sole discretion, prior to us or our shareholders engaging in certain transactions. If any such transaction is completed without prior FDIC consent, the FDIC would have the right to discontinue the loss-sharing arrangement.

Among other things, prior FDIC consent is required for: (i) a merger or consolidation of us with or into another company if our shareholders will own less than 2/3 of the combined company and (ii) a sale of shares by one or more of our shareholders that will effect a change in control of Oriental Bank, as determined by the FDIC with reference to the standards set forth in the Change in Bank Control Act of 1978 (generally, the acquisition of between 10% and 25% of our voting securities where the presumption of control is not rebutted, or the acquisition of more than 25% of our voting securities). Such a sale by shareholders may occur beyond our control. If we or any shareholder desires to enter into any such transaction, there can be no assurances that the FDIC would grant its consent in a timely manner, without conditions, or at all. If one of these transactions were to occur without prior FDIC consent and the FDIC withdrew its loss-share protection, there could be a material adverse impact on us.

Loans that we acquired in the FDIC-assisted acquisition may be subject to impairment.

Although the loan portfolios acquired by us were initially accounted for at fair value, certain of such loans have become impaired and we have taken $58.6 million of provisions for loan and lease losses related to this portfolio.

There is no assurance that loans in this portfolio will not become impaired or further impaired, which may result in additional provision for loan and lease losses related to these portfolios. The fluctuations in economic conditions, including those related to the Puerto Rico residential and commercial real estate and construction markets, may increase the level of provision for credit losses that we make to our loan portfolio and portfolios acquired in the FDIC-assisted acquisition, and consequently, reduce our net income. These fluctuations are not predictable, cannot be controlled, and may have a material adverse impact on our operations and financial condition even if other favorable events occur.

We operate in a highly regulated environment and may be adversely affected by changes in federal and local laws and regulations.

Our operations are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. Because our business is highly regulated, the laws, rules and regulations applicable to us are subject to regular modification and change. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) has a broad impact on the financial services industry, including significant regulatory and compliance changes, such as: (i) enhanced resolution authority of troubled and failing banks and their holding companies; (ii) enhanced lending limits strengthening the existing limits on a depository institution’s credit exposure to one borrower and to affiliates; (iii) increased capital and liquidity requirements; (iv) increased regulatory examination fees; (v) changes to assessments to be paid to the FDIC for federal deposit insurance; (vi) prohibiting bank holding companies, such as us, from including in regulatory Tier 1 capital future issuances of trust preferred securities or other hybrid debt and equity securities; (vii) caps on the interchange fees that banks are able to change merchants for debit card transactions pursuant to the “Durbin Amendment”; and (viii) numerous other provisions designed to improve supervision and oversight of the financial services industry. Additionally, the Dodd-Frank Act established a new framework for systemic risk oversight within the financial system to be distributed among new and existing federal regulatory agencies, including the Financial Stability Oversight Council, the Federal Reserve Board, the Office of the Comptroller of the Currency, and the FDIC. It also creates a new consumer financial protection regulator, the Consumer Financial Protection Bureau, which assumed most of the consumer financial protection regulatory responsibilities that were exercised by federal banking regulators and other agencies. Further, the Dodd-Frank Act addresses many corporate governance and executive compensation matters that affect most U.S. publicly-traded companies, including us.

Certain recent regulatory changes under the Dodd-Frank Act and otherwise apply only to depository institutions with more than $10 billion in total assets, including requirements to undergo regular “stress testing” of capital under hypothetical adverse economic scenarios, “large bank” adjustments to assessments paid to the FDIC for deposit insurance, supervision and examination by the Consumer Financial Protection Bureau, and requirements to establish a risk committee on a company’s board of directors. In addition, financial institutions with more than $10 billion in assets will not be eligible for the “commercial end user” exemption to Dodd-Frank’s mandatory clearing requirements for swaps and security-based swaps transactions used to hedge commercial risk. Upon the consummation of the proposed BBVAPR Acquisition and the planned deleveraging of approximately $1.8 billion in investment securities and related borrowings, we expect to have total assets of less than $10 billion. If we are not able to complete the deleveraging or we otherwise grow to have more than $10 billion of assets through additional acquisitions or organic growth, our costs of doing business would be likely to increase as a result of these requirements. See “—We may not be able to complete the planned deleveraging of our and BBVAPR’s investment securities and wholesale funding portfolios.”

Given that many of the provisions of the Dodd-Frank Act are being implemented over time and are subject to implementing regulations, the full extent of the impact that such requirements, and other legislative and regulatory developments, will have on our operations is unclear. The changes resulting from the Dodd-Frank Act may impact the profitability of our business activities, require changes to certain of our business practices, impose upon us more stringent capital, liquidity and leverage ratio requirements or otherwise adversely affect our business. In particular, the potential impact of the Dodd-Frank Act on our operations and activities, both currently and prospectively, include, among others:

■	a reduction in our ability to generate or originate revenue-producing assets as a result of compliance with heightened capital standards;

■	increased cost of operations due to greater regulatory oversight, supervision and examination of banks and bank holding companies, and higher deposit insurance premiums;

■	the limitation on our ability to raise capital through the use of trust preferred securities as these securities will no longer be included as Tier I capital going forward; and

■	the limitation on our ability to expand consumer product and service offerings due to anticipated stricter consumer protection laws and regulations.

Further, we may be required to invest significant management attention and resources to evaluate and make necessary changes in order to comply with new statutory and regulatory requirements. Failure to comply with the new requirements may negatively impact our results of operations and financial condition. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could be materially adverse to our investors.

Legislative and other measures that may be taken by Puerto Rico governmental authorities could materially increase our tax burden or otherwise adversely affect our financial condition, results of operations or cash flows.

We operate an international banking entity pursuant to the International Banking Center Regulatory Act of Puerto Rico (the “IBE Act”) that provides us with significant tax advantages. The international banking entity has the benefits of exemptions from Puerto Rico income taxes on interest earned on, or gain realized from the sale of, non-Puerto Rico assets, including U.S. government obligations and certain mortgage-backed securities. This exemption has allowed us to have effective tax rates significantly below the maximum statutory tax rates. In the past, the Legislature of Puerto Rico has considered proposals to curb the tax benefits afforded to international banking entities. Recently, a new Puerto Rico law was enacted in this area. Although it did not repeal the IBE Act, the new law does not allow new license applications under the IBE Act to organize and operate an international banking entity. Any newly organized entity (now called an “international financial entity”) must be licensed under the new law and such entity (as opposed to existing international banking entities organized under the IBE Act, including us, which are grandfathered) will generally be subject to a 4% Puerto Rico income tax rate. In the event other legislation is passed in Puerto Rico to eliminate or modify the tax exemption enjoyed by international banking entities, the consequences could have a materially adverse impact on us, including increasing the tax burden or otherwise adversely affecting our financial condition, results of operations or cash flows.

Changes in accounting standards issued by the Financial Accounting Standards Board (“FASB”) or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are subject to the application of GAAP, which are periodically revised and/or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by FASB. Market conditions have prompted accounting standard setters to promulgate new guidance which further interprets or seeks to revise accounting pronouncements related to financial instruments, structures or transactions as well as to issue new standards expanding disclosures. See “Note 1—Summary of Significant Accounting Policies” to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2011 and incorporated by reference into this prospectus and “Note 1—Basis of Presentation” to our unaudited consolidated financial statements included in our quarterly report on Form 10-Q for the quarter ended June 30, 2012 and incorporated by reference into this prospectus, respectively, for a discussion of any accounting developments that have been issued but not yet implemented. An assessment of proposed standards is not provided as such proposals are subject to change through the exposure process and, therefore, the effects on our financial statements cannot be meaningfully assessed. It is possible that future accounting standards that we are required to adopt could change the current accounting treatment that applies to the consolidated financial statements and that such changes could have a material effect on our financial condition and results of operations.

Competition in attracting talented people could adversely affect our operations.

We depend on our ability to attract and retain key personnel and we rely heavily on our management team. The inability to recruit and retain key personnel or the unexpected loss of key managers may adversely affect our operations. Our success to date has been influenced strongly by the ability to attract and retain senior management experienced in banking and wealth management. Retention of senior managers and appropriate succession planning will continue to be critical to the successful implementation of our strategies. For a discussion of retention risk with respect to BBVAPR employees following the proposed BBVAPR Acquisition, see “—Risks Related to the Proposed BBVAPR Acquisition—We may not be able to integrate BBVAPR’s assets into our operations.”

Reputational risk and social factors may impact our results.

Our ability to originate loans and to attract deposits and assets is highly dependent upon the perceptions of consumer, commercial and funding markets of our business practices and our financial health. Negative public opinion could result from actual or alleged conduct in any number of activities or circumstances, including lending practices, regulatory compliance, inadequate protection of customer information, or sales and marketing, and from actions taken by regulators in response to such conduct. Adverse perceptions regarding us could lead to difficulties in originating loans and generating and maintaining accounts as well as in financing them.

In addition, a variety of social factors may cause changes in borrowing activity, including credit card use, payment patterns and the rate of defaults by account holders and borrowers. If consumers develop or maintain negative attitudes about incurring debt, or if consumption trends decline, our business and financial results will be negatively affected.

We could incur increased costs or reductions in revenue or suffer reputational damage in the event of misuse of information.

Our operations rely on the secure processing, transmission and storage of confidential information in our computer systems and networks regarding our customers and their accounts. To provide these products and services, we use information systems and infrastructure that we and third party service providers operate. As a financial institution, we also are subject to and examined for compliance with an array of data protection laws, regulations and guidance, as well as to our own internal privacy and information security policies and programs.

Information security risks for financial institutions like us have generally increased in recent years in part because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial transactions and the increased sophistication and activities of organized crime, hackers and other external parties. Our technologies and systems may become the target of cyber-attacks or other attacks that could result in the misuse or destruction of our or our customers’ confidential, proprietary or other information or that could result in disruptions to the business operations of us or our customers or other third parties. Further, a breach or attack affecting one of our third-party service providers or partners could impact us through no fault of our own. In addition, because the methods and techniques employed by perpetrators of fraud and others to attack systems and applications change frequently and often are not fully recognized or understood until after they have been launched, we and our third-party service providers and partners may be unable to anticipate certain attack methods in order to implement effective preventative measures.

While we have policies and procedures designated to prevent or limit the effect of the possible security breach of our information systems, if unauthorized persons were somehow to get access to confidential or proprietary information in our possession or to our proprietary information, it could result in significant legal and financial exposure, damage to our reputation or a loss of confidence in the security of our systems that could adversely affect our business. Though we have insurance against some cyber-risks and attacks, it may not be sufficient to offset the impact of a material loss event.

We will likely be classified as a passive foreign investment company for U.S. federal income tax purposes, which could subject U.S. investors in the shares of our Common Stock to adverse tax consequences, which may be significant.

In light of our significant portfolio of investment securities, we will likely be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for the current taxable year and, if the BBVAPR Acquisition is not consummated, may be a PFIC in subsequent taxable years. PFIC status is a factual determination made annually after the close of each taxable year on the basis of the composition of our income and the value of our active versus passive assets. The overall level of our passive assets will be significantly affected by changes in the amount of our cash, cash equivalents and securities held for investment, each of which may be classified as passive assets under the PFIC rules. If we were to be or become classified as a PFIC, a U.S. Holder that does not make a “mark-to-market” election may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of Common Stock and on the receipt of distributions on the Common Stock to the extent such gain or distribution is treated as an “excess distribution” under the U.S. federal income tax rules. See “Certain U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

Investors are urged to consult their tax advisors concerning the U.S. federal income tax consequences of acquiring, holding, and disposing of our Common Stock if we are classified as a PFIC, including the possibility of making a “mark-to-market” election.

Risks Related to the Proposed BBVAPR Acquisition

BBVAPR is subject to similar business risks that we face.

BBVAPR concentrates its business activities in the geographic area, operates its business and offers financial products that are similar to ours, and therefore, BBVAPR is affected by many of the same macroeconomic conditions in Puerto Rico and similar risks that we face in our business operations. See “—Risks Related to Our Business” for a discussion of risks that we face.

We may not receive the necessary regulatory approvals to consummate the BBVAPR Acquisition.

The consummation of the proposed BBVAPR Acquisition is subject to the receipt of all necessary regulatory approvals, including those of federal and Puerto Rico bank regulators. In determining whether to approve a proposed acquisition, federal bank regulators will consider, among other factors, the effect of the acquisition on competition, our financial condition and future prospects, and the financial stability of the United States. The regulators also review current and projected capital ratios and levels, the competence, experience, and integrity of management and its record of compliance with laws and regulations, the convenience and needs of the communities to be served (including the acquiring institution’s record of compliance under the Community Reinvestment Act of 1977) and the effectiveness of the acquiring institution in combating money laundering activities. Such regulatory approvals may not be granted at all or may be granted only on terms that are so materially burdensome that they would prevent completion of the proposed transaction pursuant to the BBVAPR Acquisition Agreement. We may also be required to sell branches as a condition to receiving regulatory approval and that may reduce the benefit of the acquisition and be subject to our ability to find third-party purchasers for the divestitures of such branches on satisfactory terms and conditions. There can be no assurance as to when or whether these regulatory approvals will be received or the conditions associated with any approval.

We may not be able to realize the anticipated benefits of the BBVAPR Acquisition.

Our future growth and profitability depend, in part, on the ability to successfully manage the combined operations. The success of our proposed BBVAPR Acquisition will depend on, among other things, our ability to assess the quality of assets acquired, to realize anticipated cost savings and to integrate the acquired companies in a manner that permits growth opportunities and does not materially disrupt our or BBVAPR’s existing customer relationships or result in decreased revenues resulting from any loss of customers. If we are not able to successfully achieve these objectives, the anticipated benefits of the BBVAPR Acquisition may not be realized fully or at all or may take longer to realize than expected.

Loans that we will acquire in the BBVAPR Acquisition may be subject to greater than anticipated impairment.

We will make fair value estimates of certain assets and liabilities in recording the BBVAPR Acquisition. Actual values of these assets and liabilities could differ from our estimates, which could result in us not achieving the anticipated benefits of the BBVAPR Acquisition. In addition, BBVAPR’s loan scoring system may be different than ours, and as we evaluate their loan portfolio using our systems, we may have to make additional adjustments.

Given the economic conditions in Puerto Rico, we may continue to experience increased credit costs or need to take greater than anticipated markdowns and make greater than anticipated provisions to increase the allowances for loan losses on the loans acquired that could adversely affect our financial condition and results of operations in the future.

We may not be able to complete the planned deleveraging of our and BBVAPR’s investment securities and wholesale funding portfolios.

In connection with the BBVAPR Acquisition we plan to deleverage approximately $1.8 billion of our and BBVAPR’s investment securities portfolio and wholesale funding to further shift our funding base from investment securities and wholesale funding to higher yielding assets, reduce our interest rate sensitivity and improve our regulatory capital ratios. The completion of the deleveraging transactions could be delayed or we may not be able to complete the deleveraging on terms satisfactory to us or at all. If we are unable to complete the deleveraging in a timely manner, we may be subject to additional regulatory requirements (see “—We operate in a highly regulated environment and may be adversely affected by changes in federal and local laws and regulations”) and may be required to raise additional capital. We expect to incur a relatively small loss in connection with the deleveraging; however, we could incur a larger than expected loss based on market conditions at the time we complete the deleveraging and that loss could be material.

We may not be able to integrate BBVAPR’s business into our operations.

The successful integration of BBVAPR’s banking operations and our future growth and profitability depend in part on our ability to successfully manage the combined operations. Integration of an acquired business can be complex and costly, sometimes including combining relevant accounting and data processing systems and management controls and policies, as well as managing relevant relationships with employees, clients, suppliers and other business partners. Integration efforts could divert management attention and resources, which could adversely affect our operations or results. The loss of key employees in connection with this acquisition could adversely affect our ability to successfully conduct the combined operations. In connection with the BBVAPR Acquisition, BBVAPR has offered bonuses to certain of its executives if they remain with BBVAPR through the Closing. However, there can be no assurance that any of these executives will choose to continue working at the combined business following the completion of the BBVAPR Acquisition, or if they do, that we will be able to successfully integrate any of these executives as part of our management team in the combined business.

The BBVAPR Acquisition may also result in business disruptions that cause us to lose customers or cause customers to move their accounts or business to competing financial institutions. It is possible that the integration process related to the proposed acquisition could disrupt our ongoing business or result in inconsistencies in customer service that could adversely affect our ability to maintain relationships with clients, customers, depositors and employees. Our inability to overcome these risks could have a material adverse effect on our business or financial condition, results of operations and future prospects. There is no assurance that our integration efforts will not result in other unanticipated costs.

We may not be able to agree with BBVA on a transition services agreement that will provide us with sufficient services to facilitate the integration of the BBVAPR Acquisition.

At Closing, BBVA and Oriental will enter into a transition services agreement pursuant to which BBVA will provide us with certain services to assist us with the day-to-day operations of the acquired companies and their transition to our infrastructure, and to provide data for the integration of information, for a period of up to 12 months. Negotiations relating to the transition services agreement are in their preliminary stages, and there can be no assurance that the services that BBVA agrees to provide to us will be sufficient, in scope or duration, to ensure the successful integration of BBVAPR.

If the BBVAPR Acquisition is completed, we will incur significant transaction and acquisition-related costs.

If the BBVAPR Acquisition is completed, we expect to incur certain one-time restructuring charges of approximately $40 million in connection with the transaction. The substantial majority of non-recurring expenses resulting from the BBVAPR Acquisition will be comprised of transaction costs related to the BBVAPR Acquisition and financing arrangements and employment-related costs. We also will incur transaction fees and costs related to formulating and implementing integration plans. We continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the business integration of the two groups of companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies or synergies related to the integration of the businesses should allow us to offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

We may fail to successfully consummate the BBVAPR Acquisition, which may subject us to penalties.

While we intend and expect to meet all of the conditions required to consummate the BBVAPR Acquisition, our ability to consummate the BBVAPR Acquisition is subject to certain events that are beyond our control. These events include our raising the necessary additional funds to finance the BBVAPR Acquisition (including our ability to consummate this offering or the proposed separate offering of non-convertible non-cumulative perpetual preferred stock that we expect to commence concurrently with, or shortly after, this offering) and the receipt of regulatory approvals from the FDIC, the Federal Reserve Board, FINRA and the OCFI (the “Approvals”). See “—We may not receive the necessary regulatory approvals to consummate the BBVAPR Acquisition” for factors that the federal bank regulators may consider in granting the Approvals.

Under the BBVAPR Acquisition Agreement, we may be subject to a termination fee of $25 million if the Closing does not occur before one year after execution of the BBVAPR Acquisition Agreement (or before 15 months after execution of the BBVAPR Acquisition Agreement in certain circumstances), the BBVAPR Acquisition Agreement is terminated, and the failure to close within one year (or such later date) is due to our inability to raise the specified additional funds or to obtain the Approvals or any other reason other than certain breaches by BBVA, subject to certain conditions. In addition, BBVA could seek damages in excess of $25 million if BBVA terminates the BBVAPR Acquisition Agreement due to our failure to satisfy the funding requirement or if our willful and knowing breach of the BBVAPR Acquisition Agreement is the proximate cause of the Closing not having been consummated, and BBVA suffers losses as a result in excess of the $25 million termination fee. If BBVA decides to terminate the BBVAPR Acquisition Agreement and collect the termination fee, such additional damages would be limited to BBVA’s losses in excess of the termination fee, and could not exceed an additional $25 million. Such limit would not apply if BBVA does not elect to terminate the BBVAPR Acquisition Agreement and collect the termination fee.

If we fail to consummate the BBVAPR Acquisition, we may use a portion of the proceeds of this offering to redeem preferred stock.

While we intend to use the proceeds of this offering to fund part of the purchase price of the BBVAPR Acquisition, this offering is not contingent on the BBVAPR Acquisition. If we fail to consummate the BBVAPR Acquisition we may choose to use the net proceeds of this offering for a variety of other purposes, including redeeming our Series C Preferred Stock at a redemption price equal to 101% of the liquidation preference of the shares of Series C Preferred Stock to be redeemed and accrued and unpaid dividends for the dividend period in which the redemption occurs (whether or not declared), plus a redemption premium based on the price of our Common Stock at the time of the redemption. In addition, we expect that the non-convertible non-cumulative perpetual preferred stock we intend to offer in conjunction with the BBVAPR Acquisition will be mandatorily redeemable if the BBVAPR Acquisition is not consummated. Any such redemption is subject to the receipt of any necessary regulatory approvals under applicable regulation, and there is no assurance that we will be able to obtain such regulatory approvals, if required.

Risks Related to Our Common Stock and this Offering

The price of our Common Stock may fluctuate significantly, and this may make it difficult for you to resell the Common Stock owned by you at times or at prices you find attractive.

The price of our Common Stock on the New York Stock Exchange constantly changes. We expect that the market price of our Common Stock will continue to fluctuate, and there can be no assurances about the market prices for our Common Stock.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

■	our past and future dividend practice;

■	our financial condition, performance, creditworthiness and prospects;

■	quarterly variations in our operating results or the quality of our assets;

■	operating results that may vary from the expectations of management, securities analysts and investors and changes in expectations as to our future financial performance;

■	developments in the business or in the financial sector in general;

■	legislative and regulatory changes affecting our industry in general or our business and operations;

■	the operating and securities price performance of peer financial institutions;

■	the level of liquidity of our Common Stock;

■	future sales of our equity or equity-related securities;

■	announcements of innovations, new products, strategic developments, significant contracts, acquisitions and other material events by us or our competitors;

■	the impact of the Dodd-Frank Act on our businesses, business practices and cost of operations;

■	a credit default by the U.S. or Puerto Rico governments or a downgrade in the credit ratings of the U.S. or Puerto Rico governments;

■	the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico;

■	the departure of key personnel;

■	changes in the credit, mortgage and real estate markets, including the markets for mortgage-related securities;

■	changes in global financial markets and global economies and general market conditions;

■

negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect our liquidity and the performance of our loan portfolios, particularly in the markets in which we operate;

■	the failure to complete the BBVAPR Acquisition or unexpected difficulties or developments related to the integration of the BBVAPR Acquisition; and

■	the occurrence of major catastrophic events including terrorist attacks.

The stock markets, in general, have recently experienced, and may continue to experience, extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations that may be unrelated to our operating performance or prospects may adversely affect the trading price of our Common Stock. This volatility may affect the price at which you could sell the Common Stock, including at prices below the price you paid for the Common Stock. Increased volatility could also result in decline in the market price of our Common Stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.

Except as described under “Underwriting,” we are not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. Moreover, on July 3, 2012, we issued the Series C Preferred Stock, whose holders have the right to convert shares of preferred stock into Common Stock. The issuance of any additional Common Stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive Common Stock or the exercise of such securities could be substantially dilutive to holders of our Common Stock, which have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series.

The market price of our Common Stock could decline as a result of this offering and our expected offering of non-convertible non-cumulative perpetual preferred stock as well as sales of our securities made after these offerings. We are not obliged to raise specific individual amounts or a specific proportion of Common Stock to non-convertible non-cumulative perpetual preferred stock as part of the Buyer Capital Raise and the final amount of Common Stock and non-convertible non-cumulative perpetual preferred stock we issue may ultimately be driven by market conditions or regulatory requirements. To the extent we issue less non-convertible non-cumulative perpetual preferred stock than we intend, we may be required to raise additional equity as part of the Buyer Capital Raise, which could be in the form of our Common Stock and be dilutive to the existing holders of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our Common Stock and diluting their stock holdings in us.

In addition, we have in the past granted, and may from time to time grant, restricted stock units and options to purchase Common Stock to our directors, officers and employees under our Omnibus Performance Incentive Plan, which provides for equity-based compensation incentives. To the extent these options are exercised or the restricted periods for the restricted stock units lapse, the interests of our Common Stock shareholders will be subject to additional dilution.

These additional equity issuances would reduce any earnings available to the holders of our Common Stock and the return thereon unless our earnings increase correspondingly. This could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and place that we deem reasonable or appropriate. We cannot predict the timing or size of future equity issuances or the effect that they may have on the market price of the Common Stock.

The Common Stock is junior in right of payment to our existing and future indebtedness and to our existing and future preferred equity securities for purposes of dividend distribution or in the event of a liquidation, dissolution or winding-up.

In conjunction with the BBVAPR Acquisition, we expect to offer up to $         million in the aggregate of non-convertible non-cumulative perpetual preferred stock. We may in the future seek to raise additional capital and, if Oriental Bank’s capital ratios fall below the required minimums, we or Oriental Bank could be required to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Common Stock, or both. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution.

Our board of directors is also authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. In addition, our board of directors has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Common Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected. As of June 30, 2012, we had approximately $3.4 billion of total consolidated indebtedness and $68 million aggregate outstanding amount of preferred stock (not including $84 million aggregate outstanding amount of Series C Preferred Stock that would be senior in right of payment to the Common Stock. Pro forma for the BBVAPR Acquisition, we would have had $10.1 billion of total consolidated indebtedness and $185 million aggregate outstanding amount of preferred stock (not including any non-convertible non-cumulative perpetual preferred stock issued as part of the Buyer Capital Raise) that would be senior in right of payment to the Common Stock.

Federal and Puerto Rico banking regulations may limit the ability of investors to purchase the Common Stock.

Federal and Puerto Rico banking regulations may limit the amount of Common Stock that may be purchased by an investor (or group of investors acting in concert) without first obtaining regulatory approval. For example, the Change in Bank Control Act of 1978 would require an investor (or group of investors acting in concert) to obtain prior non-objection of the Federal Reserve Board in connection with the acquisition of 10% or more of any class of our voting securities. In addition, the U.S. Bank Holding Company Act of 1956, as amended (the “BHC Act”) would require an investor to obtain prior approval of the Federal Reserve Board in connection with any transaction that would cause the investor to “control” us. “Control” for this purpose would be deemed to exist if an investor acquires 25% or more of any class of our voting securities or otherwise is deemed to have the ability to exercise a “controlling influence” over us. The Federal Reserve Board assesses the existence of a “controlling influence” based on all of the facts and circumstances, including the investor’s aggregate ownership of voting and non-voting securities. Additional rules would apply to an investor that is itself controlled by another bank holding company.

Under the Puerto Rico Banking Act, as amended (the “Banking Act”), a notice must be filed with the OCFI not less than 60 days prior to the consummation of any transfer of our Common Stock if, after such transfer, the transferee (including any group acting in concert) will own more than 5% of outstanding Common Stock. The transfer will require the approval of the OCFI if it will result in a change of control. A transfer will be presumed to result in a change of control if, as a result of such transfer, a person or group that did not own more than 5% of our outstanding Common Stock prior to such transfer owns more than 5% of such stock. In acting upon any such request for approval, the OCFI must take into consideration factors such as the experience and moral and financial accountability of the transferee, its impact on our operations, whether the change of control threatens the interest of our depositors, creditors or shareholders, and any public interest considerations. We have received a waiver from the OCFI of such notice and approval requirements with respect to transfers of our Common Stock as part of this offering and subject to certain conditions, including that no purchaser acquires 10% or more of our outstanding Common Stock as a result of this offering and that, in effect, no such purchaser exercises directly or indirectly a controlling influence over the management or policies of Oriental Bank. For purposes of the Banking Act, the term “control” means the power to, directly or indirectly, direct or influence decisively the administration or the policies of the bank.

Investors should consult their own counsel regarding these and other regulatory requirements before making a decision to invest in the Common Stock.

Our ability to declare dividends on the Common Stock may be limited.

Unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of the Common Stock, (i) dividends are payable only if and when declared by our board of directors out of funds legally available for such payments and are non-cumulative; (ii) as a corporation, we are subject to restrictions on dividend payments and redemption payments out of lawfully available funds; and (iii) there are no restrictions on our business or operations or on our ability to incur indebtedness, issue additional Common Stock or engage in any transactions.

Although we have historically declared cash dividends on our Common Stock, we are not required to do so. We expect to continue to pay dividends but our ability to pay future dividends at current levels will necessarily depend upon our earnings, financial condition, and market conditions. In addition, any dividends payable on the Common Stock are required to be paid on all of our outstanding Common Stock, which may also impact our ability to make such payments.

Our ability to pay dividends on the Common Stock is also subject to restrictions in the terms of each of our Series A, Series B and Series C preferred stock and any restrictions in the terms of preferred stock that we may offer in the future, including the non-convertible non-cumulative perpetual preferred stock that we expect to offer to finance, in part, the BBVAPR Acquisition, respectively, each of which rank, or will rank, senior to the Common Stock in right of payment.

While our Series A, Series B and Series C preferred stock remain outstanding, we cannot declare, set apart for payment or pay any dividends or make any other distributions (other than dividends paid or other distributions made in any other class of our stock ranking junior to our preferred stock) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for shares of our stock ranking junior to our preferred stock), shares or our Common Stock or of any other class of our stock ranking junior to our preferred stock with respect to dividend rights and rights on liquidation, dissolution or winding up, unless (i) all accrued and unpaid dividends on our Series A, Series B and Series C preferred stock for the 12 prior monthly dividend periods have been paid or are paid contemporaneously, (ii) the full monthly dividend on our Series A, Series B and Series C preferred stock for the current month has been or is contemporaneously declared and paid or set apart for payment, and (iii) we have not defaulted on the payment of the redemption price of any shares of our Series A or Series B preferred stock called for redemption.

In addition, as a bank holding company, our ability to declare and pay dividends depends on a number of federal regulatory considerations, including our ability to meet minimum regulatory capital requirements. We will soon become subject to more stringent capital requirements, which could diminish our ability to pay dividends. New and evolving capital standards, both as a result of the Dodd-Frank Act and the implementation of new capital standards adopted by the Basel Committee on Banking Supervision, including the so-called “Basel III” international accord, will have a significant effect on banks and bank holding companies, including us. The Federal Reserve Board, together with the other federal banking agencies, recently issued a proposal to implement Basel III in the United States, that would, among other things, narrow the definition of regulatory capital, raise the capital requirements associated with many of our assets, and establish higher minimum risk-based capital ratios that, when fully phased in, will require banking organizations, including us, to maintain a minimum common equity Tier 1 risk-based ratio of 4.5%, a Tier 1 ratio risk-based ratio of 6%, and a total capital ratio of 8%. A capital conservation buffer of 2.5% above each of these levels (to be phased-in beginning in 2016) will also be required in order to avoid restrictions on our ability to pay dividends. Moreover, the need to maintain more and higher quality capital, as well as greater liquidity, going forward than historically has been required could also require us to take steps to increase our capital that may be dilutive to shareholders or may limit our ability to pay dividends or otherwise return capital to shareholders.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of the laws of the Commonwealth of Puerto Rico and provisions of our certificate of incorporation, as amended, and amended and restated by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. Additionally, our certificate of incorporation authorizes our board of directors to issue additional series of preferred stock and such preferred stock could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement to which this prospectus supplement relates and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file with the SEC following the date of this prospectus will not be incorporated by reference and you should rely only on the information incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below:

(a)	Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012;

(b)	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2012, to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2011;

(c)	Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012, filed with the SEC, respectively, on May 4, 2012 and August 3, 2012 (as amended on August 6, 2012); and

(d)	Current Reports on Form 8-K dated January 30, 2012, February 28, 2012, May 1, 2012, May 29, 2012, June 28, 2012 (Item 8.01) and July 3, 2012.

Our filings are available on the Investor Relations page of our website at http://www.orientalfg.com. Information contained in or linked to our website is not a part of this prospectus. You may also request a free copy of the above mentioned filings or any of our subsequent filings by written or oral request directed to:

Oriental Financial Group Inc.

Investor Relations c/o Anreder & Company

10 E. 40th Street, Suite 1308

New York, NY 10016

Telephone: (212) 532-3232 or (800) 421-1003

Facsimile: (212) 679-7999

E-mail: ofg@anreder.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included in this prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to the financial condition, results of operations, plans, objectives, future performance and business of the Company, including, but not limited to, statements with respect to the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal proceedings and new accounting standards on the Company’s financial condition and results of operations, all after giving pro forma effect to the BBVAPR Acquisition. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions are generally intended to identify forward-looking statements.

These statements are not guarantees of future performance and involve certain risks, uncertainties, estimates and assumptions by management that are difficult to predict. Various factors, some of which by their nature are beyond the Company’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

■	the rate of growth in the economy and employment levels, as well as general business and economic conditions and specific factors impacting Puerto Rico;

■	changes in interest rates, as well as the magnitude of such changes;

■	the fiscal and monetary policies of the federal government and its agencies;

■	a credit default by the U.S. or Puerto Rico governments or a downgrade in the credit ratings of the U.S. or Puerto Rico governments;

■	changes in federal bank regulatory and supervisory policies, including required levels of capital;

■	the impact of the Dodd-Frank Act and other regulatory initiatives on the Company’s businesses, business practices and cost of operations;

■	the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico;

■	the performance of the stock and bond markets;

■	competition in the financial services industry;

■	additional FDIC assessments;

■	possible legislative, tax or regulatory changes;

■	the receipt and timing of regulatory approvals required to consummate the BBVAPR Acquisition;

■	our ability to raise the necessary equity to finance the BBVAPR Acquisition;

■	our ability to successfully deleverage approximately $1.8 billion of our and BBVAPR’s investment securities and wholesale funding portfolios in connection with the BBVAPR Acquisition; and

■	difficulties in integrating BBVAPR’s operations into Oriental’s operations and achieving the expected benefits of the acquisition.

Other possible events or factors that could cause results or performance to differ materially from those expressed in these forward-looking statements include the following: negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; changes in interest rates and market liquidity, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; adverse movements and volatility in debt and equity capital markets; changes in market rates and prices that may adversely impact the value of financial assets and liabilities; liabilities resulting from litigation and regulatory investigations; changes in accounting standards, rules and interpretations; increased competition; our ability to grow our core businesses; decisions to downsize, sell or close units or otherwise change our business mix; and management’s ability to identify and manage these and other risks.

All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus, and other than as required by law, including the requirements of applicable securities laws, we assume no obligation to update or revise any such forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

THE BBVAPR ACQUISITION

The following discussion of the BBVAPR Acquisition is qualified in its entirety by reference to, and should be read in conjunction with, the information included elsewhere in this prospectus and in the documents incorporated by reference herein.

Background on the BBVAPR Acquisition

On June 28, 2012, Oriental and BBVA entered into the BBVAPR Acquisition Agreement, pursuant to which BBVA agreed to sell to Oriental, and Oriental agreed to purchase from BBVA, all of the outstanding common stock of each of BBVAPR Holding Corporation (the sole shareholder of BBVAPR Bank, a Puerto Rico chartered commercial bank, and BBVA Seguros, a subsidiary offering insurance services) and BBVA Securities, a registered broker-dealer.

Closing of the BBVAPR Acquisition is targeted to occur by year-end 2012. Consummation of the BBVAPR Acquisition is subject to the satisfaction of certain customary conditions, including the receipt of all required regulatory approvals without the imposition of a materially burdensome regulatory condition, as described in the BBVAPR Acquisition Agreement. See “—Regulatory Considerations.”

Oriental will acquire all of the outstanding common stock of each of BBVAPR Holding Corporation and BBVA Securities for an aggregate purchase price of $500 million, payable in cash. Immediately following the Closing, Oriental will merge BBVAPR Bank with and into Oriental Bank, with Oriental Bank continuing as the surviving entity. Oriental also intends to merge BBVA Securities with and into Oriental Financial Services, with Oriental Financial Services as the surviving registered broker-dealer and to combine the businesses of BBVA Seguros and Oriental Insurance.

The Company plans to finance the BBVAPR Acquisition through (i) the net proceeds from the issuance of Series C Preferred Stock on July 3, 2012, (ii) this offering, (iii) a separate offering of non-convertible non-cumulative perpetual preferred stock that we expect will commence concurrently with, or shortly after, this offering, and (iv) the remaining amount from cash on its balance sheet (see “—Additional Financing”).

In addition, to reduce capital requirements and further strategic goals (see “—Reasons for the BBVAPR Acquisition”), Oriental plans to deleverage approximately $1.8 billion of its and BBVAPR’s investment securities portfolio and wholesale funding in connection with the BBVAPR Acquisition. Oriental expects to sell approximately $1.4 billion of its investment securities and related funding arrangements and approximately $450 million of investment securities and related funding arrangements from BBVAPR’s balance sheet. See “Risk Factors—We may not be able to complete the planned deleveraging of our and BBVAPR’s investment securities and wholesale funding portfolios.”

In the BBVAPR Acquisition Agreement, Oriental and BBVA agreed to use their reasonable best efforts to consummate the transaction and agreed to cooperate with one another to make the necessary filings and obtain the necessary consents and approvals of third parties and governmental authorities. BBVA and Oriental also agreed to use reasonable best efforts to cooperate with one another concerning finalization of a transition services agreement pursuant to which BBVA will provide Oriental with certain services to assist Oriental with the day-to-day operations of the acquired companies and their transition to Oriental’s infrastructure, and to provide data for the integration of information, for a period of up to 12 months. Integration planning and negotiations relating to the transition services agreement are in their preliminary stages. BBVA agreed to cause the BBVAPR Companies to operate in the ordinary course of business consistent with past practice, and not to enter into certain types of transactions prior to the Closing.

BBVA agreed not to engage in specified activities competitive with the businesses of the BBVAPR Companies in Puerto Rico for three years following the Closing or solicit or hire any senior-level officer (other than certain excepted employees) of the BBVAPR Companies for one year following the Closing.

Oriental agreed that after the Closing it will phase out the use of BBVA marks within 60 days and provide each employee of the BBVAPR Companies who becomes an Oriental employee, for one year following the Closing, the base salary or hourly wage rate, annual bonus opportunity and employee benefits that are substantially comparable to those to which the employee was entitled immediately prior to the Closing, as well as severance benefits that are no less favorable than those provided immediately prior to the Closing.

In connection with the execution of the BBVAPR Acquisition Agreement, 30 members of management from BBVAPR Bank signed retention agreements with BBVAPR Bank providing for transaction bonuses for employees that remain with the BBVAPR Bank through the Closing, and for severance payments if their employment is terminated within 18 months following the Closing, subject to certain conditions. Oriental has agreed to honor and assume all obligations under the retention agreements.

The BBVAPR Acquisition Agreement provides certain customary termination rights for BBVA. Oriental may be subject to a termination fee of $25 million if the Closing does not occur before one year after execution of the BBVAPR Acquisition Agreement (or before 15 months after execution of the BBVAPR Acquisition Agreement under certain circumstances), the BBVAPR Acquisition Agreement is terminated, and the failure to close within one year (or such later date) is due to our inability to raise the specified additional funds or to obtain the Approvals or any other reason other than certain breaches by BBVA, subject to certain conditions. Also, under certain conditions, if the BBVA Acquisition Agreement is terminated, the termination fee is payable and BBVAPR proves that it sustained losses in connection with such non-consummation in excess of the termination fee amount, BBVA may recover from Oriental up to an additional $25 million in losses. There can be no assurance as to when or whether the acquisition will be consummated and what amounts Oriental may be obligated to pay under the BBVAPR Acquisition Agreement, if the acquisition is not consummated.

The BBVAPR Acquisition Agreement contains customary representations and warranties of each of BBVA and Oriental. It also contains customary indemnification provisions for each of BBVA and Oriental, subject, in certain cases, to a de minimis claim size threshold, an aggregate claim amount deductible, a cap on indemnification and other limitations on liability.

The BBVAPR Acquisition is contingent upon receipt by Oriental of all necessary regulatory approvals, including approval of the Federal Reserve Board, the FDIC, FINRA and the OCFI, as well as other customary closing conditions. See “—Regulatory Considerations.”

Reasons for the BBVAPR Acquisition

We believe the major objectives and anticipated benefits of the BBVAPR Acquisition are:

Effective use of excess capital to enhance financial performance, franchise and shareholder value. We believe this transaction offers an efficient use of our excess capital to enhance our financial performance, franchise and shareholder value.

■	Earnings per share accretion. The BBVAPR Acquisition is anticipated to result in earnings growth both in the short-term and over the long-term.

■

Market leading bank. We believe the combination of Oriental Bank and BBVAPR Bank will create a market leading bank that is strongly capitalized, locally controlled (all but three of BBVAPR’s management team is composed of local executives with significant retail and commercial banking experience) and focused on serving the needs of Puerto Rico businesses and consumers. Ultimately, combining two healthy institutions is expected to enable Oriental to continue to gain strength and leadership and enhance its competitive position in the Puerto Rico market. Pro forma for the BBVAPR Acquisition, the combined entities will rank second in Puerto Rico in total core deposits.

■

Bigger branch network. The BBVAPR Acquisition represents a unique opportunity to acquire 36 branches across Puerto Rico, which will be rebranded and add to Oriental’s 28 branches at June 30, 2012, resulting in the combined entities ranking second in number of retail branches on the island. After the integration of BBVAPR Bank and Oriental Bank is complete, Oriental will assess whether there are any branches with overlapping service areas for consolidation.

■

Expanded customer base and complementary products and services. BBVAPR has a strong franchise that we believe is highly complementary to Oriental’s. BBVAPR’s branch network will substantially increase Oriental’s presence across Puerto Rico. BBVAPR also has substantial commercial banking and auto lending operations supported by a management team of local executives with significant retail and commercial banking experience. We expect the BBVAPR Acquisition will provide Oriental with a strategic advantage in continuing to serve a market that desires both personalized attention and access to a broad array of financial products and services offered at competitive prices. The Company believes the Puerto Rico customers of BBVAPR will generally fit the Company’s traditional customer profile.

Transformation of Oriental’s financial profile. By acquiring the BBVAPR Companies, we will accelerate our long-standing goal of creating a more stable balance sheet, with a larger and more diversified loan portfolio, a greater core deposit funding base, and a smaller investment securities portfolio, improving earnings stability. Furthermore, in connection with the BBVAPR Acquisition, we plan to deleverage approximately $1.8 billion of our and BBVAPR’s investment securities and wholesale funding portfolios. In addition to reducing the sensitivity of our balance sheet to interest rates, the planned deleveraging would improve our capital ratios by reducing the size of our balance sheet. See “Risk Factors—We may not be able to complete the planned deleveraging of our and BBVAPR’s investment securities and wholesale funding portfolios.”

■

Larger and more diversified loan portfolio. The BBVAPR Acquisition will create a more attractive interest-earning asset composition, with an increased proportion of loans, from 30% of Oriental’s total interest-earning assets as at June 30, 2012 to 54% of the combined entities’ total interest-earning assets pro forma for the BBVAPR Acquisition and 66% after giving effect to the planned deleveraging. The resulting loan portfolio of the combined entities pro forma for the BBVAPR Acquisition will be approximately a third each in commercial loans, residential mortgages, and consumer loans and leases.

■

Greater core deposit funding base. The BBVAPR Acquisition creates a more attractive funding composition, especially after giving effect to the planned deleveraging. Core deposits, which accounted for 36% of our funding base at June 30, 2012, would remain 36% of the combined companies’ funding base and increase to 47% after giving effect to the planned deleveraging.

■

Smaller investment securities portfolio. The BBVAPR Acquisition will enable us to reposition our balance sheet composition away from wholesale assets and liabilities with a reduced proportion of investment securities, from 66% of Oriental’s total earning assets as of June 30, 2012 to 44% of the combined entities’ total earning assets pro forma for the BBVAPR Acquisition and 31% after giving effect to the planned deleveraging.

■

Earnings stability. As a result of the foregoing Oriental expects to rely less on investment securities and wholesale funding, which we expect will improve earnings stability and increase our overall net interest margin.

Strengthening Oriental’s position in Puerto Rico’s banking industry. We believe the BBVAPR Acquisition further increases the strength of Oriental’s position in the local banking industry. It is well timed, as the Puerto Rico economy has recently shown signs of stabilization and the Puerto Rico government’s fiscal situation has continued to improve.

For a discussion of the potential risks inherent in the BBVAPR Acquisition, see “Risk Factors–Risks Related to the Proposed BBVAPR Acquisition.”

Additional Financing

On July 3, 2012, the Company completed its sale to various institutional purchasers of $84 million of its Series C Preferred Stock, with a conversion price of $11.77, through a private placement pursuant to a subscription agreement dated June 28, 2012, between the Company and each of the purchasers, in accordance with Regulation D under the Securities Act.

In addition to the sale of the Series C Preferred Stock, prior to the Closing, Oriental agreed in the BBVAPR Acquisition Agreement to use its reasonable best efforts to carry out the Buyer Capital Raise. BBVA agreed to use its reasonable best efforts to provide information reasonably requested by Oriental, and otherwise to cooperate, in connection with the Buyer Capital Raise.

The Company plans to carry out the Buyer Capital Raise through:

■

the sale of shares              of our Common Stock in this offering for an aggregate offering price estimated at $             million and net proceeds to us, after deducting estimated underwriting discounts and offering expenses, estimated at approximately $             million (or $             million if the underwriter exercises in full its option to purchase              additional shares of Common Stock); and

■

the sale of up to $             million in the aggregate of a new series of non-convertible non-cumulative perpetual preferred stock offered in a separate offering that we expect will commence concurrently with, or shortly after, this offering.

The closing of this offering of Common Stock is not conditioned upon the closing of our offering of the non-convertible non-cumulative perpetual preferred stock, and the closing of our offering of the non-convertible non-cumulative perpetual preferred stock will not be conditioned upon the closing of this offering of Common Stock. We are not required under the BBVAPR Acquisition Agreement to raise specific individual amounts or a specific proportion of Common Stock to other equity as part of the Buyer Capital Raise and the final amount of Common Stock and non-convertible non-cumulative perpetual preferred stock we issue may ultimately be driven by market conditions or regulatory requirements.

Regulatory Considerations

Consummation of the BBVAPR Acquisition is subject to certain customary conditions, including the receipt of required regulatory approvals without the imposition of a materially burdensome regulatory condition, as described in the BBVAPR Acquisition Agreement. We have filed applications with the Federal Reserve Board, the FDIC, and the OCFI, and other relevant regulators to acquire the BBVAPR Companies. Although we currently believe we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them, or if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to or have a material adverse effect on the Company after consummation of the BBVAPR Acquisition or that will be so materially burdensome that they would prevent completion of the transaction pursuant to the BBVAPR Acquisition Agreement.

As of June 30, 2012 and December 31, 2011, the Company maintained capital ratios that satisfied the “well capitalized” standards under applicable regulatory capital guidelines. The Company’s capital ratios as of the Closing will be affected by a number of factors, including the $84 million in Series C Preferred Stock issued on July 3, 2012, this offering, and our separate offering of up to $         million in the aggregate of non-convertible non-cumulative perpetual preferred stock, the net assets acquired in the BBVA Acquisition, fair value adjustments under purchase accounting rules, including adjustments due to interest rate changes, and our performance between June 30, 2012 and the Closing.

While no assurance can be given, we expect that, taking into account the private placement and offerings mentioned in the foregoing paragraph, after giving effect to approximately $1.8 billion deleveraging of the investment securities and wholesale funding portfolios planned to occur in connection with the BBVAPR Acquisition (see “—Background on the BBVAPR Acquisition”), and purchase accounting adjustments, including the recording of goodwill and other intangibles, we will remain “well capitalized” upon the completion of the BBVAPR Acquisition. See “Risk Factors—A decline in the market value of our investment securities portfolio could adversely impact our regulatory capital ratios.”

Set forth below are minimum capital ratios, where applicable, and the capital ratios for the Company as of June 30, 2012:

■	on an actual basis; and

■

on a pro forma basis giving effect to (i) the issuance of the Series C Preferred Stock, (ii) this offering, and (iii) the consummation of the BBVAPR Acquisition, including the purchase accounting adjustments.

We expect that our separate offering of up to $             million in the aggregate of non-convertible non-cumulative perpetual preferred stock will have a positive effect on our capital ratios. Similarly, we expect that the deleveraging of $1.8 billion of the investment securities and wholesale funding portfolios planned in connection with the BBVAPR Acquisition will have a positive effect on our capital ratios.

The following pro forma capital ratios are presented for illustrative purposes only and do not necessarily indicate the financial results of the combined companies had the companies actually been combined as of the periods presented. The pro forma capital ratios are based largely on the purchase accounting adjustments, including the recording of goodwill and other intangibles, which are subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded at the time the BBVAPR Acquisition is completed. For more information on the purchase accounting and other adjustments used in preparing the pro forma financial information relating to the BBVAPR Acquisition adjustments, see “—Unaudited Pro Forma Condensed Combined Financial Information Relating to the BBVAPR Acquisition.”

	EXISTING WELL CAPITALIZED MINIMUM REGULATORY REQUIREMENTS	AS OF DECEMBER 31, 2011	AS OF JUNE 30, 2012
		ACTUAL	ACTUAL	PRO FORMA
Oriental Financial Group Inc. (1)
Tier 1 risk-based capital ratio	6%	31.52%	32.50%	10.98%
Total risk-based capital ratio	10	32.80	33.79	13.59
Tier 1 common equity to risk-weighted assets (2)	—	28.28	29.22	8.25
Tier 1 Capital to Total Assets (“Tier 1 Leverage Capital Ratio”)	5	9.65	10.75	5.65
Tangible common equity to tangible assets (3)	—	9.32	9.73	5.29
Tangible common equity to risk weighted assets (3)	—	29.71	29.88	10.29

(1)

From time to time, Oriental uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. Oriental presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and therefore may not be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

(2)

The Tier 1 common equity to risk-weighted assets ratio is a non-GAAP measure. Tier 1 common equity to total risk-weighted assets is proposed to become a required capital ratio beginning January 1, 2013, with a minimum requirement of 4.5%. Additionally, a capital conservation buffer composed of Tier 1 common equity is proposed to be applicable to avoid restrictions on distributions and compensation beginning January 1, 2013, at a level of 2.5% to be phased in over several years. See “Risk Factors—A decline in the market value of our investment securities portfolio could adversely impact our regulatory capital ratios.” Ratios calculated based upon Tier 1 common equity have become a focus of regulators and investors, and management believes ratios based on Tier 1 common equity assist investors in analyzing Oriental’s capital position. In connection with the Supervisory Capital Assessment Program, the Federal Reserve Board began supplementing its assessment of the capital adequacy of a bank holding company based on a variation of Tier 1 capital, known as Tier 1 common equity.

Because Tier 1 common equity is not formally defined by GAAP or, unlike Tier 1 capital, currently codified in the federal banking regulations, this measure is considered to be a non-GAAP financial measure. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Oriental has procedures in place to calculate these measures using the appropriate GAAP or regulatory components. Although these non-GAAP financial measures are frequently used by shareholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

(3)

Tangible common equity, tangible assets and the ratio of tangible common equity to tangible assets are non-GAAP measures. Management and many stock analysts use tangible common equity to tangible assets ratio in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations. Neither tangible common equity nor tangible assets or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names.

Tangible common equity consists of common equity less intangible assets (defined as goodwill and core deposit intangibles). Management believes that the ratios of tangible common equity to tangible assets and to risk-weighted assets assist investors in analyzing Oriental’s capital position.

The following table provides a reconciliation of Oriental’s total stockholders’ equity at June 30, 2012 (on an actual and pro forma basis) and December 31, 2011 to Tier 1 common equity as defined by the Federal Reserve Board, FDIC and other bank regulatory agencies:

	AS OF DECEMBER 31, 2011	AS OF JUNE 30, 2012 (ACTUAL)	AS OF JUNE 30, 2012 (PRO FORMA)
	(in thousands)
Common stockholders’ equity	$627,555	$624,202	652,257
Unrealized gains on available-for-sale securities, net of income tax	(79,244)	(70,700)	(70,700)
Unrealized losses on cash flow hedges, net of income tax	42,113	49,439	49,439
Disallowed deferred tax assets	(26,879)	(26,243)	(126,150)
Disallowed servicing assets	(1,045)	(1,079)	(1,079)
Intangible assets:
Goodwill	(2,701)	(2,701)	(71,663)
Core deposit intangible	(1,185)	(1,114)	(8,240)
Subordinated capital notes	35,000	35,000	35,000

Total Tier 1 common equity	$593,614	$606,804	458,864

Tier 1 common equity to risk-weighted assets	28.28%	29.22%	8.25%

The following table provides a reconciliation of Oriental’s total stockholders’ equity to tangible common equity at June 30, 2012 (on an actual and pro forma basis) and December 31, 2011:

	AS OF DECEMBER 31, 2011	AS OF JUNE 30, 2012	AS OF JUNE 30, 2012 (PRO FORMA)
	(in thousands)
Total stockholders’ equity	$695,555	$692,202	804,257
Preferred stock	(68,000)	(68,000)	(152,000)
Goodwill	(2,701)	(2,701)	(71,663)
Core deposit intangible	(1,185)	(1,114)	(8,240)

Total tangible common equity	$623,669	$620,387	572,354

Total assets	6,693,675	6,375,648	10,895,144
Goodwill	(2,701)	(2,701)	(71,663)
Core deposit intangible	(1,185)	(1,114)	(8,240)

Total tangible assets	$6,689,789	$6,371,833	10,815,241

Tangible common equity to tangible assets	9.32%	9.73%	5.29%

Description of BBVAPR

General. The BBVAPR Companies are privately held companies and wholly-owned direct or indirect subsidiaries of BBVA. They are organized under the laws of the Commonwealth of Puerto Rico and their headquarters are in San Juan. BBVAPR provides comprehensive banking, insurance and securities brokerage services through a complete range of banking and financial solutions, including commercial banking; auto lending; corporate banking; residential mortgage lending; retail banking; financial planning; insurance; wealth management and investment brokerage. Like Oriental, BBVAPR Holding Corporation is subject to the provisions of the BHC Act and, accordingly, subject to the supervision and regulation of the Federal Reserve Board. The FDIC and OCFI also have regulatory and examination authority over BBVAPR Bank. The Office of the Insurance Commissioner of Puerto Rico has regulatory and examination authority over BBVA Seguros.

BBVAPR Bank operates through 36 branches across Puerto Rico and has a diversified business model offering a variety of products and services. It is a leader in auto lending and has strong specialized corporate and institutional credit and services lines of business. It also has strong franchises in residential mortgage lending, retail banking, insurance and cash management. As of June 30, 2012, it had $5.0 billion in total assets, $3.7 billion in gross loans and $3.4 billion in deposits, including $680 million in brokered deposits.

Historical Development. BBVAPR was founded in 1969 as Banco de Mayagüez. In 1979, it was acquired by Banco Occidental (which was later acquired by Banco de Vizcaya). In 1992, it changed its name to Banco Bilbao Vizcaya Puerto Rico and in 1998 the headquarters were moved to San Juan. BBVAPR acquired Royal Bank de Puerto Rico in 1993 and Las Americas Trust & Company in 1994. In 1998, BBVAPR completed its expansion plan through the merger with PonceBank and the acquisition of certain assets and liabilities of Chase Manhattan Bank. In October 1999, Banco Bilbao Vizcaya merged with Argentaria, creating Banco Bilbao Vizcaya Argentaria, S.A., and consequently, Banco Bilbao Vizcaya Puerto Rico was renamed Banco Bilbao Vizcaya Argentaria Puerto Rico. In 2000, BBVAPR acquired a substantial part of Citibank’s auto financing business.

Operating Activities. BBVAPR operates through three major business segments: banking, insurance, and securities brokerage and distinguishes itself based on quality service and marketing efforts focused on corporate and commercial customers, retail clients, state and municipal governments and other non-profit organizations, primarily in Puerto Rico.

■

Banking Activities: BBVAPR’s banking activities are carried out through BBVAPR Bank, a commercial bank offering a variety of products and services mostly in Puerto Rico. It specializes in commercial banking and auto lending with strong corporate banking services. It also has strong franchises in residential mortgage lending and retail banking, including checking and savings accounts. Most of BBVAPR Bank’s business activities are with customers located within Puerto Rico. BBVAPR Bank operates an international banking entity, Banco Bilbao Vizcaya Argentaria Puerto Rico—Overseas, as a unit of BBVAPR Bank.

The majority of BBVAPR Bank’s loan portfolio consists of commercial and industrial loans, residential mortgage loans, and auto loans. Commercial and industrial loans are granted to clients in diverse industries and do not have a significant concentration in any one industry or customer. The composition of BBVAPR Bank’s loan portfolio, excluding residential mortgage loans held for sale, as of December 31, 2011 and 2010 and as of June 30, 2012 is as follows:

	AS OF DECEMBER 31		AS OF JUNE 30 2012
	2011	2010
	(in thousands)
Commercial and industrial, including overdraft balances on demand deposits of $974, $5,926 and $595, respectively	$1,286,620	$1,069,054	$1,293,670
Construction and commercial real estate	303,162	390,031	285,398
Residential mortgage	921,768	942,034	916,857
Auto loans	1,196,993	1,155,630	1,246,612
Consumer, including overdraft balances on demand deposits of $55, $66 and $103, respectively	242,653	239,892	245,623

Subtotal	3,951,196	3,796,641	3,988,160
Unearned interest	(289,362)	(262,896)	(308,127)
Discount on residential mortgage loans	(3,948)	(4,759)	(3,497)
Net deferred loan costs	9,472	9,381	9,460
Allowance for loan losses	(132,001)	(163,354)	(129,277)

Total	$3,535,357	$3,375,013	$3,556,719

Commercial and industrial loans include commercial credit lines, overdrafts, unsecured commercial loans, and commercial loans secured by real estate and by other types of collateral. These loans are granted mainly to corporate clients, to automobile dealers to finance their inventory, to the government and to small and medium sized enterprises.

Construction and commercial real estate loans include interim construction, land, and permanent loans (rental properties).

Residential mortgage loans are loans secured with first and second mortgages on residential properties that are originated in compliance with the specific guidance established by BBVAPR’s mortgage loan policy in relation to conforming and nonconforming loans. BBVAPR Bank also obtains approval from the Federal National Mortgage Association and the Government National Mortgage Association for subsequent sale of eligible loans in the secondary market. During 2011 and 2010, BBVAPR Bank sold and securitized residential loans amounting to $89 million and $106 million, respectively, for gains amounting to $1.4 million and $0.6 million respectively. During the first half of 2012 and 2011, BBVAPR Bank sold and securitized residential loans amounting to $64 million and $42.9 million, respectively, for gains amounting to $1.7 million and $0.66 million, respectively.

Auto loans consist of financings for the purchase of new or used motor vehicles for private or public use. These loans are granted mainly through dealers authorized and approved by the auto credit department committee of BBVAPR Bank.

Consumer loans include retail products, such as personal loans, credit cards, and lines of credits, among others.

The following table summarizes BBVAPR’s net deposits by type as of June 30, 2012.

BALANCE
(in millions)
Non-interest bearing demand deposits	$709
Interest bearing savings and NOW accounts	996
Certificates of deposit	1,729

Total	$3,434

■

Insurance Activities: BBVAPR’s insurance services are offered through BBVA Seguros, acting as a general insurance agency to sell life, health, disability, title and property and casualty insurance products in Puerto Rico it mainly sells through BBVAPR’s branch network and through referrals from the auto and mortgage businesses and the BBVAPR branch network.

■

Securities Brokerage. BBVAPR’s securities trading and brokerage services are offered through BBVA. It is engaged in a single line of business as securities broker-dealer, which comprises several classes of services, including principal transactions, agency transactions, investment banking (including underwriting and agency services), and financial advisory services (including merger and acquisition and financial and restructuring services). BBVA Securities’ counterparties include broker-dealers, banks, and other financial institutions. BBVA Securities has a clearing agreement with Pershing LLC pursuant to which Pershing LLC clears and executes the brokerage transactions of BBVA Securities’ customers on a fully disclosed basis with BBVA Securities assuming the obligations of any defaulting customer.

BBVA Securities is a member of the Financial Industry Regulatory Authority, Inc. and the Securities Investor Protection Corporation. It does not carry customer accounts and is accordingly exempt from the Customer Protection Rule (SEC Rule 15c3-3).

Market Area and Competition. Like Oriental, the main geographic business and service area of BBVAPR is in Puerto Rico, where the banking market is highly competitive.

Employees. As of June 30, 2012, BBVAPR had approximately 1,000 employees. None of its employees is represented by a collective bargaining group or unions.

Unaudited Pro Forma Condensed Combined Financial Information Relating to the BBVAPR Acquisition

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact of the BBVAPR Acquisition on the historical financial positions and results of operations of Oriental and BBVAPR under the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of BBVAPR will be recorded by Oriental at their respective fair values as of the date the BBVAPR Acquisition is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Oriental and BBVAPR as of and for the six-month period ended June 30, 2012, and for the year ended December 31, 2011. The unaudited pro forma condensed combined statement of financial condition as of June 30, 2012, assumes the BBVAPR Acquisition was completed on that date. The unaudited pro forma condensed combined statements of operations give effect to the BBVAPR Acquisition as if the BBVAPR Acquisition had been completed at the beginning of the earliest period presented, January 1, 2011. The BBVAPR Acquisition, which is targeted to be completed by year-end 2012, involves an aggregate purchase price of $500 million.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the following financial statements included elsewhere or incorporated by reference in this prospectus:

■	Oriental’s historical unaudited consolidated financial statements as of and for the six-month period ended June 30, 2012;

■	Oriental’s historical audited consolidated financial statements as of and for the year ended December 31, 2011;

■	BBVAPR’s historical unaudited combined financial statements as of and for the six-month period ended June 30, 2012; and

■	BBVAPR’s historical audited combined financial statements as of and for the year ended December 31, 2011.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented nor should it be considered a prediction of future results. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised, and such revisions may be material. The unaudited pro forma condensed combined financial information does not give effect to our expected separate offering of up to $         million in the aggregate of non-convertible non-cumulative perpetual preferred stock or our approximately $1.8 billion deleveraging of the investment securities and wholesale funding portfolios planned in connection with the BBVAPR Acquisition. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on income, potential income enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. Further, the pro forma allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded at the time the BBVAPR Acquisition is completed.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of June 30, 2012

	OFG	BBVAPR		PRO FORMA ADJUSTMENTS		PRO FORMA OFG BEFORE STOCK ISSUANCES	NET CAPITAL RAISES	PRO FORMA COMBINED OFG
	(In thousands)
ASSETS
Cash and cash equivalents	$464,579	$428,570		$(500,000)	A	$393,149	$112,055	$505,204

Securities purchased under agreements to resell and federal funds sold	225,000	14,000		—		239,000	—	239,000

Investments:
Trading securities, at fair value	214	1,172		—		1,386	—	1,386
Investment securities available-for-sale, at fair value	2,612,839	593,263		—		3,206,102	—	3,206,102
Investment securities held-to-maturity, at amortized cost	895,500	3,110		4	I	898,614	—	898,614
Federal Home Loan Bank (FHLB) stock, at cost	22,868	16,674		—		39,542	—	39,542
Other investments	69	—		—		69	—	69

Total investments	3,531,490	614,219		4		4,145,713	—	4,145,713

Loans held-for-sale, at lower of cost or fair value	34,718	16,893		—		51,611	—	51,611
Loans held for investment, net of allowance for loan and lease losses	1,585,638	3,556,719		(107,596)	C	5,034,761	—	5,034,761

Total loans, net	1,620,356	3,573,612		(107,596)		5,086,372	—	5,086,372

FDIC shared-loss indemnification asset	359,767	—		—		359,767	—	359,767
Foreclosed real estate	31,631	62,740		—		94,371	—	94,371
Deferred tax asset, net	35,887	44,288		48,646	H	128,821	—	128,821
Premises and equipment, net	20,090	38,603		23,351	J	82,044	—	82,044
Derivative assets	11,367	9,661		—		21,028	—	21,028
Goodwill	2,701	116,353		(47,391)	E	71,663	—	71,663
Core Deposit Intangibles	1,114	—		7,126	D	8,240	—	8,240
Other assets	71,666	100,465		(19,210)	L	152,921	—	152,921

Total assets	$6,375,648	$5,002,511		$(595,070)		$10,783,089	$112,055	$10,895,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$2,222,942	$3,438,301	M	$16,738	F	$5,677,981	$—	$5,677,981
Securities sold under agreements to repurchase and federal funds purchased	3,053,865	351,416	M	19,217	G	3,424,498	—	3,424,498
Other borrowings	286,653	398,692	M	1,461	G	686,806	—	686,806
Subordinated capital notes	36,083	117,000		(13,887)	G	139,196	—	139,196
Derivative liabilities	56,217	9,582		—		65,799	—	65,799
Accrued expenses and other liabilities	27,686	66,779	M	2,142	K	96,607	—	96,607

Total liabilities	5,683,446	4,381,770		25,671		10,090,887	—	10,090,887

	OFG	BBVAPR	PRO FORMA ADJUSTMENTS		PRO FORMA OFG BEFORE STOCK ISSUANCES	NET CAPITAL RAISES		PRO FORMA COMBINED OFG
	(In thousands)
Stockholders’ equity:
Preferred stock	68,000	—	—		68,000	84,000		152,000
Common stock	47,842	166,852	(166,852)	B	47,842	3,056	N	50,898
Additional paid-in capital	499,852	362,891	(362,891)	B	499,852	24,999		524,851
Legal surplus	52,668	—	—		52,668	—		52,668
Retained earnings	83,982	80,077	(80,077)	B	83,982	—		83,982
Treasury stock, at cost	(81,403)	—	—		(81,403)	—		(81,403)
Accumulated other comprehensive income, net of tax	21,261	10,921	(10,921)	B	21,261	—		21,261

Total stockholders’ equity	692,202	620,741	(620,741)		692,202	112,055		804,257

Total liabilities and stockholders’ equity	$6,375,648	$5,002,511	$(595,070)		$10,783,089	$112,055		$10,895,144

Statement of financial condition pro forma adjustments as of June 30, 2012

A	Cash consideration paid for BBVAPR.

B	Elimination of BBVAPR capital accounts to recognize the BBVAPR Acquisition under the purchase method of accounting.

C	Elimination of existing BBVAPR allowance for loan and lease losses of $129 million and recording mark to market of loan portfolio.

D	Recording of core deposit intangible.

E	Elimination of $116 million in BBVAPR existing goodwill and recording of acquisition goodwill as a result of the BBVAPR Acquisition.

F	Recording fair value of BBVAPR time deposits. Core deposits have been evaluated to record a core deposit intangible.

G	Recording fair value of BBVAPR repurchase agreements, subordinated capital notes and other borrowings.

H	Recording net deferred tax asset assuming a tax-free merger through a stock acquisition. In a tax-free merger, BBVAPR would not recognize taxable gain or loss on the BBVAPR Acquisition date. Therefore, the tax basis of assets acquired and liabilities assumed will carry over to Oriental without consideration of fair value adjustments.

I	Recording mark to market adjustment of BBVAPR held to maturity securities.

J	Recording fair value of BBVAPR premises.

K	Adjustment of income tax payable for net operating loss carry forward limitations. Net deferred tax asset is also adjusted for this amount.

L	Elimination of accrued interest receivable since it is part of the mark to market of loan valuation.

M	Accrued interest payable was reclassified into deposits, securities sold under agreements to repurchase and federal funds purchased, and other borrowings to conform to Oriental’s presentation.

N	Assuming that $33 million in Common Stock pursuant to this offering was issued at a purchase price of $10.80, the last sale price of our Common Stock on the NYSE on August 31, 2012.

Unaudited Pro Forma Condensed Combined Statements of

Operations for the Six-Month Period Ended June 30, 2012

	OFG	BBVAPR	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED OFG
	(In thousands)
Interest income:
Loans	$77,229	$118,019	$40,159	D	$235,407
Investments	53,479	7,373	—		60,852

Total interest income	130,708	125,392	40,159		296,259

Interest expense:
Deposits	17,210	19,080	(2,790)	D	33,500
Securities sold under agreements to repurchase	34,156	8,315	(5,301)	D	37,170
Other borrowed funds	6,754	7,321	(703)	D	13,372
Subordinated capital notes	649	1,220	2,777	D	4,646

Total interest expense	58,769	35,936	(6,017)		88,688

Net interest income	71,939	89,456	46,176		207,571
Provision for loan and lease losses, net	15,424	17,000	—		32,424

Net interest income after provision for loan and lease losses	56,515	72,456	46,176		175,147

Non-interest income	30,181	26,575	—		56,756
Non-interest expense:
Compensation and employee benefits	21,550	24,863	—		46,413
Professional and service fees	10,442	9,616	—		20,058
Occupancy and equipment	8,455	9,865			18,320
Insurance	3,262	3,874	—		7,136
Other	14,383	23,603	940	A, B	38,926

Total non-interest expense	58,092	71,821	940		130,853

Income before income taxes	28,604	27,210	45,236		101,050
Income tax expense	2,994	7,553	13,571	C	24,118

Net income	25,610	19,657	31,665		76,932
Less: Dividends on preferred stock	(2,401)	—	—		(2,401)

Income available to common shareholders	$23,209	$19,657	$31,665		$74,531

Income per common share:
Basic	$0.57	$—	$1.13	E	$1.69

Diluted	$0.57	$—	$0.88	E, F	$1.45

Average common shares outstanding	40,873	—	3,113	E	43,986

Average common shares outstanding and equivalents	40,986	—	10,251	E, F	51,237

Statement of operations pro forma adjustments for the six-month period ended June 30, 2012

A	Incremental amortization of core deposit intangible using an accelerated method over a useful life of ten years.
B	Additional depreciation expense of premises valuation mark up adjustment over 40 years.
C	Income tax expense assumes an effective tax rate of 30%, a tax-free merger and an acquisition of shares.
D	Interest income has been adjusted to reflect the amortization of the accounting adjustment related to the difference between the fair value of acquired loans and the loans’ par value. These loans will be accounted for either under the provisions of ASC 310-30 or ASC 310-20 based on the credit quality and risk characteristics of the acquired loans. The amortization presented herein assumes that all acquired loans are accounted for under the provisions of ASC 310-20, where the difference between the fair value of the acquired loans and the loans’ par value is amortized into interest income, and the pro forma provision for loan losses does not include any adjustments for credit losses, including those Oriental has taken into account in estimating the loans’ fair value. Credit losses will reduce future period’s net income as they are incurred. Upon and subsequent to the BBVAPR Acquisition, with respect to loans that are to be accounted under ASC 310-20, we will measure the effects of credit losses following the provisions of ASC 310-10 and ASC 450-20 to the acquired portfolio of loans. With respect to loans that are to be accounted for under the provisions of ASC 310-30, the interest income will accrete from the fair value of the acquired loans to the expected cash flows and then the credit losses would be based on the changes to such expected cash flows subsequent to the acquisition as prescribed in ASC 310-30.

Interest expense has been adjusted to reflect the amortization of the accounting adjustment related to current interest rates with respect to deposits and other liabilities for borrowed money being acquired. The adjustment relates to the difference between the fair value of these liabilities and their principal amount at maturity.
E	Assuming that $33 million in Common Stock pursuant to this offering was issued on January 1, 2011 at a purchase price of $10.80, the closing price of our Common Stock on August 31, 2012.
F	Assuming $84 million in Series C Preferred Stock was issued on January 1, 2011.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2011

	OFG	BBVAPR	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED OFG
	(In thousands)
Interest income:
Loans	$135,998	$231,408	$80,318	D	$447,724
Investments	161,030	14,216	—		175,246

Total interest income	297,028	245,624	80,318		622,970

Interest expense:
Deposits	45,645	35,857	(5,579)	D	75,923
Securities sold under agreements to repurchase	93,279	23,307	(10,604)	D	105,982
Other borrowed funds	16,431	17,283	(1,406)	D	32,308
Subordinated capital notes	1,231	3,042	5,554	D	9,827

Total interest expense	156,586	79,489	(12,035)		224,040

Net interest income	140,442	166,135	92,353		398,930
Provision for loan and lease losses, net	13,813	31,050	—		44,863

Net interest income after provision for loan and lease losses	126,629	135,085	92,353		354,067

Non-interest income	30,989	49,501	—		80,490
Non-interest expense:
Compensation and employee benefits	45,552	48,209	—		93,761
Professional and service fees	21,742	18,387	—		40,129
Occupancy and equipment	17,407	20,178			37,585
Insurance	6,642	7,689	—		14,331
Other	30,959	39,435	1,879	A, B	72,273

Total non-interest expense	122,302	133,898	1,879		258,079

Income before income taxes	35,316	50,688	90,474		176,478
Income tax expense	866	16,763	27,142	C	44,771

Net income	34,450	33,925	63,332		131,707
Less: Dividends on preferred stock	(4,802)	—	—		(4,802)

Income available to common shareholders	$29,648	$33,925	$63,332		$126,905

Income per common share:
Basic	$0.67	$—	$2.00	E	$2.67

Diluted	$0.67	$—	$1.65	E, F	$2.32

Average common shares outstanding	44,433	—	3,113	E	47,546

Average common shares outstanding and equivalents	44,524	—	10,251	E, F	54,775

Statement of operations pro forma adjustments for the year ended December 31, 2011

A	Incremental amortization of core deposit intangible using an accelerated method over a useful life of ten years.
B	Additional depreciation expense of premises valuation mark up adjustment over 40 years.
C	Income tax expense assumes an effective tax rate of 30%, a tax-free merger and an acquisition of shares.
D	Interest income has been adjusted to reflect the amortization of the accounting adjustment related to the difference between the fair value of acquired loans and the loans’ par value. These loans will be accounted for either under the provisions of ASC 310-30 or ASC 310-20 based on the credit quality and risk characteristics of the acquired loans. The amortization presented herein assumes that all acquired loans are accounted for under the provisions of ASC 310-20, where the difference between the fair value of the acquired loans and the loans’ par value is amortized into interest income, and the pro forma provision for loan losses does not include any adjustments for credit losses, including those Oriental has taken into account in estimating the loans’ fair value. Credit losses will reduce future period’s net income as they are incurred. Upon and subsequent to the BBVAPR Acquisition, with respect to loans that are to be accounted under ASC 310-20, we will measure the effects of credit losses following the provisions of ASC 310-10 and ASC 450-20 to the acquired portfolio of loans. With respect to loans that are to be accounted for under the provisions of ASC 310-30, the interest income will accrete from the fair value of the acquired loans to the expected cash flows and then the credit losses would be based on the changes to such expected cash flows subsequent to the acquisition as prescribed in ASC 310-30.

Interest expense has been adjusted to reflect the amortization of the accounting adjustment related to current interest rates with respect to deposits and other liabilities for borrowed money being acquired. The adjustment relates to the difference between the fair value of these liabilities and their principal amount at maturity.
E	Assuming that $33 million in Common Stock pursuant to this offering was issued on January 1, 2011 at a purchase price of $10.80.
F	Assuming $84 million in Series C Preferred Stock was issued on January 1, 2011.

Note 1: Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting, giving effect to the BBVAPR Acquisition as if it had occurred, with respect to the unaudited pro forma condensed combined statements of operations, as of the beginning of the earliest period presented, January 1, 2011, and with respect to the unaudited pro forma condensed combined statement of financial condition, as of June 30, 2012. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the BBVAPR Acquisition been consummated at the beginning of the period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information of BBVAPR has been reclassified to conform to the condensed presentation in the unaudited pro forma condensed combined financial statements. The BBVAPR Acquisition, which is targeted to be completed by year-end 2012, is subject to regulatory approval. The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record assets and liabilities of BBVAPR at their respective fair values and represents management’s best estimates based on available information. The pro forma adjustments included herein are subject to updates, which could be material, as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the BBVAPR Acquisition is completed and after completion of additional analyses to determine the fair value of BBVAPR’s tangible and identifiable intangible assets and liabilities as of the date of the Closing of the BBVAPR Acquisition. Increases or decreases in the estimated fair values of the net assets, commitments, executory contracts, and other items of BBVAPR as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to BBVAPR’s stockholder’s equity, including results of operations from July 1, 2012, through the date the BBVAPR Acquisition is completed, will also change the amount of goodwill recorded.

The unaudited pro forma condensed combined statement of financial condition also includes the effects of Oriental’s issuance of the Series C Preferred Stock on July 3, 2012 and this offering. See Note 4 below. The pro forma adjustments include assumptions regarding the amounts of capital to be raised in this offering, and amounts actually raised in this offering may differ.

Note 2: Accounting Policies and Financial Statement Classifications

The accounting policies of BBVAPR are in the process of being reviewed in detail by Oriental. Upon completion of such review, conforming adjustments or financial statement reclassifications may be necessary. For example, the loss emergence periods used for various loan product classes, the estimated probability of default, the loss given default and the asset quality ratings assigned to specific credits used by BBVAPR may differ from those used by Oriental and may require conforming adjustments. Further, other conforming adjustments could be determined based on the accounting policy review.

Note 3: Prospective Pre-Tax Income Effect from the Accounting Adjustments Affecting the Acquisition of BBVAPR

The unaudited pro forma condensed combined statement of operations includes adjustments to estimate the amortization of the accounting adjustment related to current interest rates and spreads. The following table presents the estimated increase (decrease) on pre-tax income from the purchase accounting adjustments for five years related to this amortization. The following table does not include further adjustments for credit losses that Oriental may need to make subsequent to the BBVAPR Acquisition. Any further adjustments for credit losses may cause pre-tax income to be lower than amounts estimated below. Upon and subsequent to the BBVAPR Acquisition, with respect to loans that are to be accounted under ASC 310-20, we will measure the effects of credit losses following the provisions of ASC 310-10 and ASC 450-20 to the acquired portfolio of loans. With respect to loans that are to be accounted for under the provisions of ASC 310-30, the interest income will accrete from the fair value of the acquired loans to the expected cash flows and then the credit losses would be based on the changes to such expected cash flows subsequent to the acquisition as prescribed in ASC 310-30. The amounts for Year 1 agree with the pro forma adjustments in the unaudited pro forma condensed combined statement of operations.

	(In thousands)
	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5
Loans	$80,318	$35,085	$78,049	$4,636	$6,870
Deposits	5,579	4,464	3,348	2,232	1,116
Borrowings	6,455	2,240	(570)	(1,389)	—

	$92,352	$41,789	$80,827	$5,479	$7,986

Note 4: Capital Issuance

On July 3, 2012, Oriental issued the Series C Preferred Stock in connection with the BBVAPR Acquisition. Holders of the Series C Preferred Stock may convert their shares into Common Stock. Subject to certain adjustments in the event of fundamental changes concerning Oriental, certain specified events, or to prevent dilution, the Series C Preferred Stock may be converted at a conversion rate of 84.9798 shares of Common Stock per share of preferred stock (the “Conversion Rate”).

The unaudited pro forma condensed combined statement of financial condition assumes the issuance of $33 million of Common Stock pursuant to this offering. The pro forma condensed combined statement of operations assumes the issuance of $33 million of Common Stock pursuant to this offering on January 1, 2011, at a purchase price of $10.80, the last sale price of our Common Stock on August 31, 2012.

Note 5: Preliminary Purchase Accounting Allocation

The following table presents the preliminary pro forma goodwill resulting from the BBVAPR Acquisition.

(In thousands)
Cash Consideration	$500,000
BBVAPR stockholder’s equity	620,741
BBVAPR goodwill	(116,353)
Adjustments to reflect assets acquired and liabilities assumed at fair value:
Loans, net	(107,596)
Securities held-to-maturity	4
Premises and equipment, net	23,351
Core deposit intangible	7,126
Other assets	(19,210)
Deposits	(16,738)
Accrued expenses and other liabilities	(2,142)
Repurchase agreements, subordinated capital notes and other borrowings	(6,791)
Deferred taxes	48,646

Fair value of net assets acquired	431,038

Preliminary pro forma goodwill resulting from the BBVAPR Acquisition	$68,962

Note 6: Effect of Hypothetical Adjustments on BBVAPR’s Historical Financial Statements

The unaudited pro forma condensed combined statement of operations presents the pro forma results assuming the consummation of BBVAPR Acquisition occurred at the earliest date presented, January 1, 2011. As required by Regulation S-X Article 11, the pro forma financial statements for the six months ended June 30, 2012 and for the year ended December 31, 2011, do not reflect any adjustments to eliminate BBVAPR’s historical provision for credit losses and goodwill impairment charges. Had the BBVAPR Acquisition been consummated on January 1, 2011, the application of purchase accounting as required by ASC 805, Business Combinations, would have resulted in the acquired assets and liabilities being recorded at fair value with any excess fair value recorded as goodwill as of that date.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the              shares of Common Stock offered in this offering, after deducting estimated underwriting discounts and estimated offering expenses, will be approximately $         million (or $         million if the underwriter exercises in full its option to purchase              additional shares of Common Stock). We intend to use the net proceeds from this offering to fund a portion of the purchase price for the pending BBVAPR Acquisition described under “The BBVAPR Acquisition.” If there is any excess of net proceeds over the amount of Buyer Capital Raise for the BBVAPR Acquisition, we intend to use any such excess net proceeds for general corporate purposes.

Until Closing of the BBVAPR Acquisition, the proceeds of this offering will be held as cash or cash equivalents. If the Closing does not occur, the proceeds will be applied for general corporate purposes, including, without limitation, the possible redemption of the Series C Preferred Stock, the mandatory redemption of the non-convertible, non-cumulative preferred stock that we expect to offer in a separate transaction concurrently with, or shortly after, this offering or other outstanding securities. Redemption of the Series C Preferred Stock and the non-convertible non-cumulative preferred stock may be subject to the receipt of prior regulatory approval under then applicable regulations.

A $1.00 increase (decrease) in the assumed public offering price of $10.90 per share (the last sale price of our Common Stock on the NYSE on October 8, 2012) would increase (decrease) the net proceeds to us from this offering by $         million, assuming the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is listed and traded on the NYSE under the symbol “OFG.” The following table shows, for the periods indicated, the high and low closing sales price per share on the NYSE for our Common Stock.

	PRICE		CASH DIVIDEND PER SHARE
	HIGH	LOW
Fiscal year ended December 31, 2010
1st Quarter	$14.09	$10.00	$0.04
2nd Quarter	$16.72	$12.49	$0.04
3rd Quarter	$14.45	$12.13	$0.04
4th Quarter	$13.72	$11.50	$0.05
Fiscal year ended December 31, 2011
1st Quarter	$12.84	$11.40	$0.05
2nd Quarter	$13.07	$11.26	$0.05
3rd Quarter	$13.20	$9.18	$0.05
4th Quarter	$12.35	$9.19	$0.06
Fiscal year ending December 31, 2012
1st Quarter	$12.69	$11.25	$0.06
2nd Quarter	$12.37	$9.87	$0.06
3rd quarter	$11.44	$10.15	—	(1)
4th quarter (through October 8, 2012)	$10.90	$10.59	—

(1)	On August 23, 2012, we declared a cash dividend of $0.06 per share for the quarter ending September 30, 2012, to the holders of record of our Common Stock as of September 28, 2012, payable on October 15, 2012.

On October 8, 2012, the last sale price of our Common Stock as reported on the NYSE was $10.90 per share. On June 27, 2012, immediately prior to our announcement of the BBVAPR Acquisition, the last sale price of our shares of Common Stock as reported on the NYSE was $10.46 per share.

As of June 30, 2012, Oriental had approximately 3,281 holders of record of its Common Stock, including all directors and officers of Oriental, and beneficial owners whose shares are held in “street” name by securities broker-dealers or other nominees.

DIVIDEND POLICY

Holders of our Common Stock are only entitled to receive dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our Common Stock, we are not required to do so. We expect to continue to pay dividends, but our ability to pay future dividends at current levels will necessarily depend upon our earnings and financial condition, and general market conditions, and legal or regulatory restrictions as well as restrictions that may be imposed by the certificate of designations governing our various series of preferred stock. We paid a cash dividend of $0.06 per share on April 15, 2012, to the holders of record of our Common Stock as of March 31, 2012. On August 23, 2012, we declared a cash dividend of $0.06 per share to the holders of record of our Common Stock as of September 28, 2012, payable on October 15, 2012.

On August 22, 2012, we adopted a formal capital distribution policy. The policy provides that prior to approving any capital distributions, including cash or non-cash dividends (excluding dividends in the form of Common Stock), stock redemptions and stock repurchases, we will assess the risks to which we are exposed, evaluate our capital adequacy relative to such risks, and consider the potential impact on our earnings and capital base from current and prospective economic conditions. Generally, we will not make any capital distributions that will affect our capital adequacy relative to the risks to which we are exposed. This policy is designed to ensure that our rate of dividends on Common Stock will be consistent with our capital plan, asset quality and overall financial condition. Furthermore, we will not borrow in order to pay dividends, nor will we pay dividends based solely or largely upon gains resulting from unusual or nonrecurring events. Since Oriental Bank’s dividends are our main source of funds, whenever the Bank is unable to pay dividends to us, as a result of statutory limitations or otherwise, we will consider reducing or suspending dividends in order to conserve our capital base and provide capital assistance, as necessary, to the Bank.

The principal source of funds for Oriental’s holding company is the dividends from the Bank. The ability of the Bank to pay dividends on its common stock is restricted by applicable law, including the Puerto Rico Banking Act, the Federal Deposit Insurance Act (the “FDIA”), each as amended from time to time. In general terms, the Banking Act provides that when the expenditures of a bank are greater than receipts, the excess of expenditures over receipts will be charged against the undistributed profits of the bank and the balance, if any, will be charged against the required reserve fund of the bank. If there is no sufficient reserve fund to cover such balance in whole or in part, the outstanding amount will be charged against the bank’s capital account. The Puerto Rico Banking Act provides that until said capital has been restored to its original amount and the reserve fund to 20% of the original capital, the bank may not declare any dividends. In general terms, the FDIA and the regulations issued thereunder restrict the payment of dividends when a bank is undercapitalized, when a bank has failed to pay insurance assessments, or when there are safety and soundness concerns regarding a bank.

The payment of dividends by the Bank may also be affected by other regulatory requirements and policies, such as maintenance of adequate capital. If, in the opinion of the regulatory authority, a bank under its jurisdiction is engaged in, or is about to engage in, an unsafe or unsound practice (that, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board has a policy statement that provides that insured banks and bank holding companies generally should not maintain their existing rate of cash dividends on common stock unless (i) the organization’s net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality, and overall financial condition. In addition, all insured banks are subject to the capital-based limitations required by the Federal Deposit Insurance Corporation Improvement Act of 1991.

The payment of dividends by the Bank may also be affected by other regulatory requirements and policies, such as maintenance of adequate capital. If, in the opinion of the regulatory authority, a bank under its jurisdiction is engaged in, or is about to engage in, an unsafe or unsound practice (that, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice.

In this light, prior to any capital distribution our board of directors will consider our capital base and broad risk exposure, heavily weighting into such analysis the ability of the Bank to continue making dividend distributions to us and the need to continuously improve our capital base so that we are able to provide financial assistance to the Bank in the event that it faces any financial distress.

While our Series A, Series B and Series C preferred stock remain outstanding, we cannot declare, set apart for payment or pay any dividends or make any other distributions (other than dividends paid or other distributions made in any other class of our stock ranking junior to our preferred stock) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for shares of our stock ranking junior to our preferred stock), shares or our Common Stock or of any other class of our stock ranking junior to our preferred stock with respect to dividend rights and rights on liquidation, dissolution or winding up, unless (i) all accrued and unpaid dividends on our Series A, Series B and Series C preferred stock for the 12 prior monthly dividend periods have been paid or are paid contemporaneously, (ii) the full monthly dividend on our Series A, Series B and Series C preferred stock for the current month has been or is contemporaneously declared and paid or set apart for payment, and (iii) we have not defaulted on the payment of the redemption price of any shares of our Series A or Series B preferred stock called for redemption.

For additional information on our Common Stock, including restrictions that may be imposed by the certificate of designations governing our various series of preferred stock, potential investors should also refer to the section “Description of Capital Stock” in this prospectus.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents, indebtedness, capitalization and certain bank regulatory capital ratios at June 30, 2012:

■	on an actual basis (adjusted only to include the issuance and sale of $84 million in 84,000 shares of our Series C Preferred Stock that closed on July 3, 2012);

■

on an as adjusted basis to give effect to the issuance and sale of              shares of our Common Stock in this offering, assuming the shares of Common Stock are offered at $             per share, the last sale price of our Common Stock on the NYSE on                     , 2012 as set forth on the cover page of this prospectus;

■

on an as pro forma basis to give effect to the consummation of the BBVAPR Acquisition (see “The BBVAPR Acquisition—Unaudited Pro Forma Condensed Combined Financial Information Relating to the BBVAPR Acquisition”).

The following table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus and in conjunction with the unaudited pro forma condensed combined financial and other information and related notes included in this prospectus under “The BBVAPR Acquisition—Unaudited Pro Forma Condensed Combined Financial Information Relating to the BBVAPR Acquisition.”

	AS OF JUNE 30, 2012
	(UNAUDITED) ($ IN THOUSANDS)
	ACTUAL (1)	AS ADJUSTED	PRO FORMA (2)
Cash and Cash Equivalents	$543,634	$	$
Liabilities:
Deposits	$2,222,942	$	$
Borrowings:
Securities sold under agreements to repurchase	3,053,865
Other borrowings	286,653
Subordinated capital notes	36,083
Total borrowings	3,376,601

Derivative liabilities	56,217
Accrued expenses and other liabilities	27,686
Total liabilities	$5,683,446	$	$

Stockholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized:
1,340,000 shares of Series A and 1,380,000 shares of Series B issued and outstanding, $25 liquidation value	68,000
84,000 shares of Series C authorized; $1,000 liquidation value; 84,000 shares of Series C issued and outstanding (3)	84,000
Common stock, $1 par value; 100,000,000 shares authorized; 47,841,611 shares issued; 40,703,831 shares outstanding	47,842
Additional paid-in capital	494,907
Legal surplus	52,668
Retained earnings	83,982
Treasury stock, at cost, 7,110,780 shares	(81,403)
Accumulated other comprehensive income, net of tax of $1,411	21,261
Total stockholders’ equity	$771,257	$	$

Total liabilities and stockholders’ equity	$6,454,703	$	$

(1)	Adjusted to include the issuance and sale of $84 million in 84,000 shares of our Series C Preferred Stock that closed on July 3, 2012.
(2)	Does not give effect to:

■

the expected separate offering of up to $             million in the aggregate of non-convertible non-cumulative perpetual preferred stock that we expect will commence concurrently with, or shortly after, this offering. Such offering would result in an additional $             in Cash and Cash Equivalents and an additional $             in Additional paid-in capital. Any difference in the actual amount raised from the expected offering of non-convertible non-cumulative perpetual preferred stock will be reflected in Cash and Cash Equivalents, Preferred Stock and Additional paid-in capital. We expect that the non-convertible non-cumulative perpetual preferred stock will be mandatorily redeemable if the BBVAPR Acquisition is not consummated. See “Description of Capital Stock--Non-Convertible Non-Cumulative Perpetual Preferred Stock;” or

■

the approximately $1.8 billion deleveraging of the investment securities and wholesale funding portfolios planned in connection with the BBVAPR Acquisition. The deleveraging would result in a reduction in Borrowings; however, the amounts and effect of the deleveraging transactions will depend on the actual terms of the deleveraging transactions and the amounts and types of investment securities and wholesale funding included. The deleveraging may not be possible on terms satisfactory to us or at all. See “Risk Factors—We may not be able to complete the planned deleveraging of our and BBVAPR’s investment securities and wholesale funding portfolios.” Any difference in the actual amount deleveraged from the planned deleveraging amount will be reflected in Securities sold under agreements to repurchase.

(3)	Upon termination of the BBVAPR Acquisition Agreement, we have the option to redeem the Series C Preferred Stock, subject to regulatory approval, at a redemption price equal to 101% of the liquidation preference and unpaid dividends plus a redemption premium.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of our capital stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”). The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and Bylaws because they, and not the summaries, define the rights of holders of shares of our capital stock. You can obtain copies of our Certificate of Incorporation and Bylaws by following the directions in the section “Incorporation by Reference” of this prospectus.

Authorized Capital

We are authorized to issue 100,000,000 shares of Common Stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share (1,405,000 shares of 7.125% Noncumulative Monthly Income Preferred Stock, Series A (the “Series A Preferred Stock”), 1,380,000 shares of 7.0% Noncumulative Monthly Income Preferred Stock, Series B (the “Series B Preferred Stock”), and 84,000 shares of Series C Preferred Stock. The following is a summary of certain rights and privileges of our Common Stock and serial preferred stock. Statements in this summary are qualified in their entirety by reference to our Certificate of Incorporation and Bylaws.

Common Stock

As of June 30, 2012, there were 47,886,046 shares of our Common Stock issued, of which 40,730,831 are outstanding and 7,110,780 are held by us as treasury shares, and 44,435 shares are reserved for issuance under our Omnibus Plan. As of June 30, 2012, a total of 511,615 unvested and 423,178 vested stock options were outstanding under our 1996, 1998 and 2000 Incentive Stock Option Plans and the Omnibus Plan, and 216,736 restricted stock units were outstanding under our Omnibus Plan. The Omnibus Plan replaced and superseded our Incentive Stock Option Plans. All outstanding stock options under our Incentive Stock Option Plans continue in full force and effect, subject to their original terms. Our Common Stock is traded in the NYSE under the symbol “OFG.” The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Each share of our Common Stock has the same relative rights as, and is identical in all respects with, each other share of our Common Stock. At each annual meeting of shareholders in which more than one director is being elected, every shareholder entitled to vote at such election has the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares equals, or by distributing such votes on the same principle among any number of candidates.

Subject to the rights of holders of the outstanding shares of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, and our new series of non-convertible non-cumulative perpetual preferred stock that we expect to offer in a separate offering, and any other outstanding shares of preferred stock, in the event of the liquidation, dissolution or distribution of our assets, the holders of our Common Stock are entitled to share ratably in the assets legally available for distribution to shareholders. Our Common Stock has no redemption, conversion or sinking fund privileges.

Subject to any dividend preferences which may be established with respect to any series of serial preferred stock, the holders of our Common Stock are entitled to receive, pro rata, dividends when and as declared by our board of directors out of funds legally available for the payment of dividends.

Holders of our Common Stock do not have preemptive rights to subscribe for or purchase additional securities from us.

American Stock Transfer & Trust Company is the transfer agent and registrar for our Common Stock (the “Transfer Agent”).

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to fix the designation, voting powers, preferences, limitations and relative rights of any series of our serial preferred stock at the time of issuance. As of September 12, 2012, 1,340,000 shares of our Series A Preferred Stock, 1,380,000 shares of our Series B Preferred Stock, and 84,000 shares of our Series C Preferred Stock were issued and outstanding. In addition, we expect to offer shares of our new series of non-convertible non-cumulative perpetual preferred stock to finance in part the BBVAPR Acquisition (see “—Non-Convertible Non-Cumulative Perpetual Preferred Stock”). Our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock rank equally and we expect any non-convertible non-cumulative perpetual preferred stock will rank equally with each other and rank senior to our Common Stock, in each case, with respect to dividend rights and rights on liquidation, dissolution or winding up.

Series A and Series B Preferred Stock

The rights, preferences and privileges of the Series A Preferred Stock and Series B Preferred Stock are substantially similar, except as to the dividend rate and optional redemption dates. When and if declared by the board of directors, holders of Series A Preferred Stock are entitled to receive noncumulative cash dividends at the annual rate per share of 7.125% of their liquidation preferences and holders of Series B Preferred Stock are entitled to receive noncumulative cash dividends at the annual rate of 7.0% of their liquidation preferences. Each of the Series A Preferred Stock and the Series B Preferred Stock has a liquidation preference of $25 per share plus an amount equal to any accrued and unpaid dividends for the current monthly dividend period to the date of payment. We have the option to redeem the Series A Preferred Stock and the Series B Preferred Stock, in whole or in part, at any time subject to regulatory approval, to the extent required.

The Series A Preferred Stock and Series B Preferred Stock are not convertible or exchangeable into any of our other securities. The holder of Series A Preferred Stock and Series B Preferred Stock have no preemptive or preferential rights to purchase any of our securities and have no right to require us to redeem or repurchase the Series A Preferred Stock or Series B Preferred Stock, respectively.

Series C Preferred Stock

The Series C Preferred Stock has a liquidation preference of $1,000 per share and is convertible at the option of the holder into our Common Stock, at a conversion rate of 84.9798 shares of Common Stock per share of Series C Preferred Stock (which reflects an initial conversion price of $11.7675 per share of Common Stock). As described below, the conversion rate will be adjusted upon the occurrence of certain fundamental changes and other specified corporate events. Upon conversion, we may choose to pay or deliver, as the case may be, cash, shares of Common Stock or a combination thereof, at our election, subject to any applicable regulatory approval. Dividends on the Series C Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds at an annual rate of 8.750% on the liquidation preference of $1,000 per share.

On or after July 15, 2017, we may, at our option, at any time or from time to time, cause some or all of the Series C Preferred Stock to be converted into shares of Common Stock (or, with any applicable regulatory approval, cash or a combination of shares of Common Stock and cash) at the then applicable conversion rate, if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of the Common Stock exceeds 130% of the then applicable conversion price of the Preferred Stock.

The Series C Preferred Stock is not redeemable by us at any time, except upon termination of the BBVAPR Acquisition Agreement. In such case, we may, subject to regulatory approval, if required under 12 CFR 225.4, at our option, redeem all (but not less than all) the shares of Series C Preferred Stock pursuant to a notice of redemption given (i) on or prior to July 28, 2013 if the BBVAPR Acquisition Agreement terminates without the Closing occurring on or prior to June 28, 2013, or (ii) on or prior to the third business day after September 30, 2013, if the last day for consummation of the BBVAPR Acquisition has been extended in accordance with the BBVAPR Acquisition Agreement, in cash, at a redemption price equal to 101% of the liquidation preference of the shares of Series C Preferred Stock to be redeemed and accrued and unpaid dividends for such dividend period (whether or not declared), plus a redemption premium based on the price of the Common Stock at the time of the redemption.

If the price per share of Common Stock received by holders of Series C Preferred Stock in connection with certain fundamental changes (the “Reference Price”) is less than the then-applicable conversion price (after giving effect to the adjustments referred to above), each share of Series C Preferred Stock may be converted during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (i) the Reference Price and (ii) $5.23, subject to adjustment. In lieu of issuing shares of Common Stock upon conversion in such event, we may, at our option, provided that we obtain any applicable regulatory approval, make a cash payment equal to the Reference Price for each share of Common Stock otherwise issuable upon conversion.

In connection with certain specified corporate events, the dividend rate per annum on the Series C Preferred Stock will increase by 3.0% during each quarter in which the closing price of the Common Stock is below $10.46, subject to adjustment, for 20 trading days within the period of 30 consecutive trading days ending 15 trading days prior to the quarterly record date for the quarter.

In addition, if and only to the extent a holder of Series C Preferred Stock elects to convert its Series C Preferred Stock in connection with a fundamental change or at any time after the occurrence of a specified corporate event, we will in certain circumstances increase the conversion rate for any conversion of the Series C Preferred Stock that occurs during the period by a number of additional shares of Common Stock (the “make-whole shares”) determined by reference to a table based on the date on which such fundamental change or specified corporate event occurs and the price paid per share of Common Stock with respect to such fundamental change or the price per share at the time of the specified corporate event occurs, respectively.

The conversion rate for the Series C Preferred Stock is also subject to customary anti-dilution adjustments.

The dividend rate per annum on the Series C Preferred Stock will increase by 0.25% if we fail to timely file certain periodic reports or the Series C Preferred Stock is not otherwise freely tradable at any time during the six-month period beginning on, and including the date which is six months after the issuance of the Series C Preferred Stock and by an additional 0.25% if such failure to file occurred and is continuing or the Series C Preferred Stock remains not freely tradable for a period of 90 calendar days. Further, if the restrictive legend on the Series C Preferred Stock has not been removed or the Series C Preferred Stock is not otherwise freely tradable as of the 365th day after the issuance of the Series C Preferred Stock the dividend rate per annum on the Series C Preferred Stock will increase by 0.50% for each day until such restrictive legend is removed and the Series C Preferred Stock is freely tradable.

The holders of Series C Preferred Stock have no preemptive or preferential rights to purchase any of our securities.

Non-Convertible Non-Cumulative Perpetual Preferred Stock

We expect to offer up to $             million shares of a new series of non-convertible non-cumulative perpetual preferred stock to finance in part the BBVAPR Acquisition in a separate offering that we expect will commence concurrently with, or shortly after, this offering and subject to market and other conditions. We expect the non-convertible non-cumulative perpetual preferred stock will have a liquidation preference of $25 per share and holders of the non-convertible non-cumulative perpetual preferred stock will be entitled to receive dividends when and if declared by the board of directors. The shares of the non-convertible non-cumulative perpetual preferred stock will not be convertible or exchangeable into any of our other securities. We also expect to have the option to redeem the non-convertible non-cumulative perpetual preferred stock under certain circumstances consistent with the terms of the Series A Preferred Stock and the Series B Preferred Stock. We expect that the non-convertible non-cumulative perpetual preferred stock will be mandatorily redeemable if the BBVAPR Acquisition is not consummated, subject to regulatory approval, if required under 12 CFR 225.4, at a redemption price equal to 101% of the liquidation preference and unpaid dividends for such dividend period (whether or not declared). The final terms of the non-convertible non-cumulative perpetual preferred stock are still to be determined though and we can give no assurance that the final terms will reflect our expectations as set out above.

Restrictions on dividends and share repurchases

While the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and, if issued, the non-convertible non-cumulative perpetual preferred stock remain outstanding, we cannot declare, set apart for payment or pay any dividend or make any other distribution (other than dividend paid or other distribution made in any other class of our stock ranking junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and, if issued, the non-convertible non-cumulative perpetual preferred stock) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for shares of our stock ranking junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and, if issued, the non-convertible non-cumulative perpetual preferred stock), shares of our Common Stock or of any other class of our stock ranking junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and, if issued, non-convertible non-cumulative perpetual preferred stock with respect to dividend rights and rights on liquidation, dissolution or winding up, unless (i) all accrued and unpaid dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the non-convertible non-cumulative perpetual preferred stock for the 12 prior monthly dividend periods have been paid or are paid contemporaneously, (ii) the full monthly dividend on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the non-convertible non-cumulative perpetual preferred stock for the current month has been or is contemporaneously declared and paid or set apart for payment, and (iii) we have not defaulted on the payment of the redemption price of any shares of Series A Preferred Stock, Series B Preferred Stock or, if issued, the non-convertible non-cumulative perpetual preferred stock called for redemption. If we do not pay dividends in full on the Series A Preferred Stock or Series B Preferred Stock for 18 monthly dividend periods (whether consecutive or not), the holders of the Series A Preferred Stock and Series B Preferred Stock, voting as a single class, will be entitled to appoint two additional directors to our board of directors and remove or replace such directors.

Restrictions on Acquisition of Oriental

Restrictions in the Certificate of Incorporation and Bylaws

A number of provisions of our Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of shareholders. The following discussion is a general summary of certain provisions of the Certificate of Incorporation and Bylaws that might be deemed to have a potential “antitakeover” effect. Reference should be made in each case to our Certificate of Incorporation and Bylaws.

In addition, there may be certain contractual restrictions that may be deemed to have a potential anti-takeover effect, in particular under our loss sharing arrangements with the FDIC. See “Risk Factors—Risks Related to Our Business—Certain provisions of the shared-loss agreements entered into with the FDIC may have anti-takeover effects and could limit our ability to engage in certain strategic transactions that our board of directors believes would be in the best interests of shareholders.”

Board of Directors

Our Certificate of Incorporation contains provisions relating to the board of directors and provides, among other things, that the board of directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year. Directors may be removed from office only with cause by an affirmative vote of not less than a majority of the votes eligible to be cast at a duly constituted meeting of shareholders called expressly for that purpose. Any vacancy occurring in the board of directors for any reason (including an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the board, or by the sole remaining director, and a director appointed to fill a vacancy shall serve for the remainder of the term to which the director being replaced had been elected, and until his or her successor has been elected and qualified. Our Bylaws govern nominations for election to the board of directors and provide that the Corporate Governance and Nominating Committee of the board of directors (the “Nominating Committee”) shall recommend to the board of directors the selection of management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the board of directors, upon the recommendation of the Nominating Committee, shall deliver written nominations to the Secretary at least 20 days prior to the date of the annual meeting. No nominations for directors, except those made by the board of directors upon the recommendation of the Nominating Committee, shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing, together with the nominee’s qualifications for service and evidence of his or her willingness to serve on the board of directors, and delivered to the Secretary at least 120 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting. Ballots bearing the names of all the persons nominated by the board of directors and by shareholders shall be provided for use at the annual meeting. However, if the board of directors or the Nominating Committee fails or refuses to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

Special Meetings of Shareholders and Shareholder Proposals

Our Bylaws provide that special meetings of shareholders, for any purpose or purposes, may be called at any time by the Chairman or the Vice Chairman of the Board, the President or by the board of directors, and shall be called by the Chairman or the Vice Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than 20% of the paid-in capital entitled to vote at the meeting. The written request shall state the purpose or purposes of the meeting and shall be delivered at our principal offices addressed to the Chairman or Vice Chairman of the Board, the President or the Secretary.

Business Combinations

Our Certificate of Incorporation provides that the affirmative vote of the holders of at least 75% of the total number of outstanding shares is required to approve any merger, reorganization or consolidation for which shareholder approval is required by applicable law, to the extent that such business combination is not approved by 80% of the members of the board of directors then in office.

CERTAIN PUERTO RICO INCOME TAX CONSIDERATIONS

The following discussion does not intend to cover all aspects of Puerto Rico taxation that may be relevant to a purchaser of our Common Stock in light of the purchaser’s particular circumstances, or to purchasers subject to special rules of taxation, such as life insurance companies, “Special Partnerships,” “Subchapter N Corporations,” registered investment companies, and certain pension trusts.

For purposes of the discussion below, a “Puerto Rico corporation” is a corporation organized under the laws of Puerto Rico and a “foreign corporation” is a corporation organized under the laws of a jurisdiction other than Puerto Rico. Corporations organized under the laws of the United States or any of the states of the United States are considered “foreign corporations” for Puerto Rico income tax purposes.

Ownership and Disposition of Common Stock

Taxation of Dividends

General. Distributions of cash or other property made by us on our Common Stock will be treated as dividends to the extent that we have current or accumulated earnings and profits. To the extent that a distribution exceeds our current and accumulated earnings and profits, any such excess will be applied against and reduce the adjusted tax basis of the Common Stock in the hands of the holder. The excess of any distribution over the adjusted tax basis, if any, will be then treated as gain on the sale or exchange of the Common Stock and will be subject to income tax as described below.

The following discussion regarding the income taxation of dividend distributions on our Common Stock received by individuals not residents of Puerto Rico and foreign corporations not engaged in a trade or business in Puerto Rico assumes that dividends will constitute income from sources within Puerto Rico. Generally, a dividend declared by a Puerto Rico corporation will constitute income from sources within Puerto Rico unless the corporation derived less than 20% of its gross income from sources within Puerto Rico for the three taxable years preceding the year of the declaration. We have represented that we derive more than 20% of our gross income from Puerto Rico sources on an annual basis since our incorporation in 1996.

Individual Residents of Puerto Rico and Puerto Rico Corporations. In general, individuals who are residents of Puerto Rico will be subject to a 10% income tax on dividends paid on our Common Stock. This tax is generally required to be withheld by us on dividends paid on our Common Stock. An individual may elect for this withholding not to apply, and in that case he or she will be required to include the amount of the dividend as ordinary income and will be subject to income tax thereon at the normal income tax rates, which may be up to 33%. For taxable years 2016 and thereafter, the maximum tax rate for individuals is reduced to 30% if the Puerto Rico Government meets certain economic and expense control parameters.

Puerto Rico corporations will be subject to income tax on dividends paid on our Common Stock at the normal corporate income tax rates, subject to the dividend received deduction discussed below. No withholding will be imposed on dividends paid to Puerto Rico corporations on our Common Stock. The dividend received deduction will be equal to 85% of the dividend received, but the deduction may not exceed 85% of the corporation’s net taxable income. Based on the applicable maximum Puerto Rico normal corporate income tax rate of 30%, the maximum effective income tax rate on these dividends will be 4.50% after accounting for the dividend received deduction. For taxable years commencing after December 31, 2013 the maximum tax rate applicable to corporations is reduced to 25% provided the Puerto Rico Government meets certain economic and expense control parameters.

As a practical matter, dividends on our Common Stock held in “street name” through foreign financial institutions or other securities intermediaries not engaged in trade or business in Puerto Rico will generally be subject to a 10% withholding tax imposed on foreign corporations. See “—Foreign Corporations”. Accordingly, individuals resident in Puerto Rico who desire to file an election out of the applicable 10% withholding tax should have their shares of Common Stock issued and registered in their own name. Similarly, Puerto Rico corporations that own any shares of Common Stock and wish to avoid the withholding imposed on foreign corporations should have their shares issued and registered in their own name in order to ensure that no withholding is made on dividends.

United States Citizens Not Residents of Puerto Rico. Dividends paid on our Common Stock to a United States citizen who is not a resident of Puerto Rico will be subject to the 10% Puerto Rico income tax, which will be withheld by us. These individuals may elect for the 10% Puerto Rico income tax and withholding not to apply, and in that case he or she will be required to include the amount of the dividend as ordinary income and will be subject to income tax thereon at the normal income tax rates. Notwithstanding the making of this election, a separate 10% withholding tax will be required on the amount of the dividend unless the individual timely files with us or its agent a withholding exemption certificate to the effect that the individual’s gross income from sources within Puerto Rico during the taxable year does not exceed $1,300 if single or $3,000 if married. Withholding exemption certificates will only be accepted by us or its agent from individuals who have the shares of Common Stock registered in their names. Individuals who hold shares of Common Stock in “street name” will not be eligible to file with us or its agent withholding exemption certificates.

Individuals Not Citizens of the United States and Not Residents of Puerto Rico. Dividends paid on our Common Stock to any individual who is not a citizen of the United States and who is not a resident of Puerto Rico will generally be subject to a 10% Puerto Rico income tax which will be withheld at source by us.

Foreign Corporations. The income taxation of dividends paid on our Common Stock to a foreign corporation will depend on whether or not the corporation is engaged in a trade or business in Puerto Rico in the taxable year of the dividend.

A foreign corporation that is engaged in a trade or business in Puerto Rico will be subject to the normal corporate income tax rates applicable to Puerto Rico corporations on their net income that is effectively connected with the active conduct of a trade or business in Puerto Rico. This income will include all net income from sources within Puerto Rico and certain items of net income from sources outside Puerto Rico that are effectively connected with the active conduct of a trade or business in Puerto Rico. Net income from sources within Puerto Rico will include dividends on the Common Stock. A foreign corporation that is engaged in a trade or business in Puerto Rico will be entitled to claim the 85% dividend received deduction discussed above available to Puerto Rico corporations.

In general, foreign corporations that are engaged in a trade or business in Puerto Rico are also subject to a 10% branch profits tax. However, dividends on our Common Stock received by these corporations will be excluded from the computation of the branch profits tax liability of these corporations.

A foreign corporation that is not engaged in a trade or business in Puerto Rico will be subject to a 10% withholding tax on dividends received on our Common Stock.

Taxation of Gains Upon Sales or Exchanges other than Redemptions

General. The sale or exchange of our Common Stock will generally give rise to gain or loss equal to the difference between the amount realized on the sale or exchange and the tax basis of the Common Stock in the hands of the holder. Any gain or loss that is required to be recognized will be a capital gain or loss if the Common Stock is held as a capital asset by the holder and will be a long-term capital gain or loss if the stockholders’ holding period of the Common Stock exceeds six months. The deductibility of capital losses is subject to certain limitations. For purposes of this discussion, it is assumed that our Common Stock will be held as a capital asset. A securities dealer, or any other person that may hold our Common Stock as inventory, should consult its own tax advisor regarding the Puerto Rico tax consequences upon the sale or exchange of such Common Stock.

Individual Residents of Puerto Rico and Puerto Rico Corporations. Gain on the sale or exchange of our Common Stock by an individual resident of Puerto Rico or a Puerto Rico corporation will generally be required to be recognized as gross income and will be subject to income tax. If the stockholder is an individual and the gain is a long-term capital gain, the gain will be taxable at a maximum regular tax rate of 10%. If the stockholder is a Puerto Rico corporation and the gain is a long-term capital gain, the gain will qualify for an alternative tax rate of 15%.

Individuals Not Residents of Puerto Rico. An individual who is not a resident of Puerto Rico will not be subject to Puerto Rico income tax on the sale or exchange of our Common Stock if the gain resulting therefrom constitutes income from sources outside Puerto Rico. Generally, gain on the sale or exchange of Common Stock by a non-resident will be considered to be income from sources outside Puerto Rico, unless the Common Stock is considered inventory in the hands of the seller and all rights, title and interest in or to the Common Stock are transferred in Puerto Rico.

Foreign Corporations. A foreign corporation that is engaged in a trade or business in Puerto Rico will generally be subject to Puerto Rico corporate income tax on any gain realized on the sale or exchange of our Common Stock if the gain is (i) from sources within Puerto Rico or (ii) from sources outside Puerto Rico and effectively connected with a trade or business in Puerto Rico. Any such gain will qualify for an alternative tax of 15% if it qualifies as a long-term capital gain.

In general, foreign corporations that are engaged in a trade or business in Puerto Rico will also be subject to a 10% branch profits tax. In the computation of this tax, any gain realized by these corporations on the sale or exchange of Common Stock and that is subject to Puerto Rico income tax will be taken into account. However, a deduction will be allowed in the computation for any income tax paid on the gain realized on the sale or exchange.

A foreign corporation that is not engaged in a trade or business in Puerto Rico will only be taxed in Puerto Rico on the sale or exchange of our Common Stock if the gain is from sources within Puerto Rico. Gain on the sale or exchange of Common Stock by a foreign corporation not engaged in trade or business in Puerto Rico will generally be considered to be from sources outside Puerto Rico, unless the Common Stock is considered inventory in the hands of the seller and all rights, title and interest in or to the Common Stock are transferred in Puerto Rico.

Taxation of Redemptions

A redemption of shares of our Common Stock for cash will be treated as a distribution taxable as a dividend to the extent of our current or accumulated earnings and profits if it is “essentially equivalent to a dividend.” Under regulations issued by the Department of the Treasury of Puerto Rico (i) a redemption of stock that completely terminates a shareholder’s interest in a corporation does not constitute a dividend, and (ii) certain pro rata redemptions among all the stockholders will be treated as a dividend. Section 6091.01(b) of the Puerto Rico Internal Revenue Code of 2011, as amended (the “2011 Code”) provides that regulations issued under the Puerto Rico Internal Revenue Code of 1994, as amended (the “1994 Code”) will be in full force and effect under the 2011 Code for identical sections of the 1994 Code until new regulations under the 2011 Code are issued. Where the sections are not identical, regulations issued under the 1994 Code may be used for guidance. In situations not described by these regulations, the Department of the Treasury of Puerto Rico will generally follow principles applied by the United States Internal Revenue Service under the United States Internal Revenue Code of 1986, in determining whether a distribution is essentially equivalent to a dividend. The Department of the Treasury of Puerto Rico, however, is not bound by IRS determinations on this issue and is free to adopt a different rule.

If the redemption of our Common Stock is not treated as a dividend, it will generally generate gain or loss that will be measured as provided above under “Taxation of Gains upon Sales or Exchanges other than Redemptions” for a sale or exchange of Common Stock. Gain on the redemption of our Common Stock will generally be recognized and will be subject to income tax. If the holder of the Common Stock is an individual resident of Puerto Rico and the gain is a long-term capital gain, the gain will be taxable at a maximum rate of 10%. If the stockholder is a Puerto Rico corporation and the gain is a long-term capital gain, the gain will qualify for the alternative tax rate of 15%.

If the stockholder is an individual who is not a resident of Puerto Rico or a foreign corporation or foreign partnership, any gain realized by the holder on the redemption of our Common Stock that is not taxable as a dividend may be subject to Puerto Rico income tax if the gain constitutes income from sources within Puerto Rico or is effectively connected with a trade or business conducted by the holder in Puerto Rico. The Puerto Rico income tax law does not clearly provide a source of income rule for a gain of this nature. As a result thereof, these prospective stockholders should be aware that a gain realized from a redemption of our Common Stock may be subject to Puerto Rico income tax.

Estate and Gift Taxation

The transfer of our Common Stock by inheritance by an individual who is a resident of Puerto Rico at the time of his or her death will not be subject to estate tax if the individual is a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. The transfer of our Common Stock by gift by an individual who is a resident of Puerto Rico at the time of the gift will not be subject to gift tax. Puerto Rico estate tax, however, is imposed on the estate of nonresidents of Puerto Rico, but only with respect to estate property located in Puerto Rico at the time of death. For these purposes, our Common Stock is considered property located in Puerto Rico. Nonetheless, the taxable estate of a nonresident is computed by subtracting certain deductions and exemptions, and the Puerto Rico estate tax is equivalent to the maximum foreign tax credit allowed by the country of origin (United States or other) to the decedent’s estate with respect to the property located in Puerto Rico. Similar rules apply to the Puerto Rico gift tax imposed on nonresident individuals. Such nonresidents are urged to consult their own tax advisors in order to determine the appropriate treatment for Puerto Rico estate and gift tax purposes of the transfer of our Common Stock by death or gift.

Municipal License Taxation

Individuals and corporations that are not engaged in a trade or business in Puerto Rico will not be subject to municipal license tax on dividends paid on our Common Stock or on any gain realized on the sale, exchange or redemption of such Common Stock.

A corporation or partnership, Puerto Rico or foreign, that is engaged in a trade or business in Puerto Rico will generally be subject to municipal license tax on dividends paid on our Common Stock and on the gain realized on the sale, exchange or redemption of such Common Stock if the dividends or gain are attributable to that trade or business. The municipal license tax is imposed on the volume of business of the taxpayer, and the tax rates range from a maximum of 1.5% for financial businesses to a maximum of 0.5% for other businesses.

Property Taxation

Our Common Stock will not be subject to Puerto Rico property tax.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the acquisition, ownership, and disposition of shares of our Common Stock by U.S. Holders (as defined below) that will hold their shares of Common Stock as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code (the “Code”). This summary is based upon existing United States federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, financial institutions, insurance companies, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)), holders who are not U.S. Holders, holders who are Puerto Rican citizens or residents, holders who own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that will hold their shares of Common Stock as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any non-United States, state, or local tax considerations. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in shares of our Common Stock.

General

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership is a beneficial owner of shares of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of our Common Stock and partners in such partnerships should consult their tax advisors as to the particular United States federal income tax consequences of an investment in shares of our Common Stock.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our Company, will be treated as a “passive foreign investment company” (or a “PFIC”), for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. For this purpose, cash, cash equivalents, and securities held for investment purposes are generally categorized as passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock. In addition, under the PFIC regime, special rules apply to non-United States banks that qualify as “active foreign banks.” Under these rules, active foreign banks are permitted to classify loans made in the course of the conduct of banking business, and other certain interest bearing assets, as “active” rather “passive” assets. Although no assurances may be given, under the proposed Treasury regulations, the Company may qualify as an active foreign bank depending upon the composition of our income for the year.

In light of our significant portfolio of investment securities, the Company will likely be classified as a PFIC for United States federal income tax purposes for the current taxable year and, if the BBVAPR Acquisition is not consummated, may be a PFIC in subsequent taxable years. Whether we are or will be classified as a PFIC in the current or any future taxable year will be determined on the basis of, among other things, our asset values (including among other items, the level of cash, cash equivalents, and securities held for investment purposes), and gross income (including whether such income is active versus passive income) for such taxable year, all of which are subject to change.

Provided we are a PFIC for any taxable year during your holding period of shares of our Common Stock, the PFIC tax rules discussed below under “Passive Foreign Investment Company Rules” generally will apply in future years, even if we cease to be a PFIC in subsequent years, unless you make a “mark-to-market” election (as described below). The discussion below under “Dividends” and “Sale or Other Disposition of Shares of Common Stock” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds shares of our Common Stock, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the shares of Common Stock), and (ii) any gain realized on the sale or other disposition, including a pledge, of shares of our Common Stock. Under the PFIC rules:

■	such excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the shares of Common Stock;

■

such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income;

■

such amount allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

■	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than the current taxable year or a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds shares of our Common Stock and any of our non-United States subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder should consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election, provided that the shares of Common Stock qualify as being regularly traded on a qualified exchange, such as the New York Stock Exchange. We believe that shares of our Common Stock should qualify as being regularly traded on such exchange, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include in income as ordinary income for each taxable year the excess, if any, of the fair market value of shares of Common Stock held at the end of the taxable year over the adjusted tax basis of such shares of Common Stock and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the shares of Common Stock over the fair market value of such shares of Common Stock held at the end of the taxable year, but such loss is allowed only to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the shares of Common Stock would be adjusted to reflect any ordinary income or loss resulting from the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to any indirect interest in any lower-tier PFICs that we may own. A U.S. Holder who determines to make a mark-to-market election is urged to consult its tax advisor as the application and effect of the mark-to-market election.

In some cases, a U.S. Holder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by making a “qualified electing fund” (“QEF”) election to be taxed currently on its share of the PFIC’s undistributed income. We do not, however, expect to provide to U.S. Holders the information regarding this income that would be necessary in order for a U.S. Holder to make a QEF election with respect to its shares of our Common Stock.

If a U.S. Holder owns shares of our Common Stock during any taxable year that we are a PFIC, the holder must file an annual Internal Revenue Service Form 8621. In the case of a U.S. Holder who has held shares of our Common Stock during any taxable year in respect of which we were classified as a PFIC and continues to hold such shares of Common Stock (or any portion thereof) and has not previously determined to make a mark-to-market election, and who is now considering making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such shares of Common Stock.

Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing shares of our Common Stock if we are or become classified as a PFIC, including the possibility of making a mark-to-market election.

Dividends

If we are not a PFIC for any taxable year during which a U.S. Holder holds shares of our Common Stock, any cash distributions paid on our ordinary shares out of our earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income. A distribution in excess of our current and accumulated earnings and profits, as determined under United States federal income tax principles, will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in shares of our Common Stock and as a capital gain to the extent it exceeds the U.S. Holder’s adjusted basis. For taxable years beginning before January 1, 2013, a non-corporate recipient of dividend income generally will be subject to tax on dividend income from a “qualified foreign corporation” at a maximum United States federal tax rate of 15% rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. If, as is likely to be the case, we are classified as a PFIC for United States federal income tax purposes for the current taxable year or any subsequent taxable year, we will not be treated as a qualified foreign corporation for these purposes in those taxable years in which we are classified as a PFIC, and, thus, a non-corporate recipient of dividend income will not be eligible for the favorable maximum United States federal income tax rate of 15%. Although no assurances can be given, we believe that we will be treated as a qualified foreign corporation for these purposes for any taxable year in which we are not classified as a PFIC. Dividends received on shares of our Common Stock will not be eligible for the dividends received deduction allowed to corporations.

Dividends generally will be treated as income from foreign sources for United States foreign tax credit purposes, provided that less than 25% of our gross income on an ongoing basis is effectively connected with a trade or business in the United States. Since our incorporation, we have not derived, nor do we expect to derive in the future, 25% or more of our gross income that is effectively connected with a trade or business in the United States. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends paid to such U.S. Holder. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld, may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such holder elects to do so for all creditable foreign income taxes.

Sale or Other Disposition of Shares of Common Stock

If we are not a PFIC for any taxable year during which a U.S. Holder holds shares of our Common Stock, a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of shares of our Common Stock in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such shares of Common Stock. Any capital gain or loss will be long-term if the shares of Common Stock have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations.

Backup Withholding and Information Reporting

U.S. Holders may be subject to information reporting to the Internal Revenue Service with respect to dividends on and proceeds from the sale or other disposition of shares of our Common Stock. Dividend payments with respect to shares of our Common Stock and proceeds from the sale or other disposition of shares of our Common Stock are not generally subject to U.S. backup withholding (provided that certain certification requirements are satisfied). Each U.S. Holder is urged to consult its tax advisor regarding the application of the United States information reporting and backup rules to its particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement to be dated on or about                     , 2012, between us and Jefferies & Company, Inc., as underwriter, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, the entire number of common shares of Common Stock offered by this prospectus.

Jefferies & Company, Inc. is acting as sole book-running manager of this offering.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that it currently intends to make a market in our Common Stock. However, the underwriter is not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for our Common Stock.

The underwriter is offering shares of Common Stock subject to its acceptance of the shares of Common Stock from us. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm discretionary sales in excess of 5% of the shares of Common Stock offered in this offering.

Commission and Expenses

The underwriter has advised us that it proposes to offer the shares of Common Stock to the public at the offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $         per share of Common Stock. The underwriter may allow, and certain dealers may reallow, a discount from the concession not in excess of $         per share of Common Stock to certain brokers and dealers. After the offering, the offering price, concession and reallowance to dealers may be reduced by the underwriter . No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        .

Determination of Offering Price

The public offering price will be determined by negotiations between us and the underwriter. Among the factors to be considered in determining the public offering price will be our future prospects and those of our industry in general, sales, earnings and certain of our other financial operating information in recent periods, and the market prices of securities and certain financial and operating information of companies engaged in activities similar to those we engage in.

Listing

Our Common Stock is listed and traded on the NYSE under the symbol “OFG.”

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of              additional shares of Common Stock at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. This option may be exercised only if the underwriter sells more shares than the total number set forth in the table above.

No Sales of Similar Securities

We, our directors and executive officers have agreed, subject to specified exceptions, not to directly or indirectly:

■

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of shares of Common Stock or any securities convertible or exchangeable for Common Stock, or

■

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, or whether any such swap or transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of Jefferies & Company, Inc.

This restriction terminates after the close of trading of the Common Stock on and including the 90 days after the date of this prospectus. However, subject to certain exceptions, in the event that either:

■	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such an extension.

Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of Common Stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Affiliations and Conflicts of Interest

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. Jefferies is our financial advisor in connection with the BBVA Acquisition and was also our exclusive placement agent in connection with the offering of our Series C Preferred Stock. Jefferies is also likely to be an underwriter of our proposed concurrent or subsequent offering of non-convertible non-cumulative perpetual preferred stock.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and certain of its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

We expect to deliver the shares of Common Stock against payment for the shares of Common Stock on or about the date specified on the cover page of this prospectus, which will be the third business day following the date of the pricing of the shares of Common Stock (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Common Stock prior to the date that is three business days preceding the settlement date will be required, by virtue of the fact that the shares of Common Stock initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of shares of Common Stock who wish to trade the shares of Common Stock during such period should consult their advisors.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and McConnell Valdés LLC, San Juan, Puerto Rico. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will act as counsel to the underwriter.

EXPERTS

The consolidated financial statements of Oriental Financial Group Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc. as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to an agreement entered into by Banco Bilbao Vizcaya Argentaria, S.A. to sell to Oriental Financial Group Inc. all of the outstanding common stock of BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc., subject to certain conditions), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

INDEX

Audited combined financial statements of BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc. as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011

Report of Independent Auditors	F-3
Combined Statements of Financial Condition as of December 31, 2011 and 2010	F-4
Combined Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2011, 2010 and 2009	F-5
Combined Statements of Changes in Stockholder’s Equity for the Years Ended December 31, 2011, 2010 and 2009	F-6
Combined Statements of Cash Flows for the Years Ended December 31, 2011, 2010 and 2009	F-7
Notes to Combined Financial Statements	F-9

Unaudited combined financial statements of BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc. as of June 30, 2012 and December 31, 2011 and for the six-month periods ended June 30, 2012 and 2011

Combined Statements of Financial Condition as of June 30, 2012 and December 31, 2011	F-57
Combined Statements of Income and Comprehensive Income for the Six-Month Periods Ended June 30, 2012 and 2011	F-58
Combined Statements of Changes in Stockholder’s Equity for the Six-Month Periods Ended June 30, 2012 and 2011	F-59
Combined Statements of Cash Flows for the Six-Month Periods Ended June 30, 2012 and 2011	F-60
Notes to Combined Financial Statements	F-61

BBVAPR Holding

Corporation and BBVA

Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A.)

Combined Financial Statements as of December 31, 2011 and 2010, and for each of the Three Years in the Period Ended December 31, 2011, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

The Boards of Directors and Stockholder of

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

San Juan, Puerto Rico

We have audited the accompanying combined statements of financial condition of BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc., (collectively, the “Companies”), both of which are wholly owned subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A., as of December 31, 2011 and 2010, and the related statements of operations and comprehensive income (loss), changes in stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Companies as of December 31, 2011 and 2010, and their combined results of operations and their combined cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 25 to the combined financial statements, on June 28, 2012, Banco Bilbao Vizcaya Argentaria, S.A (“BBVA SA”) entered into a definitive acquisition agreement with Oriental Financial Group (“OFG”), pursuant to which BBVA SA agreed to sell to OFG, and OFG agreed to purchase from BBVA SA, all of the outstanding common stock of each of the Companies, subject to certain conditions.

/s/ Deloitte & Touche LLP

San Juan, Puerto Rico

September 13, 2012

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A.)

COMBINED STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2011 AND 2010

(In thousands of dollars, except share information)

	2011	2010
ASSETS
CASH AND DUE FROM BANKS	$291,445	$270,478

INTEREST-BEARING DEPOSITS IN BANKS	402	95,882

RESTRICTED CASH	13,510	6,770

TRADING SECURITIES	2,046	1,141
SECURITIES AVAILABLE FOR SALE—At fair value—pledged to creditors that can be repledged	680,344	645,825
OTHER SECURITIES AVAILABLE FOR SALE—At fair value	53,351	24,451

Total securities available for sale	733,695	670,276

SECURITIES HELD TO MATURITY—At amortized cost—pledged to creditors that can be repledged	4,774	11,480
OTHER SECURITIES HELD TO MATURITY—At amortized cost	268	355

Total securities held to maturity	5,042	11,835
RESIDENTIAL MORTGAGE LOANS HELD FOR SALE—At lower of cost or fair value	30,517	20,711
LOANS RECEIVABLE—Net of allowance for loan losses of $132,001 and $163,354 in 2011 and 2010, respectively	3,535,357	3,375,013
ACCRUED INTEREST RECEIVABLE	19,644	17,739
FEDERAL HOME LOAN BANK STOCK (FHLB)—At cost	13,848	10,774
PREMISES AND EQUIPMENT—Net	39,850	43,328
CUSTOMERS’ LIABILITY ON ACCEPTANCES	27,853	18,118
DEFERRED TAX ASSETS—Net	51,306	72,936
GOODWILL	116,353	116,353
OTHER ASSETS	125,849	104,821

TOTAL	$5,006,717	$4,836,175

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Deposits	$2,939,922	$2,707,571
Securities sold under agreements to repurchase	511,600	561,600
Advances from FHLB	209,000	125,000
Other borrowed funds	541,259	679,892
Acceptances outstanding	27,853	18,118
Accrued interest payable	5,987	10,258
Other liabilities	50,613	55,636
Subordinated capital notes	117,000	117,000

Total liabilities	4,403,234	4,275,075

COMMITMENTS AND CONTINGENCIES (Note 16)
STOCKHOLDER’S EQUITY:
Preferred stock
Common stock	166,852	166,852
Additional paid-in capital	363,289	362,953
Retained earnings	60,420	26,495
Accumulated other comprehensive income—net of tax	12,922	4,800

Total stockholder’s equity	603,483	561,100

TOTAL	$5,006,717	$4,836,175

See notes to combined financial statements.

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A.)

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2011 2010, AND 2009

(In thousands of dollars)

	2011	2010	2009
INTEREST INCOME:
Loans	$231,408	$237,468	$262,608
Investment securities	13,457	16,006	24,755
Federal funds sold, securities purchased under agreements to resell, and other short-term investments	476	522	986
Interest-bearing deposits in banks	283	307	288

Total interest income	245,624	254,303	288,637

INTEREST EXPENSE:
Deposits	35,857	38,928	49,964
Federal funds purchased and securities sold under agreements to repurchase	23,307	28,700	34,215
Advances from FHLB and Federal Reserve Bank	2,661	3,510	8,084
Other borrowed funds	14,622	18,892	16,127
Subordinated capital notes	3,042	3,347	4,399

Total interest expense	79,489	93,377	112,789

NET INTEREST INCOME	166,135	160,926	175,848
PROVISION FOR LOAN LOSSES	(31,050)	(80,515)	(253,906)

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR LOAN LOSSES	135,085	80,411	(78,058)

NONINTEREST INCOME:
Service charges on deposit accounts	7,185	7,297	6,975
Other service charges and fees	29,360	31,119	29,021
Gain on sale of securities available for sale	7,157	8,995	5,416
Trading and other derivative activities	2,698	4,288	4,968
Gain on sale of residential mortgage loans held for sale	1,425	598	369
Other income	1,676	4,242	4,568

Total noninterest income	49,501	56,539	51,317

NONINTEREST EXPENSES:
Compensation and employee benefits	48,209	44,201	49,554
Occupancy—net	12,394	11,840	12,628
Insurance and supervisory fees	7,689	9,107	9,290
Professional fees	18,387	17,225	15,262
Maintenance of equipment and related depreciation and amortization	7,784	8,048	8,679
Taxes other than on income	7,162	7,428	7,489
Loan servicing expenses	1,812	1,969	2,371
Data processing fees	3,444	3,753	4,000
Communications	1,325	1,291	1,468
Advertising	4,242	2,902	2,908
Credit card processing fees and other related expenses	6,608	6,804	5,961
Other real estate owned properties	6,130	3,150	2,347
Early extinguishment of debt	1,000	3,175
Other	7,712	7,490	4,582

Total noninterest expenses	133,898	128,383	126,539

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	50,688	8,567	(153,280)
INCOME TAX PROVISION (BENEFIT)	16,763	634	(57,334)

NET INCOME (LOSS)	33,925	7,933	(95,946)

OTHER COMPREHENSIVE INCOME:
Unrealized gain on securities available for sale arising during the year	15,910	22,054	22,566
Realized gain on sales of securities available for sale included in net income	(7,157)	(8,995)	(5,416)
Income tax effect	(631)	(798)	(283)

Other comprehensive income—net of tax	8,122	12,261	16,867

COMPREHENSIVE INCOME (LOSS)	$42,047	$20,194	$(79,079)

See notes to combined financial statements.

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A.)

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(In thousands of dollars)

	PREFERRED STOCK	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)— NET OF TAX	TOTAL STOCKHOLDER’S EQUITY
BALANCE—December 31, 2008	$—	$139,548	$291,098	$114,508	$(24,328)	$520,826
Net loss				(95,946)		(95,946)
Capital contribution from Parent		27,304	72,696			100,000
Payment to Parent for long-term incentive plan			(1,017)			(1,017)
Other comprehensive income—net of tax					16,867	16,867

BALANCE—December 31, 2009	—	166,852	362,777	18,562	(7,461)	540,730
Net income				7,933		7,933
Share-based compensation			176			176
Other comprehensive income—net of tax					12,261	12,261

BALANCE—December 31, 2010	—	166,852	362,953	26,495	4,800	561,100
Net income				33,925		33,925
Share-based compensation			336			336
Other comprehensive income—net of tax					8,122	8,122

BALANCE—December 31, 2011	$—	$166,852	$363,289	$60,420	$12,922	$603,483

See notes to combined financial statements.

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A.)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(In thousands of dollars)

	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$33,925	$7,933	$(95,946)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,343	9,779	10,890
Net amortization of premium on securities	1,835	5,228	1,231
Accretion of discount on loans	(1,559)	(1,565)	(2,049)
Amortization of net deferred loan costs	6,290	6,067	6,310
Provisions for loan losses and for repossessed assets	35,047	82,007	255,310
Share-based compensation	336	176
Loss (gain) on sale of:
Securities available for sale	(7,157)	(8,995)	(5,416)
Residential mortgage loans held for sale	(1,425)	(598)	(369)
Premises and equipment	4	5	3
Other real estate owned	1,408	(1,637)	(180)
Repossessed assets	(930)	202	(3,459)
Trading activities and other derivative activities	(269)	586	(2,314)
Net change in residential mortgage loans held for sale	(53,436)	(41,989)	(56,147)
Proceeds from sales of mortgage servicing rights on residential loans held for sale	1,200	738	487
Deferred income tax provision (benefit)	20,999	1,711	(58,689)
Net change in trading securities	163	748	1,403
Decrease (increase) in accrued interest receivable	(1,905)	2,693	3,768
Decrease (increase) in other assets	7,933	7,321	(25,982)
Decrease in accrued interest payable	(4,271)	(4,622)	(7,649)
Decrease in other liabilities	(5,359)	(17,740)	(7,617)

Total adjustments	8,247	40,115	109,531

Net cash provided by operating activities	42,172	48,048	13,585

CASH FLOWS FROM INVESTING ACTIVITIES:
Net change in interest-bearing deposits in banks	95,480	6,393	(83,390)
Deposit of principal balance in restricted account	(6,740)		(12,400)
Redemption of principal balance in restricted account		5,730
Purchases of securities available for sale	(571,670)	(1,029,894)	(395,998)
Proceeds from sales of securities available for sale	158,904	248,965	256,930
Proceeds from principal payments and maturities of securities available for sale	402,224	1,251,396	470,966
Purchases of securities held to maturity			(78,158)
Proceeds from principal payments and maturities of securities held to maturity	6,793	20,184	119,004
Purchases of FHLB stock	(5,130)	(11,071)	(166,102)
Redemption of FHLB stock	2,056	9,523	188,878
Proceeds from sale of residential mortgage loans originally classified as held for investment	3,553	3,765	2,179
Proceeds from sale of residential mortgage servicing rights on mortgage loans held for investment	532	339	865
Net (increase) decrease in loans	(272,693)	112,004	143,776
Purchases of premises and equipment	(1,780)	(1,511)	(1,562)
Proceeds from sale of premises and equipment	74	1	12
Proceeds from sale of other real estate owned	16,946	18,805	1,279
Proceeds from sale of repossessed assets	22,528	24,430	26,886

Net cash provided by (used in) investing activities	(148,923)	659,059	473,165

(Continued)

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A.)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(In thousands of dollars)

	2011	2010	2009
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in deposits	$232,351	$(26,281)		$(369,084)
Net decrease in federal funds purchased	(50,000)	(227,700)		(71,531)
Originations of securities sold under agreements to repurchase				318,668
Repayment of securities sold under agreements to repurchase				(503,668)
Advances from FHLB	114,000	346,000		6,133,603
Repayment of advances from FHLB	(30,000)	(296,000)		(6,488,603)
Advances from FRB	5,000	265,000		2,635,000
Repayment of advances from FRB	(5,000)	(730,000)		(2,570,000)
Net increase (decrease) in commecial paper and short-term borrowed funds	60,804	1,670		(264,104)
Proceeds from issuance of other borrowed funds		756		668,449
Repayment of other borrowed funds	(199,437)
Capital contribution from Parent				100,000
Payment to Parent for long-term incentive plan				(1,017)

Net cash provided by (used in) financing activities	127,718	(666,555)		(412,287)

NET INCREASE IN CASH AND DUE FROM BANKS	20,967	40,552		74,463
CASH AND DUE FROM BANKS—Beginning of year	270,478	229,926		155,463

CASH AND DUE FROM BANKS—End of year	$291,445	$270,478		$229,926

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$83,915	$98,144		$120,527

Cash paid during the year for income taxes	$793	$444		$748

NONCASH INVESTING AND FINANCING ACTIVITIES:
Real estate acquired in settlement of loans	$56,341	$33,147		$12,216

Repossessed assets acquired in settlement of loans	$21,543	$24,441		$22,337

Transfer of residential mortgage loans held for investment to residential mortgage loans held for sale	$—	$3,455		$2,193

Transfer of residential mortgage loans held for sale to residential mortgage loans held for investment	$9,946	$6,722	$

Residential mortgage loans held for sale securitized and transferred to available for sale investment securities	$38,802	$82,110		$86,448

(Concluded) See notes to combined financial statements.

BBVAPR HOLDING CORPORATION AND BBVA SECURITIES OF PUERTO RICO, INC.

(Wholly Owned Subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A.)

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2011 AND 2010 AND FOR EACH OF THE THREE YEARS IN THE PERIOD

ENDED DECEMBER 31, 2011

(In thousands of dollars, except share data)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The combined financial statements include the combined assets and liabilities and operations of BBVAPR Holding Corporation (“Holding” or “Corporation”), and its wholly owned subsidiaries, Banco Bilbao Vizcaya Argentaria Puerto Rico (the “Bank”) and BBVA Seguros Inc. (“BBVA Seguros”), and of BBVA Securities of Puerto Rico, Inc. (“BBVA Securities”). These entities are collectively referred to as the “Companies”. The Corporation and BBVA Securities are wholly owned subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA S.A.” or the “Parent”), a Spanish Bank.

Holding was incorporated on April 12, 2000, under the laws of the Commonwealth of Puerto Rico to serve as a holding company Holding is subject to the Bank Holding Company Act and to the regulations of the Board of Governors of the Federal Reserve System. As a financial holding company, the Corporation is permitted to engage in financial-related activities, including insurance and securities activities, provided that the Corporation and the Bank meet certain regulatory standards.

The Bank is a commercial bank established and licensed under the laws of the Commonwealth of Puerto Rico. The Bank operates an International Banking Entity (IBE), Banco Bilbao Vizcaya Argentaria Puerto Rico—Overseas (“Overseas”) as a unit of the Bank. The deposits of the Bank are insured up to the maximum levels permitted by the Federal Deposit Insurance Corporation (FDIC). The FDIC and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (OCFI) have regulatory and examination authority over the Bank. See Notes 2 and 24 for further details.

BBVA Seguros was incorporated as an insurance agent on November 21, 2000, and began operations on April 1, 2001. BBVA Seguros sells life, health, disability, title, and property and casualty insurance products in Puerto Rico through the branches of the Bank.

BBVA Securities is engaged in a single line of business as a securities broker-dealer, which comprises several classes of services, including principal transactions, agency transactions, investment banking, and financial advisory services. It is a member of the Financial Industry Regulatory Authority, Inc. and the Securities Investor Protection Corporation. It does not carry customer accounts and is accordingly exempt from the customer protection rule (Securities and Exchange Commission (SEC) Rule 15c3-3) pursuant to provision k(2)(ii) of such rule.

The accounting and reporting policies of the Companies conform to accounting principles generally accepted in the United States of America (U.S. GAAP). The following is a description of the Companies’ most significant accounting policies:

Principles of Combination—The combined financial statements include the accounts of Holding, its wholly owned subsidiaries and of BBVA Securities. All significant intra-entity transactions and balances between the Companies have been eliminated in combination.

Use of Estimates in the Preparation of Financial Statements—The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Material estimates that are particularly susceptible to significant change relate to the determination of the allowances for losses on loans and repossessed assets, evaluation of intangible and long-lived assets for impairment, valuation of securities and derivative instruments, evaluation of securities for impairment and other-than-temporary declines in value, the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans, the amount of deferred tax asset valuation allowance, accounting for uncertain tax positions, and accounting for contingencies. Management believes that these estimates are adequate. Actual results could differ from those estimates.

Cash and Due from Banks—Includes cash on hand, cash items in the process of collection, amounts due from correspondent banks and the Federal Reserve Bank, and cash equivalents. Cash equivalents consist of highly liquid investments with original maturities of three months or less, and money market investments carried at fair value. Money market investments are carried by BBVA Securities and are held with Pershing LLC, its clearing broker company.

Restricted Assets—The Bank maintains a time deposit of $300 in a domestic bank in Puerto Rico as required by the International Banking Center Law. The Bank also maintains deposits pledged to other financial institutions, in the amount of $13,410 and $6,670 at December 31, 2011 and 2010, respectively, as collateral for outstanding derivative transactions and for residential loans sold with recourse. Restricted cash includes deposits pledged to Parent in the amount to $6,670 at each of December 31, 2011 and 2010. These amounts are considered restricted.

BBVA Securities has a clearing agreement (the “Agreement”) with Pershing LLC. Pershing LLC is a member of various stock exchanges and is subject to the rules and regulations of such organizations as well as those of the SEC. Under the terms of the Agreement, Pershing LLC clears and executes the brokerage transactions of BBVA Securities’ customers on a fully disclosed basis. The Agreement states that BBVA Securities will assume customer obligations if a customer defaults. BBVA Securities also maintains a minimum deposit of $100 with Pershing LLC as required by the Agreement.

Securities Purchased under Agreements to Resell—As part of its financial activities, the Bank purchases securities under agreements to resell the same or similar securities. These securities purchased under agreements to resell are classified as secured loans and are reflected as assets in the accompanying combined statements of financial condition. The Bank monitors the value of the underlying securities as compared to the related receivable, including accrued interest, and requests additional collateral when the fair value of the underlying collateral falls to less than the collateral requirement. As of December 31, 2011 and 2010, there were no securities purchased under agreements to resell outstanding.

Investment Securities—The Companies classify its investment securities as held to maturity, available for sale, or trading, on the date of purchase. Securities for which the Companies have the positive intent and ability to hold to maturity are classified as held to maturity and are carried at amortized cost.

The Companies classify as trading those securities that are acquired and held principally for the purpose of selling them in the near future. These securities are carried at fair value with realized and unrealized changes in fair value included as part of noninterest income in the period in which the changes occur. Interest revenue arising from trading securities is included in the combined statements of operations and comprehensive income (loss) as part of interest income. At December 31, 2011 and 2010, all outstanding trading securities are carried by BBVA Securities.

Investment securities not classified as either held to maturity or trading securities are classified as available for sale and reported at fair value with unrealized gains and losses reported, net of related deferred income taxes, in accumulated other comprehensive income. These unrealized gains and losses do not affect earnings until realized or when the securities are deemed to be other-than-temporarily impaired.

Premiums are amortized and discounts are accreted to interest income over the life of the related securities using the effective interest method. Investment securities transactions in regular-way trades are recorded on a trade-date basis. Net realized gains or losses on sales of investment securities are reported within noninterest income or expense in the combined statements of operations and comprehensive income (loss). The cost of securities sold is determined on the specific identification method.

The Companies periodically evaluate their available for sale and held to maturity securities for other-than-temporary impairment (OTTI). An impairment charge is recognized within noninterest income in the combined statements of operations and comprehensive income (loss).

For debt securities, OTTI losses are recognized in the combined statements of operations and comprehensive income (loss) if the Companies have the intent to sell the debt security or it is more likely than not that the Companies will be required to sell the debt security before recovery of its amortized cost basis. However, even if the Companies do not expect to sell or will not be required to sell a debt security, expected cash flows to be received are evaluated to determine if a credit loss has occurred. An unrealized loss is generally deemed to be other than temporary and a credit loss is deemed to exist if the present value of the expected future cash flows is less than the amortized cost basis of the debt security. The credit loss component of an OTTI is recorded as a component of net impairment losses on investment securities in the combined statements of operations and comprehensive income (loss), while the remaining portion of the impairment loss is recognized in other comprehensive income, net of taxes. The previous amortized cost basis, less the OTTI recognized in operations is the new amortized cost basis of the investment. The new amortized cost basis is not adjusted for subsequent recoveries in fair value. However, for debt securities for which OTTI was recognized in operations, the difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income.

There were no OTTI charges recorded in income during the years ended December 31, 2011, 2010 and 2009.

Mortgage Banking Activities and Residential Mortgage Loans Held for Sale—From time to time, the Bank sells loans through either securitization or individual loan sales to the Government National Mortgage Association (GNMA) and Federal National Mortgage Association (FNMA), which are serviced by another financial institution. Residential mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value determined on an aggregate basis. Net unrealized losses are recognized through a valuation allowance by charges to income. Realized gains or losses on these loans are determined using the specific identification method. Loan origination fees and direct loan origination costs related to loans held for sale are deferred as an adjustment to the carrying basis of such loans until these are sold. Commitments to sell residential mortgage loans held for sale in the secondary market were not significant at December 31, 2011 and 2010.

Servicing rights on all mortgage loans originated or purchased by the Bank are sold to other financial institutions. The sale of these rights creates a discount on the loans, which is deferred and amortized over the expected life of the loan using a method that approximates the effective interest method, unless the loans are classified as held for sale where the discount is not amortized and is taken into income when the loans are sold as part of the gain or loss on sale of residential mortgage loans.

Loans Receivable—The Bank originates commercial and industrial loans, construction and commercial real estate loans, residential mortgages, auto loans, and other consumer loans mainly to customers within Puerto Rico. The ability of the Bank’s borrowers to honor their contracts is dependent on the general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs, the allowance for loan losses, unearned interest, and any net deferred fees on originated loans. Interest income is accrued on the unpaid principal balance to achieve a constant periodic rate of return on the outstanding loan. Loan origination fees, net of related direct costs, are deferred and recognized as a yield adjustment to interest income using the effective interest method. Discounts and premiums on purchased loans, as well as unearned interest on consumer loans, are amortized to income over the term of the loan using the effective interest method.

The accrual of interest on commercial and industrial, and construction and commercial real estate loans is discontinued when: (1) the loan is 90 days or more delinquent as to principal or interest, (2) management determines that full payment of principal and interest on a loan is not expected, or (3) a loan is maintained on a cost recovery basis due to deterioration of the borrower’s financial condition. Accrual of interest on auto loans, residential mortgages, and other consumer loans is generally discontinued at the time the loan is 120 days delinquent as to principal or interest. Loans for which the recognition of interest income has been discontinued are designated as nonaccrual. When a loan is placed in nonaccrual status, all previously accrued, but uncollected, interest is reversed and charged against current income. Interest on nonaccrual loans is thereafter recognized as income only to the extent actually collected. Nonaccrual loans are returned to accrual status when such loans are current as to principal, and interest payments and future payments are expected to be made on schedule. There are certain real estate, commercial, and construction loans for which the borrower is current as to the payment of interest, but delinquent over 90 days as to the payment of principal, that may not be designated as nonaccrual if the collateral has sufficient net realizable value to discharge the debt in full.

Auto and other consumer loans are charged-off between 120 to 150 days past due depending on the type of consumer loan.

For residential mortgage loans (that is, those loans secured by residential real estate properties) and following the requirements of the Uniform Retail Credit Classification and Account Management Policy of the Board of Governors of the Federal Reserve System, a current assessment of value is made not later than 180 days past the contractual due date. Any outstanding loan balance in excess of the estimated value of the property, less estimated cost to sell, is charged-off. For this purpose and for residential real estate properties, the Bank performs an appraisal for loans with an unpaid principal balance equal or higher than $250 while an evaluation is performed by an independent broker for loans with a balance less than $250 to determine collateral value.

Allowance for Loan Losses—The Bank maintains an allowance to absorb probable loan losses inherent in the portfolio. The allowance for loan losses is maintained at a level the Bank considers to be adequate to absorb probable loan losses, based on evaluations of the collectibility and historical loss experience of loans. Estimates of losses inherent in the loan portfolio involve the exercise of judgment and the use of assumptions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the collectibility of a loan balance is unlikely. Subsequent recoveries, if any, are credited to the allowance. Changes in the allowance related to impaired loans are charged or credited to the provision for loan losses. The assessment of the allowance for loan losses is determined in accordance with accounting guidance, specifically guidance of loss contingencies and loan impairment.

Management’s periodic evaluation of the adequacy of the allowance for loan losses is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated fair value of any underlying collateral, and other factors that, in management’s judgment, deserve consideration under existing economic conditions in estimating probable loan losses. Because of uncertainties inherent in the estimation process, management’s estimate of credit losses in the loan portfolio and the related allowance for loan losses might change.

The Bank follows a systematic methodology to establish and evaluate the adequacy of the allowance for loan losses. This methodology consists of several key elements. Commercial and industrial, and construction and commercial real estate loans with an outstanding balance of over $250 that exhibit probable or observed credit weaknesses are subject to individual review and grading. Allowances are established for individual loans based on management’s estimate of the borrower’s ability to repay the loan given the availability of collateral, other sources of cash flow, and legal options available to the Bank.

Included in the review of individual loans are those that are impaired. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Loans, in which the Bank grants a concession that it would not otherwise consider to a borrower with financial difficulties are considered troubled debt restructurings (TDRs) and also classified as impaired. Although, the accounting codification guidance for specific impairment of a loan excludes large groups of smaller balance homogeneous loans that are collectively evaluated for impairment (e.g., mortgage loans), it specifically requires that loan modifications considered TDRs be analyzed under its provisions. Therefore, the Bank performs impairment analyses to all TDR residential mortgage loans with outstanding balances of over $250.

Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or fair value of the underlying collateral if the loan is collateral dependent. The Bank performs appraisal on collateral properties for loans that are considered impaired following a corporate reappraisal policy. The policy requires an updated appraisal annually. As a general procedure, the Bank obtains appraisals as part of the underwriting and approval process and also for credits adversely classified. Impaired loans for which the discounted cash flows or collateral value exceeds their carrying value do not require any specific allowance. The Bank evaluates the collectibility of both principal and interest when assessing the need for loss accrual.

For loans that are not individually evaluated for impairment and, thus, considered homogeneous, the Bank uses a methodology that follows a loan credit rating process that involves dividing loans into risk categories following an age-based rating system by portfolio category. For each delinquency segment, the Bank applies an allowance percentage factor based on historical credit losses. Historical loss rates may be adjusted for significant factors that, in management’s judgment, reflect the effect of any current conditions on loss recognition. Factors that management considers in the analysis include economic trends, trends in the nature and volume of loans (delinquencies, charge-offs, nonaccrual, and problem loans), changes in the internal lending policies and credit standards, collection practices, and examination results from bank regulatory agencies and the Bank’s internal credit examiners.

The allowance for loan losses is reviewed at least quarterly and adjusted as necessary based on changing borrower and/or collateral conditions and actual collection and charge-off experience.

Troubled Debt Restructurings—TDRs are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. TDRs represent loans where concessions have been granted to borrowers experiencing financial difficulties that the creditor would not otherwise consider. Concessions may include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance, or other actions intended to maximize collection. These concessions stem from an agreement between the creditor and the debtor or are imposed by law or a court. Classification of loan modifications as TDRs involves a degree of judgment. Indicators that the debtor is experiencing financial difficulties include, for example (i) the debtor is currently in default or delinquent on any of its debt; (ii) the debtor has declared or is in the process of declaring bankruptcy; (iii) there is significant doubt as to whether the debtor will continue to be a going concern; (iv) currently, the debtor has securities that have been delisted, are in the process of being delisted, or are under threat of being delisted from an exchange; and (v) based on estimates and projections that only encompass the current business capabilities, the debtor forecasts that its entity-specific cash flows will be insufficient to service the debt (both interest and principal) in accordance with the contractual terms of the existing agreement through maturity; and absent the current modification, the debtor cannot obtain funds from sources other than the existing creditors at an effective interest rate equal to the current market interest rate for similar debt for a nontroubled debtor. Loans classified as TDRs are reported in nonaccrual status if the loan was in nonaccruing status at the time of the modification. The TDR loan should continue in nonaccrual status until the borrower has demonstrated a willingness and ability to make the restructured loan payments (at least six months of sustained performance after it was classified as TDR). When a loan is placed in nonaccrual status, all previously accrued, but uncollected, interest is reversed and charged against current earnings. Interest on nonaccrual loans is thereafter recognized as income only to the extent actually collected.

Premises and Equipment—Premises and equipment, including leasehold improvements, are carried at cost, less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from one to 40 years. Amortization of leasehold improvements is computed using the straight-line method over the terms of the leases or estimated useful lives of the improvements, whichever is shorter. Maintenance, repairs, and minor improvements are charged to noninterest expense as incurred. Costs of renewals and betterments are capitalized. When assets are sold or disposed of, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in earnings.

Impairment of Long-Lived Assets—The Companies periodically review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, an estimate of the future cash flows expected to result from the use of the asset and its eventual disposition is made. If the sum of the future cash flows (undiscounted and without interest charges) is less than the carrying amount of the assets, an impairment loss is recognized. The amount of the impairment is the excess of the carrying amount over the fair value of the asset. As of December 31, 2011 and 2010, there was no indication of impairment as a result of such review.

Computer Software Costs—Computer software costs are deferred and amortized using the straight-line method over a period ranging from three to five years. Unamortized computer software costs (included within other assets in the accompanying combined statements of financial condition) amounted to approximately $8,023 and $8,789 at December 31, 2011 and 2010, respectively.

Repossessed Properties—Repossessed properties amounting to $70,402 and $36,467 at December 31, 2011 and 2010, respectively, are included within other assets in the accompanying combined statements of financial condition and represent real estate and automobiles acquired through foreclosure or deeded to the Bank in lieu of foreclosure on loans on which the borrowers have defaulted as to payment of principal and interest. Repossessed properties at the time of foreclosure are recorded at the lower of the Bank’s cost of acquisition (outstanding loan principal balance, plus any accrued interest and related foreclosure costs) or their fair value, less estimated selling costs. Any write-downs at the date of the acquisition are charged to the allowance for loan losses. After foreclosure, repossessed properties are carried at the lower of cost or fair value, minus estimated costs to sell. Expenses incurred in maintaining assets and subsequent write-downs to reflect declines in the net realizable value of the property are charged to current operations as noninterest expense.

Goodwill—The Bank evaluates goodwill for impairment as of October 31 or more frequently if circumstances indicate a possible impairment. The impairment test is composed of two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of the fair value of the applicable reporting unit to its carrying value, including goodwill. If the carrying value of the applicable reporting unit exceeds its fair value, a second step is performed, which compares the implied fair value of the applicable reporting unit’s goodwill with the carrying amount of that goodwill, to measure the amount of goodwill impairment, if any.

As of December 31, 2011 and 2010, the Bank has goodwill amounting to $116,353. No impairment loss resulted in connection with the annual impairment test.

Securities Sold under Agreements to Repurchase—As part of its financial activities, the Bank enters into sales of securities under agreements to repurchase the same or substantially similar securities. The Bank retains effective control over the securities sold in these agreements. Accordingly, amounts received under these agreements represent secured borrowings and are reflected as a liability in the accompanying combined statements of financial condition. The securities underlying the agreements remain in the asset accounts of the Bank. These transactions are recorded at the amounts at which transactions will be settled. The counterparties to the contracts generally have the right to repledge the securities received as collateral.

Amortization of Debt Issue Costs—Costs related to the issuance of debt are deferred and amortized under the straight-line method and are included as part of other assets in the accompanying combined statements of financial condition. At December 31, 2011 and 2010, unamortized debt issue costs amounted to $273 and $398, respectively.

Income Taxes—The Companies recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The computation is based on enacted laws and rates applicable to periods in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized for any deferred tax asset for which, based on management’s evaluation, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax asset will not be realized.

The Companies follow a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of income tax uncertainties with respect to positions taken or expected to be taken on income tax returns. Income tax benefits of uncertain tax positions are recognized and measured upon a two-step model (1) a tax position must be more likely than not to be sustained based on its technical merits in order to be recognized and (2) the benefit is measured as the largest dollar amount of that position that is more likely than not to be sustained upon settlement. A liability is recognized for any benefit claimed, or expected to be claimed, in a tax return in excess of the benefit recorded in the combined financial statements, along with any interest and penalty (if applicable) on such excess. This liability is also referred to as “unrecognized tax benefit”.

Reserve Fund—The Banking Act of the Commonwealth of Puerto Rico requires that a minimum of 10% of the Bank’s net earnings for the year be transferred to a reserve fund until such amount equals 100% of paid-in capital. Amounts transferred to the reserve fund account are not available for payment of dividends to shareholders.

Comprehensive Income (Loss)—Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, except for those resulting from investments by owners and distributions to owners. U.S. GAAP require that recognized revenues, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the stockholder’s equity section of the combined statements of financial condition, such items, along with net income, are components of comprehensive income (loss). Accumulated other comprehensive income, net of tax, as of December 31, 2011 and 2010, consisted of the unrealized gain on investment securities available for sale.

Fair Value of Financial Instruments—The Companies adopted authoritative guidance issued by the FASB for fair value measurements, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Three levels of inputs may be used to measure fair value:

Level 1—Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2—Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument.

Level 3—Unobservable inputs for the asset or liability. These inputs are used to the extent that observable inputs are not available and reflect the Bank’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

Derivative Financial Instruments—As part of the Bank’s asset/liability management, the Bank uses interest rate contracts, which include interest rate exchange agreements (swaps), caps, and other option agreements, to modify interest rate characteristics of various assets/liabilities included in the combined statements of financial condition.

The Bank records all derivatives as either assets or liabilities in the combined statements of financial condition and measures those instruments at fair value through adjustments to either accumulated other comprehensive income or current earnings or both, as appropriate. On the date the Bank enters into a derivative contract, the Bank designates the derivative instrument as either a fair value hedge, cash flow hedge, or as a derivative instrument not designated as a hedge. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability or of an unrecognized firm commitment attributable to the hedged risk are recorded currently in earnings. For a cash flow hedge, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded in accumulated other comprehensive income and subsequently reclassified to net earnings in the same period that the hedged transaction affects net earnings. For derivative instruments not designated as a hedge, changes in fair values are recorded currently in earnings.

The Bank formally documents the relationship between hedging instruments and hedged items, as well as the risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivative instruments that are designated as fair value or cash flow hedges to specific assets and liabilities on the combined statements of financial condition, or to specific unrecognized firm commitments or to forecasted transactions along with a formal assessment at both inception of the hedge and on an ongoing basis as to the effectiveness of the derivative instrument in offsetting changes in fair values or cash flows of the hedged item. If it is determined that the derivative instrument is not highly effective as a hedge, hedge accounting is discontinued and the adjustment to fair value of the derivative instrument is recorded currently in earnings.

Certain contracts contain embedded derivatives. When the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, it is bifurcated and carried at fair value.

In the case of interest rate exchange agreements that qualify for hedge accounting treatment, net interest income or expense resulting from the differential between exchanging floating and fixed-rate interest payments is recorded on a current basis as an adjustment to interest income or expense on the corresponding hedged assets or liabilities.

Off-Balance-Sheet Instruments—The Bank enters into off-balance-sheet credit-related financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial and standby letters of credit, financial guarantees, and commitments to purchase mortgage loans. Such financial instruments are recorded in the combined financial statements when they are funded or related fees are incurred or received. The Bank periodically evaluates the credit risks inherent in these commitments and letters of credit and establishes loss allowances for such risks, if deemed necessary.

Transfers of Financial Assets—After a transfer of financial assets that qualifies for sale accounting, the Bank derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Transfers of financial assets in which the Bank surrenders control over the assets are accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. The criteria that must be met to determine that the control over transferred assets has been surrendered, includes (1) the assets must be isolated from creditors of the transferor, (2) the transferee must obtain the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the transferor cannot maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. When the Bank transfers financial assets and the transfer fails any one of the above criteria, the Bank is prevented from derecognizing the transferred financial assets and the transaction is accounted for as a secured borrowing.

Commissions on Insurance and Securities Broker-Dealer Business—BBVA Seguros’ commission income is recognized on the effective date of the policies, except for certain long-term policy business for which the commission is fully collected in advance (net of a reserve for estimated policy cancellations) and amortized over the term of the policy. Commission income of BBVA Seguros amounted to $2,818, $2,405 and $2,833, for the years ended December 31, 2011, 2010 and 2009, respectively, and is included as part of the other service charges and fees in the accompanying combined statements of operations and comprehensive income (loss).

BBVA Securities’ commissions and related clearing expenses are recorded on a trade-date basis as customers’ securities transactions occur. Commission income of BBVA Securities amounted to $1,528, $1,451 and $2,274, for the years ended December 31, 2011, 2010 and 2009, respectively, and is included as part of the other service charges and fees in the accompanying combined statements of operations and comprehensive income (loss).

Concentrations of Credit Risk—Most of the Bank’s loan business activities are with customers located within Puerto Rico, except for $1,000 and $3,809 at December 31, 2011 and 2010, respectively, of loans to certain U.S. and foreign corporations. The majority of the Bank’s loan portfolio consists of commercial and industrial loans, residential mortgage loans, and auto loans. Commercial and industrial loans are granted to clients in a diversity of industries. The Bank does not have a significant concentration in any one industry or customer.

BBVA Securities is engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations BBVA Securities may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is BBVA Securities’ policy to review, as necessary, the credit standing of each counterparty to reduce its exposure to potential losses.

New Accounting Pronouncements—In April 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-02, A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring, which clarifies when a loan modification or restructuring is considered a TDR. It is intended to assist creditors in determining whether a modification of the terms of a receivable meets the criteria to be considered a TDR, both for purposes of recording an impairment loss and for disclosure of TDR. The new guidance will require creditors to evaluate modifications and restructurings of receivables using a more principles-based approach. This update clarifies the existing guidance on whether (1) the creditor has granted a concession and (2) whether the debtor is experiencing financial difficulties. Specifically, the guidance (1) provides additional guidance on determining whether a creditor has granted a concession, including guidance on collection of all amounts due, receipt of additional collateral or guarantees from the debtor, and restructuring the debt at a below-market rate; (2) includes examples for creditors to determine whether an insignificant delay in payment is considered a concession; (3) prohibits creditors from using the borrower’s effective rate to evaluate whether a concession has been granted to the borrower; (4) adds factors for creditors to use to determine whether the debtor is experiencing financial difficulties; and (5) ends the deferral of the additional disclosures required about TDR activities. The adoption of these provisions did not have a significant impact on loans classified as TDRs. Refer to Note 5 to the combined financial statements for new required disclosures for the year ended December 31, 2011, retrospectively applied.

In April 2011, the FASB issued ASU 2011-03, Reconsideration of Effective Control for Repurchase Agreements. This update affects all entities that enter into agreements to transfer financial assets that both entitle and obligate the transferor to repurchase or redeem the financial assets before their maturity. The guidance modifies the criteria for determining when these transactions would be accounted for as financings (secured borrowings/lending agreements) as opposed to sales (purchases) with commitments to repurchase (resell). This guidance does not affect other transfers of financial assets. This guidance removes from the assessment of effective control (1) the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default by the transferee, and (2) the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets. The new guidance is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early application is not permitted. The Companies do not anticipate that this guidance will have any effect on their combined statements of financial condition or results of operations.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, to provide a consistent definition of fair value between U.S. GAAP and International Financial Reporting Standards (IFRS). This update modifies some fair value measurement principles and disclosure requirements including the application of the highest and best use and valuation premise concepts, measuring the fair value of an instrument classified in a reporting entity’s shareholders’ equity, measuring the fair value of financial instruments that are managed within a portfolio, application of premiums and discounts in a fair value measurement, disclosing quantitative information about unobservable inputs used in Level 3 fair value measurements, and other additional disclosures about fair value measurements. The new guidance is effective for periods beginning on or after December 15, 2011. The guidance should be applied prospectively and early application is not permitted. The Companies do not anticipate that adoption of this guidance will have a significant effect on their combined statements of financial condition, results of operations, or fair value measurements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income, which allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholder’s equity. Under either method, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements where the components of net income and the components of other comprehensive income are presented. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. It does not change the option for an entity to present components of other comprehensive income either net of related tax effects or before related tax effects, with one amount shown for the aggregate income tax expense or benefit related to the total of other comprehensive income items. The amendments of this guidance are effective for periods beginning on or after December 15, 2011 and should be applied retrospectively. Early adoption is permitted. The provisions of this guidance impact presentation only and will not have an impact on the Companies’ combined statements of financial condition or results of operations.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment, which intends to simplify how entities test goodwill for impairment. It permits an entity the option to first assess qualitative factors to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in the guidance related to Intangibles-Goodwill and Other. The more-likely-than-not threshold is defined as having a likelihood of more than 50%. The previous guidance required an entity to test goodwill for impairment, on at least an annual basis, by comparing the fair value of a reporting unit with its carrying amount, including goodwill (step one). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test must be performed to measure the amount of the impairment loss, if any. Under these amendments, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. This amendment also removes the guidance that permitted the entities to carry forward the calculation of the fair value of the reporting unit from one year to the next if certain conditions are met. In addition, the new qualitative indicators replace those currently used to determine whether an interim goodwill impairment test is required. These indicators are also applicable for assessing whether to perform step two for reporting units with zero or negative carrying amounts. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The provisions of this guidance simplify how entities test for goodwill impairment. The Companies do not anticipate that this guidance will have a significant effect on their combined statements of financial condition or results of operations.

In December 2011, the FASB issued ASU 2011-11, Disclosures about Offsetting Assets and Liabilities. The update requires new disclosures about balance sheet offsetting and related arrangements. For derivatives and financial assets and liabilities, the amendments require disclosure of gross asset and liability amounts, amounts offset on the balance sheet, and amounts subject to the offsetting requirements but not offset on the balance sheet. The guidance is effective for annual reporting periods beginning on or after January 1, 2013 and is to be applied retrospectively. Because this amendment impacts disclosures only, it will have no effect on the Companies’ combined financial condition, results of operations or cash flows.

In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers indefinitely the new requirement in ASU 2011-05, Presentation of Comprehensive Income, to present components of reclassification adjustments out of accumulated other comprehensive income on the face of the income statement by income statement line item.

2. STOCKHOLDER’S EQUITY AND REGULATORY MATTERS

Preferred stock, common stock and additional paid-in capital for Holding and BBVA Securities at December 31, 2011 and 2010, were as follows:

	2011
2011	PREFERRED STOCK	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL
BBVAPR Holding Corporation, Inc.—Preferred stock, $1 par value—authorized 5,000,000; none issued	$—	$—	$—
BBVAPR Holding Corporation, Inc.—Common stock, $8 par value—authorized 25,000,000 shares; issued and outstanding 20,755,889		166,047	356,829
BBVA Securities of Puerto Rico, Inc.—Common stock, $1 par value—authorized 1,000,000 shares; issued and outstanding 805,000 shares		805	6,460

Total	$—	$166,852	$363,289

	2010
2010	PREFERRED STOCK	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL
BBVAPR Holding Corporation, Inc.—Preferred stock, $1 par value—authorized 5,000,000; none issued	$—	$—	$—
BBVAPR Holding Corporation, Inc.—Common stock, $8 par value—authorized 25,000,000 shares; issued and outstanding 20,755,889 shares		166,047	356,493
BBVA Securities of Puerto Rico, Inc.—Common stock, $1 par value—authorized 1,000,000 shares; issued and outstanding 805,000 shares		805	6,460

Total	$—	$166,852	$362,953

The Bank is regulated by the FDIC and by the OCFI.

Holding is subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, which is administered by the board of governors of the Federal Reserve System.

Holding, on a consolidated basis, is subject to various regulatory capital requirements administered by federal agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the combined financial statements. Under capital adequacy guidelines, Holding must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Holding’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Holding to maintain minimum amounts and ratios (set forth in the following table) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2011 and 2010, that Holding meets all capital adequacy requirements to which it is subject.

Holding’s actual capital amounts and ratios as of December 31, 2011 and 2010, were as follows:

	ACTUAL		MINIMUM CAPITAL REQUIREMENTS		MINIMUM TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS
2011	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital to risk-weighted assets	$537,098	14.87%	$289,047	8%	$361,309	10%
Tier I capital to risk-weighted assets	417,262	11.55	144,523	4	216,785	6
Tier I capital to average assets	417,262	8.78	190,190	4	237,737	5

	ACTUAL		MINIMUM CAPITAL REQUIREMENTS		MINIMUM TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS
2010	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital to risk-weighted assets	$505,908	14.43%	$280,562	8%	$350,703	10%
Tier I capital to risk-weighted assets	363,595	10.37	140,281	4	210,422	6
Tier I capital to average assets	363,595	7.52	193,411	4	241,764	5

Holding’s ability to pay dividends to its stockholder and other activities can be restricted if its capital falls below levels established by the applicable guidelines. In addition, any bank holding company whose capital falls below levels specified in the guidelines can be required to implement a plan to increase capital.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. The Bank has a reserve fund as required by the Banking Act of the Commonwealth of Puerto Rico. Amounts transferred to the reserve fund account are not available for payment of dividends to Holding.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes that the Bank met all capital adequacy requirements to which it is subject as of December 31, 2011 and 2010.

As of December 31, 2011 and 2010, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk based, Tier 1 risk based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and ratios at December 31, 2011 and 2010, are as follows:

	2011
	ACTUAL		MINIMUM CAPITAL REQUIREMENT		MINIMUM TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital to risk-weighted assets	$528,910	14.64%	$288,964	8%	$361,205	10%
Tier 1 capital to risk-weighted assets	409,087	11.33	144,482	4	216,723	6
Tier 1 capital to average assets	409,087	8.60	190,166	4	237,707	5

	2010
	ACTUAL		MINIMUM CAPITAL REQUIREMENT		MINIMUM TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital to risk-weighted assets	$499,197	14.24%	$280,491	8%	$350,613	10%
Tier 1 capital to risk-weighted assets	356,895	10.18	140,245	4	210,368	6
Tier 1 capital to average assets	356,895	7.38	193,397	4	241,746	5

The Bank’s ability to pay dividends to the Corporation and other activities can be restricted if its capital falls below levels established by the FDIC guidelines. In addition, any bank whose capital falls below levels specified in the guidelines can be required to implement a plan to increase capital.

BBVA Securities is subject to the SEC Uniform Net Capital Rule (the “Rule”) under the Securities Exchange Act of 1934, which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital (the “Net Capital Ratio”), both as defined, shall not exceed 15:1 (and the rule of the “applicable” exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting Net Capital Ratio would exceed 10:1). BBVA Securities capital amounts and ratios at December 31, 2011 and 2010, are as follows:

	2011	2010
Net Capital	$6,760	$5,514
Excess Required Net Capital	6,660	5,414
Net Capital Ratio	0.15:1	0.18:1

3. INTEREST-BEARING DEPOSITS IN BANKS

The aggregate amounts and interest rates on interest-bearing deposits in banks, as of and for the years ended December 31, 2011 and 2010, are as follows:

	2011	2010
Balance—end of year	$402	$95,882
Maximum amount outstanding at any month-end	95,890	95,882
Average balance outstanding during the year	42,958	51,768
Weighted-average interest rate during the year	0.61%	0.61%
Weighted-average interest rate at end of year	0.22	0.67

4. SECURITIES

The amortized cost, gross unrealized gains and losses, and estimated fair value of securities at December 31, 2011 and 2010, are as follows:

2011	AMORTIZED COST	GROSS UNREALIZED GAINS	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE
Securities available for sale:
U.S. government and agencies’ obligations	$1,457	$44	$—	$1,501
Government-sponsored agencies’ mortgage-backed securities	609,130	14,881	(541)	623,470
Puerto Rico (P.R.) government and agencies’ obligations	98,690			98,690
Corporate notes	10,000	34	0	10,034

Total securities available for sale	$719,277	$14,959	$(541)	$733,695

Securities held to maturity—government-sponsored agencies’ mortgage-backed securities	$5,042	$8	$—	$5,050

2010	AMORTIZED COST	GROSS UNREALIZED GAINS	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE
Securities available for sale:
U.S. government and agencies’ obligations	$1,759	$82	$—	$1,841
Government-sponsored agencies’ mortgage-backed securities	662,853	7,371	(1,789)	668,435

Total securities available for sale	$664,612	$7,453	$(1,789)	670,276

Securities held to maturity—government-sponsored agencies’ mortgage-backed securities	$11,835	$23	$—	$11,858

The gross unrealized losses and estimated fair value of securities, aggregated by security category and length of time the individual securities have been in an unrealized loss position, at December 31, 2011 and 2010, are as follows:

	LESS THAN 12 MONTHS		12 MONTHS OR MORE		TOTAL
2011	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES
Available for sale—Government-sponsored agencies mortgage-backed securities	$9,949	$(97)	$109,219	$(444)	$119,168	$(541)

	LESS THAN 12 MONTHS		12 MONTHS OR MORE		TOTAL
2010	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES
Available for sale—Government-sponsored agencies mortgage-backed securities	$235,470	$(1,207)	$93,312	$(582)	$328,782	$(1,789)

The Companies periodically evaluate their securities for OTTI. As of December 31, 2011 and 2010, management concluded that there was no OTTI in the Companies’ securities portfolio since the securities in an unrealized loss position at such dates are guaranteed by the government or by government-sponsored entities, the Bank does not have the intent to sell these debt securities, the Bank expects to recover its amortized cost with cash flows generated by the securities, and it is more likely than not that it will not be required to sell the debt securities before recovery of their amortized cost basis.

The amortized cost and estimated fair values of securities at December 31, 2011, by contractual maturity, excluding mortgage-backed securities, are shown in the following table. The contractual maturities of most mortgage-backed securities are due after ten years. Actual maturities may differ from contractual maturities when there exists a right to call or prepay obligations with or without call or prepayment penalties.

	AVAILABLE FOR SALE		HELD TO MATURITY
	AMORTIZED COST	ESTIMATED FAIR VALUE	AMORTIZED COST	ESTIMATED FAIR VALUE
Maturity:
Due after one year through five years	$10,000	$10,034	$—	$—
Due after five years through ten years	599	613
Due after ten years	99,548	99,578
Mortgage-backed securities	609,130	623,470	5,042	5,050

Total	$719,277	$733,695	$5,042	$5,050

Proceeds from sales of securities available for sale during the years ended December 31, 2011, 2010 and 2009, were $158,904, $248,965 and $256,930, respectively. For the years ended December 31, 2011, 2010 and 2009, the realized gross gains on sales of securities available for sale amounted to $7,157, $8,995 and $5,416, respectively. There were no losses from such sales.

Trading securities as of December 31, 2011, consist of Puerto Rico municipal bonds amounting to $1,541, a short-term corporate note amounting to $402 and other investments amounting to $103. At December 31, 2010, trading securities consist of indexed certificates of deposits amounting to $1,141.

5. LOANS, ALLOWANCE FOR LOAN LOSSES AND ALLOWANCE FOR REPOSSESSED REAL ESTATE

Residential Mortgage Loans Held for Sale—During 2011 and 2010, the Bank sold and securitized residential loans amounting to $89,000 and $106,000, respectively. Loans are sold individually or through securitizations. Loans sold are based on pre-established commitments or at fair value. Securitizations are made in conjunction with Government National Mortgage Association (GNMA) and Federal National Mortgage Association (FNMA) whereby the loans are exchanged for securities. At December 31, 2011 and 2010, residential mortgage loans held for sale amounted to $30,517 and $20,711, respectively. During 2011, 2010 and 2009, the Bank recognized gains of $1,425, $598 and $369, respectively, in connection with its mortgage banking activities.

The aggregate amortized cost and estimated fair value of these loans at December 31, 2011 and 2010, are as follows:

	AMORTIZED COST	GROSS UNREALIZED HOLDING GAINS	GROSS UNREALIZED HOLDING LOSSES	ESTIMATED FAIR VALUE
December 31, 2011	$30,517	$1,265	$—	$31,782

December 31, 2010	$20,966	$—	$255	$20,711

Loans Receivable—The composition of the Bank’s loan portfolio at December 31, 2011 and 2010, was as follows:

	2011	2010
Commercial and industrial, including overdraft balances on demand deposits of $974 and $5,926, respectively	$1,286,620	$1,069,054
Construction and commercial real estate	303,162	390,031
Residential mortgages	921,768	942,034
Auto loans	1,196,993	1,155,630
Consumer, including overdraft balances on demand deposits of $55 and $66, respectively	242,653	239,892

Subtotal	3,951,196	3,796,641
Unearned interest	(289,362)	(262,896)
Discount on residential mortgage loans	(3,948)	(4,759)
Net deferred loan costs	9,472	9,381

Subtotal	3,667,358	3,538,367
Allowance for loan losses	(132,001)	(163,354)

Total	$3,535,357	$3,375,013

Loans Origination/Risk Management—The Bank’s credit policies establish guidance for the origination of credit within a framework of prudence and reasonableness, considering the reality of the economic environment and compliance with laws and regulations. The credit policies are set to define the type of business that is attractive to the Bank. This strategy sets out the credits that can be granted and seeks to ensure that a client represents an admissible credit for the Bank. Management and the board of directors review and approve the credit policies periodically.

A monitoring system is in place to ensure the loan quality of all loan portfolios. The Bank’s asset classification system is one of the main tools to assess the asset quality of the loan portfolios, and to identify and monitor portfolio risks. The classification system rates the strength of the borrower and the loan transaction. The system is designed to be a tool for senior management to manage the Bank’s credit risk and provide an early warning system for negative migration of credits. The system also provides for recognition of improvement in credits.

Also, monitoring reports are prepared and discussed with management and the board of directors. This reporting package includes credit trends, such as delinquency, non-performing loans and loan charge-offs, and other credit quality indicators.

Commercial and Industrial Loans (C&I)—C&I loans include commercial credit lines, overdrafts, unsecured commercial loans, and commercial loans secured by real estate and by other types of collateral. These loans are granted mainly to corporate clients, to automobile dealers to finance their inventory, to the government and to small and medium size enterprises. In the underwriting process of C&I loans, the overall economic and financing situation and the repayment capacity of the borrower are taken into consideration. Lending limits, term, required documentation, interest rate approval, collateral, and guarantees are also considered. C&I loans are composed of different markets.

As part of the monitoring system, an alert system has been adopted for C&I loans to ensure an early identification of problem loans. This system is a tool for credit classification and mitigation of credit losses. Monitoring reports are prepared to follow up on delinquent, nonperforming loans, and classified loans.

Construction and Commercial Real Estate Loans (CRE)—The main products of CRE loans are interim construction, land, and permanent loans (rental properties). The repayment of an interim financing construction loan generally depends on success of the project. Therefore, its viability is the main consideration during the evaluation process. Additional considerations are also evaluated, such as technical and financial capacity of the developer and the contractor. The parameters for land loans are based primarily on the loan to value and debt service coverage ratio. The main parameters for permanent loans are the occupancy and the debt-service coverage ratio.

Monitoring system and reports explained in the C&I loans section are also part of the CRE loans monitoring process. In addition, new appraisal reports are requested periodically for CRE loans.

Residential Mortgage Loans—The Bank grants loans secured with first and second mortgages on residential properties. Mortgage loan policy establishes specific guidance for the origination of conforming and nonconforming loans. The Bank is required to obtain and maintain regulatory approvals to finance loans insured or guaranteed by Federal Housing Administration (FHA), United States Department of Agriculture Rural Development (“Rural”), or U.S. Department of Veteran Affairs (VA). The Bank also obtains proper approval from FNMA and GNMA for subsequent sale of eligible loans in the secondary market.

The Bank considers offering refinancing of certain residential mortgage loans to mitigate risks. This type of product is part of the loss mitigation program. This program is composed of several products with specific requirements and underwriting standards designed to mitigate or avoid a potential loss. Monitoring reports cover trends and results of this program. Also, mortgage monitoring reports include loan to value composition, originations by FICO score, foreclosures in process, and others.

Auto Loans—The Bank provides financing for the purchase of new or used motor vehicles for private or public use. These loans are granted mainly through dealers authorized and approved by the auto credit department committee of the Bank. The auto credit department has the specialized structure and resources to provide the service required for this product according to market demands.

The auto loan credit policy establishes specific guidance and parameters for the underwriting and origination process. Underwriting procedures, lending limits, interest rate approval, insurance coverage, and automobile brand restrictions are some parameters and internal controls implemented to ensure the quality and profitability of the auto loan portfolio. The credit scoring system is a fundamental part of the decision process. Sub-prime lending, as defined by the FDIC, is monitored and internal limits and additional procedures in the analysis and underwriting process are established for this type of credit. Generally, sub-prime lending consists of loans to borrowers which exhibit one or more of these credit risk characteristics: (1) two or more 30-day delinquencies in the last twelve months, or one or more 60-day delinquencies in the last 24 months; (2) judgment, foreclosure, repossession, or charge-off in the prior 24 months; (3) bankruptcy in the last five years; relatively high default probability as evidenced by risk score (FICO) of 660 or below; or debt service to income ratio of 50% or more.

Consumer Loans—The Bank offers retail products, such as personal loans, credit cards, and lines of credit, among others. The credit scoring system is used for personal loans and credit card loan originations. The Bank determines from time to time maximum amounts of credit limits, monthly payments, charges and fees, and interest rates. Also, lending limits and underwriting procedures are part of the structure and controls.

Securitizations—The Bank is an approved GNMA and FNMA issuer of mortgage-backed securities. During 2011 and 2010, the Bank securitized 1 to 4 family residential mortgage loans with an unpaid principal balance of approximately $40,000 and $83,000, respectively, where the Bank retained the beneficial interests.

Past Due and Non-Accrual Loans—Loans are considered past due if the required principal and interest payments have not been received when contractually due. For further details about the Bank’s accounting policies related to non-accrual and past due loans treatment, see Note 1 to the combined financial statements.

At December 31, 2011 and 2010, the balance of non-accrual loans and accruing loans past due over 90 days (net of unearned interest) segregated by class of loans were as follows:

	2011		2010
	NONACCRUAL LOANS	ACCRUING LOANS PAST DUE 90 DAYS OR OVER	NONACCRUAL LOANS	ACCRUING LOANS PAST DUE 90 DAYS OR OVER
Commercial and industrial	$78,945	$296	$68,086	$1,487
Construction and commercial real estate	78,000		157,579	156
Residential mortgages	78,868		82,884
Auto loans	9,150		11,171
Consumer	2,246	621	3,497	977

Total	$247,209	$917	$323,217	$2,620

Interest income that would have been recorded if nonaccrual loans had performed in accordance with their original terms would have amounted to approximately $8,487, $8,918 and $8,063 for the years ended December 31, 2011, 2010 and 2009, respectively. Interest income collected on nonaccrual loans amounted to approximately $174, $392 and $424 for the years ended December 31, 2011, 2010 and 2009, respectively. Additionally, commercial and industrial loans and CRE loans past due over 90 days accruing interest amounted to $296 and $1,643 at December 31, 2011 and 2010, respectively.

At December 31, 2011and 2010, an age analysis of past due loans (net of unearned interest) is as follows:

	30-89 DAYS PAST DUE	OVER 90 DAYS PAST DUE	TOTAL PAST DUE	CURRENT	TOTAL LOANS
2011
Commercial and industrial	$7,908	$79,241	$87,149	$1,199,471	$1,286,620
Construction and commercial real estate	5,367	78,000	83,367	219,795	303,162
Residential mortgages	28,448	78,868	107,316	814,452	921,768
Auto loans	103,700	9,150	112,850	833,346	946,196
Consumer	6,580	2,867	9,447	194,641	204,088
Unamortized discount and costs				5,524	5,524

Total	$152,003	$248,126	$400,129	$3,267,229	$3,667,358

2010
Commercial and industrial	$8,572	$69,573	$78,145	$990,909	$1,069,054
Construction and commercial real estate		157,735	157,735	232,296	390,031
Residential mortgages	30,590	82,884	113,474	828,560	942,034
Auto loans	102,428	11,171	113,599	816,809	930,408
Consumer	6,705	4,474	11,179	191,039	202,218
Unamortized discount and costs				4,622	4,622

Total	$148,295	$325,837	$474,132	$3,064,235	$3,538,367

Impaired Loans—At December 31, 2011 and 2010, loans classified as impaired were as follows:

	2011	2010
Recorded investment in impaired loans	$242,418	$315,744
Less recorded investment in impaired loans for which no valuation allowance is required	(82,684)	(152,207)

Recorded investment in impaired loans for which valuation allowance is required	$159,734	$163,537

Allowance for loan losses for impaired loans	$20,676	$24,865
Average recorded investment in impaired loans	273,973	364,078
Interest on impaired loans collected and recognized as income	5,529	6,245

C&I, construction, and CRE loans are deemed impaired when, based on the current information and events, management considers that it is probable that the borrower would be unable to pay all amounts due according to the contractual terms of the loan agreement. In addition, all TDRs are also considered impaired.

If a loan is impaired, a specific valuation allowance is established, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s original effective interest rate, or at the fair value of the collateral, less selling costs, if repayment is expected solely from the collateral.

At December 31, 2011 and 2010, impaired loans by class of loans are set forth in the following table:

	UNPAID CONTRACTUAL PRINCIPAL BALANCE	RECORDED INVESTMENT WITH NO ALLOWANCE	RECORDED INVESTMENT WITH ALLOWANCE	TOTAL RECORDED INVESTMENT	RELATED ALLOWANCE	AVERAGE RECORDED INVESTMENT	INTEREST INCOME RECOGNIZED
2011
Commercial and industrial	$99,131	$46,827	$41,600	$88,427	$4,177	$84,926	$1,898
Construction and commercial real estate	217,205	26,509	72,187	98,696	12,881	139,161	2,023
Residential mortgage	56,829	9,348	45,947	55,295	3,618	49,886	1,608

Total	$373,165	$82,684	$159,734	$242,418	$20,676	$273,973	$5,529

2010
Commercial and industrial	$88,313	$50,788	$29,746	$80,534	$4,128	$95,312	$3,378
Construction and commercial real estate	396,412	97,291	101,707	198,998	16,586	239,175	2,867
Residential mortgage	36,908	4,128	32,084	36,212	4,151	29,591

Total	$521,633	$152,207	$163,537	$315,744	$24,865	$364,078	$6,245

Credit Quality Indicators—As part of the ongoing monitoring of the credit quality of the Bank’s loan portfolio, management tracks certain credit quality indicators, including trends related to (i) the level of classified commercial loans (ii) net charge-offs, (iii) non-performing loans, and (iv) the general economic conditions.

The Bank utilizes a risk grading system to assign a risk grade to each of its commercial and industrial and its CRE loans. These loans are graded on a scale of 1 to 8 risk grades as follows:

■

Grade 1—This grade includes loans with very high-credit quality borrowers. These borrowers have excellent credit with superior quality, liquidity, debt capacity and coverage, excellent management with depth in most, if not all management positions. These borrowers are market leaders with access to capital markets and/or are highly regarded in the industry with strong market share.

Also included in this category may be loans secured by cash, U.S. government securities, U.S. government agencies securities, highly rated municipal bonds, insured savings accounts, and insured certificates of deposit with the Bank.

■

Grade 2—This grade includes loans with solid credit quality and risk. These borrowers have good business credit with satisfactory asset quality and liquidity; good and acceptable debt capacity, coverage, and management.

These loans carry a normal level of risk, with minimal exposure. The borrower has the ability to perform according to the terms of the credit facility.

■

Grade 3—This grade includes loans with acceptable credit quality and risk. These borrowers have acceptable business credit but with less than average risk, acceptable asset quality, little excess liquidity, and modest debt capacity.

These loans carry a reasonable credit risk in which the borrower demonstrates the ability to repay the debt from normal business operations.

■

Grade 4—This grade includes loans on management’s “watch list” and is intended to be utilized on a temporary basis for pass grade borrowers where some, but minor, management and/or credit weaknesses have been identified.

■

Grade 5—This grade includes “special mention” loans, in accordance with regulatory guidelines. This grade is intended to be temporary and include loans that have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or of the Bank’s credit position at some future date.

■

Grade 6—This grade includes “Substandard” loans in accordance with regulatory guidelines. Normal repayment of credit for these loans is in jeopardy. While no loss of principal or interest is expected, there are clear and well-defined weaknesses that jeopardize liquidation of debt.

■

Grade 7—This grade includes “Doubtful” loans in accordance with regulatory guidelines. These loans have all the weaknesses inherent in those classified as “Substandard” with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current existing facts, conditions, and values, highly questionable and improbable.

■

Grade 8—This grade includes “Loss” loans in accordance with regulatory guidelines. These are uncollectible loans or with such little value that it does not warrant classification as a bankable asset. Such loan may, however, have recovery or salvage value but not to the point where a write-off should be deferred, even though partial recovery may occur in the future.

The assignment of the obligor risk rating is based on relevant information about the ability of borrowers to service their debts, such as current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Bank periodically reviews loans classified as watch list or worse, to evaluate if they are properly classified. For those loans with an adverse classification, management evaluates whether those loans are considered impaired. The frequency of these reviews will depend on the amount of the aggregate outstanding debt and the risk rating classification of the obligor. In addition, during the renewal process of applicable credit facilities, the Bank evaluates the corresponding loan grades.

Loans classified as pass credits are excluded from the scope of the review process described above until: (a) they become past due; (b) management becomes aware of deterioration in the creditworthiness of the borrower; or (c) the customer contacts the Bank for a modification. In these circumstances, the credit facilities are specifically evaluated to assign the appropriate risk rating classification.

The credit quality indicators by loans portfolio at December 31, 2011 and 2010, are as follows:

	2011				2010
	COMMERCIAL AND INDUSTRIAL LOANS		CONSTRUCTION AND COMMERCIAL REAL ESTATE LOANS		COMMERCIAL AND INDUSTRIAL LOANS		CONSTRUCTION AND COMMERCIAL REAL ESTATE LOANS
	WEIGHTED- AVERAGE RISK GRADE	OUTSTANDING PRINCIPAL	WEIGHTED- AVERAGE RISK GRADE	OUTSTANDING PRINCIPAL	WEIGHTED- AVERAGE RISK GRADE	OUTSTANDING PRINCIPAL	WEIGHTED- AVERAGE RISK GRADE	OUTSTANDING PRINCIPAL
Commercial credit exposure:
Credit risk profile by internally assigned grade:
Grades 1—4	2.21	$1,141,680	2.61	$148,849	2.17	$907,612	2.51	$157,277
Grade 5—Special Mention		10,275		24,893		26,999		19,192
Grade 6—Substandard		132,305		129,420		124,160		213,562
Grade 7—Doubtful		925				3,069
Grade 8—Loss		—		—		62		—

Total	2.62	1,285,185	4.25	303,162	2.71	1,061,902	5.00	390,031

Credit risk profile based on payment activity:
Performing		1,435				7,152
Nonaccrual

Total		1,435		—		7,152		—

Total commercial credit exposure		1,286,620		303,162		1,069,054		390,031

		RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER		RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER
Consumer credit exposure (net of unearned interest)—credit risk profile based on payment activity:
Performing		$842,900	$937,045	$201,842		$859,150	$919,237	$198,721
Nonaccrual		78,868	9,150	2,246		82,884	11,171	3,497

Total consumer credit exposure		$921,768	$946,195	$204,088		$942,034	$930,408	$202,218

Modifications—At December 31, 2011 and 2010, TDRs amounted to $217,675 and $164,000, respectively, including commercial, construction, commercial real estate, consumer, and residential mortgage loans that had been renegotiated by reducing interest rates, extending maturity date, or granting other concessions, such as capitalization of unpaid interest or moratorium of loan repayment. As of December 31, 2011 and 2010 there were no outstanding commitments to lend additional funds to borrowers owing receivables whose terms have been modified in TDRs.

A modification of a loan constitutes a TDR when a borrower is experiencing financial difficulty and the modification constitutes a concession. A concession could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance, or other actions intended to maximize collection.

Loans classified as TDRs are reported in nonaccrual status if the loan was in nonaccruing status at the time of the modification. The TDR loan should continue in nonaccrual status until the borrower has demonstrated a willingness and ability to make the restructured loan payments (at least six months of sustained performance after it was classified as TDR). When a loan is placed in nonaccrual status, all previously accrued, but uncollected, interest is reversed and charged against current earnings. Interest on nonaccrual loans is thereafter recognized as income only to the extent actually collected. Loans classified as TDRs are excluded from TDR status once performance under the restructured terms exists for a reasonable period (at least 12 months of sustained performance after classification) and the loan yields a market rate.

Loan modifications that are considered TDRs completed during the year ended December 31, 2011, were as follows:

	NUMBER OF CONTRACTS	PRE-MODIFICATION OUTSTANDING RECORDED INVESTMENT	POST-MODIFICATION OUTSTANDING RECORDED INVESTMENT
Troubled debt restructurings:
Commercial and industrial	26	$16,754	$13,944
Construction and commercial real estate	1	10,166	8,066
Residential mortgages	308	70,872	64,235
Consumer	334	3,649	3,386

The Bank considers a loan to have defaulted if the borrower has failed to make payments of either principal, interest, or both for a period of 60 days or more.

Loan modifications considered TDRs that defaulted during the year ended December 31, 2011, and that had been modified in a TDR during the preceding twelve months period were as follows:

	NUMBER OF CONTRACTS	RECORDED INVESTMENT
Troubled debt restructurings that subsequently defaulted:
Commercial and industrial	10	$4,644
Residential mortgages	53	9,388
Consumer	120	935

Allowance for Loan Losses—Activity in the allowance for loan losses for the years ended December 31, 2011, 2010, and 2009, was as follows:

	2011	2010	2009
Balance—beginning of year	$163,354	$179,583	$76,645
Provision for loan losses	31,050	80,515	253,906
Loans charged off	(90,205)	(124,109)	(179,070)
Recoveries	27,802	27,365	28,102

Balance—end of year	$132,001	$163,354	$179,583

For the years ended December 31, 2011 and 2010, the activity in the allowance for loan losses by portfolio segment is as follows:

	COMMERCIAL AND INDUSTRIAL LOANS	CONSTRUCTION AND COMMERCIAL REAL ESTATE	RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER LOANS	UNALLOCATED	TOTAL
2011
Beginning balance	$36,636	$41,211	$39,127	$27,090	$17,323	$1,967	$163,354

Provision (credit) for loan losses	(1,191)	19,478	(5,713)	6,708	9,817	1,951	31,050

Charge-offs	(7,568)	(28,030)	(6,202)	(35,424)	(12,981)		(90,205)
Recoveries	1,345	1,722	99	23,178	1,458		27,802

Net charge-offs	(6,223)	(26,308)	(6,103)	(12,246)	(11,523)	—	(62,403)

Ending balance	$29,222	$34,381	$27,311	$21,552	$15,617	$3,918	$132,001

Period-end amount allocated to:
Loans individually evaluated for impairment	$4,177	$12,881	$3,618	$—	$—	$—	$20,676
Loans collectively evaluated for impairment	25,045	21,500	23,693	21,552	15,617	3,918	111,325

Ending balance	$29,222	$34,381	$27,311	$21,552	$15,617	$3,918	$132,001

2010
Beginning balance	$35,288	$68,734	$28,996	$28,695	$17,192	$678	$179,583

Provision for loan losses	12,223	21,831	16,491	14,227	14,454	1,289	80,515

Charge-offs	(11,852)	(51,252)	(6,507)	(38,125)	(16,373)		(124,109)
Recoveries	977	1,898	147	22,293	2,050		27,365

Net charge-offs	(10,875)	(49,354)	(6,360)	(15,832)	(14,323)	—	(96,744)

Ending balance	$36,636	$41,211	$39,127	$27,090	$17,323	$1,967	$163,354

Period-end amount allocated to:
Loans individually evaluated for impairment	$4,128	$16,586	$4,151	$—	$—	$—	$24,865
Loans collectively evaluated for impairment	32,508	24,625	34,976	27,090	17,323	1,967	138,489

Ending balance	$36,636	$41,211	$39,127	$27,090	$17,323	$1,967	$163,354

The recorded investment in loans, net of unearned interest as of December 31, 2011 and 2010, related to each balance in the allowance for loan losses by portfolio segment and disaggregated on the basis of the Bank’s impairment methodology was as follows:

DECEMBER 31, 2011	COMMERCIAL AND INDUSTRIAL	CONSTRUCTION AND COMMERCIAL REAL ESTATE	RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER	UNAMORTIZED DISCOUNT AND COSTS	TOTAL
Loans individually evaluated for impairment	$88,427	$98,696	$55,295	$—	$—	$—	$242,418
Loans collectively evaluated for impairment	1,198,193	204,466	866,473	946,196	204,088	5,524	3,424,940

Ending balance	$1,286,620	$303,162	$921,768	$946,196	$204,088	$5,524	$3,667,358

DECEMBER 31, 2010	COMMERCIAL AND INDUSTRIAL	CONSTRUCTION AND COMMERCIAL REAL ESTATE	RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER	UNAMORTIZED DISCOUNT AND COSTS	TOTAL
Loans individually evaluated for impairment	$80,534	$198,998	$36,212	$—	$—	$—	$315,744
Loans collectively evaluated for impairment	988,520	191,033	905,822	930,408	202,218	4,622	3,222,623

Ending balance	$1,069,054	$390,031	$942,034	$930,408	$202,218	$4,622	$3,538,367

Allowance for Repossessed Real Estate—Activity in the allowance for repossessed real estate for the years ended December 31, 2011, 2010, and 2009, was as follows:

	2011	2010	2009
Balance—beginning of year	$2,512	$1,553	$1,559
Valuation allowance	3,998	1,493	1,404
Charge offs	(616)	(534)	(55)

Balance—end of year	$5,894	$2,512	$2,908

6. PLEDGED ASSETS

At December 31, 2011 and 2010, the Bank has pledged securities and commercial, auto, and residential mortgage loans to secure repurchase agreements outstanding, public fund deposits, individual retirement accounts, treasury tax deposits, and advances from the Federal Home Loan Bank (FHLB) and Federal Reserve Bank (FRB). The counterparties to the repurchase agreements generally have the right to repledge or sell such collateral. The carrying value of the pledged assets by classification is as follows:

	2011	2010
Securities available for sale	$680,344	$645,825
Securities held to maturity	4,774	11,480
Interest-bearing deposits in banks	300	30,000
Loans	2,244,917	2,139,707

Total	$2,930,335	$2,827,012

7. PREMISES AND EQUIPMENT

Premises and equipment at December 31, 2011 and 2010, consist of the following:

	USEFUL LIVES (IN YEARS)	2011	2010
Land		$622	$622
Bank premises and improvements	10–40	62,862	62,643
Furniture, fixtures, and other equipment	1–10	21,024	20,304
Leasehold improvements	10 or lease term whichever is shorter	20,195	20,126

Subtotal		104,703	103,695
Less accumulated depreciation and amortization		(65,237)	(60,404)

Subtotal		39,466	43,291
Construction in progress		384	37

Total		$39,850	$43,328

8. DEPOSITS AND INTEREST EXPENSE

Deposits and their weighted-average interest rate at December 31, 2011 and 2010, are summarized as follows:

	2011		2010
	AMOUNT	INTEREST RATE	AMOUNT	INTEREST RATE
Savings and Negotiable Order of Withdrawal (NOW)	$989,427	1.29%	$962,306	1.33%
Time deposits	1,288,569	1.62	1,229,888	2.10

	2,277,996		2,192,194
Noninterest bearing	661,926		515,377

Total	$2,939,922		$2,707,571

NOW accounts are interest-bearing checking accounts. Time deposits in denominations of $100 or more amounted to $923,176 and $623,518 at December 31, 2011 and 2010, respectively. Interest expense on these deposits amounted to $12,964, $13,533 and $16,940 for the years ended December 31, 2011, 2010 and 2009, respectively. Time deposits include brokered deposits of $267,622 and $503,873 at December 31, 2011 and 2010, respectively. The Bank has no step-up fixed-rate brokered deposits at December 31, 2011 and 2010.

Foreign demand and interest-bearing deposits (denominated in U.S. dollars) amounted to $24,424 and $21,473 at December 31, 2011 and 2010, respectively.

At December 31, 2011, the scheduled maturities of time deposits are as follows:

YEARS ENDING DECEMBER 31
2012	$929,976
2013	268,568
2014	74,976
2015	6,331
2016	7,566
Thereafter	1,152

Total	$1,288,569

A summary of interest expense on deposits for the years ended December 31, 2011, 2010 and 2009, is as follows:

	2011	2010	2009
Savings and NOW	$12,751	$11,937	$11,020
Time deposits	23,106	26,991	38,944

Total	$35,857	$38,928	$49,964

9. FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

A summary of federal funds purchased and securities sold under agreements to repurchase as of and for the years ended December 31, 2011 and 2010, is as follows:

	2011		2010
	FEDERAL FUNDS PURCHASED	SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	FEDERAL FUNDS PURCHASED	SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
Balance at end of year	$—	$511,600	$—	$561,600

Maximum amount outstanding at any month-end	$62,568	$561,600	$124,312	$786,600

Average balance outstanding during the year	$2,865	$548,449	$37,569	$665,436

Weighted-average interest rate during the year	0.24%	4.19%	0.30%	4.24%

Weighted-average interest rate at end of year	—%	4.18%	—%	4.20%

During the years ended December 31, 2011 and 2010, repurchase agreements consisted of fixed and step-up coupon transactions. There were no floating to fixed transactions outstanding at year-end.

During the outstanding period of such agreements, the securities were delivered to the counterparties. The dealers may have sold, loaned, or otherwise disposed of such securities to other parties in the normal course of their operations and have agreed to resell to the Bank the same or similar securities at the maturities of the agreements. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

There were no federal funds purchased outstanding at December 31, 2011 and 2010.

Securities sold under agreements to repurchase at December 31, 2011, mature as follows: in 2012—$175,000, in 2013—$325,000, and in 2015—$11,600. Securities sold under agreements to repurchase include $500,000 of callable repurchase agreements. The first call option date is in October 2012.

At December 31, 2011 and 2010, counterparties on repurchase agreements were as follows:

	2011		2010
	BORROWING BALANCE	FAIR VALUE OF UNDERLYING COLLATERAL	BORROWING BALANCE	FAIR VALUE OF UNDERLYING COLLATERAL
U.S. financial entities	$511,600	$586,436	$561,600	$656,943

10. ADVANCES FROM FHLB

Advances from the FHLB at December 31, 2011, which consist of fixed-rate borrowings, mature as follows:

MATURITY	INTEREST RATE	OUTSTANDING BALANCE
January 10, 2012	0.31%	$56,000
January 20, 2012	0.31	53,000
June 11, 2013	1.95	100,000

Total		$209,000

Advances are received from the FHLB under an advance, collateral pledge, and security agreement, whereby the Bank is required to maintain a minimum amount of qualifying collateral with a fair value of at least 115% of the outstanding advances and investment in FHLB stock. At December 31, 2011 and 2010, the Bank has mortgage loans amounting to $746,780 and $739,163, respectively, to secure these advances and maintains an investment in FHLB stock with a carrying value at December 31, 2011 and 2010, of $13,848 and $10,774, respectively. At December 31, 2011 and 2010, the Bank had additional borrowing capacity with the FHLB of $284,436 and $363,092, respectively.

11. ADVANCES FROM FRB

At December 31, 2011 and 2010, there were no advances from FRB outstanding. However, the Bank decided to maintain collateral at FRB should a decision be made to enter into the regular funding program offered by FRB known as the discount window program.

At December 31, 2011 and 2010, the Bank has consumer loans collateral amounting to $825,928 and $840,547, respectively. At December 31, 2011 and 2010, the Bank also had pledged commercial loans amounting to $281,672 and $235,045, respectively. In the aggregate, at December 31, 2011, these had a lendable value of $663,848 (fluctuates from 57% to 96% based on the loan collateral category balance).

12. OTHER BORROWED FUNDS

Other borrowed funds at December 31, 2011 and 2010, consist of the following:

	2011		2010
	WEIGHTED- AVERAGE INTEREST RATE	BALANCE	WEIGHTED- AVERAGE INTEREST RATE	BALANCE
Senior notes—net of unamortized discount of $231 and $794, respectively	1.57%	$469,769	1.59%	$669,206
Other borrowed funds	0.49	71,490	0.86	10,686

Total		$541,259		$679,892

At December 31, 2011, senior notes and other borrowed funds mature as follows: within 30 days—$69,756; in 2012—$469,769; and after 10 years—$1,734. The weighted-average interest rate for the years ended December 31, 2011 and 2010, was 1.47 % and 1.60%, respectively. Senior notes are fixed and variable rates unsecured debt guaranteed by the FDIC that were issued under the Temporary Liquidity Guarantee Program (“TLG Program”). The variable interest rate on the unsecured senior notes issued is set at three-month London InterBank Offered Rate (LIBOR) flat. Other borrowed funds consist of unsecured fixed-rate borrowings.

13. SUBORDINATED CAPITAL NOTES

Subordinated capital notes at each, December 31, 2011 and 2010, consist of the following:

Subordinated capital notes at a variable rate of three-month LIBOR, plus 1.44% (2.01% and 1.74% at December 31, 2011 and 2010, respectively), due September 23, 2014	$50,000
Subordinated notes at a fixed rate of 5.76% through September 29, 2011, and three-month LIBOR, plus 1.56% thereafter (2.13% at December 31, 2011), due September 29, 2016	37,000
Subordinated notes at three-month LIBOR, plus 0.56% through September 29, 2011, thereafter, three-month LIBOR, plus 1.56% (2.13% and 0.86% at December 31, 2011 and 2010, respectively), due September 29, 2016	30,000

Total	$117,000

In September 2004, the Bank issued $50,000 subordinated capital notes due on September 23, 2014. Interest on these subordinated notes is payable quarterly since September 23, 2009. The Bank has the option to redeem these subordinated notes in whole or in part from time to time before maturity at 100% of the principal amount, plus any accrued, but unpaid interest, to the date of redemption, beginning September 23, 2009, at each payment date thereafter.

In September 2006, the Bank issued $67,000 subordinated capital notes due on September 29, 2016. Interest payments on these notes are payable as follows:

■	For $37,000, payments are due semiannually during the fixed-rate period (up to September 29, 2011) and quarterly thereafter.

■	For $30,000, payments are due quarterly.

The Bank has the option to redeem these subordinated notes in whole or in part from time to time before maturity at 100% of the principal amount, plus any accrued, but unpaid, interest to the date of redemption, beginning on September 29, 2011, at each payment date thereafter.

These notes qualify as total capital for regulatory capital purposes at December 31, 2011 and 2010.

Under the requirements of Puerto Rico Banking Law, the Bank must establish redemption funds for the subordinated capital notes by transferring from undesignated retained earnings preestablished amounts as follows:

Redemption fund—December 31, 2011	$71,425
2012	11,700
2013	11,700
2014	11,700
2015	10,475

Total	$117,000

14. BUILDING OPERATIONS

Building operations consist principally of the leasing of office and parking space to third parties under various operating lease contracts for periods normally consisting of five years. The summary of the results of the building operations for the years ended December 31, 2011, 2010 and 2009, included within net occupancy expenses in the accompanying combined statements of operations and comprehensive income (loss) is as follows:

	2011	2010	2009
Rental income	$2,444	$2,296	$2,812

Operating expenses:
Salaries and other employee benefits	360	363	401
Occupancy—mainly depreciation expense	1,956	1,832	1,698
Other	781	979	837

Total operating expenses	3,097	3,174	2,936

Loss from building operations	$(653)	$(586)	$(124)

The minimum future rental income for agreements with remaining terms in excess of one year at December 31, 2011, is as follows:

YEARS ENDING DECEMBER 31
2012	$2,358
2013	1,991
2014	859
2015
2016
Thereafter

Total	$5,208

15. INCOME TAXES

The components of income tax provision (benefit) for the years ended December 31, 2011, 2010 and 2009, are as follows:

	2011	2010	2009
Current income tax provision (benefit)	$(4,236)	$(1,077)	$1,355
Deferred income tax provision (benefit)	20,999	1,711	(58,689)

Total	$16,763	$634	$(57,334)

The Companies are subject to Puerto Rico regular income tax or alternative minimum tax (AMT) on income earned from all sources. The AMT is payable if it exceeds regular income tax liability. The excess of AMT over regular tax paid in any one year may be used to offset regular income tax in future taxable years, subject to certain limitations. The AMT rate for 2011 is 20% (22% for 2010 and 2009).

Pursuant to the provisions of Act No. 13 of January 8, 2004, for taxable years commencing after June 30, 2003, the net earnings generated by an IBE that operates as a unit of a bank under the Puerto Rico Banking Law are considered taxable and subject to income taxes at the current tax rates in the amount by which the IBE taxable income exceeds 20% of the taxable income of the Bank, including its IBE taxable income. The Bank’s IBE carries in its books certain securities which are, irrespective of the IBE status, tax exempt by law.

On March 9, 2009, the Puerto Rico government approved Act No. 7 (the “Act”) to stimulate Puerto Rico’s economy and to reduce the Puerto Rico government’s fiscal deficit. The Act imposes a series of temporary and permanent measures, including the imposition of a 5% surtax over the total income tax determined, which is applicable to corporations, among others, whose combined income exceeds $100,000, effectively resulting in an increase in the maximum statutory tax rate from 39% to 40.95%. Furthermore, pursuant to the provisions of the Act, all IBE operating in Puerto Rico are subject to a special tax of 5% on their net income not otherwise subject to the provisions of the Puerto Rico Internal Revenue Code of 1994. This temporary measure was effective for tax years that commenced after December 31, 2008, and before January 1, 2012. On January 31, 2011, a new Puerto Rico revenue code was enacted into law which reduced the maximum tax rate to 30% and eliminated the 5% surtax and the 5% special tax on the net income of IBEs effective for taxable years commencing after December 31, 2010.

Up to December 31, 2010, BBVA Seguros applied a 25% tax rate based on the dispositions of the Puerto Rico Internal Revenue Code Section 1015 (b) (3) as amended on August 10, 2008. Any corporation with a gross income of less than $5,000,000 during the taxable year may opt for a tax rate of 25% if the BBVA Seguros maintains an average employment headcount of seven full time employees during the tax year. During the years ended December 31, 2010 and 2009, BBVA Seguros was in compliance with the headcount requirement. Effective January 1, 2011, this option is not available under the new Puerto Rico revenue code.

The Companies are also subject to federal income tax on their income from sources within the United States of America, even though the Companies are not doing business within the United States of America. The U.S. Internal Revenue Code (“U.S. Code”) provides for tax exemption of portfolio interest received by a foreign corporation from sources within the United States of America; therefore, the Companies are not subject to federal income tax on certain U.S. investments that qualify as portfolio interest.

The reconciliation between the Puerto Rico income tax expense at the statutory rate and the effective tax rate as reported for the years ended December 31, 2011, 2010 and 2009, is as follows:

	2011	2010	2009
Income taxes at statutory rate (30% in 2011 and 40.95% in 2010 and 2009)	$15,206	$3,508	$(62,768)
Difference in rate resulting from:
Exempt interest income—net of disallowed expenses	(776)	(2,211)	(2,413)
Nondeductible expenses:
Provision for loan losses over (under) net charge-offs	(9,406)	(6,646)	42,153
Other	1,123	1,198	286
Deferred tax effect on temporary differences and net operating loss carryforward	8,885	5,078	(32,061)
Other items—net	1,731	(293)	(2,531)

Income tax expense—33% in 2011, 7% in 2010 and 37% in 2009	$16,763	$634	$(57,334)

At December 31, 2011 and 2010, accrued income tax payable amounted to $882 and $741, respectively, is included as part of other liabilities in the accompanying combined statements of financial condition.

Deferred income taxes reflect the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting and the amounts used for income tax purposes. The components of the Companies’ net deferred tax assets at December 31, 2011 and 2010, are as follows:

	2011	2010
Deferred tax assets:
Puerto Rico Housing Bank and Financing Agency prepayment interest	$3	$23
Net operating losses	17,103	25,027
Allowance for loan losses	39,112	64,386
Reserve for repossessed assets and other	4,071	798

Total	60,289	90,234

Deferred tax liabilities:
Excess of goodwill carrying value over tax basis	7,449	17,125
Unrealized gain on securities available for sale	1,495
Other	39	173

Total	8,983	17,298

Net deferred tax assets	$51,306	$72,936

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on the information available, the Companies expect to fully realize the deferred tax asset and a valuation allowance is not deemed necessary at December 31, 2011 and 2010.

According to the Puerto Rico Internal Revenue Code (the “PR Code”), net operating losses can be carried forward for the next seven years. However, on November 15, 2010, Act No. 171 was enacted, which amended certain provisions of the PR Code. As a result, for net operating losses generated in the taxable years commencing after December 31, 2004, and before December 31, 2012, the loss carryforward period was increased to ten years. Accordingly, the net operating loss related to tax years 2009 and 2010 can be carried forward to years 2019 and 2020, respectively.

The reconciliation of unrecognized tax benefits, including accrued interest as of December 31, 2011 and 2010, is as follows:

	2011	2010
Balance—beginning of year	$11,300	$13,100
Gross increases for tax positions of current year
Gross increases for tax positions of prior years	1,977	893
Reductions due to settlements	(3,858)	(113)
Reductions due to lapse of applicable statute of limitations	(3,287)	(2,580)

Balance—end of year	$6,132	$11,300

The Companies do not anticipate a significant change to the total amount of unrecognized tax benefits within the next 12 months.

The amount of unrecognized tax benefits may vary for several reasons, such as increases for current-year positions, expiration of open income tax returns due to statutes of limitation, changes in management’s judgment about the level of uncertainty, new outcome related to litigation, and legislative law enactment, among others.

During the year ended December 31, 2011, the Bank concluded a negotiation with the Internal Revenue Service of the United States of America. As a result $3,858 of unrecognized tax benefits were recognized.

As of December 31, 2011 and 2010, accrued interest on unrecognized tax benefits amounts to approximately $1,113 and $1,800, respectively. At December 31, 2011 there was no accrual for payment penalties. As of December 31, 2010, approximately $1,100 was accrued for this concept. The Companies’ policy is to record interest and related penalties, if any, as income tax expense.

As of December 31, 2011 and 2010, the total amount of unrecognized tax benefits includes approximately $6,000 and $7,000 related to tax positions that would affect the annual effective rate.

The Companies file income tax returns in Puerto Rico. The Bank also files an income tax return in the United States of America. According to Puerto Rico and United States of America tax authority statute of limitation dispositions, years 2007 through 2011 remain open for examination.

16. COMMITMENTS AND CONTINGENCIES

Lease Commitments—The Bank has entered into various operating lease agreements for branch facilities and administrative offices expiring at various dates through 2026. Rent expense for the years ended December 31, 2011 and 2010, amounted to $4,500 and $4,300, respectively. As of December 31, 2011, future minimum annual rental net of sublease rentals under the terms of noncancelable leases, without considering renewal options, are as follows:

YEARS ENDING DECEMBER 31	MINIMUM LEASE PAYMENTS
2012	$5,274
2013	3,736
2014	2,889
2015	2,766
2016	2,390
Thereafter	11,077

Total	$28,132

Litigation—The Companies are defendants in various legal proceedings arising in connection with their business. After consulting with legal counsel, it is the judgment of management that the financial position and results of operations of the Companies will not be materially affected by the final outcome of these legal proceedings.

Other Contingencies—BBVA Securities and/or its service providers execute, settle, and finance customer, correspondent, and trading securities transactions in the normal course of business. These activities may expose BBVA Securities to off-balance-sheet risk arising from the potential that the customer or counterparty may fail to satisfy its obligations and the collateral will be insufficient. In this situation, BBVA Securities may be required to purchase or sell financial instruments at unfavorable market prices to satisfy obligations to customers and counterparties.

BBVA Securities indemnifies and guarantees certain service providers, such as clearing and custody agents, trustees, and administrators, against specified potential losses in connection with their acting as an agent of, or providing services to, BBVA Securities or its affiliates in the normal course of business. BBVA Securities also indemnifies clients against potential losses incurred in the event specified third-party service providers, including subcustodians and third-party brokers, improperly execute transactions. BBVA Securities believes that it is unlikely it will have to make material payments under these arrangements and accordingly, no contingent liability has been recorded in the accompanying combined financial statements for these indemnifications and guarantees.

BBVA Securities provides representations and warranties to counterparties in connection with a variety of securities transactions and occasionally indemnifies them against potential losses caused by the breach of those representations and warranties. These indemnifications generally are standard contractual terms and are entered into in the normal course of business. BBVA Securities believes that it is unlikely it will have to make material payments under these arrangements and accordingly, no contingent liability has been recorded in the accompanying combined financial statements for these indemnifications.

17. RELATED-PARTY TRANSACTIONS

The Bank and BBVA Securities grant loans to its directors, executive officers, employees, and to certain individuals or organizations related to such persons. The activity of these loans during 2011 and 2010 was as follows:

	OFFICERS AND DIRECTORS	EMPLOYEES	TOTAL
Balance—December 31, 2009	$1,425	$39,009	$40,434
Additions	127	20,242	20,369
Repayments and forgiveness	(238)	(23,253)	(23,491)

Balance—December 31, 2010	1,314	35,998	37,312
Additions	218	424	642
Repayments and forgiveness	(96)	(3,769)	(3,865)

Balance—December 31, 2011	$1,436	$32,653	$34,089

Loans to officers, directors, and employees of the Bank have been granted in the normal course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated parties, and did not involve more than the normal credit risk.

BBVA Securities grants loans to certain employees as part of their contractual employment. These loans and interest thereon are payable in a range from four-to eight-year terms at each employee’s anniversary date. The loans accrue interest at variable rates based on the London Inter Bank Offered Rate or prime rates, as specified in the employee loan agreements. If, at each employee’s anniversary date, the employee is still employed by BBVA Securities, BBVA Securities is obligated to forgive an amount equal to the amount payable, including principal and interest, at such date under the loan. Loan forgiveness is recognized as part of employee compensation and benefits and recognized by BBVA Securities on a ratably and systematic basis during the term of each loan. In the event that the employee leaves BBVA Securities prior to his/her last anniversary date on which the employee has the right to earn the outstanding principal amount of the loan as specified on the agreement, the employee shall be obligated to pay on the date of termination the outstanding principal amount of the loan, plus all of the interest accrued on the loan. As of December 31, 2011 and 2010, the outstanding balance of these loans amounted to $562 and $1,655, respectively.

In the normal course of business, the Bank may place or receive deposits and engage in other businesses with the Parent and any of the Parent’s branches, agencies, and subsidiaries.

Significant balances with the Parent and other affiliates of the Parent as of December 31, 2011 and 2010, are as follows:

	2011	2010
Due from the Parent and affiliates	$954	$965
Restricted cash—deposit pledged to the Parent	6,670	6,670
Other liabilities	636	—
Derivatives, whose fair value represents an asset	—	8
Derivatives, whose fair value represents a liability	5,041	4,935
Derivatives notional amount	39,774	59,358

Significant transactions with the Parent and other affiliates of the Parent for the years ended December 31, 2011, 2010 and 2009, are as follows:

	2011	2010	2009
Interest expense on federal funds purchased	$7	$108	$309
Charges to affiliates for other fees	8
Charges from an affiliated entity for data processing operations	2,579	2,904	3,147
Charges from an affiliated entity for design and development	386	60	125
Charges from an affiliated entity for research and development	4	384
Charges from an affiliated entity for other centralized services	427
Charges from an affiliated entity for sponsored activities	171
Interest expense on derivative transactions	340	782	1,193

The Parent also has several derivative contracts (aggregate notional amount of $5,495 and $5,554 at December 31, 2011 and 2010, respectively) with certain borrowers of the Bank. The derivative contracts, held by the Parent, and the underlying loans, held by the Bank, share the same collateral.

In addition, the Bank has derivative contracts for which the Parent is the counterparty with an aggregate notional amount of $39,774 and $59,358 at December 31, 2011 and 2010, respectively. These derivative contracts are segregated as follows:

	2011	2010
Swap agreements	$31,013	$50,448
Interest rate caps and collars	8,761	8,910

Total notional amount	$39,774	$59,358

18. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the Bank becomes a party to credit-related financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby and commercial letters of credit, and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the combined statements of financial condition. The contract or notional amount of those instruments reflects the extent of the Bank’s involvement in particular types of financial instruments.

Commitments to Extend Credit and Commercial Letters of Credit—The Bank’s exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit including commitments under credit card arrangements, and commercial letters of credit is represented by the contractual notional amount of those instruments, which do not necessarily represent the amounts potentially subject to risk. In addition, the measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are identified. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Summarized credit-related financial instruments at December 31, 2011 and 2010, were as follows:

NOTIONAL AMOUNT	2011	2010
Commitments to extend credit	$372,919	$294,587
Commercial letters of credit	1,077	13,595

Commitments to extend credit represent agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty.

At December 31, 2011 and 2010, commitments to extend credit consisted mainly of undisbursed available amounts on commercial lines of credit, construction loans, and revolving credit card arrangements. Since many of the unused commitments are expected to expire unused or be only partially used, the total amount of these unused commitments does not necessarily represent future cash requirements.

Commercial letters of credit are issued or confirmed to guarantee payment of customers’ payables or receivables in short-term international trade transactions. Generally, drafts will be drawn when the underlying transaction is consummated as intended. However, the short-term nature of this instrument serves to mitigate the risk associated with these contracts.

The summary of instruments that are considered financial guarantees in accordance with the authoritative guidance related to guarantor’s accounting and disclosures requirement for guarantees, including indirect guarantees of indebtedness of others at December 31, 2011 and 2010, is as follows:

NOTIONAL AMOUNT	2011	2010
Standby letters of credit and financial guarantees	$84,632	$93,823
Unpaid principal balances on loans sold with recourse	231,508	242,465
Unpaid principal balances on loans securitized with recourse	6,187	32,776

Standby letters of credit and financial guarantees are written conditional commitments issued by the Bank to guarantee the payment and/or performance of a customer to a third party (“beneficiary”). If the customer fails to comply with the agreement, the beneficiary may draw on the standby letter of credit or financial guarantee as a remedy. The amount of credit risk involved in issuing letters of credit in the event of nonperformance is the face amount of the letter of credit or financial guarantee. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer. During the year ended December 31, 2011, the Bank was required to perform on a financial guarantee; however, the customer reimbursed the amount disbursed by the Bank, and, accordingly, no loss was recognized. During 2010 no performance was required on any financial guarantees. Management of the Bank does not expect any significant losses under these obligations.

19. DERIVATIVE INSTRUMENTS

The Bank maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings and cash flows caused by interest rate volatility. The Bank’s interest rate risk management strategy may involve modifying the repricing characteristics of certain assets and liabilities so that changes in interest rates do not adversely affect the net interest margin and cash flows. Derivative instruments that the Bank may use as part of its interest rate risk management strategy include interest rate swaps, swaptions, interest rate caps, and indexed options. These transactions involve both credit and market risk. The notional amounts are amounts on which calculations, payments, and the value of the derivatives are based. Notional amounts do not represent direct credit exposures. The actual risk of loss is the cost of replacing, at market, these contracts in the event of default by the counterparties. To minimize credit risk, the Bank enters into legally enforceable master netting agreements, which reduce risk by permitting the closeout and netting of transactions with the same counterparty upon occurrence of certain events such that direct credit exposure is limited to the net difference between the calculated amounts to be received and paid in the event of nonperformance by the counterparties to these agreements. The Bank also manages the credit risk of derivative instruments through credit approvals, limits, monitoring procedures, obtaining collateral, and does not expect any counterparties to fail their obligations. At December 31, 2011 and 2010, the Bank had pledged $12,720 and $6,670, respectively, in cash to secure derivative transactions in liability position with the Parent and a third party.

Derivative instruments are generally negotiated over-the-counter (OTC) contracts. Negotiated OTC derivatives are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, notional amount, exercise price, and maturity.

The Bank enters into interest rate swap contracts in managing its interest rate exposure. Interest rate swap contracts generally involve the exchange of fixed- and floating-rate interest payment obligations without the exchange of the underlying principal amounts. Entering into interest rate swap contracts involves not only the risk of dealing with counterparties and their ability to meet the terms of the contracts, but also the interest rate risk associated with unmatched positions. Interest rate swaps are the most common type of derivative contracts that the Bank utilizes.

The Bank has also entered into interest rate cap transactions for protection against rising rates and with various clients with floating-rate debt who wished to protect their financial results against increases in interest rates. The Bank simultaneously entered into mirror-image interest rate cap transactions with an affiliated bank. None of these cap transactions qualify for hedge accounting; therefore, they are marked to market through earnings.

Index options are contracts that the Bank enters into in order to receive the average appreciation of the value of an equity index over a specified period in exchange for the payment of a premium when the contract is initiated. The credit risk inherent in the index options is the risk that the exchange party may default. Some of these contracts are structured as swap agreements where the floating rate paid by the Bank corresponds to the premium due, plus a fixed cost, and the fixed rate to be received by the Bank is the index return.

The Bank currently utilizes interest rate swaps to convert certain fixed-rate loans to a variable rate. These swaps have original maturities between three and 15 years. These derivatives are marked to market through earnings. Decisions to convert loans to variable rates are made primarily in consideration of the asset/liability mix of the Bank, the desired asset/liability sensitivity, and by interest rate levels.

The Bank offered its customers certificates of deposit, which contain an embedded derivative tied to the performance of a stock index that is bifurcated from the host deposit and recognized in the combined statements of financial condition in accordance with the applicable authoritative accounting guidance. Upon maturity, the depositor will receive a specified percent of the average increase of the month-end value of the stock index. If such index decreases, the depositor generally receives the principal without any interest. In some certificates of deposit, a minimum interest rate is guaranteed. The Bank uses interest rate swaps or option agreements to manage its exposure to the fluctuations of the stock indexes. Under the option agreements, the Bank will receive the average increase in the month-end value of the index in exchange for the payment of a premium when the contract is initiated. Under the terms of the swap agreements, the Bank also will receive the average increase in the month-end value of the index, but in exchange for a quarterly fixed-interest cost. Since the embedded derivative instrument in the certificates of deposit and the option and interest rate swap agreements do not qualify for hedge accounting, these derivative instruments are marked to market through earnings.

Fair Value Hedging Instruments—The Bank currently utilizes interest rate swaps to convert its fixed-rate certificates of deposit and certain fixed-rate loans to variable rates. By entering into the swaps, the principal amount of the hedged item would remain unchanged, but the interest payment streams would change, except for the swaps hedging loans for which the swap notional amount amortizes based on the loan principal amortization table. These swaps mature between one and 12 years from inception. Decisions to convert fixed-rate certificates of deposits and loans to variable rates are made primarily by consideration of the asset/liability mix of the Bank, the desired asset/liability sensitivity, and by interest rate levels.

Fair value hedges are designated at inception if it is believed that the relationship of the changes in the fair value of the hedged item and the hedging instrument for the risk being hedged will offset each other in a highly effective manner. At the inception of each hedge, management documents the hedging relationship, including its objective and probable effectiveness. To assess ongoing effectiveness of the hedges, the Bank marks to market both the hedging instrument and the hedged item on a monthly basis to determine the effectiveness of the hedge for the risk being hedged. Any hedge ineffectiveness is recorded in current period’s earnings.

The hedging instruments and the hedged items on fair value hedges have maturities through the year 2015. The weighted-average rate paid on interest rate swaps designated on a fair value hedging relationship as of December 31, 2011 and 2010, was 4.26% and 4.14% and weighted-average rate received was 0.30% and 0.26%, respectively.

Derivative Instruments Not Designated as Hedge—These derivatives financial instruments do not qualify or have not been designated for hedge accounting treatment, and therefore, changes in fair value are reported in current-period earnings.

Information pertaining to the notional amounts and fair values of derivative instruments reflected in the combined statements of financial condition at December 31, 2011 and 2010, is as follows:

			DERIVATIVE ASSETS			DERIVATIVE LIABILITIES
			STATEMENTS OF FINANCIAL CONDITION LOCATION			STATEMENTS OF FINANCIAL CONDITION LOCATION
	NOTIONAL			FAIR VALUE			FAIR VALUE
	2011	2010		2011	2010		2011	2010
Derivatives designated as fair value hedge—interest rate swaps	$3,804	$12,835	Loans receivable	$458	$1,223	Other liabilities	$443	$1,077

Derivatives instruments not designated as a hedge:
Interest rate swaps	154,512	159,406	Other assets	10,450	9,741	Other liabilities	10,350	9,584
Interest rate swaps stock indexed		17,456	Other assets		32	Other liabilities		32
Embedded options		9,000	Other assets		1,348	Other liabilities		1,348
Purchased options		9,000	Other assets		1	Other liabilities		1
Interest rate caps and collars	28,155	29,381

Total derivatives not designated as a hedge	182,667	224,243		10,450	11,122		10,350	10,965

Total derivatives	$186,471	$237,078		$10,908	$12,345		$10,793	$12,042

The effect of the derivative instruments in the combined statements of operations and comprehensive income (loss) for the years ended December 31, 2011 and 2010, is as follows:

		AMOUNT
	STATEMENTS OF OPERATIONS LOCATION	2011	2010	2009
Derivatives designated as fair value hedge:
Interest rate swaps	Interest income on investments	$—	$—	$(963)
Interest rate swaps	Interest income on loans	(340)	(782)	(1,193)
Interest rate swaps	Interest expense on deposits	—	—	166
Interest rate swaps	Trading and other derivative activities	(739)	(86)	599

Total		(1,079)	(868)	(1,391)

Derivatives instruments not designated as hedge:
Interest rate swaps	Trading and other derivative activities	$(60)	(809)	1
Interest rate swaps stock indexed	Trading and other derivative activities			20
Forward swaps	Trading and other derivative activities			(161)

Total		(60)	(809)	(140)

Total derivatives loss		$(1,139)	$(1,677)	$(1,531)

Other Derivative Instruments Information—A summary of the types of swaps used, excluding those used to manage exposure to the stock market, and their terms at December 31, 2011 and 2010, is as follows:

	2011	2010
Pay floating/receive fixed:
Notional amount	$77,256	$79,703
Weighted-average pay rate at year-end	0.32%	0.34%
Weighted-average receive rate at year-end	4.80	4.82
Pay fixed/receive floating:
Notional amount	$81,060	$92,538
Weighted-average pay rate at year-end	4.72%	4.68%
Weighted-average receive rate at year-end	0.32	0.33

The changes in notional amounts of swaps outstanding during the years ended December 31, 2011 and 2010, are as follows:

	2011	2010
Beginning balance	$189,697	$232,450
Called and matured swaps	(31,381)	(42,753)

Total	$158,316	$189,697

At December 31, 2011, the maturities by notional amounts of all derivative instruments, by type, are as follows:

YEARS ENDING DECEMBER 31	INTEREST RATE SWAPS	INTEREST RATE CAPS AND COLLARS	TOTAL
2012	$9,579	$28,155	$37,734
2013	10,825		10,825
2014	100,094		100,094
2015	3,804		3,804
2016	9,014		9,014
Thereafter	25,000		25,000

Total	$158,316	$28,155	$186,471

20. FAIR VALUE MEASUREMENTS

The Companies’ combined financial statements include various financial instruments that are carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired or when carried at the lower of cost or fair value.

The information at December 31, 2011 and 2010, about the Companies’ financial assets and liabilities measured at fair value on a recurring basis is as follows:

	FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2011
	QUOTED PRICES IN ACTIVE MARKETS FOR IDENTICAL ASSETS LEVEL 1	SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2	SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3	TOTAL
Assets:
Securities available for sale:
U.S. government and agencies obligations	$—	$1,501	$—	$1,501
Government-sponsored agencies mortgage backed-securities		623,470		623,470
P.R. government and agencies obligations		98,690		98,690
Corporate notes		10,034		10,034

Total securities available for sale	—	733,695	—	733,695

Trading securities:
Municipal obligations	—	1,541	—	1,541
Short-term corporate note			402	402
Close-end funds			103	103

Total trading securities	—	1,541	505	2,046

Derivatives		10,908		10,908

Total assets	$—	$746,144	$505	$746,649

Liabilities—derivatives	$—	$10,793	$—	$10,793

	FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2010
	QUOTED PRICES IN ACTIVE MARKETS FOR IDENTICAL ASSETS LEVEL 1	SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2	SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3	TOTAL
Assets:
Securities available for sale:
U.S. government and agencies obligations	$—	$1,841	$—	$1,841
Government-sponsored agencies mortgage backed-securities		668,435		668,435

Total securities available for sale	—	670,276	—	670,276

Trading securities:
Indexed certificates of deposit			1,141	1,141

Derivatives		12,345		12,345

Total assets	$—	$682,621	$1,141	$683,762

Liabilities—derivatives	$—	$12,042	$—	$12,042

The change in carrying values associated with Level 3 financial instruments for the years ended December 31, 2011 and 2010, is as follows:

	INDEXED CERTIFICATES OF DEPOSITS	SHORT-TERM CORPORATE NOTES	CLOSED-END FUNDS
Balance—December 31, 2009	$435	$—	$—
Transfers in and/or out of Level 3 Purchases	2,289
Sales	(1,606)
Gains/(losses):
Realized	20
Unrealized	3

Balance—December 31, 2010	1,141
Transfers in and/or out of Level 3
Purchases	4,617	9,479	35,758
Sales	(5,733)	(9,155)	(36,585)
Gains/(losses):
Realized	(25)	78	929
Unrealized			1

Balance—December 31, 2011	$—	$402	$103

Gains and losses for Level 3 financial instruments, including changes in fair value, are a component of trading activities revenue in the accompanying combined statements of operations and comprehensive income (loss).

During the years ended December 31, 2011, 2010 and 2009, there were no transfers in or out of Levels 1, 2 or 3.

At December 31, 2011 and 2010, financial assets measured at fair value on a nonrecurring basis are summarized below:

	FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2011
	QUOTED PRICES IN ACTIVE MARKETS FOR IDENTICAL ASSETS LEVEL 1	SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2	SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3
Assets:
Residential mortgage loans held for sale (1)	$—	$31,782	$—
Impaired loans (2)			221,742
OREO (3)			66,094

	FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2010
	QUOTED PRICES IN ACTIVE MARKETS FOR IDENTICAL ASSETS LEVEL 1	SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2	SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3
Assets:
Loans held for sale (1)	$—	$20,711	$—
Impaired loans (2)			290,879
OREO (3)			32,104

(1)	Residential mortgage loans held for sale are carried at the lower of cost or fair value. Fair value is based on quoted secondary market prices or contract price at which the loans will be sold. Adjustments to fair value are those usually made by market participants. These loans are classified in Level 2 of the fair value hierarchy given the level of activity in the market and the frequency of available quotes.
(2)	Includes mainly impaired commercial and construction loans. The impairment was generally measured based on the fair value of the collateral in accordance with the authoritative guidance related to the accounting for loan impairment. The fair values are derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations, but adjusted for specific characteristics and assumptions of the collateral, which are not market observable.
(3)	Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at lower of cost or fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use a single valuation approach or a combination of approaches, including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

Following is a description of the Companies’ valuation methodologies used for financial instruments measured at fair value. The disclosure requirements exclude certain financial instruments and all nonfinancial instruments. Accordingly, the aggregate fair value amounts of the financial instruments presented above do not represent management’s estimate of the underlying value of the Companies.

Government-Sponsored Agencies Mortgage-Backed Securities—Fair value is obtained from an independent nationally recognized pricing service, which includes both market observable and internally modeled values and/or value inputs. Pricing estimates are derived from matrix pricing. Average life, observable and/or historic prepayment speed, and cash flow yield spreads to the actively traded U.S. Treasury securities are some of the factors that are taken into consideration to develop the pricing. Our reliance on the receipt of this information is tempered by the knowledge of how the pricing service develops its data. To help determine fair value pricing reasonableness, various processes and controls have been adopted, which include a periodic review and substantiation of gains or losses realized for all traded transactions. These securities are classified as Level 2.

U.S. Government and Agencies Obligations—Fair value of these securities is based on an active exchange market and on quoted market prices for similar securities. These securities are classified as Level 2.

P.R. Government and Agencies Obligations—Fair value of these securities is based on an active exchange market and on quoted market prices for similar securities. These securities are classified as Level 2.

Corporate Notes—Fair value is obtained from broker-dealers, which use quoted prices for similar instruments. Corporate notes are classified as Level 2.

Municipal Obligations—The fair value for these securities is obtained from brokers/dealers that use a pricing methodology based on observable market inputs and quoted market prices for similar securities. Market inputs utilized in the pricing evaluation process include benchmark yields, reported trades, broker-dealers quotes, issuer spreads, two-sided markets, bid/offer price or spread, benchmark securities, LIBOR and, industry and economic events. The extent of the use of each market input depends on the security and the market conditions. Depending on the security, the priority of the use of inputs may change or some market inputs may not be relevant. These securities are classified as Level 2.

Short-Term Corporate Note—The fair value for this short-term corporate note is substantially the same as the carrying amount as these are reasonable estimates of fair value due to its short-term nature, which is less than 30 days. These financial instruments generally expose the company to limited credit risk and carry interest rates that approximate market.

Closed-End Funds—The fair value of these investments has been estimated using the net asset value per share of the investments. These investments can never be redeemed with the fund. Distributions from each fund will be received as the underlying investments of the funds are liquidated. Closed-end funds are generally categorized in Level 3 of the fair value hierarchy.

Indexed Certificates of Deposit—The fair value for indexed certificates of deposit is based on dealer indicative quotes. Indexed certificates of deposit are generally categorized in level 3 of the fair value hierarchy.

Derivatives Instruments—Interest rate contracts, which include interest rate swaps, caps, and other option agreements are used to modify interest characteristics of various financial instruments and are traded in OTC active markets. Fair value is obtained from an independent nationally recognized pricing service, which includes both market observable and internally modeled values and/or value inputs. Fair values for certain of these instruments are determined using market observable inputs including interest rate curves and widely published market observable indexes. In certain transactions, the Bank is protected by collateral arrangements. Fair value for derivative instruments represents the estimated amount the Bank would receive or pay to terminate the contracts or agreements at the reporting date, taking into account current interest rates and, when appropriate, the current creditworthiness of the contract counterparties. Derivative instruments are classified as Level 2.

The carrying amount and estimated fair value of the Companies’ financial instruments at December 31, 2011 and 2010, not otherwise disclosed above, are as follows:

	2011		2010
	CARRYING AMOUNT	FAIR VALUE	CARRYING AMOUNT	FAIR VALUE
Financial assets:
Cash and due from banks	$291,445	$291,445	$270,478	$270,478
Interest-bearing deposits in banks	402	402	95,882	95,882
Restricted cash—including deposit pledged to Parent	13,510	13,510	6,770	6,770
Securities held to maturity	5,042	5,050	11,835	11,858
Loans receivable—net	3,535,357	2,896,243	3,375,013	2,657,324
Accrued interest receivable	19,644	19,644	17,739	17,739
FHLB stock	13,848	13,848	10,774	10,774
Financial liabilities:
Deposits	$2,939,922	$2,852,005	$2,707,571	$2,629,538
Federal funds purchased and securities sold under agreements to repurchase	511,600	535,442	561,600	600,243
Advances from FHLB	209,000	210,177	125,000	127,825
Other borrowed funds	541,259	543,879	679,892	687,474
Subordinated capital notes	117,000	114,808	117,000	127,309
Accrued interest payable	5,987	5,987	10,258	10,258

The fair value estimates of financial instruments for which no market exists are based on judgments regarding the amount and timing of estimated future cash flows, assumed discount rates reflecting varying degrees of risk, current economic conditions, risk characteristics of various financial instruments, and other factors. Accordingly, the fair values may not represent the actual values of the financial instruments that will be realized in the future. In addition, certain nonfinancial instruments were excluded from the fair value disclosure requirements. Therefore, the fair values presented in the previous table should not be construed as the underlying value of the Companies.

The methods and assumptions used to estimate the fair values of significant financial instruments at December 31, 2011 and 2010, were as follows:

Cash and Due from Banks, Interest-Bearing Deposits in Banks, Restricted Cash—including Deposit Pledged to Parent, Accrued Interest Receivable, and Accrued Interest Payable—The carrying amounts of these financial instruments approximate their fair value because of the short-term maturities of such instruments.

Investment Securities and FHLB Stock—Fair values of held-to-maturity securities are based on prices obtained from an independent nationally recognized pricing service, or bid quotations received from securities dealers. Investment in FHLB stock is valued at its redemption value since this stock has no readily determinable fair value and can only be sold back to the FHLB.

Loans—Fair values were estimated using cash flows analyses, interest rates currently being offered for loans with similar terms and credit quality, and adjustments that the Companies’ management believes a market participant would consider in determining fair value. Loans were segregated by type, such as commercial, construction, residential mortgage, consumer, automobile and credit cards. Each loan category is further segmented into performing and nonperforming categories.

The fair value for commercial and construction loans was calculated by discounting expected cash flows through the estimated maturity date and considering relevant information for each loan. In addition, assumptions about default rate and recovery were used.

The fair value of residential mortgage loans was determined segregating the portfolio between eligible for sale or securitization, and non-saleable. For loans in the first group to-be-announced (TBA) prices obtained from an independent internationally recognized pricing service were used. The non-saleable portion was priced based on quotations received from an independent third-party broker.

The fair value of consumer, automobile and credit cards was estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Fair values for impaired loans were estimated using discounted cash flow analysis or underlying collateral values, where applicable. Discount rates were based on the treasury and LIBOR/swap yield curves at the date of the analysis, and included appropriate adjustments for expected credit losses and liquidity.

Deposits—The fair value of deposits with no stated maturity approximates the amount payable on demand at the reporting date. The fair value of time deposits is based on discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar terms, including remaining maturities.

Securities Sold under Agreements to Repurchase, Advances from FHLB, and Other Borrowed Funds—For short-term borrowings, the carrying amount is considered a reasonable estimate of fair value. The fair value of long-term borrowings is calculated based on discounted value of contractual future cash payments. The discount rate is estimated using rates currently offered for similar types of borrowing arrangements.

Subordinated Capital Notes—The fair value is calculated based on discounted value of contractual future cash payments. The discount rate is estimated using rates currently offered to the Bank for borrowings of similar terms.

Commitments to Extend Credit and Financial Guarantees—The fair value of commitments to extend credit, financial guarantees, and letters of credit was not readily available. The fair value of commitments to extend credit would be estimated based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

Commission fees, which the Bank charges on commitments to extend credit, financial guarantees, and standby letters of credit do not usually exceed 200 basis points of the contractual amount. The contractual maturities of these commitments are normally within one to 12 months. At December 31, 2011 and 2010, management of the Bank is of the opinion that there have been no significant changes in the creditworthiness of the counterparties to these off-balance-sheet instruments and does not consider practicable to determine the fair value of these instruments since their carrying amounts are not material to the combined financial statements taken as a whole.

21. EMPLOYEE BENEFIT PLAN

The Companies have a defined contribution plan under Section 1165(e) of the Puerto Rico Treasury Department Internal Revenue Code (the “Code”), which is offered to all regular full-time employees of the Companies, who have one year of service. Under the provisions of the plan, participants may contribute to the plan from 1% to 10% of their compensation, as defined, and up to the maximum amount permitted by the Code. The Companies match 50% of the amount contributed by the employees up to a maximum of 4% of the employees’ annual base compensation, as defined. In addition, the Companies may make discretionary annual contributions to the plan based on its operating income, as defined in the plan, and these funds are deposited with the plan trust. The Companies’ contributions for the years ended December 31, 2011, 2010 and 2009, amounted to approximately $530, $512 and $525, respectively.

22. STOCK-BASED COMPENSATION

The Bank has two-year share-based plans, one ended 2010 and the other ends in 2011 (the “Vesting Period”). During 2011, an additional one year share-based plan was launched which ended on December 31, 2011. These are incentive plans for certain eligible officers and key employees which contain service, performance, and market conditions. The plans provide for settlement in stock of the Parent to the participants and are classified as equity plans. Accordingly, the Bank recognizes monthly compensation expense over the Vesting Period and credits additional paid-in capital. Compensation expense for the years ended December 31, 2011,2010 and 2009 was not significant.

23. TEMPORARY LIQUIDITY GUARANTEE (TLG) PROGRAM

On November 21, 2008, the FDIC’s board of directors approved the final rule on the TLG Program. This program guarantees newly issued senior unsecured debt of banks, thrifts, and certain holding companies (the “Debt Guarantee Program”) and provides full coverage of non-interest-bearing deposit transaction accounts (the “Transaction Account Guarantee Program” or TAGP). Eligible entities had the election to opt out the TLG Program up to December 5, 2008. Once in the TLG Program, an entity is in for the duration of the program. Those that chose to opt out will not be able to participate at a later date.

The Debt Guarantee Program guaranteed the unsecured debt issued by participating entities between October 14, 2008 and June 30, 2009. For such debts maturing beyond June 30, 2009, the guarantee remained in effect until June 30, 2012. Maximum amount guaranteed by the FDIC was up to 125% of the par or face value of senior unsecured debt outstanding, excluding debt extended to affiliates, as of September 30, 2008. For eligible entities with no senior unsecured debt outstanding or that only purchased federal funds, as of September 30, 2008, the guarantee cap is 2% of their total liabilities as of such date. The fees under this program depended upon maturity of the debt. The fee was lower for shorter-term debt and higher for longer-term debt. The annual assessment fee fluctuated between 50–100 basis points.

Senior unsecured debt generally includes federal funds purchased, promissory notes, commercial paper, and unsubordinated unsecured notes, among others. Short-term debt (30 days or less) was eliminated from this program. However, for purposes of stating the guaranteed limit as of September 30, 2008, short-term debt outstanding as of such date was included.

Under the Transaction Account Guarantee Program (TAGP), non-interest-bearing transaction accounts had full coverage for an annual assessment rate of 22 basis points in 2010; however, for 2011 the FDIC did not charge a separate assessment for the unlimited insurance of the noninterest bearing transactions accounts. Originally, the coverage was in effect for participating institutions until the end of 2009 and was extended to December 2010. On November 9, 2010, the board of directors of the FDIC approved a final rule to implement section 343 of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act, which provides temporary unlimited coverage for non-interest-bearing transaction accounts until December 31, 2012. After that date, these accounts will be subject to the basic insurance amount of $250. For purposes of TAGP, non-interest-bearing transaction accounts include checking accounts that allow for an unlimited number of deposits and withdrawals at any time. NOW accounts with interest rates of 0.5% or less were also included in this program. However, for purposes of the new temporary unlimited coverage, under the Dodd-Frank Act definition, NOW accounts are not covered.

The Bank elected to participate in the TLG Program and its guarantee limit was stated at approximately $687,000. As of December 31, 2011 and 2010, senior unsecured debt guaranteed by the FDIC amounted to $470,000 and $670,000, respectively. The premium cost is amortized over the term of the related insured debt. At December 31, 2011 and 2010, the unamortized insurance cost was approximately $2,200 and $7,500, respectively. Non-interest-bearing transaction accounts with full coverage in excess of $250 as of December 31, 2011 and 2010, amounted to approximately $458,541 and $289,545, respectively.

24. FDIC INSURANCE

Congress created the FDIC in 1933 to restore public confidence in the nation’s banking system. The FDIC insures deposits and promotes the safety and soundness of its insured financial institutions by identifying, monitoring, and addressing risks to which they are exposed. The FDIC does not receive federal tax funds, instead its operations are funded by the insured financial institutions. The basic insurance amount is $250 per depositor, per insured bank. Self-directed retirement accounts are insured up to $250 per owner, per insured bank. Self-directed accounts include individual retirement accounts.

The Federal Deposit Insurance Reform Act was signed into law in February 2006. It allows the FDIC greater flexibility in managing the insurance fund and to operate the designated reserve ratio (DRR) within the range of 1.15% to 1.50% of total insured deposits, rather than the previous fixed DRR of 1.25%. Deposit insurance premium payable by the insured financial institutions is now more risk sensitive so that the assessment would be distributed more fairly across insured institutions and provides the FDIC the ability to spread the assessment burden out more evenly over time. Accordingly, the 2006 assessment rules created four risk categories, which are based on two criteria: capital levels and supervisory ratings.

Effective April 1, 2009, the FDIC revised their risk-based assessment system. Insurance assessment rates as well as the base assessment rates were increased mainly to provide sufficient revenue to cover losses resulting from a large volume of institution failures and to raise the insurance fund’s reserve ratio over time.

On May 22, 2009, the FDIC adopted a final rule imposing a five-basis-point emergency special assessment on each insured depository institution’s assets, minus Tier 1 capital as of June 30, 2009. The Bank paid approximately $2,700 for this concept in 2009. On November 12, 2009, the FDIC adopted a final rule imposing a 13-quarter prepayment of FDIC premiums due on December 30, 2009. The Bank was required to prepay about $21,000, which was recorded as part of prepaid expenses. As of December 31, 2011 and 2010, prepaid premium balance was $6,000 and $12,000, respectively.

In April 2011, the FDIC amended its regulations to implement revisions to the Federal Deposit Insurance Act made by the Dodd-Frank Wall Street Reform and Consumer Protection Act, by modifying the definition of an institution’s deposit insurance assessment base. As a result, the deposit insurance expense for the Bank was reduced.

25. SUBSEQUENT EVENTS

The Companies have evaluated events occurring subsequent to December 31, 2011 to September 13, 2012, the date the combined financial statements were available to be issued, to determine if any such events should either be recognized or disclosed in the combined financial statements.

On June 28, 2012, BBVA S.A. entered into a definitive Acquisition Agreement (the “Acquisition Agreement”) with Oriental Financial Group (OFG), pursuant to which BBVA S.A. agreed to sell to OFG, and OFG agreed to purchase from BBVA S.A., all of the outstanding common stock of each of the Companies.

OFG will acquire all of the outstanding common stock of each of Holding and BBVA Securities for an aggregate purchase price of $500,000. This transaction is targeted to be completed by year-end 2012. Completion of this transaction is subject to certain conditions, including final approval of all the required regulatory authorities, such as, but not limited to the Federal Reserve System, the FDIC, the Financial Industry Regulatory Authority and the OCFI.

During August 2012, the Bank sold residential mortgage loans past due over 180 days with an unpaid principal balance of approximately $18,000 to a third party for approximately $8,000.

The senior unsecured debt guaranteed by the FDIC amounting to $470,000 at December 31, 2011, was paid-off by the Bank on June 22, 2012.

******

BBVAPR Holding

Corporation and BBVA

Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A.)

Combined Financial Statements as of June 30, 2012 and December 31, 2011, and for the Six-Month Periods Ended June 30, 2012 and 2011 (Unaudited)

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries Banco Bilbao Vizcaya Argentaria, S.A.)

COMBINED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

(In thousands of dollars, except share information)

	JUNE 30, 2012	DECEMBER 31, 2011
ASSETS
CASH AND DUE FROM BANKS	$414,607	$291,445

INTEREST-BEARING DEPOSITS IN BANKS	403	402

RESTRICTED CASH	13,560	13,510

FEDERAL FUNDS SOLD	14,000

TRADING SECURITIES	1,172	2,046
SECURITIES AVAILABLE FOR SALE—At fair value—pledged to creditors that can be repledged	507,444	680,344
OTHER SECURITIES AVAILABLE FOR SALE—At fair value	85,819	53,351

Total securities available for sale	593,263	733,695

SECURITIES HELD TO MATURITY—At amortized cost—pledged to creditors that can be repledged	2,696	4,774
OTHER SECURITIES HELD TO MATURITY—At amortized cost	414	268

Total securities held to maturity	3,110	5,042
RESIDENTIAL MORTGAGE LOANS HELD FOR SALE—At lower of cost or fair value	16,893	30,517
LOANS RECEIVABLE—Net of allowance for loan losses of $129,277 and $132,001 in 2012 and 2011, respectively	3,556,719	3,535,357
ACCRUED INTEREST RECEIVABLE	20,422	19,644
FEDERAL HOME LOAN BANK STOCK (FHLB)—At cost	16,674	13,848
PREMISES AND EQUIPMENT—Net	38,603	39,850
CUSTOMERS’ LIABILITY ON ACCEPTANCES	28,526	27,853
DEFERRED TAX ASSETS—Net	44,288	51,306
GOODWILL	116,353	116,353
OTHER ASSETS	123,918	125,849

TOTAL	$5,002,511	$5,006,717

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Deposits	$3,434,412	$2,939,922
Federal funds purchased and securities sold under agreements to repurchase	349,504	511,600
Advances from FHLB	275,000	209,000
Other borrowed funds	123,482	541,259
Acceptances outstanding	28,526	27,853
Accrued interest payable	6,115	5,987
Other liabilities	47,731	50,613
Subordinated capital notes	117,000	117,000

Total liabilities	4,381,770	4,403,234

COMMITMENTS AND CONTINGENCIES (Note 16)
STOCKHOLDER’S EQUITY:
Preferred stock
Common stock	166,852	166,852
Additional paid-in capital	362,891	363,289
Retained earnings	80,077	60,420
Accumulated other comprehensive income—net of tax	10,921	12,922

Total stockholder’s equity	620,741	603,483

TOTAL	$5,002,511	$5,006,717

See notes to unaudited combined financial statements.

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries Banco Bilbao Vizcaya Argentaria, S.A.)

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011

(In thousands of dollars)

	2012	2011
INTEREST INCOME:
Loans	$118,019	$115,563
Investment securities	7,077	5,766
Federal funds sold, securities purchased under agreements to resell, and other short-term investments	245	274
Interest-bearing deposits in banks	51	227

Total interest income	125,392	121,830

INTEREST EXPENSE:
Deposits	19,080	19,339
Federal funds purchased and securities sold under agreements to repurchase	8,315	11,991
Advances from FHLB and Federal Reserve Bank	1,026	1,672
Other borrowed funds	6,295	8,002
Subordinated capital notes	1,220	1,654

Total interest expense	35,936	42,658

NET INTEREST INCOME	89,456	79,172
PROVISION FOR LOAN LOSSES	(17,000)	(20,050)

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	72,456	59,122

NONINTEREST INCOME:
Service charges on deposit accounts	3,536	3,600
Other service charges and fees	14,332	14,651
Gain on sale of securities available for sale	3,459	4,348
Trading and other derivative activities	1,924	1,539
Gain on sale of residential mortgage loans held for sale	1,709	656
Other income	1,615	3,687

Total noninterest income	26,575	28,481

NONINTEREST EXPENSES:
Compensation and employee benefits	24,863	23,633
Occupancy—net	6,246	5,844
Insurance and supervisory fees	3,874	4,604
Professional fees	9,616	8,994
Maintenance of equipment and related depreciation and amortization	3,619	3,903
Taxes other than on income	3,160	3,705
Loan servicing expenses	840	925
Data processing fees	2,043	1,720
Communications	638	663
Advertising	2,163	1,932
Credit card processing fees and other related expenses	3,193	3,324
Other real estate owned properties	5,556	1,973
Other	6,010	5,422

Total noninterest expenses	71,821	66,642

INCOME BEFORE INCOME TAX PROVISION	27,210	20,961
INCOME TAX PROVISION	7,553	6,409

NET INCOME	19,657	14,552

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized gain on securities available for sale arising during the period	1,337	4,658
Realized gain on sales of securities available for sale included in net income	(3,459)	(4,348)
Income tax effect	121	179

Other comprehensive income (loss)—net of tax	(2,001)	489

COMPREHENSIVE INCOME	$17,656	$15,041

See notes to unaudited combined financial statements.

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries Banco Bilbao Vizcaya Argentaria, S.A.)

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (UNAUDITED)

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011

(In thousands of dollars)

	PREFERRED STOCK	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS) NET OF TAX	TOTAL STOCKHOLDER’S EQUITY
BALANCE—December 31, 2010	$—	$166,852	$362,953	$26,495	$4,800	$561,100
Net income				14,552		14,552
Share-based compensation			(123)			(123)
Other comprehensive income—net of tax					489	489

BALANCE—June 30, 2011	$—	$166,852	$362,830	$41,047	$5,289	$576,018

BALANCE—December 31, 2011	$—	$166,852	$363,289	$60,420	$12,922	$603,483
Net income				19,657		19,657
Share-based compensation			(398)			(398)
Other comprehensive loss—net of tax					(2,001)	(2,001)

BALANCE—June 30, 2012	$—	$166,852	$362,891	$80,077	$10,921	$620,741

See notes to unaudited combined financial statements.

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries Banco Bilbao Vizcaya Argentaria, S.A.)

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011

(In thousands of dollars)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,657	$14,552

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,279	4,628
Net amortization of premium on securities	1,319	605
Accretion of discount on loans	(769)	(753)
Amortization of net deferred loan costs	2,967	3,132
Provisions for loan losses and for repossessed assets	20,229	21,241
Share-based compensation	(398)	(123)
Loss (gain) on sale of:
Securities available for sale	(3,459)	(4,348)
Residential mortgage loans held for sale	(1,709)	(656)
Premises and equipment	(10)	(3)
Other real estate owned	603	630
Repossessed assets	(234)	(482)
Trading activities and other derivative activities	597	78
Net change in residential mortgage loans held for sale	(18,857)	(21,149)
Proceeds from sales of mortgage servicing rights on residential loans held for sale	761	531
Deferred income tax provision	7,139	6,151
Net change in trading securities	74	(21)
Increase in accrued interest receivable	(778)	(1,011)
(Increase) decrease in other assets	(3,393)	4,965
Increase (decrease) in accrued interest payable	128	(2,042)
Increase (decrease) in other liabilities	(3,280)	166

Total adjustments	5,209	11,539

Net cash provided by operating activities	24,866	26,091

CASH FLOWS FROM INVESTING ACTIVITIES:
Net change in interest-bearing deposits in banks	(1)	63,479
Deposit of principal balance in restricted account	(50)	(690)
Net change in federal funds sold	(14,000)
Purchases of securities available for sale	(31,273)	(527,422)
Proceeds from sales of securities available for sale	102,920	111,192
Proceeds from principal payments and maturities of securities available for sale	92,245	339,522
Proceeds from principal payments and maturities of securities held to maturity	1,932	4,528
Purchases of FHLB stock	(21,827)	(225)
Redemption of FHLB stock	19,001	2,056
Proceeds from sale of residential mortgage servicing rights on mortgage loans held for investment	258	329
Net (increase) decrease in loans	(56,586)	929
Purchases of premises and equipment	(1,099)	(968)
Proceeds from sale of premises and equipment	11	4
Proceeds from sale of other real estate owned	14,657	5,716
Proceeds from sale of repossessed assets	11,491	11,772

Net cash provided by investing activities	117,679	10,222

(Continued)

BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc.

(Wholly Owned Subsidiaries Banco Bilbao Vizcaya Argentaria, S.A.)

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011

(In thousands of dollars)

	2012	2011
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposits	$494,490	$187,907
Net increase (decrease) in federal funds purchased and securities sold under agreements to repurchase	(162,096)	62,568
Advances from FHLB	255,000	5,000
Repayment of advances from FHLB	(189,000)	(30,000)
Advances from FRB		5,000
Repayment of advances from FRB		(5,000)
Net increase in short-term other borrowed funds	51,992	14,759
Repayment of other borrowed funds	(469,769)	(199,686)

Net cash provided by (used in) financing activities	(19,383)	40,548

NET INCREASE IN CASH AND DUE FROM BANKS	123,162	76,861
CASH AND DUE FROM BANKS—Beginning of period	291,445	270,478

CASH AND DUE FROM BANKS—End of period	$414,607	$347,339

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$35,913	$44,774

Cash paid during the period for income taxes	$303	$69

NONCASH INVESTING AND FINANCING ACTIVITIES:
Real estate acquired in settlement of loans	$15,135	$18,977

Repossessed assets acquired in settlement of loans	$11,031	$10,060

Transfer of residential mortgage loans held for sale to residential mortgage loans held for investment	$10,479	$9,946

Residential mortgage loans held for sale securitized and transferred to available for sale investment securities	$23,443	$20,449

See notes to unaudited combined financial statements.	(Concluded)

BBVAPR HOLDING CORPORATION AND BBVA SECURITIES OF PUERTO RICO, INC.

(Wholly Owned Subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A.)

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

AS OF JUNE 30, 2012 AND DECEMBER 31, 2011 AND FOR THE SIX-MONTH PERIODS ENDED

JUNE 30, 2012 and 2011

(In thousands of dollars, except share data)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The combined financial statements include the combined assets and liabilities and operations of BBVAPR Holding Corporation (“Holding” or “Corporation”), and its wholly owned subsidiaries, Banco Bilbao Vizcaya Argentaria Puerto Rico (the “Bank”) and BBVA Seguros Inc. (“BBVA Seguros”), and of BBVA Securities of Puerto Rico, Inc. (“BBVA Securities”). These entities are collectively referred to as “the Companies”. The Corporation and BBVA Securities are wholly owned subsidiaries of Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA S.A.” or the “Parent”), a Spanish Bank.

Holding was incorporated on April 12, 2000, under the laws of the Commonwealth of Puerto Rico to serve as a holding company. Holding is subject to the Bank Holding Company Act and to the regulations of the Board of Governors of the Federal Reserve System. As a financial holding company, the Corporation is permitted to engage in financial-related activities, including insurance and securities activities, provided that the Corporation and the Bank meet certain regulatory standards.

The Bank is a commercial bank established and licensed under the laws of the Commonwealth of Puerto Rico. The Bank operates an International Banking Entity (IBE), Banco Bilbao Vizcaya Argentaria Puerto Rico—Overseas (“Overseas”) as a unit of the Bank. The deposits of the Bank are insured up to the maximum levels permitted by the Federal Deposit Insurance Corporation (FDIC). The FDIC and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico OCFI have regulatory and examination authority over the Bank. See Notes 2 and 25 for further details.

BBVA Seguros was incorporated as an insurance agent on November 21, 2000, and began operations on April 1, 2001. BBVA Seguros sells life, health, disability, title, and property and casualty insurance products in Puerto Rico through the branches of the Bank.

BBVA Securities is engaged in a single line of business as a securities broker-dealer, which comprises several classes of services, including principal transactions, agency transactions, investment banking, and financial advisory services. It is a member of the Financial Industry Regulatory Authority, Inc. and the Securities Investor Protection Corporation. It does not carry customer accounts and is accordingly exempt from the customer protection rule (Securities and Exchange Commission (SEC) Rule 15c3-3) pursuant to provision k(2)(ii) of such rule.

On June 28, 2012, BBVA S.A. entered into a definitive Acquisition Agreement (the “Acquisition Agreement”) with Oriental Financial Group (OFG), pursuant to which BBVA S.A. agreed to sell to OFG, and OFG agreed to purchase from BBVA S.A., all of the outstanding common stock of each of the Companies.

OFG will acquire all of the outstanding common stock of each of Holding and BBVA Securities for an aggregate purchase price of $500,000. This transaction is targeted to be completed by year-end 2012. Completion of this transaction is subject to certain conditions, including final approval of all the required regulatory authorities, such as, but not limited to the Federal Reserve System, the FDIC, the Financial Industry Regulatory Authority and the OCFI.

The accounting and reporting policies of the Companies conform to accounting principles generally accepted in the United States of America (U.S. GAAP).

The unaudited combined financial statements have been prepared pursuant to the rules and regulations of the SEC. These unaudited statements are, in the opinion of management, a fair statement of the results for the periods reported and include all necessary adjustments, all of a normal recurring nature, for a fair statement of such results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with

U.S. GAAP have been condensed or omitted pursuant to SEC rules and regulations. Management believes that the disclosures made are adequate to make the information presented not misleading. The results of operations and cash flows for the six-month periods ended June 30, 2012 and 2011 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the Companies’ combined financial statements and footnotes thereto for each of the three years in the period ended December 31, 2011.

The following is a description of the Companies’ most significant accounting policies:

Principles of Combination—The combined financial statements include the accounts of Holding, its wholly owned subsidiaries and of BBVA Securities. All significant intra-entity transactions and balances have been eliminated in combination.

Use of Estimates in the Preparation of Financial Statements—The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Material estimates that are particularly susceptible to significant change relate to the determination of the allowances for losses on loans and repossessed assets, evaluation of intangible and long-lived assets for impairment, valuation of securities and derivative instruments, evaluation of securities for impairment and other-than-temporary declines in value, the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans, the amount of deferred tax asset valuation allowance, accounting for uncertain tax positions, and accounting for contingencies. Management believes that these estimates are adequate. Actual results could differ from those estimates.

Cash, and Due from Banks—Includes cash on hand, cash items in the process of collection, amounts due from correspondent banks and the Federal Reserve Bank, and cash equivalents. Cash equivalents consist of highly liquid investments with original maturities of three months or less, and money market investments carried at fair value. Money market investments are carried by BBVA Securities and are held with Pershing LLC, its clearing broker company.

Restricted Assets—The Bank maintains a time deposit of $300 in a domestic bank in Puerto Rico as required by the International Banking Center Law. The Bank also maintains deposits pledged to other financial institutions, in the amount of $13,460 and $13,410 at June 30, 2012 and December 31, 2011, respectively, as collateral for outstanding derivative transactions and for residential loans sold with recourse. Restricted cash includes deposits pledged to Parent in the amount to $6,670 as of each June 30, 2012 and December 31, 2011. These amounts are considered restricted.

BBVA Securities has a clearing agreement (the “Agreement”) with Pershing LLC. Pershing LLC is a member of various stock exchanges and is subject to the rules and regulations of such organizations as well as those of the SEC. Under the terms of the Agreement, Pershing LLC clears and executes the brokerage transactions of BBVA Securities’ customers on a fully disclosed basis. The Agreement states that BBVA Securities will assume customer obligations if a customer defaults. BBVA Securities also maintains a minimum deposit of $100 with Pershing LLC as required by the Agreement.

Investment Securities—The Companies classify its investment securities as held to maturity, available for sale, or trading, on the date of purchase. Securities for which the Companies have the positive intent and ability to hold to maturity are classified as held to maturity and are carried at amortized cost.

The Companies classify as trading those securities that are acquired and held principally for the purpose of selling them in the near future. These securities are carried at fair value with realized and unrealized changes in fair value included as part of noninterest income in the period in which the changes occur. Interest revenue arising from trading securities is included in the combined statements of income and comprehensive income as part of interest income. At June 30, 2012 and December 31, 2011, all outstanding trading securities are carried by BBVA Securities.

Investment securities not classified as either held to maturity or trading securities are classified as available for sale and reported at fair value with unrealized gains and losses reported, net of related deferred income taxes, in accumulated other comprehensive income. These unrealized gains and losses do not affect earnings until realized or when the securities are deemed to be other-than-temporarily impaired.

Premiums are amortized and discounts are accreted to interest income over the life of the related securities using the effective interest method. Investment securities transactions in regular-way trades are recorded on a trade-date basis. Net realized gains or losses on sales of investment securities are reported within noninterest income or expense in the combined statements of income and comprehensive income. The cost of securities sold is determined on the specific identification method.

The Companies periodically evaluate their available for sale and held to maturity securities for other-than-temporary impairment (OTTI). An impairment charge is recognized within noninterest income in the combined statements of income and comprehensive income.

For debt securities, OTTI losses are recognized in the combined statement of income and comprehensive income if the Companies have the intent to sell the debt security or it is more likely than not that the Companies will be required to sell the debt security before recovery of its amortized cost basis. However, even if the Companies do not expect to sell or will not be required to sell a debt security, expected cash flows to be received are evaluated to determine if a credit loss has occurred. An unrealized loss is generally deemed to be other than temporary and a credit loss is deemed to exist if the present value of the expected future cash flows is less than the amortized cost basis of the debt security. The credit loss component of an OTTI is recorded as a component of net impairment losses on investment securities in the combined statements of income and comprehensive income, while the remaining portion of the impairment loss is recognized in other comprehensive income, net of taxes. The previous amortized cost basis, less the OTTI recognized in operations is the new amortized cost basis of the investment. The new amortized cost basis is not adjusted for subsequent recoveries in fair value. However, for debt securities for which OTTI was recognized in operations, the difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income.

There were no OTTI charges recorded in income during the six-month periods ended June 30, 2012 2011.

Mortgage Banking Activities and Residential Mortgage Loans Held for Sale—From time to time, the Bank sells loans through either securitization or individual loan sales to the Government National Mortgage Association (GNMA) and Federal National Mortgage Association (FNMA), which are serviced by another financial institution. Residential mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value determined on an aggregate basis. Net unrealized losses are recognized through a valuation allowance by charges to income. Realized gains or losses on these loans are determined using the specific identification method. Loan origination fees and direct loan origination costs related to loans held for sale are deferred as an adjustment to the carrying basis of such loans until these are sold. Commitments to sell residential mortgage loans held for sale in the secondary market were not significant at June 30, 2012 and December 31, 2011.

Servicing rights on all mortgage loans originated or purchased by the Bank are sold to other financial institutions. The sale of these rights creates a discount on the loans, which is deferred and amortized over the expected life of the loan using a method that approximates the effective interest method, unless the loans are classified as held for sale where the discount is not amortized and is taken into income when the loans are sold as part of the gain or loss on sale of residential mortgage loans.

Loans Receivable—The Bank originates commercial and industrial loans, construction and commercial real estate loans, residential mortgages, auto loans, and other consumer loans mainly to customers within Puerto Rico. The ability of the Bank’s borrowers to honor their contracts is dependent on the general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs, the allowance for loan losses, unearned interest, and any net deferred fees on originated loans. Interest income is accrued on the unpaid principal balance to achieve a constant periodic rate of return on the outstanding loan. Loan origination fees, net of related direct costs, are deferred and recognized as a yield adjustment to interest income using the effective interest method. Discounts and premiums on purchased loans, as well as unearned interest on consumer loans, are amortized to income over the term of the loan using the effective interest method.

The accrual of interest on commercial and industrial, and construction and commercial real estate loans is discontinued when: (1) the loan is 90 days or more delinquent as to principal or interest, (2) management determines that full payment of principal and interest on a loan is not expected, (3) or a loan is maintained on a cost recovery basis due to deterioration of the borrower’s financial condition. Accrual of interest on auto loans, residential mortgages and other consumer loans is generally discontinued at the time the loan is 120 days delinquent as to principal or interest. Loans for which the recognition of interest income has been discontinued are designated as nonaccrual. When a loan is placed in nonaccrual status, all previously accrued, but uncollected, interest is reversed and charged against current income. Interest on nonaccrual loans is thereafter recognized as income only to the extent actually collected. Nonaccrual loans are returned to accrual status when such loans are current as to principal, and interest payments and future payments are expected to be made on schedule. There are certain real estate, commercial, and construction loans for which the borrower is current as to the payment of interest, but delinquent over 90 days as to the payment of principal, that may not be designated as nonaccrual if the collateral has sufficient net realizable value to discharge the debt in full.

Auto and other consumer loans are charged-off between 120 to 150 days past due depending on the type of consumer loan.

For residential mortgage loans (that is, those loans secured by residential real estate properties) and following the requirements of the Uniform Retail Credit Classification and Account Management Policy of the Board of Governors of the Federal Reserve System, a current assessment of value is made not later than 180 days past the contractual due date. Any outstanding loan balance in excess of the estimated value of the property, less estimated cost to sell, is charged off. For this purpose and for residential real estate properties, the Bank performs an appraisal for loans with an unpaid principal balance equal or higher than $250 while an evaluation is performed by an independent broker for loans with a balance less than $250 to determine collateral value.

Allowance for Loan Losses—The Bank maintains an allowance to absorb probable loan losses inherent in the portfolio. The allowance for loan losses is maintained at a level the Bank considers to be adequate to absorb probable loan losses, based on evaluations of the collectibility and historical loss experience of loans. Estimates of losses inherent in the loan portfolio involve the exercise of judgment and the use of assumptions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the collectibility of a loan balance is unlikely. Subsequent recoveries, if any, are credited to the allowance. Changes in the allowance related to impaired loans are charged or credited to the provision for loan losses. The assessment of the allowance for loan losses is determined in accordance with accounting guidance, specifically guidance of loss contingencies and loan impairment.

Management’s periodic evaluation of the adequacy of the allowance for loan losses is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated fair value of any underlying collateral, and other factors that, in management’s judgment, deserve consideration under existing economic conditions in estimating probable loan losses. Because of uncertainties inherent in the estimation process, management’s estimate of credit losses in the loan portfolio and the related allowance for loan losses might change.

The Bank follows a systematic methodology to establish and evaluate the adequacy of the allowance for loan losses. This methodology consists of several key elements. Commercial and industrial, and construction and commercial real estate loans with an outstanding balance of over $250 that exhibit probable or observed credit weaknesses are subject to individual review and grading. Allowances are established for individual loans based on management’s estimate of the borrower’s ability to repay the loan given the availability of collateral, other sources of cash flow, and legal options available to the Bank.

Included in the review of individual loans are those that are impaired. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Loans, in which the Bank grants a concession that it would not otherwise consider to a borrower with financial difficulties are considered troubled debt restructurings (TDRs) and also classified as impaired. Although, the accounting codification guidance for specific impairment of a loan excludes large groups of smaller balance homogeneous loans that are collectively evaluated for impairment (e.g., mortgage loans), it specifically requires that loan modifications considered TDRs be analyzed under its provisions. Therefore, the Bank performs impairment analyses to all TDR residential mortgage loans with outstanding balances of over $250.

Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or fair value of the underlying collateral if the loan is collateral dependent. The Bank performs appraisal on collateral properties for loans that are considered impaired following a corporate reappraisal policy. The policy requires an updated appraisal annually. As a general procedure, the Bank obtains appraisals as part of the underwriting and approval process and also for credits adversely classified. Impaired loans for which the discounted cash flows or collateral value exceeds their carrying value do not require any specific allowance. The Bank evaluates the collectibility of both principal and interest when assessing the need for loss accrual.

For loans that are not individually evaluated for impairment and, thus, considered homogeneous, the Bank uses a methodology that follows a loan credit rating process that involves dividing loans into risk categories following an age-based rating system by portfolio category. For each delinquency segment, the Bank applies an allowance percentage factor based on historical credit losses. Historical loss rates may be adjusted for significant factors that, in management’s judgment, reflect the effect of any current conditions on loss recognition. Factors that management considers in the analysis include economic trends, trends in the nature and volume of loans (delinquencies, charge-offs, nonaccrual, and problem loans), changes in the internal lending policies and credit standards, collection practices, and examination results from bank regulatory agencies and the Bank’s internal credit examiners.

The allowance for loan losses is reviewed at least quarterly and adjusted as necessary based on changing borrower and/or collateral conditions and actual collection and charge-off experience.

Troubled Debt Restructurings—TDRs are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. TDRs represent loans where concessions have been granted to borrowers experiencing financial difficulties that the creditor would not otherwise consider. Concessions may include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance, or other actions intended to maximize collection. These concessions stem from an agreement between the creditor and the debtor or are imposed by law or a court. Classification of loan modifications as TDRs involves a degree of judgment. Indicators that the debtor is experiencing financial difficulties include, for example (i) the debtor is currently in default or delinquent on any of its debt; (ii) the debtor has declared or is in the process of declaring bankruptcy; (iii) there is significant doubt as to whether the debtor will continue to be a going concern; (iv) currently, the debtor has securities that have been delisted, are in the process of being delisted, or are under threat of being delisted from an exchange; and (v) based on estimates and projections that only encompass the current business capabilities, the debtor forecasts that its entity-specific cash flows will be insufficient to service the debt (both interest and principal) in accordance with the contractual terms of the existing agreement through maturity; and absent the current modification, the debtor cannot obtain funds from sources other than the existing creditors at an effective interest rate equal to the current market interest rate for similar debt for a nontroubled debtor. Loans classified as TDRs are reported in nonaccrual status if the loan was in nonaccruing status at the time of the modification. The TDR loan should continue in nonaccrual status until the borrower has demonstrated a willingness and ability to make the restructured loan payments (at least six months of sustained performance after it was classified as TDR). When a loan is placed in nonaccrual status, all previously accrued, but uncollected, interest is reversed and charged against current earnings. Interest on nonaccrual loans is thereafter recognized as income only to the extent actually collected.

Premises and Equipment—Premises and equipment, including leasehold improvements, are carried at cost, less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from one to 40 years. Amortization of leasehold improvements is computed using the straight-line method over the terms of the leases or estimated useful lives of the improvements, whichever is shorter. Maintenance, repairs, and minor improvements are charged to noninterest expense as incurred. Costs of renewals and betterments are capitalized. When assets are sold or disposed of, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in earnings.

Impairment of Long-Lived Assets—The Companies periodically review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, an estimate of the future cash flows expected to result from the use of the asset and its eventual disposition is made. If the sum of the future cash flows (undiscounted and without interest charges) is less than the carrying amount of the assets, an impairment loss is recognized. The amount of the impairment is the excess of the carrying amount over the fair value of the asset. As of June 30, 2012 and December 31, 2011, there was no indication of impairment as a result of such review.

Computer Software Costs—Computer software costs are deferred and amortized using the straight-line method over a period ranging from three to five years. Unamortized computer software costs (included within other assets in the accompanying combined statements of financial condition) amounted to approximately $8,071 and $8,023 at June 30, 2012 and December 31, 2011, respectively.

Repossessed Properties—Repossessed properties amounting to $66,822 and $70,402 at June 30, 2012 and December 31, 2011, respectively, are included within other assets in the accompanying statements of financial condition and represent real estate and automobiles acquired through foreclosure or deeded to the Bank in lieu of foreclosure on loans on which the borrowers have defaulted as to payment of principal and interest. Repossessed properties at the time of foreclosure are recorded at the lower of the Bank’s cost of acquisition (outstanding loan principal balance, plus any accrued interest and related foreclosure costs) or their fair value, less estimated selling costs. Any write-downs at the date of the acquisition are charged to the allowance for loan losses. After foreclosure, repossessed properties are carried at the lower of cost or fair value, minus estimated costs to sell. Expenses incurred in maintaining assets and subsequent write-downs to reflect declines in the net realizable value of the property are charged to current operations as noninterest expense.

Goodwill—The Bank evaluates goodwill for impairment annually as of October 31 or more frequently if circumstances change than would more likely than not reduce the fair value of a reporting unit below its carrying amount. An example of these circumstances include a more likely than not expectation that a reporting unit or a significant portion of a reporting unit will be sold or otherwise disposed of.

As disclosed above, on June 28, 2012, BBVA S.A. entered into the Acquisition Agreement with OFG. As a result of the announcement, an evaluation for impairment of goodwill was performed as of June 30, 2012.

The impairment test is composed of two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of the fair value of the applicable reporting unit to its carrying value, including goodwill. If the carrying value of the applicable reporting unit exceeds its fair value, a second step is performed, which compares the implied fair value of the applicable reporting unit’s goodwill with the carrying amount of that goodwill, to measure the amount of goodwill impairment, if any.

As of June 30, 2012 and December 31, 2011, the Bank has goodwill amounting to $116,353. No impairment loss resulted in connection with the aforementioned impairment tests performed as of June 30, 2012 and October 31, 2011.

Securities Sold under Agreements to Repurchase—As part of its financial activities, the Bank enters into sales of securities under agreements to repurchase the same or substantially similar securities. The Bank retains effective control over the securities sold in these agreements. Accordingly, amounts received under these agreements represent secured borrowings and are reflected as a liability in the accompanying combined statements of financial condition. The securities underlying the agreements remain in the asset accounts of the Bank. These transactions are recorded at the amounts at which transactions will be settled. The counterparties to the contracts generally have the right to repledge the securities received as collateral.

Income Taxes—The Companies recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The computation is based on enacted laws and rates applicable to periods in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized for any deferred tax asset for which, based on management’s evaluation, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax asset will not be realized.

The Companies follow a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of income tax uncertainties with respect to positions taken or expected to be taken on income tax returns. Income tax benefits of uncertain tax positions are recognized and measured upon a two-step model (1) a tax position must be more likely than not to be sustained based on its technical merits in order to be recognized and (2) the benefit is measured as the largest dollar amount of that position that is more likely than not to be sustained upon settlement. A liability is recognized for any benefit claimed, or expected to be claimed, in a tax return in excess of the benefit recorded in the combined financial statements, along with any interest and penalty (if applicable) on such excess. This liability is also referred to as “unrecognized tax benefit”.

Reserve Fund—The Banking Act of the Commonwealth of Puerto Rico requires that a minimum of 10% of the Bank’s net earnings for the year be transferred to a reserve fund until such amount equals 100% of paid-in capital. Amounts transferred to the reserve fund account are not available for payment of dividends to shareholders.

Comprehensive Income—Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, except for those resulting from investments by owners and distributions to owners. U.S. GAAP require that recognized revenues, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the stockholder’s equity section of the combined statements of financial condition, such items, along with net income, are components of comprehensive income. Accumulated other comprehensive income, net of tax, as of June 30, 2012 and December 31, 2011, consisted of the unrealized gain on investment securities available for sale.

Fair Value of Financial Instruments—The Companies adopted authoritative guidance issued by the FASB for fair value measurements, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Three levels of inputs may be used to measure fair value:

Level 1—Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2—Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument.

Level 3—Unobservable inputs for the asset or liability. These inputs are used to the extent that observable inputs are not available and reflect the Bank’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

Derivative Financial Instruments—As part of the Bank’s asset/liability management, the Bank uses interest rate contracts, which include interest rate exchange agreements (swaps), caps, and other option agreements, to modify interest rate characteristics of various assets/liabilities included in the combined statements of financial condition.

The Bank records all derivatives as either assets or liabilities in the combined statements of financial condition and measures those instruments at fair value through adjustments to either accumulated other comprehensive income or current earnings or both, as appropriate. On the date the Bank enters into a derivative contract, the Bank designates the derivative instrument as either a fair value hedge, cash flow hedge, or as a derivative instrument not designated as a hedge. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability or of an unrecognized firm commitment attributable to the hedged risk are recorded currently in earnings. For a cash flow hedge, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded in accumulated other comprehensive income and subsequently reclassified to net earnings in the same period that the hedged transaction affects net earnings. For derivative instruments not designated as a hedge, changes in fair values are recorded currently in earnings.

The Bank formally documents the relationship between hedging instruments and hedged items, as well as the risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivative instruments that are designated as fair value or cash flow hedges to specific assets and liabilities on the combined statements of financial condition, or to specific unrecognized firm commitments or to forecasted transactions along with a formal assessment at both inception of the hedge and on an ongoing basis as to the effectiveness of the derivative instrument in offsetting changes in fair values or cash flows of the hedged item. If it is determined that the derivative instrument is not highly effective as a hedge, hedge accounting is discontinued and the adjustment to fair value of the derivative instrument is recorded currently in earnings.

Certain contracts contain embedded derivatives. When the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, it is bifurcated and carried at fair value.

In the case of interest rate exchange agreements that qualify for hedge accounting treatment, net interest income or expense resulting from the differential between exchanging floating and fixed-rate interest payments is recorded on a current basis as an adjustment to interest income or expense on the corresponding hedged assets or liabilities.

Off-Balance-Sheet Instruments—The Bank enters into off-balance-sheet credit-related financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial and standby letters of credit, financial guarantees, and commitments to purchase mortgage loans. Such financial instruments are recorded in the combined financial statements when they are funded or related fees are incurred or received. The Bank periodically evaluates the credit risks inherent in these commitments and letters of credit and establishes loss allowances for such risks, if deemed necessary.

Transfers of Financial Assets—After a transfer of financial assets that qualifies for sale accounting, the Bank derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Transfers of financial assets in which the Bank surrenders control over the assets are accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. The criteria that must be met to determine that the control over transferred assets has been surrendered, includes (1) the assets must be isolated from creditors of the transferor, (2) the transferee must obtain the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the transferor cannot maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. When the Bank transfers financial assets and the transfer fails any one of the above criteria, the Bank is prevented from derecognizing the transferred financial assets and the transaction is accounted for as a secured borrowing.

Concentrations of Credit Risk—Most of the Bank’s loan business activities are with customers located within Puerto Rico, except for zero and $1,000 at June 30, 2012 and December 31, 2011, respectively, of loans to certain U.S. and foreign corporations. The majority of the Bank’s loan portfolio consists of commercial and industrial loans, residential mortgage loans, and auto loans. Commercial and industrial loans are granted to clients in a diversity of industries. The Bank does not have a significant concentration in any one industry or customer.

BBVA Securities is engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations BBVA Securities may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is BBVA Securities’ policy to review, as necessary, the credit standing of each counterparty to reduce its exposure to potential losses.

New Accounting Pronouncements—In April 2011, the FASB issued ASU 2011-03, Reconsideration of Effective Control for Repurchase Agreements. This update affects all entities that enter into agreements to transfer financial assets that both entitle and obligate the transferor to repurchase or redeem the financial assets before their maturity. The guidance modifies the criteria for determining when these transactions would be accounted for as financings (secured borrowings/lending agreements) as opposed to sales (purchases) with commitments to repurchase (resell). This guidance does not affect other transfers of financial assets. This guidance removes from the assessment of effective control (1) the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default by the transferee, and (2) the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets. The new guidance was effective for the first interim or annual period beginning on or after December 15, 2011. The guidance is applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early application was not permitted. Adoption of this guidance did not have any effect on the Companies’ combined statements of financial condition or results of operations.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, to provide a consistent definition of fair value between U.S. GAAP and International Financial Reporting Standards (IFRS). This update modifies some fair value measurement principles and disclosure requirements including the application of the highest and best use and valuation premise concepts, measuring the fair value of an instrument classified in a reporting entity’s shareholders’ equity, measuring the fair value of financial instruments that are managed within a portfolio, application of premiums and discounts in a fair value measurement, disclosing quantitative information about unobservable inputs used in Level 3 fair value measurements, and other additional disclosures about fair value measurements. The new guidance was effective for periods beginning on or after December 15, 2011. This guidance was applied prospectively and early application was not permitted. Adoption of this guidance did not have a significant effect on Companies’ combined statements of financial condition, results of operations, or fair value measurements. Refer to Notes 20 and 21 to the combined financial statements for new required disclosures related to fair value measurements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income, which allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholder’s equity. Under either method, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements where the components of net income and the components of other comprehensive income are presented. These amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. It did not change the option for an entity to present components of other comprehensive income either net of related tax effects or before related tax effects, with one amount shown for the aggregate income tax expense or benefit related to the total of other comprehensive income items. The amendments of this guidance were effective for periods beginning on or after December 15, 2011 and are applied retrospectively. Early adoption was permitted. The provisions of this guidance impact presentation only and did not have any impact on the Companies’ combined statements of financial condition or results of operations.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment, which intends to simplify how entities test goodwill for impairment. It permits an entity the option to first assess qualitative factors to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in the guidance related to Intangibles-Goodwill and Other. The more-likely-than-not threshold is defined as having a likelihood of more than 50%. The previous guidance required an entity to test goodwill for impairment, on at least an annual basis, by comparing the fair value of a reporting unit with its carrying amount, including goodwill (step one). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test must be performed to measure the amount of the impairment loss, if any. Under these amendments, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. This amendment also removes the guidance that permitted the entities to carry forward the calculation of the fair value of the reporting unit from one year to the next if certain conditions are met. In addition, the new qualitative indicators replace those currently used to determine whether an interim goodwill impairment test is required. These indicators are also applicable for assessing whether to perform step two for reporting units with zero or negative carrying amounts. This guidance was effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption was permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period had not been issued. The provisions of this guidance simplify how entities test for goodwill impairment. Adoption of this guidance did not have a significant effect on the Companies combined statements of financial condition or results of operations.

In December 2011, the FASB issued ASU 2011-11, Disclosures about Offsetting Assets and Liabilities. The update requires new disclosures about balance sheet offsetting and related arrangements. For derivatives and financial assets and liabilities, the amendments require disclosure of gross asset and liability amounts, amounts offset on the balance sheet, and amounts subject to the offsetting requirements but not offset on the balance sheet. The guidance is effective for annual reporting periods beginning on or after January 1, 2013 and is to be applied retrospectively. Because this amendment impacts disclosures only, it will have no effect on the Companies’ combined financial condition, results of operations or cash flows.

In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers indefinitely the new requirement in ASU 2011-05, Presentation of Comprehensive Income, to present components of reclassification adjustments out of accumulated other comprehensive income on the face of the income statement by income statement line item.

2. STOCKHOLDER’S EQUITY AND REGULATORY MATTERS

Preferred stock, common stock and additional paid-in capital for Holding and BBVA Securities at June 30, 2012 and December 31, 2011, were as follows:

	JUNE 30, 2012
	PREFERRED STOCK	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL
BBVAPR Holding Corporation, Inc.—Preferred stock, $1 par value—authorized 5,000,000; none issued	$—	$—	$—
BBVAPR Holding Corporation, Inc.—Common stock, $8 par value—authorized 25,000,000 shares; issued and outstanding 20,755,889 shares		166,047	356,431
BBVA Securities of Puerto Rico, Inc.—Common stock, $1 par value—authorized 1,000,000 shares; issued and outstanding 805,000 shares		805	6,460

Total	$—	$166,852	$362,891

	DECEMBER 31, 2011
	PREFERRED STOCK	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL
BBVAPR Holding Corporation, Inc.—Preferred stock, $1 par value—authorized 5,000,000; none issued	$—	$—	$—
BBVAPR Holding Corporation, Inc.—Common stock, $8 par value—authorized 25,000,000 shares; issued and outstanding 20,755,889 shares		166,047	356,829
BBVA Securities of Puerto Rico, Inc.—Common stock, $1 par value—authorized 1,000,000 shares; issued and outstanding 805,000 shares		805	6,460

Total	$—	$166,852	$363,289

The Bank is regulated by the FDIC and by the OCFI.

Holding is subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, which is administered by the board of governors of the Federal Reserve System.

Holding, on a consolidated basis, and the Bank are subject to various regulatory capital requirements administered by federal agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the combined financial statements. Under capital adequacy guidelines, Holding and the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Holding’s and the Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Holding and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes that, as of June 30, 2012 and December 31, 2011, Holding and the Bank meet all capital adequacy requirements to which they are subject.

Holding’s actual capital amounts and ratios at June 30, 2012 and December 31, 2011, were as follows:

	JUNE 30, 2012
	ACTUAL		MINIMUM CAPITAL REQUIREMENT		MINIMUM TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital to risk-weighted assets	$561,343	15.58%	$288,246	8%	$360,337	10%
Tier 1 capital to risk-weighted assets	441,661	12.26	144,123	4	216,203	6
Tier 1 capital to average assets	441,661	8.77	201,347	4	251,697	5

	DECEMBER 31, 2011
	ACTUAL		MINIMUM CAPITAL REQUIREMENT		MINIMUM TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital to risk-weighted assets	$537,098	14.87%	$289,047	8%	$361,309	10%
Tier 1 capital to risk-weighted assets	417,262	11.55	144,523	4	216,785	6
Tier 1 capital to average assets	417,262	8.78	190,190	4	237,737	5

As of June 30, 2012 and December 31, 2011, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk based, Tier 1 risk based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios at June 30, 2012 and December 31, 2011, are as follows:

	JUNE 30, 2012
	ACTUAL		MINIMUM CAPITAL REQUIREMENT		MINIMUM TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital to risk-weighted assets	$552,485	15.33%	$288,246	8%	$360,307	10%
Tier 1 capital to risk-weighted assets	432,807	12.01	144,123	4	216,184	6
Tier 1 capital to average assets	432,807	8.60	201,347	4	251,584	5

	DECEMBER 31, 2011
	ACTUAL		MINIMUM CAPITAL REQUIREMENT		MINIMUM TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital to risk-weighted assets	$528,910	14.64%	$288,964	8%	$361,205	10%
Tier 1 capital to risk-weighted assets	409,087	11.33	144,482	4	216,723	6
Tier 1 capital to average assets	409,087	8.60	190,166	4	237,707	5

Holding’s ability to pay dividends to its stockholder and other activities can be restricted if its capital falls below levels established by the applicable guidelines. In addition, any bank holding company whose capital falls below levels specified in the guidelines can be required to implement a plan to increase capital.

The Bank’s ability to pay dividends to the Corporation and other activities can be restricted if its capital falls below levels established by the FDIC guidelines. In addition, any bank whose capital falls below levels specified in the guidelines can be required to implement a plan to increase capital.

BBVA Securities is subject to the SEC Uniform Net Capital Rule (the “Rule”) under the Securities Exchange Act of 1934, which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital (the “Net Capital Ratio”), both as defined, shall not exceed 15:1 (and the rule of the “applicable” exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting Net Capital Ratio would exceed 10:1). BBVA Securities capital amounts and ratios at June 30, 2012 and December 31, 2011, are as follows:

	JUNE 30, 2012	DECEMBER 31, 2011
Net Capital	$6,413	$6,760
Excess Required Net Capital	6,313	6,660
Net Capital Ratio	0.11:1	0.15:1

3. MONEY MARKET ASSETS

The following is a summary of the aggregate amounts and interest rates of money market assets, which consist of interest-bearing deposits in banks and federal funds sold, as of June 30, 2012 and December 31, 2011:

	JUNE 30, 2012	DECEMBER 31, 2011
Balance—end of month	$14,403	$32,403
Maximum amount outstanding at any month-end	19,506	95,890
Average balance outstanding during the period/year	14,919	64,289
Weighted-average interest rate during the period/year	0.33%	0.69%
Weighted-average interest rate at end of period/year	0.37	0.94

4. SECURITIES

The amortized cost, gross unrealized gains and losses, and estimated fair value of securities at June 30, 2012 and December 31, 2011, are as follows:

JUNE 30, 2012	AMORTIZED COST	GROSS UNREALIZED GAINS	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE
Securities available for sale:
U.S. government and agencies’ obligations	$1,342	$34	$—	$1,376
Government-sponsored agencies’ mortgage-backed securities	470,936	12,285	(60)	483,161
Puerto Rico (P.R.) government and agencies’ obligations	98,690			98,690
Corporate notes	10,000	36		10,036

Total securities available for sale	$580,968	$12,355	$(60)	$593,263

Securities held to maturity—government-sponsored agencies’ mortgage-backed securities	$3,110	$4	$—	$3,114

DECEMBER 31, 2011	AMORTIZED COST	GROSS UNREALIZED GAINS	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE
Securities available for sale:
U.S. government and agencies’ obligations	$1,457	$44	$—	$1,501
Government-sponsored agencies’ mortgage-backed securities	609,130	14,881	(541)	623,470
Puerto Rico (P.R.) government and agencies’ obligations	98,690			98,690
Corporate notes	10,000	34		10,034

Total securities available for sale	$719,277	$14,959	$(541)	$733,695

Securities held to maturity—government-sponsored agencies’ mortgage-backed securities	$5,042	$8	$—	$5,050

The gross unrealized losses and estimated fair value of securities, aggregated by security category and length of time the individual securities have been in an unrealized loss position at June 30, 2012 and December 31, 2011, are as follows:

	LESS THAN 12 MONTHS		12 MONTHS OR MORE		TOTAL
JUNE 30, 2012	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES
Available for sale—Government-sponsored agencies mortgage-backed securities	$28,696	$(6)	$49,995	$(54)	$78,691	$(60)

	LESS THAN 12 MONTHS		12 MONTHS OR MORE		TOTAL
DECEMBER 31, 2011	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE	GROSS UNREALIZED LOSSES
Available for sale—Government-sponsored agencies mortgage-backed securities	$9,949	$(97)	$109,219	$(444)	$119,168	$(541)

The Companies periodically evaluate their securities for OTTI. As of June 30, 2012 and December 31, 2011, management concluded that there was no OTTI in the Companies’ securities portfolio since the securities in an unrealized loss position at such dates are guaranteed by the government or by government-sponsored entities, the Bank does not have the intent to sell these debt securities, the Bank expects to recover its amortized cost with cash flows generated by the securities, and it is more likely than not that it will not be required to sell the debt securities before recovery of their amortized cost basis.

The amortized cost and estimated fair values of securities at June 30, 2012, by contractual maturity, excluding mortgage-backed securities, are shown in the following table. The contractual maturities of most mortgage-backed securities are due after ten years. Actual maturities may differ from contractual maturities when there exists a right to call or prepay obligations with or without call or prepayment penalties.

	AVAILABLE FOR SALE		HELD TO MATURITY
	AMORTIZED COST	ESTIMATED FAIR VALUE	AMORTIZED COST	ESTIMATED FAIR VALUE
Maturity:
Due after one year through five years	$10,000	$10,036	$—	$—
Due after five years through ten years	641	649
Due after ten years	99,391	99,417
Mortgage-backed securities	470,936	483,161	3,110	3,114

Total	$580,968	$593,263	$3,110	$3,114

Proceeds from sales of securities available for sale during the six-month periods ended June 30, 2012 and 2011, were $102,920 and $111,192, respectively. For the six-month periods ended June 30, 2012 and 2011, the realized gross gains on sales of securities available for sale amounted to $3,459 and $4,348, respectively. There were no losses from such sales.

Trading securities as of June 30, 2012 consist of Puerto Rico municipal bonds amounting to $1,071 and mutual funds amounting to $101. At December 31, 2011, trading securities consist of Puerto Rico municipal bonds amounting to $1,541, a short-term corporate note amounting to $402 and other investments amounting to $103.

5. LOANS, ALLOWANCE FOR LOAN LOSSES AND ALLOWANCE FOR REPOSSESSED REAL ESTATE

Residential Mortgage Loans Held for Sale—During the six-month periods ended on June 30, 2012 and 2011, the Bank sold and securitized residential loans amounting to $64,000 and $42,900, respectively. Loans are sold individually or through securitizations. Loans sold are based on pre-established commitments or at fair value. Securitizations are made in conjunction with Government National Mortgage Association (GNMA) and Federal National Mortgage Association (FNMA) whereby the loans are exchanged for securities. At June 30, 2012 and December 31, 2011, residential mortgage loans held for sale amounted to $16,893 and $30,517, respectively. During the six- month periods ended June 30, 2012 and 2011, the Bank recognized gains of $1,709 and $656, respectively, in connection with its mortgage banking activities.

The aggregate amortized cost and estimated fair value of these loans at June 30, 2012 and December 31, 2011, are as follows:

	AMORTIZED COST	GROSS UNREALIZED HOLDING GAINS	GROSS UNREALIZED HOLDING LOSSES	ESTIMATED FAIR VALUE
June 30, 2012	$16,893	$842	$—	$17,735

December 31, 2011	$30,517	$1,265	$—	$31,782

Loans Receivable—The composition of the Bank’s loan portfolio at June 30, 2012 and December 31, 2011, was as follows:

	JUNE 30, 2012	DECEMBER 31, 2011
Commercial and industrial, including overdraft balances on demand deposits of $595 and $974, respectively	$1,293,670	$1,286,620
Construction and commercial real estate	285,398	303,162
Residential mortgages	916,857	921,768
Auto loans	1,246,612	1,196,993
Consumer, including overdraft balances on demand deposits of $103 and $55, respectively	245,623	242,653

Subtotal	3,988,160	3,951,196
Unearned interest	(308,127)	(289,362)
Discount on residential mortgage loans	(3,497)	(3,948)
Net deferred loan costs	9,460	9,472

Subtotal	3,685,996	3,667,358
Allowance for loan losses	(129,277)	(132,001)

Total	$3,556,719	$3,535,357

Loans Origination/Risk Management—The Bank’s credit policies establish guidance for the origination of credit within a framework of prudence and reasonableness, considering the reality of the economic environment and compliance with laws and regulations. The credit policies are set to define the type of business that is attractive to the Bank. This strategy sets out the credits that can be granted and seeks to ensure that a client represents an admissible credit for the Bank. Management and the board of directors review and approve the credit policies periodically.

A monitoring system is in place to ensure the loan quality of all loan portfolios. The Bank’s asset classification system is one of the main tools to assess the asset quality of the loan portfolios, and to identify and monitor portfolio risks. The classification system rates the strength of the borrower and the loan transaction. The system is designed to be a tool for senior management to manage the Bank’s credit risk and provide an early warning system for negative migration of credits. The system also provides for recognition of improvement in credits.

Also, monitoring reports are prepared and discussed with management and the board of directors. This reporting package includes credit trends, such as delinquency, non-performing loans and loan charge-offs, and other credit quality indicators.

Commercial and Industrial Loans (C&I)—C&I loans include commercial credit lines, overdrafts, unsecured commercial loans, and commercial loans secured by real estate and by other types of collateral. These loans are granted mainly to corporate clients, to automobile dealers to finance their inventory, to the government and to small and medium size enterprises. In the underwriting process of C&I loans, the overall economic and financing situation and the repayment capacity of the borrower are taken into consideration. Lending limits, term, required documentation, interest rate approval, collateral, and guarantees are also considered. C&I loans are composed of different markets.

As part of the monitoring system, an alert system has been adopted for C&I loans to ensure an early identification of problem loans. This system is a tool for credit classification and mitigation of credit losses. Monitoring reports are prepared to follow up on delinquent, nonperforming loans, and classified loans.

Construction and Commercial Real Estate Loans (CRE)—The main products of CRE loans are interim construction, land, and permanent loans (rental properties). The repayment of an interim financing construction loan generally depends on success of the project. Therefore, its viability is the main consideration during the evaluation process.

Additional considerations are also evaluated, such as technical and financial capacity of the developer and the contractor. The parameters for land loans are based primarily on the loan to value and debt service coverage ratio. The main parameters for permanent loans are the occupancy and the debt-service coverage ratio.

Monitoring system and reports explained in the C&I loans section are also part of the CRE loans monitoring process. In addition, new appraisal reports are requested periodically for CRE loans.

Residential Mortgage Loans—The Bank grants loans secured with first and second mortgages on residential properties. Mortgage loan policy establishes specific guidance for the origination of conforming and nonconforming loans. The Bank is required to obtain and maintain regulatory approvals to finance loans insured or guaranteed by Federal Housing Administration (FHA), United States Department of Agriculture Rural Development (“Rural”), or U.S. Department of Veteran Affairs (VA). The Bank also obtains proper approval from FNMA and GNMA for subsequent sale of eligible loans in the secondary market.

The Bank considers offering refinancing of certain residential mortgage loans to mitigate risks. This type of product is part of the loss mitigation program. This program is composed of several products with specific requirements and underwriting standards designed to mitigate or avoid a potential loss. Monitoring reports cover trends and results of this program. Also, mortgage monitoring reports include loan to value composition, originations by FICO score, foreclosures in process, and others.

Auto Loans—The Bank provides financing for the purchase of new or used motor vehicles for private or public use. These loans are granted mainly through dealers authorized and approved by the auto credit department committee of the Bank. The auto credit department has the specialized structure and resources to provide the service required for this product according to market demands.

The auto loan credit policy establishes specific guidance and parameters for the underwriting and origination process. Underwriting procedures, lending limits, interest rate approval, insurance coverage, and automobile brand restrictions are some parameters and internal controls implemented to ensure the quality and profitability of the auto loan portfolio. The credit scoring system is a fundamental part of the decision process. Sub-prime lending, as defined by the FDIC, is monitored and internal limits and additional procedures in the analysis and underwriting process are established for this type of credit. Generally, sub-prime lending consists of loans to borrowers which exhibit one or more of these credit risk characteristics: (1) two or more 30-day delinquencies in the last twelve months, or one or more 60-day delinquencies in the last 24 months; (2) judgment, foreclosure, repossession, or charge-off in the prior 24 months; (3) bankruptcy in the last five years; relatively high default probability as evidenced by risk score (FICO) of 660 or below; or debt service to income ratio of 50% or more.

Consumer Loans—The Bank offers retail products, such as personal loans, credit cards, and lines of credit, among others. The credit scoring system is used for personal loans and credit card loan originations. The Bank determines from time to time maximum amounts of credit limits, monthly payments, charges and fees, and interest rates. Also, lending limits and underwriting procedures are part of the structure and controls.

Securitizations—The Bank is an approved GNMA and FNMA issuer of mortgage-backed securities. During the six- month periods ended June 30, 2012 and 2011, the Bank securitized 1 to 4 family residential mortgage loans with an unpaid principal balance of approximately $24,000 and $21,000, respectively, where the Bank retained the beneficial interests.

Past Due and Non-Accrual Loans—Loans are considered past due if the required principal and interest payments have not been received when contractually due. For further details about the Bank’s accounting policies related to non-accrual and past due loans treatment, see Note 1 to the combined financial statements.

At June 30, 2012 and December 31, 2011, the balance of non-accrual loans and accruing loans past due over 90 days (net of unearned interest) segregated by class of loans were as follows:

	JUNE 30, 2012		DECEMBER 31, 2011
	NONACCRUAL LOANS	ACCRUING LOANS PAST DUE 90 DAYS OR OVER	NONACCRUAL LOANS	ACCRUING LOANS PAST DUE 90 DAYS OR OVER
Commercial and industrial	$79,595	$726	$78,945	$296
Construction and commercial real estate	79,554		78,000
Residential mortgages	79,999		78,868
Auto loans	8,224		9,150
Consumer	2,316	534	2,246	621

Total	$249,688	$1,260	$247,209	$917

Interest income that would have been recorded if nonaccrual loans had performed in accordance with their original terms would have amounted to approximately $6,032 and $6,865 for the six-month periods ended June 30, 2012 and 2011, respectively. Interest income collected on nonaccrual loans amounted to approximately $99 and $49 for the six- month periods ended June 30, 2012 and 2011, respectively. Additionally, commercial and industrial loans and, CRE loans past due over 90 days accruing interest amounted to $726 and $296 at June 30, 2012 and December 31, 2011, respectively.

At June 30, 2012 and December 31, 2011, an age analysis of past due loans (net of unearned interest) is as follows:

	30-89 DAYS PAST DUE	OVER 90 DAYS PAST DUE	TOTAL PAST DUE	CURRENT	TOTAL LOANS
June 30, 2012
Commercial and industrial	$10,988	$80,321	$91,309	$1,202,361	$1,293,670
Construction and commercial real estate	720	79,554	80,274	205,124	285,398
Residential mortgages	68,752	79,999	148,751	768,106	916,857
Auto loans	105,493	8,224	113,717	864,141	977,858
Consumer	5,657	2,850	8,507	197,743	206,250
Unamortized discount and costs				5,963	5,963

Total	$191,610	$250,948	$442,558	$3,243,438	$3,685,996

December 31, 2011
Commercial and industrial	$7,908	$79,241	$87,149	$1,199,471	$1,286,620
Construction and commercial real estate	5,367	78,000	83,367	219,795	303,162
Residential mortgages	28,448	78,868	107,316	814,452	921,768
Auto loans	103,700	9,150	112,850	833,346	946,196
Consumer	6,580	2,867	9,447	194,641	204,088
Unamortized discount and costs				5,524	5,524

Total	$152,003	$248,126	$400,129	$3,267,229	$3,667,358

Impaired Loans—At June 30, 2012 and December 31, 2011, loans classified as impaired were as follows:

	JUNE 30, 2012	DECEMBER 31, 2011
Recorded investment in impaired loans	$244,751	$242,418
Less recorded investment in impaired loans for which no valuation allowance is required	(92,371)	(82,684)

Recorded investment in impaired loans for which valuation allowance is required	$152,380	$159,734

Allowance for loan losses for impaired loans	$18,850	$20,676
Average recorded investment in impaired loans	242,083	273,973
Interest on impaired loans collected and recognized as income	2,240	5,529

C&I, construction, and CRE loans are deemed impaired when, based on the current information and events, management considers that it is probable that the borrower would be unable to pay all amounts due according to the contractual terms of the loan agreement. In addition, all TDRs are also considered impaired.

If a loan is impaired, a specific valuation allowance is established, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s original effective interest rate or at the fair value of the collateral, less selling costs, if repayment is expected solely from the collateral.

At June 30, 2012 and December 31, 2011, impaired loans by class of loans are set forth in the following table:

	UNPAID CONTRACTUAL PRINCIPAL BALANCE	RECORDED INVESTMENT WITH NO ALLOWANCE	RECORDED INVESTMENT WITH ALLOWANCE	TOTAL RECORDED INVESTMENT	RELATED ALLOWANCE	AVERAGE RECORDED INVESTMENT	INTEREST INCOME RECOGNIZED
June 30, 2012
Commercial and industrial	$100,426	$60,115	$26,653	$86,768	$2,095	$87,061	$602
Construction and commercial real estate	195,366	23,476	76,016	99,492	12,833	97,817	598
Residential mortgage	60,169	8,780	49,711	58,491	3,922	57,205	1,040

Total	$355,961	$92,371	$152,380	$244,751	$18,850	$242,083	$2,240

December 31, 2011
Commercial and industrial	$99,131	$46,827	$41,600	$88,427	$4,177	$84,926	$1,898
Construction and commercial real estate	217,205	26,509	72,187	98,696	12,881	139,161	2,023
Residential mortgage	56,829	9,348	45,947	55,295	3,618	49,886	1,608

Total	$373,165	$82,684	$159,734	$242,418	$20,676	$273,973	$5,529

Credit Quality Indicators—As part of the ongoing monitoring of the credit quality of the Bank’s loan portfolio, management tracks certain credit quality indicators, including trends related to (i) the level of classified commercial loans (ii) net charge-offs, (iii) non-performing loans, and (iv) the general economic conditions.

The Bank utilizes a risk grading system to assign a risk grade to each of its commercial and industrial and its CRE loans. These loans are graded on a scale of 1 to 8 risk grades as follows:

■

Grade 1—This grade includes loans with very high-credit quality borrowers. These borrowers have excellent credit with superior quality, liquidity, debt capacity and coverage, excellent management with depth in most, if not all management positions. These borrowers are market leaders with access to capital markets and/or are highly regarded in the industry with strong market share.

Also included in this category may be loans secured by cash, U.S. government securities, U.S. government agencies securities, highly rated municipal bonds, insured savings accounts, and insured certificates of deposit with the Bank.

■

Grade 2—This grade includes loans with solid credit quality and risk. These borrowers have good business credit with satisfactory asset quality and liquidity; good and acceptable debt capacity, coverage, and management.

These loans carry a normal level of risk, with minimal exposure. The borrower has the ability to perform according to the terms of the credit facility.

■

Grade 3—This grade includes loans with acceptable credit quality and risk. These borrowers have acceptable business credit but with less than average risk, acceptable asset quality, little excess liquidity, and modest debt capacity.

These loans carry a reasonable credit risk in which the borrower demonstrates the ability to repay the debt from normal business operations.

■

Grade 4—This grade includes loans on management’s “watch list” and is intended to be utilized on a temporary basis for pass grade borrowers where some, but minor, management and/or credit weaknesses have been identified.

■

Grade 5—This grade includes “special mention” loans, in accordance with regulatory guidelines. This grade is intended to be temporary and include loans that have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or of the Bank’s credit position at some future date.

■

Grade 6—This grade includes “Substandard” loans in accordance with regulatory guidelines. Normal repayment of credit for these loans is in jeopardy. While no loss of principal or interest is expected, there are clear and well-defined weaknesses that jeopardize liquidation of debt.

■

Grade 7—This grade includes “Doubtful” loans in accordance with regulatory guidelines. These loans have all the weaknesses inherent in those classified as “Substandard” with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current existing facts, conditions, and values, highly questionable and improbable.

■

Grade 8—This grade includes “Loss” loans in accordance with regulatory guidelines. These are uncollectible loans or with such little value that it does not warrant classification as a bankable asset. Such loan may, however, have recovery or salvage value but not to the point where a write-off should be deferred, even though partial recovery may occur in the future.

The assignment of the obligor risk rating is based on relevant information about the ability of borrowers to service their debts, such as current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Bank periodically reviews loans classified as watch list or worse, to evaluate if they are properly classified. For those loans with an adverse classification, management evaluates whether those loans are considered impaired. The frequency of these reviews will depend on the amount of the aggregate outstanding debt and the risk rating classification of the obligor. In addition, during the renewal process of applicable credit facilities, the Bank evaluates the corresponding loan grades.

Loans classified as pass credits are excluded from the scope of the review process described above until: (a) they become past due; (b) management becomes aware of deterioration in the creditworthiness of the borrower; or (c) the customer contacts the Bank for a modification. In these circumstances, the credit facilities are specifically evaluated to assign the appropriate risk rating classification.

The credit quality indicators by loans portfolio at June 30, 2012 and December 31, 2011, are as follows:

	JUNE 30, 2012				DECEMBER 31, 2011
	COMMERCIAL AND INDUSTRIAL LOANS		CONSTRUCTION AND COMMERCIAL REAL ESTATE LOANS		COMMERCIAL AND INDUSTRIAL LOANS		CONSTRUCTION AND COMMERCIAL REAL ESTATE LOANS
	WEIGHTED- AVERAGE RISK GRADE	OUTSTANDING PRINCIPAL	WEIGHTED- AVERAGE RISK GRADE	OUTSTANDING PRINCIPAL	WEIGHTED- AVERAGE RISK GRADE	OUTSTANDING PRINCIPAL	WEIGHTED- AVERAGE RISK GRADE	OUTSTANDING PRINCIPAL
Commercial credit exposure:
Credit risk profile by internally assigned grade:
Grades 1—4	2.35	$1,161,868	2.70	$160,000	2.21	$1,141,680	2.61	$148,849
Grade 5—Special Mention		10,007		11,926		10,275		24,893
Grade 6— Substandard		120,083		113,473		132,306		129,420
Grade 7—Doubtful		694		—		925		—
Grade 8—Loss		—		—		—		—

Total	2.71	1,292,651	4.11	285,398	2.62	1,285,186	4.25	303,162

Credit risk profile based on payment activity:
Performing		1,019		—		1,435		—
Nonaccrual		—		—		—		—

Total		1,019		—		1,435		—

Total commercial credit exposure		1,293,670		285,398		1,286,621		303,162

	RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER	RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER
Consumer credit exposure (net of unearned interest)—credit risk profile based on payment activity:
Performing	$836,858	$969,634	$203,934	$842,900	$937,045	$201,842
Nonaccrual	79,999	8,224	2,316	78,868	9,150	2,246

Total consumer credit exposure	$916,857	$977,858	$206,250	$921,768	$946,195	$204,088

Modifications—At June 30, 2012 and December 31, 2011, TDRs amounted to $231,136 and $217,675, respectively, including commercial, construction, commercial real estate, consumer, and residential mortgage loans that had been renegotiated by reducing interest rates, extending maturity date, or granting other concessions, such as capitalization of unpaid interest or moratorium of loan repayment. As of June 30, 2012 and December 31, 2011 there were no outstanding commitments to lend additional funds to borrowers owing receivables whose terms have been modified in TDRs.

A modification of a loan constitutes a TDR when a borrower is experiencing financial difficulty and the modification constitutes a concession. A concession could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance, or other actions intended to maximize collection.

Loans classified as TDRs are reported in nonaccrual status if the loan was in nonaccruing status at the time of the modification. The TDR loan should continue in nonaccrual status until the borrower has demonstrated a willingness and ability to make the restructured loan payments (at least six months of sustained performance after it was classified as TDR). When a loan is placed in nonaccrual status, all previously accrued, but uncollected, interest is reversed and charged against current earnings. Interest on nonaccrual loans is thereafter recognized as income only to the extent actually collected. Loans classified as TDRs are excluded from TDR status once performance under the restructured terms exists for a reasonable period (at least 12 months of sustained performance after classification) and the loan yields a market rate.

Loan modifications that are considered TDRs completed during the six- month periods ended June 30, 2012 and 2011, were as follows:

	NUMBER OF CONTRACTS	PRE-MODIFICATION OUTSTANDING RECORDED INVESTMENT	POST-MODIFICATION OUTSTANDING RECORDED INVESTMENT
June 30, 2012
Troubled debt restructurings:
Commercial and industrial	15	$4,545	$4,502
Construction and commercial real estate		—	—
Residential mortgages	109	19,015	18,950
Consumer	134	1,276	1,304
June 30, 2011
Troubled debt restructurings:
Commercial and industrial	19	$14,391	$14,333
Construction and commercial real estate	1	10,166	8,296
Residential mortgages	162	39,781	33,219
Consumer	265	2,903	2,846

The Bank considers a loan to have defaulted if the borrower has failed to make payments of either principal, interest, or both for a period of 60 days or more.

Loan modifications considered TDRs that defaulted during the six-month periods ended June 30, 2012 and 2011, and that had been modified in a TDR during the preceding twelve months period were as follows:

	JUNE 30, 2012		JUNE 30, 2011
	NUMBER OF CONTRACTS	RECORDED INVESTMENT	NUMBER OF CONTRACTS	RECORDED INVESTMENT
Troubled debt restructurings that subsequently defaulted:
Commercial and industrial	—	$—	—	$—
Residential mortgages	37	8,890	1	205
Consumer	23	68	48	598

Allowance for Loan Losses—Activity in the allowance for loan losses for the six-month periods ended June 30, 2012 and 2011, was as follows:

	2012	2011
Beginning balance	$132,001	$163,354
Provision for loan losses	17,000	20,050
Loans charged off	(33,976)	(43,165)
Recoveries	14,252	13,148

Ending balance	$129,277	$153,387

For the six-month periods ended June 30, 2012 and 2011, the activity in the allowance for loan losses by portfolio segment is as follows:

	COMMERCIAL AND INDUSTRIAL LOANS	CONSTRUCTION AND COMMERCIAL REAL ESTATE	RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER LOANS	UNALLOCATED	TOTAL
2012
Beginning balance	$29,222	$34,381	$27,311	$21,552	$15,617	$3,918	$132,001

Provision (credit) for loan losses	(2,087)	3,453	243	4,066	3,509	7,816	17,000

Charge-offs	(3,948)	(5,135)	(3,713)	(15,950)	(5,230)		(33,976)
Recoveries	746	647	9	12,065	785		14,252

Net charge-offs	(3,202)	(4,488)	(3,704)	(3,885)	(4,445)	—	(19,724)

Ending balance	$23,933	$33,346	$23,850	$21,733	$14,681	$11,734	$129,277

Period-end amount allocated to:
Loans individually evaluated for impairment	$2,095	$12,833	$3,922	$—	$—	$—	$18,850
Loans collectively evaluated for impairment	21,838	20,513	17,912	21,733	14,681	11,734	108,411

Ending balance	$23,933	$33,346	$21,834	$21,733	$14,681	$11,734	$127,261

2011
Beginning balance	$36,636	$41,211	$39,127	$27,090	$17,323	$1,967	$163,354

Provision (credit) for loan losses	(42)	6,028	2,844	1,053	4,984	5,183	20,050

Charge-offs	(3,747)	(12,199)	(3,403)	(17,578)	(6,238)		(43,165)
Recoveries	402	677	60	11,404	605		13,148

Net charge-offs	(3,345)	(11,522)	(3,343)	(6,174)	(5,633)	—	(30,017)

Ending balance	$33,249	$35,717	$38,628	$21,969	$16,674	$7,150	$153,387

Period-end amount allocated to:
Loans individually evaluated for impairment	$4,769	$15,176	$4,288	$—	$—	$—	$24,233
Loans collectively evaluated for impairment	28,480	20,542	34,339	21,969	16,674	7,150	129,154

Ending balance	$33,249	$35,718	$38,627	$21,969	$16,674	$7,150	$153,387

The recorded investment in loans, net of unearned interest as of June 30, 2012 and December 31, 2011, related to each balance in the allowance for loan losses by portfolio segment and disaggregated on the basis of the Bank’s impairment methodology was as follows:

	JUNE 30, 2012
	COMMERCIAL AND INDUSTRIAL	CONSTRUCTION AND COMMERCIAL REAL ESTATE	RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER	UNAMORTIZED DISCOUNT AND COSTS	TOTAL
Loans individually evaluated for impairment	$86,768	$99,493	$58,490	$—	$—	$—	$244,751
Loans collectively evaluated for impairment	1,206,902	185,905	851,645	977,858	206,250	5,963	3,434,523

Ending balance	$1,293,670	$285,398	$910,135	$977,858	$206,250	$5,963	$3,679,274

	DECEMBER 31, 2011
	COMMERCIAL AND INDUSTRIAL	CONSTRUCTION AND COMMERCIAL REAL ESTATE	RESIDENTIAL MORTGAGES	AUTO LOANS	CONSUMER	UNAMORTIZED DISCOUNT AND COSTS	TOTAL
Loans individually evaluated for impairment	$88,427	$98,696	$55,295	$—	$—	$—	$242,418
Loans collectively evaluated for impairment	1,198,193	204,466	866,473	946,196	204,088	5,524	3,424,940

Ending balance	$1,286,620	$303,162	$921,768	$946,196	$204,088	$5,524	$3,667,358

Allowance for Repossessed Real Estate—Activity in the allowance for repossessed real estate for the six-month periods ended June 30, 2012 and 2011 was as follows:

	2012	2011
Beginning balance	$5,894	$2,512
Valuation allowance	3,229	1,191
Charge offs	(1,006)	(333)

Ending balance	$8,117	$3,370

6. PLEDGED ASSETS

At June 30, 2012 and December 31, 2011, the Bank has pledged securities and commercial, auto, and residential mortgage loans to secure repurchase agreements outstanding, public fund deposits, individual retirement accounts, treasury tax deposits, and advances from the Federal Home Loan Bank (FHLB) and Federal Reserve Bank (FRB). The counterparties to the repurchase agreements generally have the right to repledge or sell such collateral.

The carrying value of the pledged assets by classification is as follows:

	JUNE 30, 2012	DECEMBER 31, 2011
Securities available for sale	$507,444	$680,344
Securities held to maturity	2,696	4,774
Interest-bearing deposits in banks	300	300
Loans	2,374,334	2,244,917

Total	$2,884,774	$2,930,335

7. PREMISES AND EQUIPMENT

Premises and equipment at June 30, 2012 and December 31, 2011, consist of the following:

	USEFUL LIVES (IN YEARS)	JUNE 30, 2012	DECEMBER 31, 2011
Land		$622	$622
Bank premises and improvements	10–40	63,477	62,862
Furniture, fixtures, and other equipment	1–10	20,912	21,024
Leasehold improvements	10 or lease term whichever is shorter	19,934	20,195

Subtotal		104,945	104,703
Less accumulated depreciation and amortization		(66,596)	(65,237)

Subtotal		38,349	39,466
Construction in progress		254	384

Total		$38,603	$39,850

8. DEPOSITS AND INTEREST EXPENSE

Deposits and their weighted-average interest rate at June 30, 2012 and December 31, 2011, are summarized as follows:

	JUNE 30, 2012		DECEMBER 31, 2011
	AMOUNT	INTEREST RATE	AMOUNT	INTEREST RATE
Savings and Negotiable Order of Withdrawal (NOW)	$995,980	1.33%	$989,427	1.29%
Time deposits	1,728,680	1.58	1,288,569	1.62

	2,724,660		2,277,996
Noninterest bearing	709,752		661,926

Total	$3,434,412		$2,939,922

NOW accounts are interest-bearing checking accounts. Time deposits in denominations of $100 or more amounted to $946,683 and $923,176 at June 30, 2012 and December 31, 2011, respectively. Interest expense on these deposits amounted to $8,018 and $6,164 for the six-month periods ended on June 30, 2012 and 2011, respectively. Time deposits include brokered deposits of $679,844 and $267,622 at June 30, 2012 and December 31, 2011, respectively. The Bank has no step-up fixed-rate brokered deposits at June 30, 2012 and December 31, 2011.

At June 30, 2012, the scheduled maturities of time deposits are as follows:

YEARS ENDING DECEMBER 31,
2012	$608,530
2013	649,561
2014	189,880
2015	138,403
2016	37,327
Thereafter	104,979

Total	$1,728,680

A summary of interest expense on deposits for the six-month periods ended June 30, 2012 and 2011, is as follows:

	2012	2011
Savings and NOW	$6,623	$6,191
Time deposits	12,457	13,148

Total	$19,080	$19,339

9. FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

A summary of federal funds purchased and securities sold under agreements to repurchase as of June 30, 2012 and December 31, 2011, and for the six-month periods ended June 30, 2012 and 2011, is as follows:

	FEDERAL FUNDS PURCHASED	SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
Balance or percentage at end of year/period
June 30, 2012	$12,904	$336,600

December 31, 2011	$—	$511,600

Weighted-average interest rate at end of period
June 30, 2012	0.30%	3.59%

December 31, 2011	%	4.18%

Balance or percentage during the period
Maximum amount outstanding at any month-end
June 30, 2012	$57,871	$511,600

June 30, 2011	$62,568	$561,600

Average balance outstanding during the period
June 30, 2012	$14,711	$442,684

June 30, 2011	$2,865	$548,449

Weighted-average interest rate during the period
June 30, 2012	0.36%	3.70%

June 30, 2011	0.24%	4.19%

During the six-month periods ended June 30, 2012 and 2011, repurchase agreements consisted of fixed and step-up coupon transactions. There were no floating to fixed transactions outstanding at June 30, 2012.

During the outstanding period of such agreements, the securities were delivered to the counterparties. The dealers may have sold, loaned, or otherwise disposed of such securities to other parties in the normal course of their operations and have agreed to resell to the Bank the same or similar securities at the maturities of the agreements. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

Securities sold under agreements to repurchase at June 30, 2012, mature as follows: in 2013—$150,000, and in 2015—$186,600. Securities sold under agreements to repurchase include $325,000 of callable repurchase agreements. The first call option date is in July 2012.

At June 30, 2012 and December 31, 2011, counterparties on repurchase agreements were as follows:

	JUNE 30, 2012		DECEMBER 31, 2011
	BORROWING BALANCE	FAIR VALUE OF UNDERLYING COLLATERAL	BORROWING BALANCE	FAIR VALUE OF UNDERLYING COLLATERAL
U.S. financial entities	$336,600	$401,390	$511,600	$586,346

10. ADVANCES FROM FHLB

Advances from the FHLB at June 30, 2012, which consist of fixed-rate borrowings, mature as follows:

MATURITY	INTEREST RATE	OUTSTANDING BALANCE
September 7, 2012	0.42%	$100,000
December 19, 2012	0.48	75,000
June 11, 2013	1.95	100,000

Total		$275,000

Advances are received from the FHLB under an advance, collateral pledge, and security agreement, whereby the Bank is required to maintain a minimum amount of qualifying collateral with a fair value of at least 115% of the outstanding advances and investment in FHLB stock. At June 30, 2012 and December 31, 2011, the Bank has mortgage loans amounting to $739,623 and $746,680, respectively, to secure these advances and maintains an investment in FHLB stock with a carrying value at June 30, 2012 and December 31, 2011, of $16,674 and $13,848, respectively. At June 30, 2012 and December 31, 2011, the Bank had additional borrowing capacity with the FHLB of $257,524 and $284,436, respectively.

11. ADVANCES FROM FRB

At June 30, 2012 and December 31, 2011, there were no advances from FRB outstanding. However, the Bank decided to maintain collateral at FRB should a decision be made to enter into the regular funding program offered by FRB known as the discount window program.

At June 30, 2012 and December 31, 2011, the Bank has consumer loans collateral amounting to $842,972 and $825,928, respectively. At June 30, 2012 and December 31, 2011, the Bank also had pledged commercial loans amounting to $274,797 and $281,672, respectively. In the aggregate, at June 30, 2012, these had a lendable value of $1,117,769 (fluctuates from 57% to 96% based on the loan collateral category balance).

12. OTHER BORROWED FUNDS

Other borrowed funds at June 30, 2012 and December 31, 2011, consist of the following:

	JUNE 30, 2012		DECEMBER 31, 2011
	WEIGHTED- AVERAGE INTEREST RATE	BALANCE	WEIGHTED- AVERAGE INTEREST RATE	BALANCE
Senior notes—net of unamortized discount of $231	—%	$—	1.57%	$469,769
Other borrowed funds	0.17	123,482	0.49	71,490

Total		$123,482		$541,259

At June 30, 2012, there were no senior notes outstanding. Other borrowed funds mature as follows: within 30 days—$121,748; and after 10 years—$1,734. The weighted-average interest rate for the six- month periods ended June 30, 2012 and 2011, was 0.72% and 0.77%, respectively. Senior notes were fixed and variable rates unsecured debt guaranteed by the FDIC that were issued under the Temporary Liquidity Guarantee Program (“TLG Program”). The variable interest rate on the unsecured senior notes issued was set at three-month London InterBank Offered Rate (LIBOR) flat. Other borrowed funds consist of unsecured fixed-rate borrowings.

13. SUBORDINATED CAPITAL NOTES

Subordinated capital notes at each, June 30, 2012 and December 31, 2011, consist of the following:

Subordinated capital notes at a variable rate of three-month LIBOR, plus 1.44% (1.91% at June 30, 2012 and 2.01% at December 31, 2011), due September 23, 2014	$50,000
Subordinated notes at a variable rate of three-month LIBOR, plus 1.56% (2.02% at June 30, 2012 and 2.13% at December 31, 2011), due September 29, 2016	37,000
Subordinated notes at three-month LIBOR, plus 1.56% (2.02% June 30, 2012 and 2.13% at December 31, 2011), due September 29, 2016	30,000

Total	$117,000

In September 2004, the Bank issued $50,000 subordinated capital notes due on September 23, 2014. Interest on these subordinated notes is payable quarterly since September 23, 2009. The Bank has the option to redeem these subordinated notes in whole or in part from time to time before maturity at 100% of the principal amount, plus any accrued, but unpaid interest, to the date of redemption, beginning September 23, 2009, at each payment date thereafter.

In September 2006, the Bank issued $67,000 subordinated capital notes due on September 29, 2016. Interest payments on these notes are payable as follows:

■	For $37,000, payments are due semiannually during the fixed-rate period (up to September 29, 2011) and quarterly thereafter.

■	For $30,000, payments are due quarterly.

The Bank has the option to redeem these subordinated notes in whole or in part from time to time before maturity at 100% of the principal amount, plus any accrued, but unpaid, interest to the date of redemption, beginning on September 29, 2011, at each payment date thereafter.

These notes qualify as total capital for regulatory capital purposes at June 30, 2012 and December 31, 2011.

Under the requirements of Puerto Rico Banking Law, the Bank must establish redemption funds for the subordinated capital notes by transferring from undesignated retained earnings preestablished amounts as follows:

Redemption fund—December 31, 2011	$71,425
2012	11,700
2013	11,700
2014	11,700
2015	10,475

Total	$117,000

14. BUILDING OPERATIONS

Building operations consist principally of the leasing of office and parking space to third parties under various operating lease contracts for periods normally consisting of five years. The summary of the results of the building operations for the six-month periods ended June 30, 2012 and 2011, included within net occupancy expenses in the accompanying combined statements of income and comprehensive income is as follows:

	2012	2011
Rental income	$1,227	$1,658

Operating expenses:
Salaries and other employee benefits	215	236
Occupancy—mainly depreciation expense	1,031	1,078
Other	342	568

Total operating expenses	1,588	1,882

Loss from building operations	$(361)	$(224)

The minimum future rental income for agreements with remaining terms in excess of one year at June 30, 2012, is as follows:

YEARS ENDING DECEMBER 31,
2012	$1,185
2013	2,002
2014	858

Total	$4,045

15. INCOME TAXES

The components of income tax provision for the six-month periods ended June 30, 2012 and 2011, are as follows:

	2012	2011
Current income tax provision	$414	$258
Deferred income tax provision	7,139	6,151

Total	$7,553	$6,409

The Companies are subject to Puerto Rico regular income tax or alternative minimum tax (AMT) on income earned from all sources. The AMT is payable if it exceeds regular income tax liability. The excess of AMT over regular tax paid in any one year may be used to offset regular income tax in future taxable years, subject to certain limitations. The AMT rate for 2012 and 2011 is 20%.

Pursuant to the provisions of Act No. 13 of January 8, 2004, for taxable years commencing after June 30, 2003, the net earnings generated by an IBE that operates as a unit of a bank under the Puerto Rico Banking Law are considered taxable and subject to income taxes at the current tax rates in the amount by which the IBE taxable income exceeds 20% of the taxable income of the Bank, including its IBE taxable income. The Bank’s IBE carries in its books certain securities which are, irrespective of the IBE status, tax exempt by law.

On March 9, 2009, the Puerto Rico government approved Act No. 7 (the “Act”) to stimulate Puerto Rico’s economy and to reduce the Puerto Rico government’s fiscal deficit. The Act imposes a series of temporary and permanent measures, including the imposition of a 5% surtax over the total income tax determined, which is applicable to corporations, among others, whose combined income exceeds $100,000, effectively resulting in an increase in the maximum statutory tax rate from 39% to 40.95%. Furthermore, pursuant to the provisions of the Act, all IBE operating in Puerto Rico are subject to a special tax of 5% on their net income not otherwise subject to the provisions of the Puerto Rico Internal Revenue Code of 1994. This temporary measure was effective for tax years that commenced after December 31, 2008, and before January 1, 2012. On January 31, 2011, a new Puerto Rico revenue code was enacted into law which reduced the maximum tax rate to 30% and eliminated the 5% surtax and the 5% special tax on the net income of IBEs effective for taxable years commencing after December 31, 2010.

The Companies are also subject to federal income tax on their income from sources within the United States of America, even though the Companeis are not doing business within the United States of America. The U.S. Internal Revenue Code (“U.S. Code”) provides for tax exemption of portfolio interest received by a foreign corporation from sources within the United States of America; therefore, the Companies are not subject to federal income tax on certain U.S. investments that qualify as portfolio interest.

At June 30, 2012 and December 31, 2011, accrued income tax payable amounted to $619 and $882, respectively, is included as part of other liabilities in the accompanying combined statements of financial condition.

Deferred income taxes reflect the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting and the amounts used for income tax purposes. The components of the Companies’ net deferred tax assets at June 30, 2012 and December 31, 2011, are as follows:

	JUNE 30, 2012	DECEMBER 31, 2011
Deferred tax assets:
Puerto Rico Housing Bank and Financing Agency prepayment interest	$2	$3
Net operating losses	10,071	17,103
Allowance for loan losses	38,390	39,112
Reserve for repossessed assets and other	5,111	4,071

Total	53,574	60,289

Deferred tax liabilities:
Excess of goodwill carrying value over tax basis	7,880	7,449
Unrealized gain on securities available for sale	1,374	1,495
Other	32	39

Total	9,286	8,983

Net deferred tax assets	$44,288	$51,306

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on the information available, the Companies expect to fully realize the deferred tax asset and a valuation allowance is not deemed necessary at June 30, 2012 and December 31, 2011.

According to the Puerto Rico Internal Revenue Code (the “PR Code”), net operating losses can be carried forward for the next seven years. However, on November 15, 2010, Act No. 171 was enacted, which amended certain provisions of the PR Code. As a result, for net operating losses generated in the taxable years commencing after December 31, 2004, and before December 31, 2012, the loss carryforward period was increased to ten years. Accordingly, the net operating loss related to tax years 2009 and 2010 can be carried forward to year 2019 and 2020, respectively.

At June 30, 2012 and December 31, 2011, the unrecognized tax benefits balance, including accrued interest was $6,368 and $6,132, respectively.

The Companies do not anticipate a significant change to the total amount of unrecognized tax benefits within the next 12 months.

The amount of unrecognized tax benefits may vary for several reasons, such as increases for current-year positions, expiration of open income tax returns due to statutes of limitation, changes in management’s judgment about the level of uncertainty, new outcome related to litigation, and legislative law enactment, among others.

During the year ended December 31, 2011, the Bank concluded a negotiation with the Internal Revenue Service of the United States of America. As a result $3,858 of unrecognized tax benefits were recognized.

As of June 30, 2012 and December 31, 2011, accrued interest on unrecognized tax benefits amounts to approximately $1,316 and $1,113, respectively. At June 30, 2012 and December 31, 2011, there was no accrual for payment penalties. The Companies’ policy is to record interest and related penalties, if any, as income tax expense.

As of June 30, 2012 and December 31, 2011, the total amount of unrecognized tax benefits includes approximately $6,000, each related to tax positions that would affect the annual effective rate.

16. COMMITMENTS AND CONTINGENCIES

Lease Commitments—The Bank has entered into various operating lease agreements for branch facilities and administrative offices expiring at various dates through 2026. Rent expense for the six- month periods ended June 30, 2012 and 2011, amounted to $2,201 and $2,161, respectively. As of June 30, 2012, future minimum annual rental net of sublease rentals under the terms of noncancelable leases, without considering renewal options, are as follows:

YEARS ENDING DECEMBER 31,	MINIMUM LEASE PAYMENTS	SUBLEASE RENTALS	NET
2012	$2,901	$24	$2,877
2013	4,508	48	4,460
2014	3,465	48	3,417
2015	3,155	48	3,107
2016	2,773	48	2,725
Thereafter	11,593	12	11,581

Total	$28,395	$228	$28,167

Litigation—The Companies are defendants in various legal proceedings arising in connection with their business. After consulting with legal counsel, it is the judgment of management that the financial position and results of operations of the Companies will not be materially affected by the final outcome of these legal proceedings.

Other Contingencies—BBVA Securities and/or its service providers execute, settle, and finance customer, correspondent, and trading securities transactions in the normal course of business. These activities may expose BBVA Securities to off-balance-sheet risk arising from the potential that the customer or counterparty may fail to satisfy its obligations and the collateral will be insufficient. In this situation, BBVA Securities may be required to purchase or sell financial instruments at unfavorable market prices to satisfy obligations to customers and counterparties.

BBVA Securities indemnifies and guarantees certain service providers, such as clearing and custody agents, trustees, and administrators, against specified potential losses in connection with their acting as an agent of, or providing services to, BBVA Securities or its affiliates in the normal course of business. BBVA Securities also indemnifies clients against potential losses incurred in the event specified third-party service providers, including subcustodians and third-party brokers, improperly execute transactions. BBVA Securities believes that it is unlikely it will have to make material payments under these arrangements and accordingly, no contingent liability has been recorded in the accompanying combined financial statements for these indemnifications and guarantees.

BBVA Securities provides representations and warranties to counterparties in connection with a variety of securities transactions and occasionally indemnifies them against potential losses caused by the breach of those representations and warranties. These indemnifications generally are standard contractual terms and are entered into in the normal course of business. BBVA Securities believes that it is unlikely it will have to make material payments under these arrangements and accordingly, no contingent liability has been recorded in the accompanying combined financial statements for these indemnifications.

17. RELATED-PARTY TRANSACTIONS

The Bank and BBVA Securities grant loans to its directors, executive officers, employees, and to certain individuals or organizations related to such persons. The activity of these loans during the six months period ended on June 30, 2012 was as follows:

	OFFICERS AND DIRECTORS	EMPLOYEES	TOTAL
Balance—December 31, 2011	$1,436	$32,653	$34,089
Additions	29	115	144
Repayments	(438)	(874)	(1,312)

Balance—June 30, 2012	$1,027	$31,894	$32,921

Loans to officers, directors, and employees of the Bank have been granted in the normal course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated parties, and did not involve more than the normal credit risk.

BBVA Securities grants loans to certain employees as part of their contractual employment. These loans and interest thereon are payable in a range from four-to-eight-year terms at each employee’s anniversary date. The loans accrue interest at variable rates based on the London Inter Bank Offered Rate or prime rates, as specified in the employee loan agreements. If, at employees’ anniversary date, the employee is still employed by BBVA Securities, BBVA Securities is obligated to forgive an amount equal to the amount payable, including principal and interest, at such date under the loan. Loan forgiveness is recognized as part of employee compensation and benefits and recognized by BBVA Securities on a ratably and systematic basis during the term of each loan. In the event that the employee leaves BBVA Securities prior to his/her anniversary date on which the employee has the right to earn the outstanding principal amount of the loan as specified on the agreement, the employee shall be obligated to pay on the date of termination the outstanding principal amount of the loan, plus all of the interest accrued on the loan. As of June 30, 2012 and December 31, 2011, the outstanding balance of these loans amounted to $572 and $562, respectively.

In the normal course of business, the Bank may place or receive deposits and engage in other businesses with the Parent and any of the Parent’s branches, agencies, and subsidiaries.

Significant balances with the Parent and other affiliates of the Parent as of June 30, 2012 and December, 31, 2011, are as follows:

	JUNE 30, 2012	DECEMBER 31, 2011
Due from the Parent and affiliates	$1,031	$954
Restricted cash—deposit pledged to the Parent	6,670	6,670
Other liabilities	714	636
Derivatives, whose fair value represents an asset	260	—
Derivatives, whose fair value represents a liability	4,924	5,041
Derivatives notional amount	76,671	39,774

Significant transactions with the Parent and other affiliates of the Parent for the six-month periods ended June 30, 2012 and 2011, are as follows:

	JUNE 30, 2012	DECEMBER 31, 2011
Interest expense on federal funds purchased	10	3
Charges to affiliates for other fees	4	5
Charges from an affiliated entity for data processing operations	1,608	1,290
Charges from an affiliated entity for design and development	60	193
Charges from an affiliated entity for other centralized services	254	250
Charges from an affiliated entity for sponsored activities	77	72

The Parent also has several derivative contracts (aggregate notional amount of $5,468 and $5,495 at June 30, 2012 and December 31, 2011, respectively) with certain borrowers of the Bank. The derivative contracts, held by the Parent, and the underlying loans, held by the Bank, share the same collateral.

In addition, the Bank has derivative contracts for which the Parent is the counterparty with an aggregate notional amount of $76,671 and $39,774 at June 30, 2012 and December 31, 2011, respectively. These derivative contracts are segregated as follows:

	JUNE 30, 2012	DECEMBER 31, 2011
Swap agreements	$29,671	$31,013
Interest rate caps and collars	47,000	8,761

Total notional amount	$76,671	$39,774

18. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the Bank becomes a party to credit-related financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby and commercial letters of credit, and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the combined statements of financial condition. The contract or notional amount of those instruments reflects the extent of the Bank’s involvement in particular types of financial instruments.

Commitments to Extend Credit and Commercial Letters of Credit—The Bank’s exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit including commitments under credit card arrangements, and commercial letters of credit is represented by the contractual notional amount of those instruments, which do not necessarily represent the amounts potentially subject to risk. In addition, the measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are identified. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Summarized credit-related financial instruments at June 30, 2012 and December 31, 2011, were as follows:

NOTIONAL AMOUNT	JUNE 30, 2012	DECEMBER 31, 2011
Commitments to extend credit	$416,076	$372,919
Commercial letters of credit	1,572	1,077

Commitments to extend credit represent agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty.

At June 30, 2012 and December 31, 2011, commitments to extend credit consisted mainly of undisbursed available amounts on commercial lines of credit, construction loans, and revolving credit card arrangements. Since many of the unused commitments are expected to expire unused or be only partially used, the total amount of these unused commitments does not necessarily represent future cash requirements.

Commercial letters of credit are issued or confirmed to guarantee payment of customers’ payables or receivables in short-term international trade transactions. Generally, drafts will be drawn when the underlying transaction is consummated as intended. However, the short-term nature of this instrument serves to mitigate the risk associated with these contracts.

The summary of instruments that are considered financial guarantees in accordance with the authoritative guidance related to guarantor’s accounting and disclosures requirement for guarantees, including indirect guarantees of indebtedness of others at June 30, 2012 and December 31, 2011, is as follows:

NOTIONAL AMOUNT	JUNE 30, 2012	DECEMBER 31, 2011
Standby letters of credit and financial guarantees	$83,169	$84,632
Unpaid principal balances on loans sold with recourse	209,388	231,508
Unpaid principal balances on loans securitized with recourse	4,850	6,187

Standby letters of credit and financial guarantees are written conditional commitments issued by the Bank to guarantee the payment and/or performance of a customer to a third party (“beneficiary”). If the customer fails to comply with the agreement, the beneficiary may draw on the standby letter of credit or financial guarantee as a remedy. The amount of credit risk involved in issuing letters of credit in the event of nonperformance is the face amount of the letter of credit or financial guarantee. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer. During the six months period ended June 30, 2012, no performance was required on any financial guarantees. During the six-month period ended June 30, 2011, the Bank was required to perform on a financial guarantee; however, the customer reimbursed the amount disbursed by the Bank, and, accordingly, no loss was recognized. Management of the Bank does not expect any significant losses under these obligations.

19. DERIVATIVE INSTRUMENTS

The Bank maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings and cash flows caused by interest rate volatility. The Bank’s interest rate risk management strategy may involve modifying the repricing characteristics of certain assets and liabilities so that changes in interest rates do not adversely affect the net interest margin and cash flows. Derivative instruments that the Bank may use as part of its interest rate risk management strategy include interest rate swaps, swaptions, interest rate caps, and indexed options. These transactions involve both credit and market risk. The notional amounts are amounts on which calculations, payments, and the value of the derivatives are based. Notional amounts do not represent direct credit exposures. The actual risk of loss is the cost of replacing, at market, these contracts in the event of default by the counterparties. To minimize credit risk, the Bank enters into legally enforceable master netting agreements, which reduce risk by permitting the closeout and netting of transactions with the same counterparty upon occurrence of certain events such that direct credit exposure is limited to the net difference between the calculated amounts to be received and paid in the event of nonperformance by the counterparties to these agreements. The Bank also manages the credit risk of derivative instruments through credit approvals, limits, monitoring procedures, obtaining collateral, and does not expect any counterparties to fail their obligations. At June 30, 2012 and December 31, 2011, the Bank had pledged $12,770 and $12,720, respectively, in cash to secure derivative transactions in liability position with the Parent and a third party.

Derivative instruments are generally negotiated over-the-counter (OTC) contracts. Negotiated OTC derivatives are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, notional amount, exercise price, and maturity.

The Bank enters into interest rate swap contracts in managing its interest rate exposure. Interest rate swap contracts generally involve the exchange of fixed- and floating-rate interest payment obligations without the exchange of the underlying principal amounts. Entering into interest rate swap contracts involves not only the risk of dealing with counterparties and their ability to meet the terms of the contracts, but also the interest rate risk associated with unmatched positions. Interest rate swaps are the most common type of derivative contracts that the Bank utilizes.

The Bank has also entered into interest rate cap transactions for protection against rising rates and with various clients with floating-rate debt who wished to protect their financial results against increases in interest rates. The Bank simultaneously entered into mirror-image interest rate cap transactions with an affiliated bank. None of these cap transactions qualify for hedge accounting; therefore, they are marked to market through earnings.

Index options are contracts that the Bank enters into in order to receive the average appreciation of the value of an equity index over a specified period in exchange for the payment of a premium when the contract is initiated. The credit risk inherent in the index options is the risk that the exchange party may default. Some of these contracts are structured as swap agreements where the floating rate paid by the Bank corresponds to the premium due, plus a fixed cost, and the fixed rate to be received by the Bank is the index return.

The Bank currently utilizes interest rate swaps to convert certain fixed-rate loans to a variable rate. These swaps have original maturities between three and 15 years. These derivatives are marked to market through earnings. Decisions to convert loans to variable rates are made primarily in consideration of the asset/liability mix of the Bank, the desired asset/liability sensitivity, and by interest rate levels.

The Bank offered its customers certificates of deposit, which contain an embedded derivative tied to the performance of a stock index that is bifurcated from the host deposit and recognized in the combined statements of financial condition in accordance with the applicable authoritative accounting guidance. Upon maturity, the depositor will receive a specified percent of the average increase of the month-end value of the stock index. If such index decreases, the depositor generally receives the principal without any interest. In some certificates of deposit, a minimum interest rate is guaranteed. The Bank uses interest rate swaps or option agreements to manage its exposure to the fluctuations of the stock indexes. Under the option agreements, the Bank will receive the average increase in the month-end value of the index in exchange for the payment of a premium when the contract is initiated. Under the terms of the swap agreements, the Bank also will receive the average increase in the month-end value of the index, but in exchange for a quarterly fixed-interest cost. Since the embedded derivative instrument in the certificates of deposit and the option and interest rate swap agreements do not qualify for hedge accounting, these derivative instruments are marked to market through earnings.

Fair Value Hedging Instruments—The Bank currently utilizes interest rate swaps to convert its fixed-rate certificates of deposit and certain fixed-rate loans to variable rates. By entering into the swaps, the principal amount of the hedged item would remain unchanged, but the interest payment streams would change, except for the swaps hedging loans for which the swap notional amount amortizes based on the loan principal amortization table. These swaps mature between one and 12 years from inception. Decisions to convert fixed-rate certificates of deposits and loans to variable rates are made primarily by consideration of the asset/liability mix of the Bank, the desired asset/liability sensitivity, and by interest rate levels.

Fair value hedges are designated at inception if it is believed that the relationship of the changes in the fair value of the hedged item and the hedging instrument for the risk being hedged will offset each other in a highly effective manner. At the inception of each hedge, management documents the hedging relationship, including its objective and probable effectiveness. To assess ongoing effectiveness of the hedges, the Bank marks to market both the hedging instrument and the hedged item on a monthly basis to determine the effectiveness of the hedge for the risk being hedged. Any hedge ineffectiveness is recorded in current period’s earnings.

The hedging instruments and the hedged items on fair value hedges have maturities through the year 2015. The weighted-average rate paid on interest rate swaps designated on a fair value hedging relationship as of June 30, 2012 and December 31, 2011, was 4.26% each, and weighted-average rate received was 0.24% and 0.30%, respectively.

Derivative Instruments Not Designated as Hedge—These derivatives financial instruments do not qualify or have not been designated for hedge accounting treatment, and therefore, changes in fair value are reported in current-period earnings.

Information pertaining to the notional amounts and fair values of derivative instruments reflected in the combined statements of financial condition at June 30, 2012 and December 31, 2011, is as follows:

	NOTIONAL		CONDITION LOCATION	FAIR VALUE		CONDITION LOCATION	FAIR VALUE
	JUNE 30, 2012	DECEMBER 31, 2011		JUNE 30, 2012	DECEMBER 31, 2011		JUNE 30, 2012	DECEMBER 31, 2011
Derivatives designated as fair value hedge—interest rate swaps	$3,748	$3,804	Loans receivable	$422	$458	Other liabilities	$—	$443

Derivatives instruments not designated as a hedge:
Interest rate swaps	151,133	154,512	Other assets	9,661	10,450	Other liabilities	9,582	10,350
Interest rate caps and collars	94,000	28,155	Other assets	260	—	Other liabilities	260	—

Total derivatives not designated as a hedge	245,133	182,667		9,921	10,450		9,842	10,350

Total derivatives	$248,881	$186,471		$10,343	$10,908		$9,842	$10,793

The effect of the derivative instruments in the statements of income for the six-month periods ended June 30, 2012 and 2011, is as follows:

		AMOUNT
	STATEMENTS OF INCOME LOCATION	2012	2011
Derivatives designated as fair value hedge:
Interest rate swaps	Interest income on loans	$(77)	$(248)
Interest rate swaps	Trading and other derivative activities	(2)	(18)

Total		(79)	(266)

Derivatives instruments not designated as hedge:
Interest rate swaps	Trading and other derivative activities	205	(60)

Total derivatives gain (loss)		$126	$(326)

Other Derivative Instruments Information—A summary of the types of swaps used, excluding those used to manage exposure to the stock market, and their terms at June 30, 2012 and December 31, 2011, is as follows:

	JUNE 30, 2012	DECEMBER 31, 2011
Pay floating/receive fixed:
Notional amount	$75,567	$77,256
Weighted-average pay rate at year-end	0.27%	0.32%
Weighted-average receive rate at year-end	4.79	4.80
Pay fixed/receive floating:
Notional amount	$79,314	$81,060
Weighted-average pay rate at year-end	4.71%	4.72%
Weighted-average receive rate at year-end	0.27	0.32

The change in notional amounts of swaps outstanding during the six-month periods ended June 30, 2012 and 2011, is as follows:

	2012	2011
Beginning balance	$158,316	$189,697
Called and matured swaps	(3,435)	(21,439)

Total	$154,881	$168,258

At June 30, 2012, the maturities by notional amounts of all derivative instruments, by type, are as follows:

YEARS ENDING JUNE 30	INTEREST RATE SWAPS	INTEREST RATE CAPS AND COLLARS		TOTAL
2013	$7,432	$		$7,432
2014	10,584			10,584
2015	99,287			99,287
2016	3,748			3,748
2017	8,830			8,830
Thereafter	25,000		94,000	119,000

Total	$154,881		$94,000	$248,881

20. FAIR VALUE MEASUREMENTS

The Companies’ combined financial statements include various financial instruments that are carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired or when carried at the lower of cost or fair value. The fair value of financial instruments is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Companies have centralized its valuation process in certain units to ensure that fair value measurements are appropriate, reliable, based on observable inputs wherever possible and that valuation techniques, models, and assumptions used are reasonable and consistently applied. These units are Risk Management and Finance, which report to the Chief Executive Officer of the Companies, who in turn reports to the Board of Directors.

Impaired loans include collateral dependent loans. In these cases, any impairment is measured based on the fair value of the collateral. In addition, repossessed properties are valued at the lower of cost or fair value, less estimated selling costs. Fair value for collateral dependent loans and repossessed properties is determined by binding offers or by appraisals obtained from independent appraisers approved by the Appraiser Review Group (ARG) within the Risk Management area. ARG consists of certified appraisers responsible for the review and approval of appraisals used by the Companies. Appraisals are obtained at least once a year. When an appraisal is not available at an anniversary date, fair value is determined based on actual prices of similar properties. Estimated selling costs are determined based on recent transactions.

The information at June 30, 2012 and December 31, 2011, about the Companies’ financial assets and liabilities measured at fair value on a recurring basis is as follows:

	FAIR VALUE MEASUREMENTS AT JUNE 30, 2012
	QUOTED PRICES IN ACTIVE MARKETS FOR IDENTICAL ASSETS LEVEL 1	SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2	SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3	TOTAL
Assets:
Securities available for sale:
U.S. government and agencies obligations	$—	$1,376	$—	$1,376
Government-sponsored agencies mortgage backed-securities		483,161		483,161
P.R. government and agencies obligations		98,690		98,690
Corporate notes		10,036		10,036

Total securities available for sale	—	593,263	—	593,263
Trading securities:
Municipal obligations	—	1,071	—	1,071
Short-term corporate note		101		101

Total trading securities	—	1,172	—	1,172
Derivatives		9,661		9,661

Total assets	$—	$604,096	$—	$604,096

Liabilities—derivatives	$—	$9,582	$—	$9,582

	FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2011
	QUOTED PRICES IN ACTIVE MARKETS FOR IDENTICAL ASSETS LEVEL 1	SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2	SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3	TOTAL
Assets:
Securities available for sale:
U.S. government and agencies obligations	$—	$1,501	$—	$1,501
Government-sponsored agencies mortgage backed-securities		623,470		623,470
P.R. government and agencies obligations		98,690		98,690
Corporate notes		10,034		10,034

Total securities available for sale	—	733,695	—	733,695
Trading securities:
Municipal obligations	—	1,541	—	1,541
Short-term corporate note			402	402
Close-end funds			103	103

Total trading securities	—	1,541	505	2,046
Derivatives		10,908		10,908

Total assets	$—	$746,144	$505	$746,649

Liabilities—derivatives	$—	$10,793	$—	$10,793

Following is a description of the Companies’ valuation methodologies used for financial instruments measured at fair value on a recurring basis.

U.S. Government and Agencies Obligations—Fair value of these securities is based on an active exchange market and on quoted market prices for similar securities. These securities are classified as Level 2.

Government-Sponsored Agencies Mortgage-Backed Securities—Fair value is obtained from an independent nationally recognized pricing service, which includes both market observable and internally modeled values and/or value inputs. Pricing estimates are derived from matrix pricing. Average life, observable and/or historic prepayment speed, and cash flow yield spreads to the actively traded U.S. Treasury securities are some of the factors that are taken into consideration to develop the pricing. Our reliance on the receipt of this information is tempered by the knowledge of how the pricing service develops its data. To help determine fair value pricing reasonableness, various processes and controls have been adopted, which include a periodic review and substantiation of gains or losses realized for all traded transactions. These securities are classified as Level 2.

P.R. Government and Agencies Obligations—Fair value of these securities is based on quoted market prices for similar securities. These securities are classified as Level 2.

Corporate Notes—Fair value is obtained from broker-dealers, which use quoted prices for similar instruments. Corporate notes are classified as Level 2.

Municipal Obligations—The fair value for these securities is obtained from brokers/dealers that use a pricing methodology based on observable market inputs and quoted market prices for similar securities. Market inputs utilized in the pricing evaluation process include benchmark yields, reported trades, broker-dealers quotes, issuer spreads, two-sided markets, bid/offer price or spread, benchmark securities, LIBOR and, industry and economic events. The extent of the use of each market input depends on the security and the market conditions. Depending on the security, the priority of the use of inputs may change or some market inputs may not be relevant. These securities are classified as Level 2.

Short-Term Corporate Note—The fair value for this short-term corporate note is substantially the same as the carrying amount as these are reasonable estimates of fair value due to its short-term nature, which is less than 30 days. These financial instruments generally expose the Companies to limited credit risk and carry interest rates that approximate market.

Closed-End Funds—The fair values of these investments has been estimated using the net asset value per share of the investments. These investments can never be redeemed with the fund. Distributions from each fund will be received as the underlying investments of the funds are liquidated. Closed-end funds are generally categorized in Level 3 of the fair value hierarchy.

Derivatives Instruments—Interest rate contracts, which include interest rate swaps, caps, and other option agreements are used to modify interest characteristics of various financial instruments and are traded in OTC active markets. Fair value is obtained from an independent nationally recognized pricing service, which includes both market observable and internally modeled values and/or value inputs. Fair values for certain of these instruments are determined using market observable inputs including interest rate curves and widely published market observable indexes. In certain transactions, the Bank is protected by collateral arrangements. Fair value for derivative instruments represents the estimated amount the Bank would receive or pay to terminate the contracts or agreements at the reporting date, taking into account current interest rates and, when appropriate, the current creditworthiness of the contract counterparties. Derivative instruments are classified as Level 2.

The table below presents a reconciliation for the assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the six-month periods ended June 30, 2012 and 2011.

	JUNE 30, 2012 TRADING SECURITIES
	INDEXED CERTIFICATES OF DEPOSITS	SHORT-TERM CORPORATE NOTES	CLOSED-END FUNDS	TOTAL
Balance—December 31, 2011	$—	$402	$103	$505
Transfers in and/or out of Level 3
Purchases	—	37,307	26,221	63,528
Sales/Redemptions	—	(37,931)	(26,945)	(64,876)
Gains/(losses):
Realized	—	222	621	843
Unrealized

Balance—June 30, 2012	$—	$—	$—	$—

	JUNE 30, 2011 TRADING SECURITIES
	INDEXED CERTIFICATES OF DEPOSITS	SHORT-TERM CORPORATE NOTES	CLOSED-END FUNDS	TOTAL
Balance—December 31, 2010	$1,141	$—	$—	$1,141
Transfers in and/or out of Level 3
Purchases	4,076	1,959	12,197	18,231
Sales/Redemptions	(5,189)	(1,983)	(11,763)	(18,936)
Gains/(losses):	—	—	—
Realized	(27)	24	357	354
Unrealized			11	11

Balance—June 30, 2011	$—	$—	$802	$802

Gains and losses for Level 3 financial instruments, including changes in fair value, are a component of trading activities revenue in the accompanying combined statements of income and comprehensive income.

During the six-month periods ended June 30, 2012 and 2011, there were no transfers in or out of Levels 1, 2, or 3. The Companies’ policy is to recognize transfers between Levels at the end of the reporting period.

At June 30, 2012 and December 31, 2011, financial assets measured at fair value on a nonrecurring basis are summarized below:

	FAIR VALUE MEASUREMENTS AT JUNE 30, 2012
	QUOTED PRICES IN ACTIVE MARKETS FOR IDENTICAL ASSETS LEVEL 1	SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2	SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3
Assets:
Residential mortgage loans held for sale (1)	$—	$17,735	$—
Impaired loans (2)			244,751
OREO (3)			62,740

	FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2011
	QUOTED PRICES IN ACTIVE MARKETS FOR IDENTICAL ASSETS LEVEL 1	SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2	SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3
Assets:
Residential mortgage loans held for sale (1)	$—	$31,782	$—
Impaired loans (2)			221,742
OREO (3)			66,094

(1)	Residential mortgage loans held for sale are carried at the lower of cost or fair value. Fair value is based on quoted secondary market prices or contract price at which the loans will be sold. Adjustments to fair value are those usually made by market participants. These loans are classified in Level 2 of the fair value hierarchy given the level of activity in the market and the frequency of available quotes.
(2)	Includes mainly impaired commercial and construction loans. The impairment was generally measured based on the fair value of the collateral in accordance with the authoritative guidance related to the accounting for loan impairment. The fair values are derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations, but adjusted for specific characteristics and assumptions of the collateral, which are not market observable.
(3)	Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at lower of cost or fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use a single valuation approach or a combination of approaches, including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

For the six-month period ended June 30, 2012, gains and losses on financial assets measured at fair value on a nonrecurring basis, that were included as part of earnings, were as follows:

	OREO			IMPAIRED LOANS
	OTHER NET GAINS	OTHER OPERATING EXPENSES	OTHER REAL ESTATE OWNED EXPENSES	PROVISION FOR LOAN LOSSES
Total gains (losses) for the period	$364	$(968)	$(5,556)	$(5,340)

The following table includes information regarding Level 3 financial assets measured at fair value on a nonrecurring basis:

JUNE 30, 2012
	METHOD	INPUTS	SELLING COST PERCENTAGE RANGE
Impaired loans	Income, Market, Comparable Sales, Discounted Cash Flows	External appraised values, opinions of value, management assumptions regarding market trends or other relevant factors	4.50% - 5.80%
OREO	Income, Market, Comparable Sales, Discounted Cash Flows	External appraised values, opinions of value, management assumptions regarding market trends or other relevant factors	4.50% - 5.80%

21. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount and estimated fair value of the Companies’ financial instruments at June 30, 2012 and December 31, 2011, not otherwise disclosed above, are as follows:

	JUNE 30, 2012
	IDENTICAL ASSETS LEVEL 1		SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2		SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3
	CARRYING AMOUNT	FAIR VALUE	CARRYING AMOUNT	FAIR VALUE	CARRYING AMOUNT	FAIR VALUE
Financial assets:
Cash and due from banks	$414,607	$414,607
Interest-bearing deposits in banks			$403	$403
Restricted cash—including deposit pledged to Parent	13,560	13,560
Federal funds sold			14,000	14,000
Securities held to maturity			3,110	3,114
Loans receivable—net					$3,556,719	$3,235,925
Accrued interest receivable					20,422	20,422
FHLB stock			16,674	16,674
Financial liabilities:
Deposits					3,434,412	3,342,489
Federal funds purchased and securities sold under agreements to repurchase					349,504	369,464
Advances from FHLB					275,000	275,769
Other borrowed funds					123,482	123,537
Subordinated capital notes					117,000	116,378
Accrued interest payable					6,115	6,115

	DECEMBER 31, 2011
	QUOTED PRICES IN ACTIVE MARKETS FOR IDENTICAL ASSETS LEVEL 1		SIGNIFICANT OTHER OBSERVABLE INPUTS LEVEL 2		SIGNIFICANT UNOBSERVABLE INPUTS LEVEL 3
	CARRYING AMOUNT	FAIR VALUE	CARRYING AMOUNT	FAIR VALUE	CARRYING AMOUNT	FAIR VALUE
Financial assets:
Cash and due from banks	$291,445	$291,445
Interest-bearing deposits in banks			$402	$402
Restricted cash—including deposit pledged to Parent	13,510	13,510
Federal funds sold
Securities held to maturity			5,042	5,050
Loans receivable—net					$3,535,357	$2,896,243
Accrued interest receivable					19,644	19,644
FHLB stock			13,848	13,848
Financial liabilities:
Deposits					2,939,922	2,852,005
Federal funds purchased and securities sold under agreements to repurchase					511,600	535,442
Advances from FHLB					209,000	210,177
Other borrowed funds					541,259	543,879
Subordinated capital notes					117,000	114,808
Accrued interest payable					5,987	5,987

The fair value estimates of financial instruments for which no market exists are based on judgments regarding the amount and timing of estimated future cash flows, assumed discount rates reflecting varying degrees of risk, current economic conditions, risk characteristics of various financial instruments, and other factors. Accordingly, the fair values may not represent the actual values of the financial instruments that will be realized in the future. In addition, certain nonfinancial instruments were excluded from the fair value disclosure requirements. Therefore, the fair values presented in the notes to the combined financial statements should not be construed as the underlying value of the Companies.

The methods and assumptions used to estimate the fair values of significant financial instruments at June 30, 2012 and December 31, 2011, not otherwise disclosed above, were as follows:

Cash and Due from Banks, Interest-Bearing Deposits in Banks, Restricted Cash—including Deposit Pledged to Parent, Federal Funds Sold, Accrued Interest Receivable, Federal Funds Purchased, and Accrued Interest Payable—The carrying amounts of these financial instruments approximate their fair value because of the short-term maturities of such instruments.

Investment Securities Held to Maturity and FHLB Stock—Fair values of held-to-maturity securities are based on prices obtained from an independent nationally recognized pricing service, or bid quotations received from securities dealers. Investment in FHLB stock is valued at its redemption value since this stock has no readily determinable fair value and can only be sold back to the FHLB.

Loans—Fair values were estimated using cash flows analyses, interest rates currently being offered for loans with similar terms and credit quality, and with adjustments that the Bank’s management believes a market participant would consider in determining fair value. Loans were segregated by type, such as commercial, construction, residential mortgage, consumer, automobile and credit cards. Each loan category is further segmented into performing and nonperforming categories.

The fair value for commercial and construction loans was calculated by discounting expected cash flows through the estimated maturity date and considering relevant information for each loan. In addition, assumptions about default rate and recovery were used.

The fair value of residential mortgage loans was determined segregating the portfolio between eligible for sale or securitization, and non-saleable. For loans in the first group to-be-announced (TBA) prices obtained from an independent internationally recognized pricing service were used. As of June 30, 2012, the non-saleable portion was segregated between performing and non performing loans. Fair value for the performing loans was determined using cash flow analyses. Fair value for the non performing loans was based on the price recently offered by a third party for a portfolio with similar characteristics. As of December 31, 2011, the non-saleable portfolio was priced based on quotations received from an independent third-party broker.

The fair value of consumer, automobile and credit cards was estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Fair values for impaired loans were estimated using discounted cash flow analysis or underlying collateral values, where applicable. Discount rates were based on the treasury and LIBOR/swap yield curves at the date of the analysis, and included appropriate adjustments for expected credit losses and liquidity.

Deposits—The fair value of deposits with no stated maturity approximates the amount payable on demand at the reporting date. The fair value of time deposits is based on discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar terms, including remaining maturities.

Securities Sold under Agreements to Repurchase, Advances from FHLB, and Other Borrowed Funds—For short-term borrowings, the carrying amount is considered a reasonable estimate of fair value. The fair value of long-term borrowings is calculated based on discounted value of contractual future cash payments. The discount rate is estimated using rates currently offered for similar types of borrowing arrangements.

Subordinated Capital Notes—The fair value is calculated based on discounted value of contractual future cash payments. The discount rate is estimated using rates currently offered for borrowings of similar terms.

Commitments to Extend Credit and Financial Guarantees—The fair value of commitments to extend credit, financial guarantees, and letters of credit was not readily available. The fair value of commitments to extend credit would be estimated based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

Commission fees, which the Bank charges on commitments to extend credit, financial guarantees, and standby letters of credit do not usually exceed 200 basis points of the contractual amount. The contractual maturities of these commitments are normally within one to 12 months. At June 30, 2012 and December 31, 2011, management of the Bank is of the opinion that there have been no significant changes in the creditworthiness of the counterparties to these off-balance-sheet instruments and does not consider practicable to determine the fair value of these instruments since their carrying amounts are not material to the financial statements taken as a whole.

22. EMPLOYEE BENEFIT PLAN

The Companies have a defined contribution plan under Section 1165(e) of the Puerto Rico Treasury Department Internal Revenue Code (the “Code”), which is offered to all regular full-time employees of the Companies, who have one year of service. Under the provisions of the plan, participants may contribute to the plan from 1% to 10% of their compensation, as defined, and up to the maximum amount permitted by the Code. The Companies match 50% of the amount contributed by the employees up to a maximum of 4% of the employees’ annual base compensation, as defined. In addition, the Companies may make discretionary annual contributions to the plan based on its operating income, as defined in the plan, and these funds are deposited with the plan trust. The Companies’ contributions for the six-month periods ended June 30, 2012 and 2011, amounted to approximately $210 and $260, respectively.

23. STOCK-BASED COMPENSATION

The Bank has no share-based plan for 2012. During 2011, the Bank has two share-based plans; one is a two-year share-based plan and the other is a one year share-based plan, both ended in 2011 (the “Vesting Period”). These are incentive plans for certain eligible officers and key employees, which contain service, performance, and market conditions. The plans provide for settlement in stock of the Parent to the participants and are classified as equity plans. Accordingly, the Bank recognizes monthly compensation expense over the Vesting Period and credits additional paid-in capital. Compensation expense for the six-month periods ended June 30, 2012 and 2011 was not significant.

24. TEMPORARY LIQUIDITY GUARANTEE (TLG) PROGRAM

On November 21, 2008, the FDIC’s board of directors approved the final rule on the TLG Program. This program guarantees newly issued senior unsecured debt of banks, thrifts, and certain holding companies (the “Debt Guarantee Program”) and provides full coverage of non-interest-bearing deposit transaction accounts (the “Transaction Account Guarantee Program” or TAGP). Eligible entities had the election to opt out the TLG Program up to December 5, 2008. Once in the TLG Program, an entity is in for the duration of the program. Those that chose to opt out will not be able to participate at a later date.

The Debt Guarantee Program guaranteed the unsecured debt issued by participating entities between October 14, 2008 and June 30, 2009. For such debts maturing beyond June 30, 2009, the guarantee remained in effect until June 30, 2012. Maximum amount guaranteed by the FDIC was up to 125% of the par or face value of senior unsecured debt outstanding, excluding debt extended to affiliates, as of September 30, 2008. For eligible entities with no senior unsecured debt outstanding or that only purchased federal funds, as of September 30, 2008, the guarantee cap is 2% of their total liabilities as of such date. The fees under this program depended upon maturity of the debt. The fee was lower for shorter-term debt and higher for longer-term debt. The annual assessment fee fluctuated between 50–100 basis points.

Senior unsecured debt generally includes federal funds purchased, promissory notes, commercial paper, and unsubordinated unsecured notes, among others. Short-term debt (30 days or less) was eliminated from this program. However, for purposes of stating the guaranteed limit as of September 30, 2008, short-term debt outstanding as of such date was included.

Under the Transaction Account Guarantee Program (TAGP), non-interest-bearing transaction accounts had full coverage for an annual assessment rate of 22 basis points in 2010 , however, for 2011 the FDIC did not charge a separate assessment for the unlimited insurance of the noninterest bearing transactions accounts. Originally, the coverage was in effect for participating institutions until the end of 2009 and was extended to December 2010. On November 9, 2010, the board of directors of the FDIC approved a final rule to implement section 343 of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act, which provides temporary unlimited coverage for non-interest-bearing transaction accounts until December 31, 2012. After that date, these accounts will be subject to the basic insurance amount of $250. For purposes of TAGP, non-interest-bearing transaction accounts include checking accounts that allow for an unlimited number of deposits and withdrawals at any time. NOW accounts with interest rates of 0.5% or less were also included in this program. However, for purposes of the new temporary unlimited coverage, under the Dodd-Frank Act definition, NOW accounts are not covered.

The Bank elected to participate in the TLG Program and its guarantee limit was stated at approximately $687,000. As of June 30, 2012 and December 31, 2011, senior unsecured debt guaranteed amounted to zero and $470,000, respectively. The premium cost was amortized over the term of the related insured debt. At June 30, 2012 and December 31, 2011, the unamortized insurance cost was zero and approximately $2.200, respectively. Non-interest-bearing transaction accounts with full coverage in excess of $250 as of June 30, 2012 and December 31, 2011, amounted to approximately $370,095 and $458,541, respectively.

25. FDIC INSURANCE

Congress created the FDIC in 1933 to restore public confidence in the nation’s banking system. The FDIC insures deposits and promotes the safety and soundness of its insured financial institutions by identifying, monitoring, and addressing risks to which they are exposed. The FDIC does not receive federal tax funds, instead its operations are funded by the insured financial institutions. The basic insurance amount is $250 per depositor, per insured bank. Self-directed retirement accounts are insured up to $250 per owner, per insured bank. Self-directed accounts include individual retirement accounts.

The Federal Deposit Insurance Reform Act was signed into law in February 2006. It allows the FDIC greater flexibility in managing the insurance fund and to operate the designated reserve ratio (DRR) within the range of 1.15% to 1.50% of total insured deposits, rather than the previous fixed DRR of 1.25%. Deposit insurance premium payable by the insured financial institutions is now more risk sensitive so that the assessment would be distributed more fairly across insured institutions and provides the FDIC the ability to spread the assessment burden out more evenly over time. Accordingly, the 2006 assessment rules created four risk categories, which are based on two criteria: capital levels and supervisory ratings.

Effective April 1, 2009, the FDIC revised their risk-based assessment system. Insurance assessment rates as well as the base assessment rates were increased mainly to provide sufficient revenue to cover losses resulting from a large volume of institution failures and to raise the insurance fund’s reserve ratio over time.

On May 22, 2009, the FDIC adopted a final rule imposing a five-basis-point emergency special assessment on each insured depository institution’s assets, minus Tier 1 capital as of June 30, 2009. The Bank paid approximately $2,700 for this concept in 2009. On November 12, 2009, the FDIC adopted a final rule imposing a 13-quarter prepayment of FDIC premiums due on December 30, 2009. The Bank was required to prepay about $21,000 , which was recorded as part of prepaid expenses. As of June 30, 2012 and December 31, 2011, prepaid premium balance was $3,000 and $6,000 , respectively.

In April 2011, the FDIC amended its regulations to implement revisions to the Federal Deposit Insurance Act made by the Dodd-Frank Wall Street Reform and Consumer Protection Act, by modifying the definition of an institution’s deposit insurance assessment base. As a result, the deposit insurance expense for the Bank was reduced.

26. SUBSEQUENT EVENTS

The Companies have evaluated events occurring subsequent to June 30, 2012 to September 13, 2012, the date the combined financial statements were available to be issued, to determine if any such events should either be recognized or disclosed in the combined financial statements.

During August 2012, the Bank sold approximately $18,000 of residential mortgage loans past due over 180 days to a third party for approximately $8,000.

* * * * * *

             Shares

ORIENTAL FINANCIAL GROUP INC.

Common Stock

PROSPECTUS

Jefferies

                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee, the FINRA filing fee and the NYSE listing fee.

SEC registration fee		$4,126
FINRA filing fee		$5,900
NYSE listing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees	$	*
Miscellaneous expenses	$	*

Total Expenses	$

*	To be provided by amendment.

Item 14.    Indemnification of Directors and Officers.

Section 1.02(B)(6) of the Puerto Rico General Corporation Law, as amended (the “PR-GCL”), provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duties. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase, or obtaining an improper personal benefit.

Article Ninth of our Certificate of Incorporation provides that the personal liability of our directors and officers for monetary damages shall be eliminated to the fullest extent permitted by the PR-GCL.

Section 4.08 of the PR-GCL authorizes a Puerto Rico corporation to indemnify its officers and directors and to purchase and maintain insurance on behalf of its officers and directors against liabilities arising out and pending or threatened actions, suits or proceedings to which such officers or directors are or may be made parties by reason of being officers or directors of the corporation. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

Section 1 of Article VII of our Bylaws provides that our directors, officers, employees and agents shall be indemnified to the fullest extent authorized by the PR-GCL against expenses and certain other liabilities arising out of legal action brought or threatened against them for their conduct on our behalf, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to our best interests. Indemnification by us is available in a criminal action only if such person had no reasonable cause to believe that his or her conduct was unlawful.

Section 4 of Article VII of our Bylaws provides that we may maintain insurance covering certain liabilities of our officers, directors, employees and agents, whether or not we would have the power or would be required to indemnify them against such liabilities. We maintain a directors’ and officers’ liability insurance policy.

Section 7.1 of the Employment Agreement between José Rafael Fernández, our President, CEO and Vice Chairman, and us provides for indemnification to him, his spouse and their conjugal partnership to the same extent as provided in Section 1 of Article VII of our Bylaws.

Item 15.    Recent Sales of Unregistered Securities

On July 3, 2012, the Company issued 84,000 shares of its Series C Preferred Stock in a private offering to accredited investors pursuant to Regulation D. The aggregate offering price was $84 million. The Company paid $4.36 million to Jefferies & Company, Inc. as sales commissions.

Item 16.    Exhibits and Financial Statement Schedules

(a)	Exhibits: The list of exhibits is set forth beginning on page E-1 hereof and is incorporated herein by reference.

(b)	Financial Statements Schedule: No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on October 9, 2012.

ORIENTAL FINANCIAL GROUP INC.

/s/ Jose Rafael Fernandez
By: Jose Rafael Fernandez
Title: President, Chief Executive Officer and Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities, on October 9, 2012.

SIGNATURE	TITLE

*

Julian Inclan	Chairman

*

Jose Rafael Fernandez	President, Chief Executive Officer and Vice Chairman

*

Juan Carlos Aguayo	Director

*

Pablo Ivan Altieri	Director

SIGNATURE	TITLE

*

Francisco Arrivi	Director

*

Pedro Morazzani	Director

*

Josen Rossi	Director

*

Ganesh Kumar	Executive Vice President and Chief Financial Officer

*

César A. Ortiz	Senior Vice President and Controller (principal accounting officer)

By:	/s/ Jose Rafael Fernandez
Jose Rafael Fernandez Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement (1)

2.1	Purchase and Assumption Agreement—Whole Bank, All Deposits, dated as of April 30, 2010, among the Federal Deposit Insurance Corporation, Receiver of Eurobank, San Juan, Puerto Rico, the Federal Deposit Insurance Corporation, and Oriental Bank and Trust (2)

2.2	Acquisition Agreement, dated June 28, 2012, between the Group and Banco Bilbao Vizcaya Argentaria, S.A., relating to the purchase and sale of 100% of the common stock of each of BBVAPR Holding Corporation and BBVA Securities of Puerto Rico, Inc (3)

3.1	Certificate of Incorporation, as amended. (4)

3.2	By-Laws (5)

3.3	Certificate of Withdrawal of Certificate of Designations of Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series C (6)

3.4	Certificate of Designations of 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (7)

4.1	Certificate of Designation of the 7.125% Noncumulative Monthly Income Preferred Stock, Series A (8)

4.2	Certificate of Designation of the 7.0% Noncumulative Monthly Income Preferred Stock, Series B (9)

4.3	Form of Certificate for the 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (10)

5.1	Opinion from McConnell Valdés LLC (1)

10.1	Securities Purchase Agreement, dated April 23, 2010, between the Group and each of the purchasers of the Series C Preferred Stock (11)

10.2	Omnibus Asset Servicing Agreement, dated as of June 9, 2010, between Oriental Bank and Trust and Bayview Loan Servicing, LLC (12)

10.3	Lease Agreement between Oriental Financial Group Inc. and Professional Office Park V, Inc. (13)

10.4	First Amendment to Lease Agreement Dated May 18, 2004, between Oriental Financial Group Inc. and Professional Office Park V, Inc. (14)

10.5	Change in Control Compensation Agreement between Oriental Financial Group Inc. and José R. Fernández (15)

10.6	Change in Control Compensation Agreement between Oriental Financial Group Inc. and Norberto González (16)

10.7	Change in Control Compensation Agreement between Oriental Financial Group Inc. and Ganesh Kumar (17)

10.8	Change in Control Compensation Agreement between Oriental Financial Group Inc. and Mari Evelyn Rodríguez (18)

10.9	Change in Control Compensation Agreement between Oriental Financial Group Inc. and José R. González (19)

10.10	Technology Outsourcing Agreement between Oriental Financial Group Inc. and Metavante Corporation (20)

10.11	Amended and Restated 2007 Omnibus Performance Incentive Plan (21)

10.12	Form of qualified stock option award and agreement (22)

10.13	Form of restricted stock award and agreement (23)

10.14	Form of restricted unit award and agreement (24)

10.15	Employment Agreement between Oriental Financial Group Inc. and José R. Fernández (25)

E-1

EXHIBIT NUMBER	DESCRIPTION

10.16	Subscription Agreement, dated June 28, 2012, between the Group and each of the purchasers of the 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (26)

12.1	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends (27)

21.1	List of subsidiaries (28)

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of McConnell Valdés LLC (included in Exhibit 5.1 hereto)

(1)	To be filed by amendment.
(2)	Incorporated herein by reference to Exhibit 2.1 of the Group’s current report on Form 8-K filed with the SEC on May 6, 2010.
(3)	Incorporated herein by reference to Exhibit 2.1 of the Group’s current report on Form 8-K filed with the SEC on July 3, 2012.
(4)	Incorporated herein by reference to Exhibit 3.1 of the Group’s quarterly report on form 10-Q filed with the SEC on August 10, 2010.
(5)	Incorporated herein by reference to Exhibit 3(ii) of the Group’s current report on Form 8-K filed with the SEC on June 23, 2008.
(6)	Incorporated herein by reference to Exhibit 3.1 of the Group’s current report on Form 8-K filed with the SEC on May 29, 2012.
(7)	Incorporated herein by reference to Exhibit 3.1 of the Group’s current report on Form 8-K filed with the SEC on July 3, 2012.
(8)	Incorporated herein by reference to Exhibit 4.1 of the Group’s registration statement on Form 8-A filed with the SEC on April 30, 1999.
(9)	Incorporated herein by reference to Exhibit 4.1 of the Group’s registration statement on Form 8-A filed with the SEC on September 26, 2003.
(10)	Incorporated herein by reference to Exhibit 4.1 of the Group’s current report on Form 8-K filed with the SEC on July 3, 2012.
(11)	Incorporated herein by reference to Exhibit 10.1 of the Group’s quarterly report on Form 10-Q filed with the SEC on November 4, 2010.
(12)	Incorporated herein by reference to Exhibit 10.1 of the Group’s current report on Form 8-K filed with the SEC on June 14, 2010.
(13)	Incorporated herein by reference to Exhibit 10.5 of the Group’s annual report on Form 10-K filed with the SEC on September 13, 2005.
(14)	Incorporated herein by reference to Exhibit 10.6 of the Group’s annual report on Form 10-K filed with the SEC on September 13, 2005.
(15)	Incorporated herein by reference to Exhibit 10.12 of the Group’s annual report on Form 10-K filed with the SEC on September 13, 2005.
(16)	Incorporated herein by reference to Exhibit 10.13 of the Group’s annual report on Form 10-K filed with the SEC on September 13, 2005.
(17)	Incorporated herein by reference to Exhibit 10.14 of the Group’s annual report on Form 10-K filed with the SEC on September 13, 2005.
(18)	Incorporated herein by reference to Exhibit 10.1 of the Group’s quarterly report on Form 10-Q filed with the SEC on October 17, 2006.
(19)	Incorporated herein by reference to Exhibit 10.17 of the Group’s annual report on Form 10-K filed with the SEC on March 10, 2011.
(20)	Incorporated herein by reference to Exhibit 10.23 of the Group’s annual report on Form 10-K filed with the SEC on March 28, 2007.
(21)	Incorporated herein by reference to Exhibit 4.1 of the Group’s registration statement on Form S-8 filed with the SEC on October 21, 2010 (No. 333-170064).
(22)	Incorporated herein by reference to Exhibit 10.1 of the Group’s registration statement on Form S-8 filed with the SEC on November 30, 2007.
(23)	Incorporated herein by reference to Exhibit 10.2 of the Group’s registration statement on Form S-8 filed with the SEC on November 30, 2007.
(24)	Incorporated herein by reference to Exhibit 10.27 of the Group’s annual report on Form 10-K filed with the SEC on March 16, 2009.
(25)	Incorporated herein by reference to Exhibit 10.16 of the Group’s annual report on Form 10-K filed with the SEC on March 1, 2011.
(26)	Incorporated herein by reference to Exhibit 10.1 of the Group’s quarterly report on Form 10-Q filed with the SEC on August 3, 2012.
(27)	Incorporated herein by reference to Item 6 of the Group’s annual report on Form 10-K filed with the SEC on March 9, 2012.
(28)	Incorporated herein by reference to Exhibit 21.1 of the Group’s annual report on Form 10-K filed with the SEC on March 9, 2012.

E-2